    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        SOUTHERN PERU COPPER CORPORATION
                             SOUTHERN PERU LIMITED
          (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

               DELAWARE                                6719                               13-3849074
               DELAWARE                                1021                               13-5644139
    (STATES OR OTHER JURISDICTIONS         (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION NOS.)
  OF INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBERS)

                            ------------------------

                                180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 510-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                        SOUTHERN PERU COPPER CORPORATION
                             SOUTHERN PERU LIMITED
                                180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

            AUGUSTUS B. KINSOLVING                         E. WAIDE WARNER, JR.
       SOUTHERN PERU COPPER CORPORATION                   DAVIS POLK & WARDWELL
            SOUTHERN PERU LIMITED                          450 LEXINGTON AVENUE
               180 MAIDEN LANE                           NEW YORK, NEW YORK 10017
              NEW YORK, NY 10038                              (212) 450-4000
                (212) 510-2000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                   PROPOSED
                              AMOUNT TO BE                     MAXIMUM AGGREGATE     AMOUNT OF
                               REGISTERED   PROPOSED MAXIMUM   OFFERING PRICE(1)  REGISTRATION FEE
                                             OFFERING PRICE
                                               PER UNIT(1)
--------------------------------------------------------------------------------------------------
7.90% Series A Secured
  Export Exchange Notes Due
  2007......................   $150,000,000       100%           $150,000,000         $45,455
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 25, 1997
PROSPECTUS
          , 1997

                               OFFER TO EXCHANGE
             7.90% SERIES A SECURED EXPORT EXCHANGE NOTES DUE 2007
    FOR ANY AND ALL OUTSTANDING 7.90% SERIES A SECURED EXPORT NOTES DUE 2007
                                       OF

                             SOUTHERN PERU LIMITED
                Payment of Principal and Interest Guaranteed by
                        SOUTHERN PERU COPPER CORPORATION
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON                , UNLESS EXTENDED

     Southern Peru Limited ("SP Limited" or the "Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 7.90% Series A Secured Export Exchange Notes due 2007 (the "New Notes") for each $1,000 principal amount of the issued and outstanding 7.90% Series A Secured Export Notes due 2007 (the "Old Notes" and, together with the New Notes, the "Notes"). As of the date of this Prospectus, there were outstanding $150,000,000 principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the offer of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related additional interest provisions applicable to the Old Notes. This Prospectus and Letter of Transmittal will be first sent to all
holders of Old Notes on or about                , 1997.

     The Notes will be senior direct obligations of the Issuer and its Peruvian Branch, (the "Branch") and will be secured by the proceeds of Dollar-denominated Export Receivables (as defined herein) in respect of copper sales occurring after the date of issuance of the Old Notes (the "Issue Date"), by SP Limited to copper purchasers primarily under annual sales contracts. Payment of principal of, and interest on, the Notes will be fully and unconditionally guaranteed as described herein by Southern Peru Copper Corporation ("SPCC", "Southern Peru" or the "Company"), which conducts its operations exclusively through its wholly-owned subsidiary, SP Limited.

     The New Notes will bear interest from           , 1997 (the "Interest
Date"). Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from the Interest Date to the date of the issuance of the New Notes. Interest on the New Notes is payable monthly in arrears on the 30th day of each month (or the 28th day of February), accruing from the interest Date. Principal will be payable in monthly installments on such dates pursuant to a level debt service schedule, commencing on June 30, 2000. Payments of interest and principal and Additional Amounts (as defined herein), if any, will be made by SP Limited or its Branch. See "Description of Notes -- Payments". Payments on the Notes will be made after deduction and withholding for, or on account of, Peruvian Tax (as defined herein), currently 1% and SP Limited or its Branch will pay Additional Amounts in respect of such Peruvian Tax or will pay such Peruvian Tax directly, subject to certain exceptions. Such exceptions include that neither SP Limited nor its Branch will pay Additional Amounts attributed to Peruvian Tax, currently 30%, with respect to Notes held by persons that are individuals or estates. See "Description of Notes -- Payment of Additional Amounts" and "Taxation -- Peruvian Taxation".

     The final maturity date for the Notes will be May 30, 2007, unless previously redeemed. The Notes will be redeemable, in whole or in part, at any time at 100% of the principal amount thereof then outstanding, plus accrued interest and a Make-Whole Premium (as defined herein). The Notes will also be redeemable, in whole or under certain circumstances in part, at 100% of their principal amount then outstanding, plus accrued interest and Additional Amounts, if any, in the event that Peruvian Tax over 1%, or Additional Amounts attributed thereto, are payable by SP Limited or the Branch or SPCC for any reason. Any such redemptions will be at the option of SP Limited or SPCC. See "Description of Notes -- Optional Redemption for Tax Reasons".
                                                        (continued on next page)
                            ------------------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

(cover page continued)

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer under the Registration Rights Agreement, dated May 30, 1997, among the Issuer and the other signatories thereto (the "Registration Rights Agreement"). Based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer, as set forth below, and any such holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Issuer in the Letter of Transmittal that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange of Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 90 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

     The Issuer will not receive any proceeds from the Exchange Offer. The Issuer will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined herein). In the event the Issuer terminates the Exchange Offer and does not accept for exchange any Old Notes, the Issuer will promptly return tendered Old Notes to the holders thereof. See "The Exchange Offer".

     Prior to this Exchange Offer, there has been no public market for the Notes. The Issuer does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance than an active public market for the New Notes will develop.

     By tendering their Old Notes, each holder participating in the Exchange Offer will be deemed to have consented, under the Registration Rights Agreement (as defined herein) and the Amended and Restated Collateral Trust Agreement (as defined herein), to the changes made in the Second Amended and Restated Collateral Trust Agreement (as defined herein). See "Description of Notes -- The Amended and Restated Collateral Trust and Security Agreement".

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a registration statement (the "Registration Statement", which term shall encompass any amendments thereto) filed with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Issuer and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     SPCC is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning SPCC can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which exchange equity securities of SPCC are listed.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     This Prospectus incorporates by reference thereto and makes a part hereof the following documents heretofore filed with the Commission pursuant to the Exchange Act: (i) SPCC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) SPCC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and (iii) SPCC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. All documents filed by SPCC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering being made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this Prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     SPCC will provide, without charge, to each person, including a beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents so incorporated. Requests for copies of such documents should be addressed to the Company at its principal executive offices as follows: Southern Peru Copper Corporation, 180 Maiden Lane, New York, New York 10038, Attention: Secretary, telephone number (212) 510-2000.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 180 MAIDEN LANE, NEW YORK, NEW YORK 10038, TELEPHONE NUMBER (212) 510-2000. IN ORDER TO ENSURE TIMELY DELIVERY OF
SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY           , 1997.

                           FORWARD LOOKING STATEMENTS

     FORWARD LOOKING STATEMENTS IN THIS PROSPECTUS IN DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND IN OTHER COMPANY STATEMENTS, INCLUDING STATEMENTS REGARDING EXPECTED COMMENCEMENT DATES OF MINING OR METAL PRODUCTION OPERATIONS, PROJECTED QUANTITIES OF FUTURE METAL PRODUCTION, ANTICIPATED PRODUCTION RATES, OPERATING EFFICIENCIES, COSTS AND EXPENDITURES AS WELL AS PROJECTED DEMAND OR SUPPLY FOR THE COMPANY'S PRODUCTS ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ACTUAL RESULTS COULD DIFFER MATERIALLY DEPENDING ON FACTORS INCLUDING THE AVAILABILITY OF MATERIALS, EQUIPMENT, REQUIRED PERMITS OR APPROVALS AND FINANCING, THE OCCURRENCE OF UNUSUAL WEATHER OR OPERATING CONDITIONS, LOWER THAN EXPECTED ORE GRADES, THE FAILURE OF EQUIPMENT OR PROCESSES TO OPERATE IN ACCORDANCE WITH SPECIFICATIONS, LABOR RELATIONS, ENVIRONMENTAL RISKS AS WELL AS POLITICAL AND ECONOMIC RISK ASSOCIATED WITH FOREIGN OPERATIONS. RESULTS OF OPERATIONS ARE DIRECTLY AFFECTED BY METALS PRICES ON COMMODITY EXCHANGES WHICH CAN BE VOLATILE. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS", IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

                     PRESENTATION OF FINANCIAL INFORMATION

     All references in this Prospectus to "U.S. dollars", "Dollars", "$", "US$", "cents", or "c" are to United States currency and all references to "Sol", "Soles" or "S/." are to Peruvian Soles after the establishment of the new currency unit, the Nuevo Sol, in September 1991, unless the context indicates otherwise.

     The consolidated financial statements of SPCC included herein are prepared in U.S. dollars and in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). SP Limited conducts its operations in Peru through the Branch, which holds substantially all of the assets and liabilities of SP Limited. As part of such registration, the Branch is deemed to have an equity capital, of which SP Limited currently owns 97.5% and the holders of the labor shares of the Branch, own the remainder. SPCC consolidates the financial results of the Branch, and the labor shares are reflected in SPCC's financial statements as a minority interest.

     The Branch maintains its financial records in Soles, prepares financial information in accordance with generally accepted accounting principles in Peru ("Peruvian GAAP") and reports such information to the Peruvian government on this basis for purposes of calculating its Peruvian tax liability as well as amounts payable in respect of the workers' participations and the equity interest of the Labor Shares and the Company in the Branch. These amounts are calculated on the basis of Peruvian GAAP and cannot therefore be directly derived from the consolidated financial statements appearing in this Prospectus, which are prepared in accordance with U.S. GAAP. Peruvian GAAP requires the inclusion in the financial statements of the Branch of the Resultado de la Exposicion a la Inflacion ("Result of Exposure to Inflation") which seeks to account for the effects of inflation by adjusting the value of non-monetary assets and liabilities and equity by a factor corresponding to wholesale price inflation rates during the period covered by the financial statements. Monetary assets and liabilities are not so adjusted.

     Financial statements for SP Limited other than summary financial statements are not presented because the results of SP Limited are included (and such results constitute all of the results) in the consolidated financial statements of SPCC, which has fully and unconditionally guaranteed payments on the Notes.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the Consolidated Financial Statements and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

     Throughout this Prospectus, unless the context otherwise requires, the terms "Southern Peru", "SPCC" and "Company" refer to the parent corporation and its consolidated subsidiaries, including Southern Peru Limited, a wholly-owned subsidiary of the Company and the Issuer of the Notes.

     The Notes will be direct obligations of SP Limited and its Branch. Payments of interest and principal and Additional Amounts, if any, will be made by SP Limited or its Branch.

     All tonnage information in this Prospectus is expressed in short tons and all references to ounces are to troy ounces, in each case, unless otherwise specified. Certain terms relating to the transaction are defined in "Description of Notes -- Certain Definitions" and certain terms relating to the copper mining business are defined in "Glossary of Certain Mining Terms".

                                  THE COMPANY

GENERAL

     SPCC is an integrated producer of copper, which operates mining, smelting and refining facilities in the southern part of Peru. ASARCO Incorporated ("Asarco") holds 54.1% of the outstanding capital stock of SPCC and consolidates SPCC's results. In 1996, Asarco had sales of $2.7 billion (of which SPCC sales represented approximately 28%). At June 30, 1997, Asarco had total assets of $4.4 billion and, based on 1996 copper production, was among the largest private sector copper mining companies in the world. Several members of Asarco's management hold management positions in SPCC, and Asarco holds eight seats on SPCC's Board of Directors. SPCC, incorporated in Delaware in 1995, is a holding company which conducts its operations through its wholly-owned subsidiary, SP Limited. SP Limited was incorporated in Delaware in 1952 and has conducted copper mining operations in Peru since 1960.

     SPCC is among the world's ten largest private sector producers of copper, producing 339,055 tons of copper from its mines in 1996. SPCC's average cash cost of production was $0.539 per pound for copper sold in 1996. In 1996, the Company had net sales of $753 million, of which $737 million were export sales. At June 30, 1997, SPCC had total assets of $1.6 billion. The Company recently approved an expansion of its Cuajone mine, which is expected to require a capital investment of $245 million and to be completed in early 1999. The Company also plans to modernize and expand its smelter in Ilo, Peru, which is expected to require a capital investment of $787 million and to be completed in 2003. SPCC completed a five-year $445 million capital investment program in 1996, which included $120 million for new equipment and technology, $135 million for environmental projects and $105 million for construction of a solvent-extraction/electrowinning ("SX/EW") facility. As part of its $445 million investment program, the Company acquired the Ilo refinery in May 1994 from a Peruvian government-owned entity for $65 million and a commitment to make an additional $20 million of improvements to the refinery over three years. The Company's strategy is to continue to reduce costs and to increase production through the expansion and modernization of its operations.

OPERATIONS

     The Company currently operates two open pit mines, Toquepala and Cuajone, pursuant to concessions from the Peruvian government. The concessions each have an indefinite term, subject to payment of concession fees of up to $2 per hectare annually for the mining concessions and a fee based on nominal capacity for the processing concessions. See "Regulatory Framework -- Mining and Processing Concessions". At December 31, 1996, the Company's proven and probable sulfide ore reserves were approximately 332 million tons with an average copper grade of 0.82% at Toquepala and 1,400 million tons with an average copper grade of 0.65% at Cuajone. At current design operating rates of copper production, the Toquepala and Cuajone mine ore reserves have lives of 20 years and 55 years, respectively. Additionally, at December 31, 1996, the Company had proven and probable leachable ore reserves of 650 million tons with an average copper grade of 0.20% at Toquepala and 15 million tons with an average copper grade of 0.98% at Cuajone. Copper concentrates produced at these two mines are processed at the Company's smelter at Ilo, which also processes copper concentrates purchased from external sources. In 1996, the smelter produced 316,804 tons of blister copper, of which approximately 93% was from copper concentrates produced at the Company's two mines. The Company also refines blister copper at its Ilo refinery, which was acquired in May 1994. Acquisition of the refinery allowed the Company to integrate its operations from mining of copper ore to the production of refined copper and to reduce its cash costs of production. The refinery currently has the capacity to refine approximately 247,000 tons annually, representing approximately 78% of the Company's smelter production of copper. The remaining unrefined blister copper is sold directly to various customers under annual contracts.

     In addition to copper cathode produced from its refinery, the Company produces copper cathode from its SX/EW facility, which commenced operations in November 1995. The SX/EW facility produced 46,585 tons of cathode copper in 1996 at a cash operating cost of less than $0.35 per pound. The SX/EW process involves leaching of low grade ore dumps and production of refined copper through electrowinning.

     In 1996, the Company sold 347,145 tons of copper contained in blister or copper cathodes. The Company also sold 8.7 million pounds of molybdenum and 3.1 million ounces of silver, produced as copper by-products.

     To support its operations, the Company owns and operates port facilities, rail equipment, a 134-mile rail network, a water system and warehousing facilities, as well as housing, schools and hospitals for approximately 4,000 employees and their families.

EXPANSION AND MODERNIZATION PROGRAM

     In September 1996, the Company announced its multi-year plan for the expansion of the Cuajone copper mine and the modernization and expansion of its copper smelter at Ilo.

     Stage I, the expansion of the Cuajone mine, is expected to require a capital investment of approximately $245 million (including cost escalation and contingencies) and is expected to be completed in early 1999. The expansion is designed to increase ore production at Cuajone by 50% to 96,000 tons per day from the current 64,000 tons per day and to increase copper production by the Company by 130 million pounds annually or 19%. The project will include upgrading Cuajone's ore conveying system and installing an additional secondary and tertiary crushing line, two ball mills, additional flotation capacity and an additional tailings thickener. The Company also expects to purchase one new 56-cubic yard shovel and 11 new 240-ton haul trucks.

     Stage II, the modernization of the Ilo smelter, is expected to be completed in 2003 and to cost approximately $787 million (including cost escalation and contingencies) based on the Company's engineering studies. The Company is undertaking the smelter project in order to increase smelter production capacity and to modernize the smelter in accordance with its recently approved agreement with the government of Peru relating to environmental matters (the "Programa de Adecuacion y Manejo Ambiental" or "PAMA"). See "Regulatory Framework -- Regulations, Permitting and Environmental Matters". The modernization of the Ilo smelter will be completed in two phases. A new smelting furnace utilizing flash furnace technology and associated support and environmental control facilities will be installed by 2001. The converter operations will be modernized by installing either flash technology or conventional Peirce-Smith converter technology. This choice of converter technology is expected to be made before 2000 and new converter operations are planned to be in service by 2003. The time frame allowed to select the converter technology will allow the Company to evaluate the operation by others of the new flash converting technology. The Company's modernization plan for the Ilo smelter is designed to avoid significant disruptions in smelter production of blister copper during construction and startup. Plans call for the smelter to continue to operate its existing furnaces and converters until the new installations prove capable of operating reliably at designed rates.

BRANCH AND LABOR SHARES

     SP Limited conducts its operations in Peru through the Branch. The Branch is not a corporation separate from SP Limited. It is, however, an establishment, registered pursuant to Peruvian law, through which SP Limited holds assets, incurs liabilities and conducts operations in Peru. The Branch is subject to Peruvian laws and jurisdiction and is considered to have a separate legal identity for purposes of determining Peruvian income taxes. Although it has neither its own capital nor liability separate from that of SP Limited, it is deemed to have an equity capital for purposes of determining the economic interests of holders of labor shares. Labor shares are non-voting ownership interests distributed to workers in accordance with former Peruvian laws. As of June 30, 1997 the labor shares represented a 2.5% interest in the equity of the Branch. The Branch consists of substantially all the assets and liabilities of SP Limited associated with its copper operations in Peru.

PRINCIPAL STOCKHOLDERS

     As of June 30, 1997 the percentage of outstanding common shares held by Asarco, Cerro Trading Company, Inc. ("Cerro"), Phelps Dodge Overseas Capital Corporation ("Phelps Dodge"), and the other common stockholders in the Company were Asarco (54.1%), Cerro (14.2%), Phelps Dodge (13.9%) and other common stockholders (17.8%), respectively. SPCC's Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE") and the Lima Stock Exchange. SPCC's ownership structure is shown below.

                            SPCC OWNERSHIP STRUCTURE

                                   FLOW CHART

     SPCC's and SP Limited's principal office in the United States is located at 180 Maiden Lane, New York, NY 10038, tel. (212) 510-2000. Their principal office in Peru is located at Avenida Caminos del Inca No. 171, Chacarilla del Estanque, Santiago de Surco, Lima 33, Peru, tel. (511) 438-6565.

                              TRANSACTION OVERVIEW

                                  [FLOW CHART]

    1. SP Limited issues US$150 million of Notes, secured by an interest in Export Contracts, Export Receivables and the proceeds thereof equal to the Total Collateral Percentage applicable to the Notes.

    2. SPCC fully and unconditionally guarantees payment of principal and interest on the Notes.

    3. SP Limited's Export Customers make payment in U.S. dollars in respect of Export Contracts directly into the offshore Collection Account held by the Collateral Trustee for the benefit of the holders of the Notes and certain other secured debt of SP Limited.

    4. A percentage of the Collections deposited in the Collection Account equal to the Total Collateral Percentage applicable to the Notes is transferred on a daily basis to the Note Collateral Account and a percentage of Collections equal to the Total Collateral Percentage for the other secured debt is transferred to one or more accounts for the benefit of the holders of other secured debt. The balance of the Collection Account is distributed daily to SP Limited. Amounts deposited to the Note Collateral Account are also distributed to SP Limited on a daily basis, except as set forth in note 6 below. Each series of SENs will have a separate Collateral Account and Reserve Account.

    5. Unless a Retention Trigger Event or a Debt Service Retention Event has occurred and is continuing (in which case the provisions of Note 6 will be applicable), SP Limited will make payments of principal and interest on the Notes directly from its own funds.

    6. During the continuance of a Retention Trigger Event or Debt Service Retention Event, prior to the release of any funds from the Note Collateral Account to SP Limited, the Trustee shall have retained from Collections deposited to the Note Collateral Account funds sufficient to pay the debt service due on the Notes on the next Payment Date. During the continuance of a Retention Trigger Event, a percentage of the remaining Collections in the Note Collateral Account equal to the Blocked Percentage will be retained in the Note Collateral Account and, in certain circumstances, will be used to redeem a portion of the Notes. Upon acceleration of the Notes following the occurrence of an Event of Default, all Collections in the Note Collateral Account will be retained and used to make payments on the Notes.

    7. SP Limited will initially fund the Note Reserve Account from the proceeds of the Notes in an amount equal to the Required Balance. The Note Reserve Account will be used to make payments on the Notes in the event that SP Limited fails to make payments of debt service as described above. The Note Reserve Account will be replenished from the Note Collateral Account if it is not replenished by SP Limited.

                                THE TRANSACTION

     The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the New Notes, the Guarantee, the Indenture, the Supplemental Indenture and the Amended and Restated Collateral Trust Agreement.

     Introduction. The New Notes offered hereby are part of a program (the "SENs Program") established by SP Limited providing for the issuance of up to $750 million of Secured Export Notes (the "SENs") in series from time to time. Payment of principal and interest on the SENs will be fully and unconditionally guaranteed by SPCC as described herein (the "Guarantee"). The SENs will be issued pursuant to an Indenture among SP Limited, SPCC, and Citibank, N.A., as Trustee (the "Trustee"), as supplemented by a supplemental indenture (the "Supplemental Indenture") for each series of SENs (collectively, the "Indenture"). SP Limited has also entered into a $600 million secured term loan and revolving credit facility (the "Credit Facility") with a group of lenders (the "Lenders"). The Credit Facility will rank pari passu with the SENs and will also be guaranteed, on a pari passu basis with the SENs, by SPCC. The SENs Program and the Credit Facility are referred to herein as the "Program". The maximum amount of principal which may be outstanding under the Program is $750 million (the "Program Amount"). In connection with the Program, SP Limited has granted a security interest in favor of the Collateral Trustee pursuant to an Amended and Restated Collateral Trust and Security Agreement between SP Limited and Deutsche Bank AG, New York Branch (the "Collateral Trustee"), dated as of May 30, 1997 (the "Amended and Restated Collateral Trust Agreement") for the benefit of the holders of the SENs, the Lenders and holders of certain other secured debt of SP Limited (collectively, the "Secured Parties") in the Export Contracts (as defined herein) and Export Receivables arising from future copper sales by SP Limited to customers located outside of Peru, covering up to a maximum aggregate amount of 320,000 short tons annually. Collections (the "Collections") in respect of Export Receivables will be deposited to a New York segregated trust bank account (the "Collection Account") held by the Collateral Trustee for the benefit of the Secured Parties. While the Collateral Trustee will hold its interest in the Export Receivables for the benefit of all the Secured Parties, each of the Notes, the other series of SENs, the Credit Facility and the other secured debt will benefit only from a percentage interest in the Export Receivables and the Collections as more fully described below. To the extent that the aggregate percentage interest of all Secured Parties is less than 100%, the Company will be entitled to receive the remaining percentage of Collections on a daily basis in all circumstances, whether or not a default or any other event has occurred. Except under certain circumstances, the Company will also be entitled to receive on a daily basis the percentage of Collections deposited to the sub-accounts described below. In addition to the security interest described above, there has been established pursuant to the Indenture for the benefit of the holders of the Notes, a collateral account (the "Note Collateral Account") and a reserve account (the "Note Reserve Account"), which are segregated trust accounts held by the Trustee in New York. Each series of SENs will have a separate collateral account and reserve account established pursuant to the related Supplemental Indenture.

     The Notes are initially entitled to a percentage security interest in the Export Receivables and the Collections equal to the percentage of the Program Amount represented by the original principal amount of the Notes (the "Note Basic Collateral Percentage"). Subject to certain conditions, the Company will have the option of designating an additional percentage security interest in the Export Receivables and the Collections for the benefit of the Notes (the "Note Additional Collateral Percentage") (together with the "Note Basic Collateral Percentage", the "Note Total Collateral Percentage").

     Structure. In connection with the granting of a security interest in the Export Contracts and the Export Receivables to the Collateral Trustee, SP Limited will (i) notify in writing each of its customers that is a party to an Export Contract in respect of Export Receivables (the "Export Customers") of such security interest and (ii) authorize and direct in writing each such customer to pay all amounts owed by it under such Export Contracts directly into the Collection Account. SP Limited will request each customer party to an Export Contract to execute a consent and acknowledgment to pay in accordance with such notice. SP Limited has filed UCC-1 financing statements with respect to the security interest of the Secured Parties in the Export Contracts and the Export Receivables. The Trustee will have a security interest in the Note Collateral Account and Note Reserve Account (the "Note Collateral").

     As described above, all Collections will be deposited on a daily basis in the Collection Account. On a daily basis, the Collateral Trustee will allocate the Collections to the Secured Parties and the Company in accordance with their respective percentage interests in the Collections on that day. Each day, the percentage of Collections equal to the Note Total Collateral Percentage will be deposited in the Note Collateral Account. Unless certain events (as more fully described below) have occurred and are continuing, Collections deposited in the Note Collateral Account will be paid on a daily basis to the Company. If, as of the last day of the most recent month, the ratio of aggregate Collections transferred to the Note Collateral Account during the preceding six-month period to the sum of all scheduled payments of principal of, and interest (including Additional Amounts) on the Notes for such six-month period is less than three to one (a "Debt Service Retention Event"), then the Trustee will retain on deposit in the Note Collateral Account an amount equal to the scheduled principal of, and interest on, the Notes due on the next monthly Payment Date before remitting the balance to SP Limited. Pursuant to the Indenture, if (i) the ratio of Collections in the Note Collateral Account to the sum of scheduled debt service on the Notes, each for the preceding three months, is less than 1.50, 1.75 or
2.00 (if the principal amount outstanding under the Program for such period is less than $300 million, $300 to $500 million or greater than $500 million, respectively), or (ii) the ratio of the Collections in the Note Collateral Account to the sum of scheduled debt service on the Notes, each for the preceding six months, is less than 1.75, 2.00 and 2.25 (if the principal amount outstanding under the Program for such period is less than $300 million, $300 to $500 million or greater than $500 million, respectively) (the "Debt Service Coverage Ratios"), or (iii) default by the Company in the payment of any principal or premium, if any, due on the SENs of such series, whether at maturity, redemption or otherwise, or default by the Company in the payment of any interest or Additional Amounts due on any SEN of such series within five Business Days (as defined herein) of its scheduled payment date and (iv) any governmental authority of the Republic of Peru shall have condemned, nationalized, seized or otherwise expropriated (for a period greater than 60 days) all or substantially all of the property of SP Limited or SPCC, a Trigger Event (as defined herein) will automatically occur (each, an "Automatic Trigger Event").

     In addition, if, among other things, (i) the Company fails to meet its financial covenants or violates other covenants which restrict the effecting of certain mergers, consolidations or sales of assets, (ii) liens, other than permitted liens, are incurred on the Export Receivables or the Company's copper inventory or the Collateral Trustee or the Trustee ceases to have a perfected, first priority security interest subject to certain permitted liens in the Collateral or the Note Collateral, respectively, (iii) the Company defaults on the payment of indebtedness greater than $30 million other than a Mandatory Prepayment Event or otherwise defaults, which default results in the acceleration of the repayment of such indebtedness, (iv) any Governmental Authority of the Republic of Peru shall have enacted any rule, regulation or law or have taken any other action which imposes restrictions on the free access to foreign exchange affecting SPCC, SP Limited or the Branch or which prohibits the payment of Export Receivables into the Collection Account and such rule, regulation, law or action shall result in a Material Adverse Effect (as defined herein) or (v) certain other events of default under the Indenture ("Events of Default") occur, then the holders of 51% or more in principal outstanding amount of the Notes may vote to declare that a Trigger Event has occurred (each, a "Declared Trigger Event"). The Indenture provides that, upon the occurrence of and during the continuance of an Automatic Trigger Event, any other event described in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence, after applicable notice and cure periods, or any other Declared Trigger Event (collectively, a "Retention Trigger Event"), the Trustee will retain on deposit an amount equal to the scheduled principal of, and interest on, the Notes due on the next monthly Payment Date. In addition, upon the occurrence and during the continuance of an Automatic Trigger Event or a Declared Trigger Event (a "Blocking Event"), the Trustee also will retain on deposit a percentage of the remaining Collections equal to the applicable blocked percentage (the "Blocked Percentage") and the remaining Collections will be remitted to the Company. The Blocked Percentage will vary from 100% to 50% depending on the amount of the Program which has been utilized at such time. Amounts retained in the Note Collateral Account will be invested in Eligible Investments. In the event that a Trigger Event based on the Debt Service Coverage Ratios continues for a period in excess of twelve months and in certain other cases, the Blocked Collections will be used to partially redeem the Notes on each monthly Payment Date at a price equal to the principal amount of the Notes being redeemed, plus a Make-Whole Premium, if any.

     Unless a Retention Trigger Event or Debt Service Retention Event has occurred, the Company will make direct payments to the holders of scheduled principal and interest on each monthly Payment Date. If a Retention

Trigger Event or a Debt Service Retention Event has occurred and is continuing, payments of principal and interest on each monthly Payment Date will be made from funds on deposit in the Note Collateral Account. In the event that the Company fails to make the required payments or there are insufficient funds on deposit in the Note Collateral Account to make the required payment, amounts on deposit in the Note Reserve Account will be used to make the payments.

     The Note Reserve Account will be established and funded from the proceeds of the issuance of the Old Notes. The required balance in the Note Reserve Account (the "Required Balance") will be equal to the principal plus interest due for the following three-month period under the Notes. Following any withdrawal from the Note Reserve Account or any increase in the Required Balance resulting from the commencement of the amortization of the Notes, Collections deposited in the Note Collateral Account will be transferred to the Note Reserve Account to bring the amounts on deposit in such account to the Required Balance. The Company may, at its option, choose to substitute for any or all of the Required Balance, one or more stand-by letters of credit issued by one or more banks with a rating of A-1 and P-1, or better, by Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's Rating Services ("Standard & Poor's"), respectively and D-1 by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), if rated by Duff & Phelps. Amounts on deposit in the Note Reserve Account will be invested at the direction of the Company in short term, high grade investments.

     Events of Default include, among other things, (i) default in the payment of principal, interest and Additional Amounts, (ii) the violation of covenants restricting the effecting of certain mergers, consolidations or sales of assets,
(iii) the commencement of bankruptcy proceedings against the Guarantor, the Issuer (or their respective Material Subsidiaries, as defined in the Indenture) or the Branch, (iv) the Trustee ceasing to have a perfected, first priority security interest in the Collateral, subject to certain permitted liens, and additional collateral not being provided within 30 days, (v) the default in payment of other indebtedness in excess of $30 million or (vi) the violation of certain other covenants that are not cured within applicable grace periods. Upon the occurrence of an Event of Default, the holders of a majority in principal amount of the Notes may declare the principal amount of the Notes to be immediately due and payable and thereafter 100% of the Collections in the Note Collateral Account will be retained and applied to amounts due to the holders of the Notes.

     Certain export receivables and contracts, including contracts covering up to 40,000 tons in the aggregate, which secure current debt arrangements of the Company, are excluded each year from the pool of export receivables and contracts securing the Notes (the "Excluded Receivables"). SP Limited may elect to exclude up to an additional 10% of Net Certified Export Sales (as defined in the Amended and Restated Collateral Trust Agreement) from the Program Amount so long as the Debt Service Coverage Ratios are being met; provided, that the Program Amount will be reduced by the same percentage of receivables that are so excluded. In addition, in any year when SP Limited's anticipated export copper sales are less than 320,000 tons, if SP Limited sells more than 20% of its copper production domestically, the Program Amount will be reduced by a percentage equal to the percentage of domestic sales in excess of 20%. In 1997, SP Limited expects to sell approximately 6% of its copper production domestically.

     Receivables. SP Limited sells substantially all of its copper production directly to customers pursuant to Dollar-denominated annual and long-term sales contracts. The majority of its copper production is sold to customers in Europe, Asia and the United States. In general, SP Limited seeks each year to sell 100% of its forecast mine production pursuant to long-term or annual sales contracts. Any excess is generally sold on a spot basis to entities with whom SP Limited has commercial relationships.

     SP Limited's principal copper customers include Union Miniere, Mitsui & Co., Ltd., Pechiney Group, BICC Group, Asarco, Cerro Sales Corporation, MG Metal & Commodity Co. Ltd., Delta Enfield Metals, Ltd., AB Electrokoppar and Colata Continua Italiana SpA. These customers are expected to account for approximately 60% of SP Limited's total sales in 1997. SP Limited has a long-term commitment to sell 46,300 tons of copper annually to Union Miniere. This contract expires in 2003. SP Limited also has a long-term commitment to sell 26,500 tons of copper annually to Mitsui, which expires in 2000. The receivables under the Mitsui copper sales contract are Excluded Receivables.

The remaining 40% of SP Limited's total sales that is not accounted for by the customers described above is accounted for by other customers around the world. SP Limited has long-standing relationships with the majority of its customers and relatively stable sales volumes to its customers.

     The table below shows anticipated sales quotas for SP Limited's principal export customers for 1997.

          1997 ANTICIPATED SALES QUOTAS TO PRINCIPAL EXPORT CUSTOMERS
                                  (SHORT TONS)

                                                                               PRODUCTS
                                                                   ---------------------------------
                                                                                   SX/EW     BLISTER
                            CUSTOMER                               ILO CATHODES   CATHODES   COPPER
-----------------------------------------------------------------  ------------   --------   -------
Union Miniere (Belgium)..........................................       6,600         660     46,300
Mitsui (Japan)...................................................      16,100      20,400
Pechiney Group (France)..........................................      27,800         550
BICC (England)...................................................      18,500       1,300
Asarco (U.S.)....................................................      18,600
MG Metals (England)..............................................      12,600
Colata (Italy)...................................................       9,900
Enfield (England)................................................      10,400         220
Cerro Sales (U.S.)...............................................       7,550       2,800
Electrokoppar (Sweden)...........................................       9,900
                                                                   ------------   --------   -------
          Total..................................................     137,950      25,930     46,300
                                                                    =========     =======     ======

     SP Limited anticipates that approximately 6% of its copper sales in 1997 will be to domestic purchasers. In 1996, approximately 2% of copper sales were sold domestically.

     SP Limited's electrolytic copper cathodes are registered on the London Metal Exchange (the "LME"). All of SP Limited's copper sales, including domestic sales, are denominated in U.S. dollars, except in certain limited circumstances, and use LME prices as a reference. Domestic sales are denominated in U.S. dollars, but are payable in Soles at the prevailing exchange rate. Most customers receive shipments on a monthly basis at a constant volume throughout the year. As a result, there is little seasonality in SP Limited's sales volumes.

     SP Limited generally invoices its customers for copper sales on the basis of market prices for refined metals and the amounts of metal contained in unrefined products. Provisional invoices are issued upon shipment to customers. Adjusted final invoices are issued following determination of the average LME price for the month of final pricing as established by the contract which is generally the month following delivery of the copper. In the case of blister copper sales, the invoice reflects a deduction for third party refining charges. Copper is shipped from the port of Ilo and title and risk of loss of the shipment pass to the customer upon the loading of copper onto the ship at Ilo.

     SP Limited's sales contracts provide for cash payment upon delivery of documents, which entitle the customers to take possession of the copper at the port of arrival. Blister copper contracts provide for payment of 90% of the estimated amount due upon delivery of documents, with the remaining 10% due following receipt of final assays to determine the actual amount of contained copper and other metals. Contracts for sales to European customers call for cash payment and delivery of documents upon delivery of copper to the port of arrival. Contracts for sales to Asian customers call for cash payment and delivery of documents twenty days after shipment, which is usually two or more weeks before the copper's arrival at its Asian destination. As an accommodation to certain long-standing customers, SP Limited provides documents prior to payment in accordance with industry practices.

     SP Limited's internal credit group evaluates the creditworthiness of each potential customer by reviewing financial records and external credit reports. SP Limited monitors its outstanding receivables and takes appropriate actions to collect full payment for all of its sales. SP Limited has experienced two uncollected debts during the past fifteen years totaling US$410,000.

                               THE EXCHANGE OFFER

Notes Offered..................    Up to $150,000,000 principal amount of 7.90%
                                   Series A Secured Export Exchange Notes due
                                   2007. The terms of the New Notes and the Old
                                   Notes are identical in all material respects, except that the offer of the New Notes will have been registered under the Securities Act and therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related additional interest provisions applicable to the Old
                                   Notes.

The Exchange Offer.............    The Issuer is offering, upon the terms and
                                   subject to the conditions of the Exchange
                                   Offer, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. See "The Exchange Offer" for a description of the procedures for tendering
                                   Old Notes. The Exchange Offer is intended to satisfy obligations of the Issuer under the Registration Rights Agreement, dated May 30,
                                   1997, between the Issuer and Credit Suisse
                                   First Boston Corporation, Chase Securities
                                   Inc., Citicorp Securities, Inc., Deutsche
                                   Morgan Grenfell Inc., Goldman Sachs & Co. and
                                   J.P. Morgan Securities Inc.

Consent to Amendments in
  Amended and Restated Collateral
  Trust Agreement..............    By tendering their Old Notes, each holder
                                   participating in the Exchange Offer will be deemed to have consented, under the Registration Rights Agreement and the Amended and Restated Collateral Trust Agreement, to the changes made in the Second Amended and Restated Collateral Trust Agreement. See
                                   "Description of Notes -- The Amended and
                                   Restated Collateral Trust and Security
                                   Agreement".

Tenders, Expiration Date;
  Withdrawal...................    The Exchange will expire at 5:00 p.m., New
                                   York City time, on           , 1997, or such
                                   later date and time to which it is extended.
                                   The tender of Old Notes pursuant to the
                                   Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reasons will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Federal Income Tax
  Consequences...................  The exchange pursuant to the Exchange Offer will not result in any income, gain or loss to the holders or the Issuer for federal income tax purposes. See "Taxation -- United States Taxation -- Tax Consequences of the Exchange Offer".

Use of Proceeds................    There will be no proceeds to the Issuer from
                                   the issuance of the New Notes pursuant to the Exchange Offer.

Exchange Agent.................    Citibank, N.A. is serving as Exchange Agent
                                   in connection with the Exchange Offer.

       CONSEQUENCE OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Based upon interpretations contained in letters issued to third parties by the staff of the Commission, the Issuer believes that, generally, any holder of Old Notes (other than a broker-dealer, as set forth below, and any holder who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities
Act) who exchanges its Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, or otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holder's business and such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Issuer in the Letter of Transmittal that such conditions have been met and must represent, if such holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such holder nor the person receiving such New Notes, if other than the holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution". To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Issuer does not currently intend to take any action to register or qualify the New Notes for resale in any such jurisdiction. If a holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose or participating, in a distribution of New Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Issuer. See "The Exchange Offer -- Consequences of Failure to Exchange" and "Registration Rights Agreement; Special Interest".

                        SUMMARY DESCRIPTION OF THE NOTES

     The terms of the New Notes and the Old Notes are identical in all material respects, except that the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related special interest provisions applicable to the Old Notes.

Issuer.....................  Southern Peru Limited

Guarantor..................  Southern Peru Copper Corporation

Securities Offered.........  Up to $150 million principal amount of 7.90%
                             Secured Export Exchange Notes due 2007.

Program Amount.............  $750 million available in total for (i) issuance in series of SENs and (ii) outstandings under the $600 million secured term loan and revolving credit facility.

Maturity Date..............  May 30, 2007

Scheduled Interest Payment
  Dates....................  The 30th day of each month (or the 28th day of
                             February), accruing from                     , 1997
                             (each, a "Payment Date"). The New Notes will bear
                             interest from           , 1997. Interest on each
                             New Note will accrue from (A) the latter of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange to occur on a date after the record date for the next succeeding interest payment date and prior to such interest payment date, the date of such interest payment date.

Scheduled Amortization.....  Principal on the Notes is payable on each monthly
                             Payment Date, commencing June 30, 2000, in an amount such that there will be "level debt" installment payments of principal and interest on the Notes over a period of 7 years.

Optional Redemption........  The Notes are redeemable in whole or in part at the option of the SP Limited at 100% of the principal amount thereof then outstanding, plus accrued interest and a Make-Whole Premium equal to the excess, if any, of (i) the present value of the future debt service on the Notes being redeemed (discounted at 75 basis points above the then current yield on U.S. Treasury securities of a maturity comparable to the remaining average life of the Notes) over (ii) the outstanding principal amount of the Notes being redeemed.

Ratings....................  The Notes and the SENs Program have been rated Baa3 by Moody's, BBB- by Standard & Poor's and BBB- by Duff & Phelps. See "Description of
                             Notes -- Ratings".

Ranking of the Notes.......  The Notes are direct, unconditional senior obligations of SP Limited and its Branch and will rank pari passu with the other outstanding series of SENs and with borrowings under the Credit Facility. The Notes are entitled to the benefits and security of the Collateral described below.

Guarantee..................  The Guarantee is a direct, unconditional senior obligation of SPCC which will rank pari passu with the guarantee by SPCC of borrowings under the Credit Facility.

Collateral.................  The Notes are secured by the following Collateral:

Export Receivables, Export
  Contracts............... SP Limited will grant a security interest in the
                           Export Contracts and the Export Receivables to the Collateral Trustee for the benefit of the holders, lenders under the Credit Facility and holders of certain other secured debt of SP Limited. Export receivables subject to the security interest in favor of the Collateral Trustee do not include receivables from the sale of copper products (i) pursuant to certain current loan agreements up to an amount of 40,000 tons annually and (ii) at the option of SP Limited, up to 10% of Net Certified Export Sales (as defined herein), provided that if SP Limited elects to exclude such 10%, the Program Amount will be reduced by a percentage equal to the percentage of receivables so excluded. If the Company has utilized the full Program Amount of $750 million, it may not exclude such 10%. SP Limited may not elect to exclude such 10% if either the Three-Month Debt Service Coverage Ratio or the Six-Month Debt Service Coverage Ratio (each as defined herein) is not satisfied with respect to the preceding three or six months, respectively. In addition, SP Limited may exclude receivables in respect of Excess Certified Export Sales. See "Description of Notes -- The Collateral" and "-- Certain Definitions".

Collection Account........ Collections in respect of Export Receivables will be deposited in a segregated trust account maintained by the Collateral Trustee in New York for the benefit of the Secured Parties (including the holders of the Notes).

Note Collateral Account... The Collateral Trustee will transfer on a daily basis from the Collection Account a portion of the Collections equal to the Note Total Collateral Percentage into the Note Collateral Account. The Note Total Collateral Percentage is equal to the Note Basic Collateral Percentage plus the Additional Percentage (as defined herein), if any. The Note Basic Collateral Percentage is proportionate to the ratio of the original principal amount of outstanding Notes to the Program Amount. Except as described below, amounts in the Note Collateral Account will be remitted daily to SP Limited. Amounts in the Note Collateral Account will be retained by the Trustee up to an amount equal to the scheduled debt service on the Notes due on the next monthly Payment Date upon the occurrence and continuance of a Retention Trigger Event or a Debt Service Retention Event. In addition, during the continuance of a Blocking Event, a portion of the remaining Collections deposited in the Note Collateral Account equal to the Blocked Percentage will be retained in the Note Collateral Account. Upon acceleration of the Notes following the occurrence of an Event of Default, all Collections in the Note Collateral Account will be retained and used to make payments on the Notes.

Note Reserve Account...... SP Limited will be required to maintain the Required
                           Balance in the Note Reserve Account. The Required Balance is equal to the debt service due on the Notes for the next three monthly Payment Dates. The Required Balance will be funded initially from the proceeds of the Notes. Alternatively, letters of credit issued for the benefit of the Trustee may be substituted for all or part of the Required Balance. On any monthly Payment Date that SP Limited fails to pay the scheduled principal of, and interest on the Notes due on such date, the Trustee will draw on the Note Reserve Account (or the letters of credit) to meet such scheduled debt service on the Notes. Any deficiency in the Required Balance will be replenished with funds deposited to the Note Collateral Account. See "Description of Notes -- The Collateral".

Taxes; Additional
Amounts....................  Payments on the Notes (including principal and interest) will be made free and clear of any withholding or deduction for or on account of any Peruvian Tax, unless SP Limited is required by law to pay such Peruvian Tax directly or by means of withholding or deduction. In case of withholding or deduction, additional amounts will, subject to certain exceptions, be paid (the "Additional Amounts") so that holders of the Notes will receive the amounts that they would have received had no such Peruvian Tax been withheld or deducted. See "Description of Notes -- Payments of Additional Amounts".

                             Payments of interest on the Notes to holders that are not corporations, partnerships or trusts organized under the laws of the United States or a State thereof or a corporation or other entity organized or established under the laws of any jurisdiction outside Peru will be subject to income tax withholding in Peru, currently at a rate of 30%, for which no Additional Amounts will be paid. As a consequence, no Additional Amounts will be payable to individuals or estates. Therefore, such holders could face adverse tax consequences if they purchase the Notes. See "Taxation -- Peruvian Taxation".

Tax Redemption.............  The Notes are redeemable at the option of SP
                             Limited or SPCC as a whole (or in part if SP
                             Limited or its Branch or SPCC is or will become obligated to pay Additional Amounts or excess Interest Tax (as defined below) aggregating at least $1,000,000 per annum) at their principal amount together with accrued interest and any Additional Amounts thereon to the date of prepayment if at any time SP Limited or its Branch or SPCC for any reason would be obligated, notwithstanding efforts to avoid such obligation, to pay Additional Amounts in excess of those attributed to Peruvian Tax of 1% withheld from interest payments to holders of Notes that are not domiciled in Peru for Peruvian tax purposes or to pay a tax in excess of 1% on payments of interest to holders of Notes that are not domiciled in Peru for Peruvian tax purposes directly to the applicable Peruvian taxing authority (an "Interest Tax"), provided that SP Limited delivers an opinion of independent legal counsel confirming the tax obligation. See "Description of Notes -- Optional Redemptions for Tax Reasons". If the Issuer or Guarantor is or will become obligated to pay excess Additional Amounts or excess Interest Tax only with respect to Notes held by a certain type (or types) of holders, the Issuer or Guarantor may effect a partial redemption for tax reasons of the Notes held by such holders and may not redeem the Notes of other holders. Any other partial redemption of the Notes for tax reasons will be limited to the aggregate amount of Notes required to be redeemed such that the aggregate Additional Amounts and Interest Tax on the outstanding Notes after such redemption equals the amount of Additional Amounts and Interest Tax which would have been payable at a withholding or tax rate of 1% (without giving effect to such partial redemption).

                             Holders of two-thirds or more of the aggregate principal amount of the Notes may waive the right to Additional Amounts in respect of withholding taxes in excess of a rate of 1% or agree to receive interest payments net of Interest Taxes in excess of 1%, in which case SP Limited or SPCC will not be entitled to redeem the Notes for tax reasons and will not be obligated to pay any excess Additional Amounts.

Certain Covenants..........  In the Indenture, the Company covenants to maintain a Consolidated Tangible Net Worth at least equal to $750 million and a Debt to Capitalization (each as defined herein) ratio of no greater than 50%. The Indenture also contains covenants restricting, among other things, the creation of liens on the Principal Properties (as defined herein), and the effecting of certain mergers, consolidations or sales of assets. In addition, the Company will covenant that it will not create liens with respect to Export Contracts or Export Receivables other than those in favor of the Collateral Trustee and certain permitted liens. See "Description of
                             Notes -- Covenants" and "-- Trigger Events".
Trigger Events.............  Trigger Events in the Indenture, include, among other things, (i) if the ratio of Collections in the Note Collateral Account to the sum of scheduled debt service on the Notes, each for the preceding three months, is less than 1.50, 1.75 or 2.00 (if the principal amount outstanding under the Program for such period is less than $300 million, $300 to $500 million or greater than $500 million, respectively), (ii) if the ratio of the Collections in the Note Collateral Account to the sum of scheduled debt service on the Notes, each for the preceding six months, is less than 1.75, 2.00 and
                             2.25 (if the principal amount outstanding under the Program for such period is less than $300 million, $300 to $500 million or greater than $500 million, respectively), (iii) the Company failing to meet its financial covenants or violating other covenants which restrict the effecting of certain mergers, consolidations or sales of assets, (iv) the creation of liens, other than permitted liens, on the Export Receivables or the Company's copper inventory or the Collateral Trustee or Trustee ceases to have a perfected, first priority security interest in the Collateral subject to permitted liens, (v) the Company defaulting on the payment of indebtedness greater than $30 million or otherwise defaulting if such default results in the acceleration of the repayment of such indebtedness other than as a result of a Mandatory Prepayment Event (as defined herein), (vi) any Governmental Authority of the Republic of Peru shall have enacted any rule, regulation or law or have taken any other action which imposes restrictions on the free access to foreign exchange affecting SPCC, SP Limited or the Branch or which prohibits the payment of Export Receivables into the Collection Account and such rule, regulation, law or action shall result in a Material Adverse Effect (as defined in the Indenture) and (vii) the occurrence of other Events of Default. Generally, the events described above (except for certain specified events, including the events specified in clauses
                             (i) and (ii) above) will not become Trigger Events until the Company has failed to remedy a default after the applicable grace period set forth in the Indenture which generally commences on the earlier of knowledge of the default by a Responsible Officer of the Company or receipt of notice by the Company from the Trustee or Holders of 10% of the aggregate principal amount of the Notes. Upon the occurrence of a Trigger Event which becomes a Retention Trigger Event and/or a Blocking Event (which, in the case of certain Trigger Events requires the vote of holders of 51% or more of the outstanding principal amount of the Notes), the Collateral Trustee will retain collections in the Note Collateral Account as provided above under "Note Collateral Account" until such Trigger Event is cured or deemed to be cured as provided in the Indenture. See "Description of Notes -- Trigger Events".
Accelerated Amortization
Event......................  Certain Blocking Events, with the passage of time or the vote of 51% or more of the outstanding principal amount of the Notes, will become Accelerated Amortization Events (as defined in the Indenture). Blocked Collections will be applied to redemption of the Notes at a price equal to par plus a Make-Whole Premium. An Accelerated Amortization Event may be rescinded or waived by the affirmative vote of holders of 51% or more of the outstanding principal amount of Notes. Following cure of the underlying Trigger Event, the resulting Accelerated Amortization Event shall be deemed cured, and there will be no further prepayment of Notes. Prepayments will be applied pro rata to all remaining scheduled payments on the Notes. Upon cure of the underlying Trigger Event, the Company will again pay principal of, and interest on, the Notes pursuant to the original schedule of "level debt" installment payments of principal and interest, with each such installment amount reduced pro rata to reflect the pro rata application of prepayments, during the pendency of the Accelerated Amortization Event. See "Description of Notes -- Accelerated Amortization Event".

Events of Default..........  Events of Default in the Indenture include, among others, the following: (i) failure to pay principal when due or interest within five business days of the date when due; (ii) failure to comply with financial and certain other covenants; (iii) bankruptcy events; (iv) failure to deliver notice and form acknowledgment to customers with intent to avoid the security arrangements for the Notes; (v) the creation of liens, other than permitted liens, on the Export Receivables or the Company's copper inventory or the Trustee or the Collateral Trustee ceasing to have a perfected first priority security interest in the collateral, subject to permitted liens, and (vi) the Company defaulting on the payment of indebtedness greater than $30 million or otherwise defaulting if such default results in the acceleration of the repayment of such indebtedness other than as a result of a Mandatory Prepayment Event and expropriation of all or substantially all of SP Limited's assets for a period in excess of 60 days. Generally, the events described above (except for certain specified events) will not become Events of Default until the Company has failed to remedy a default after the applicable grace period set forth in the Indenture, which grace period generally commences upon the earlier of (i) knowledge of the default by a responsible officer of the Company or (ii) receipt of notice by the Company from the Trustee or holders of 10% of the aggregate principal amount of the Notes.

                             The Notes will become due and payable and 100% of the Collections deposited in the Note Collateral Account will be retained and used to repay the Notes automatically upon the occurrence of a bankruptcy-related Event of Default or in all other cases upon the direction of holders having 51% of the outstanding principal amount of the Notes; provided, however, that if any Event of Default constituted a Trigger Event, the holders of Notes will conduct a vote (separate from any vote taken to direct the Collateral Trustee to retain Blocked Collections) to declare the Notes due and payable.

Indenture..................  The Notes are issued pursuant to an Indenture and a
                             Supplemental Indenture.

Governing Law..............  The Indenture, the Notes and the Amended and
                             Restated Collateral Trust Agreement are each governed by the laws of the State of New York.

Risk Factors...............  For a discussion of certain material factors to be considered by potential investors in connection with an investment in the Notes, see "Risk Factors".

Collateral Trustee.........  Deutsche Bank AG, New York Branch

Indenture Trustee..........  Citibank, N.A.

              SELECTED SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following summary financial information of SPCC and its consolidated subsidiaries, as of and for each year in the five years ended December 31, 1996 has been derived from the consolidated financial statements audited by Coopers & Lybrand, L.L.P. independent accountants. The summary financial information as of and for the six months ended June 30, 1997 and June 30, 1996 is unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) have been made to present fairly on a basis consistent with generally accepted accounting principles the condensed consolidated balance sheet and statements of earnings for such periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results for the year ending December 31, 1997. This information is qualified in its entirety by, and should be read in conjunction with, the Consolidated Financial Statements and the related notes thereto included elsewhere and incorporated herein by reference in this Prospectus.

                                   SIX MONTHS ENDED JUNE
                                            30,                               YEAR ENDED JUNE 30,
                                  -----------------------   --------------------------------------------------------
                                     1997         1996         1996         1995        1994       1993       1992
                                  ----------   ----------   ----------   ----------   --------   --------   --------
                                        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS AND COPPER PRICE)
CONSOLIDATED STATEMENTS OF
  EARNINGS:
  Net sales.....................  $  441,008   $  369,577   $  753,032   $  928,840   $701,678   $547,511   $622,033
  Operating costs and
    expenses(1).................     291,658      233,371      504,267      562,183    559,651    477,326    490,094
  Operating income..............     149,350      136,206      248,765      366,657    142,027     70,185    131,939
  Minority interest of labor
    shares in income of Peruvian
    Branch......................       3,418        3,364        5,208       43,558     18,610     11,218     20,510
  Earnings before cumulative
    effect of the change in
    accounting principle........     115,416       94,337      180,512      217,754     91,224     29,130     45,638
  Cumulative effect of the
    change in accounting
    principle...................          --           --                                   --    165,092(2)       --
                                    --------     --------   ----------   ----------   --------   --------   --------
  Net earnings..................  $  115,416   $   94,337   $  180,512   $  217,754   $ 91,224   $194,222   $ 45,638
                                    ========     ========   ==========   ==========   ========   ========   ========
PER SHARE AMOUNTS(3)
  Earning before cumulative
    effect of the change in
    accounting principle........  $     1.44   $     1.18   $     2.25   $     3.31   $   1.39   $   0.45   $   0.69
  Cumulative effect of the
    change in accounting
    principle...................          --           --           --           --         --       2.51         --
  Net earnings..................        1.44         1.18         2.25         3.31       1.39       2.96       0.69
  Dividends paid................        0.65         0.95         1.47         1.27       0.33       0.27       0.23
BALANCE SHEET INFORMATION (END
  OF PERIOD):
  Cash and marketable
    securities..................  $  419,115   $  237,737   $  174,205   $  262,099   $136,333   $ 67,548   $ 83,073
  Working capital...............     608,816      318,129      297,795      312,476    242,384    184,761    164,587
  Net property..................     854,632      811,345      855,808      779,368    522,850    390,719    390,187
  Total assets..................   1,612,814    1,255,757    1,279,849    1,271,701    968,506    727,951    723,253
  Long-term debt................     271,050      105,397       82,892       76,828    114,118     15,600         --
  Total liabilities and minority
    interest....................     534,497      285,279      264,822      318,214    333,657    162,911    334,435
  Stockholders' equity..........   1,078,317      970,478    1,015,027      953,487    634,849    565,040    388,818

                                   SIX MONTHS ENDED JUNE
                                            30,                             YEAR ENDED DECEMBER 31,
                                  -----------------------   --------------------------------------------------------
                                     1997         1996         1996         1995        1994       1993       1992
                                  ----------   ----------   ----------   ----------   --------   --------   --------
                                        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS AND COPPER PRICE)
OTHER ITEMS:
  Depreciation, amortization and
    depletion...................  $   23,107       20,670   $   41,623   $   35,952   $ 39,742   $ 34,601   $ 32,491
  Capital expenditures..........      61,354       51,931      120,803      183,041    181,912     31,859     23,063
  Cash dividends................      52,125       76,204      117,913       83,747     21,415     18,000     15,000
  Ratio of earnings to fixed
    charges(4)..................       20.26        21.49        19.95        23.35      15.14     123.57     294.51
  Average LME Copper Price
    (per pound).................  $     1.12   $     1.14   $     1.04   $     1.33   $   1.05   $   0.87   $   1.04

---------------
(1) Includes provision for workers' participation of $10.9 million, $10.4 million, $18.0 million, $32.2 million, $13.9 million, $8.8 million and $14.1 million in the six months ended June 30, 1997 and 1996 and in years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively.

(2) Represents the cumulative effect, as of January 1, 1993, of adopting Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes".

(3) Per share amounts are presented after giving retroactive effect to a 100 to 1 stock split declared and made on November 4, 1994.

(4) The ratio of earnings to fixed charges has been computed by dividing operating income by interest expense.

                     SELECTED SUMMARY OPERATING INFORMATION

     The following table presents summary production and sales data for the Company for the periods indicated. For more information regarding such data, see "Business and Properties".

                                  SIX MONTHS ENDED JUNE
                                           30,                                    YEAR ENDED DECEMBER 31,
                                 ------------------------    ------------------------------------------------------------------
                                    1997          1996          1996          1995          1994          1993          1992
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
COPPER MINING
  Ore Mined (in tons):
    Toquepala mine..............  9,302,000     8,984,000    18,609,000    16,937,000    15,907,000    16,044,000    15,559,000
    Cuajone mine................ 10,499,000    10,321,000    21,249,000    21,378,000    21,785,000    21,409,000    21,471,000
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Total................... 19,801,000    19,305,000    39,858,000    38,315,000    37,692,000    37,453,000    37,030,000
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
  Average Copper Ore Grade:
    Toquepala mine..............       0.74%         0.87%         0.81%         0.86%         0.80%         0.83%         0.85%
    Cuajone mine................       0.93%         0.95%         0.96%         0.79%         0.84%         0.83%         0.86%
        Weighted Average........       0.84%         0.91%         0.89%         0.82%         0.82%         0.83%         0.86%
COPPER PRODUCTION
  (contained copper in tons):
  Mines
    Toquepala mine..............     60,067        63,780       126,464       128,064       111,797       115,047       113,232
    Cuajone mine................     83,180        80,922       166,006       145,491       156,037       150,410       157,946
    SX/EW(1)....................     24,029        22,658        46,585         5,006            --            --            --
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Total...................    167,276       167,360       339,055       278,561       267,834       265,457       271,178
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
ILO SMELTER
  (blister copper in tons):
  From SPCC concentrates........    124,984       137,643       294,997       268,761       268,432       265,046       268,407
  From purchased concentrates...     13,700         8,255        21,807        48,467        53,671        47,749        35,482
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Total...................    138,684       145,898       316,804       317,228       322,103       312,795       303,889
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
REFINED COPPER (in tons) (2):
  Cathode production (for
    SPCC).......................    125,715       101,871       219,800       216,207       210,671       198,375       197,059
  SX/EW(1)......................     24,029        22,658        46,585         5,006            --            --            --
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Total...................    149,744       124,529       266,385       221,213       210,671       198,375       197,059
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
SILVER PRODUCTION
  (troy ounces contained in
    blister):
  From SPCC concentrates........  1,369,147     1,434,195     3,096,506     2,957,670     2,979,199     2,813,242     2,675,094
  From purchased concentrates...    167,573        87,787       192,684       605,244       555,511       444,983       345,686
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Total...................  1,536,720     1,521,982     3,289,190     3,562,914     3,534,710     3,258,225     3,020,780
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
MOLYBDENUM PRODUCTION
  (in tons contained in
    concentrates):..............      2,198         1,913         4,370         4,004         3,060         3,156         3,542
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
COPPER SALES (IN TONS):
  Refined.......................    150,539       124,849       265,936       223,006       212,388       200,447       191,977
  In blister....................     27,436(3)     40,574        81,209       100,296       114,173       106,223       102,555
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Total...................    177,975       165,423       347,145       323,302       326,561       306,670       294,532
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
COPPER EXPORTS (IN TONS):
  Refined.......................    139,677       123,261       257,151       223,006       212,388       200,447       191,977
  In blister....................     27,436(3)     40,574        80,604       100,296       114,173       106,223       102,555
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Total...................    167,113       163,835       337,755       323,302       326,561       306,670       294,532
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========

---------------
(1) The SX/EW facility commenced production in November 1995.

(2) The Ilo refinery was purchased by the Company in May 1994. The data prior to the acquisition reflects cathode production for SPCC on a toll basis.

(3) In the six months ended June 30, 1997 copper sales and copper exports in blister included 9,977 tons of copper contained in concentrate.

                                  RISK FACTORS

     Holders of Old Notes should consider carefully all the information in this Prospectus and, in particular, the following risk factors before accepting the Exchange Offer. For additional information concerning Peru and certain matters described below see "Annex A -- The Republic of Peru". As a general matter, investing in the securities of an issuer, substantially all of whose operations are in a developing country such as Peru, involves a higher degree of risk than investing in securities of issuers with substantially all of their operations in the United States and other jurisdictions.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon, and, except in certain limited circumstances, will no longer have any registration rights with respect to the Old Notes. However, the Company will offer the holders who are not permitted to participate in the Exchange Offer the right to exchange in a private exchange offer the Old Notes for New Notes, which will be subject to restrictions on transferability. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not intend to register the Old Notes under the Securities Act. The Issuer believes that, based upon interpretations contained in letters issued to third parties by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each holder thereof (other than a broker-dealer, as set forth below, and any such holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Issuer in the Letter of Transmittal that such conditions have been met and must represent, if such holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such holder nor the person receiving such New Notes, if other than the holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 90 days after the consummation of the Exchange Offer it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuer does not currently intend to take any action to register or qualify the New Notes for resale in any such jurisdictions. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

FACTORS RELATING TO THE COPPER INDUSTRY, THE COMPANY AND THE SOURCE OF PAYMENT FOR NOTES

  Production of Copper; Reserves

     Substantially all of the Company's revenues are derived from copper produced by the Toquepala mine, the Cuajone mine and the smelter and refinery at Ilo, all of which are located within a 30-mile radius in the southern part of Peru. If operations at any of these locations were significantly reduced, interrupted or curtailed, the

Company's ability to generate export receivables, revenues and profits and make required payments on the Notes could be materially and adversely affected.

     As of December 31, 1996, SPCC had sulfide ore reserves at the Toquepala mine of 332 million tons and at the Cuajone mine of 1,400 million tons. In addition, SPCC had leachable reserves of 665 million tons and mineralized material of 380 million tons at the two mines. The Company's reported ore reserves are estimated quantities of proven and probable ore that under present and anticipated conditions may be economically mined and processed by the extraction of their mineral content. The Company determines the amount of its ore reserves in accordance with the regulations of the Commission. The volume and grade of reserves actually recovered and rates of production from the Company's present ore reserves may not conform exactly to geological measurements of the reserves. Further, market price fluctuations in copper and changes in operating and capital costs may render certain ore reserves uneconomic to mine. See "Business and Properties -- Reserves".

     The business of mining, smelting and refining copper is generally subject to a number of risks and hazards, including industrial accidents, labor disputes, unexpected geological conditions, slope failures, changes in the regulatory environment, environmental hazards and weather and other natural phenomena such as earthquakes and floods. Such occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. The Company maintains insurance typical in the copper mining industry and in amounts that the Company believes to be adequate, but which may not provide complete coverage in certain circumstances. However, insurance against certain risks (including certain liabilities for environmental pollution or other hazards as a result of exploration and production) is not generally available to the Company or to other companies within its industry.

     Under each of the Company's copper sales agreements, the Company or its customer may suspend or cancel delivery of copper during a period of force majeure. Events of force majeure under the agreements include acts of nature, strikes, fires, floods, wars, transportation delays, government actions or other events that are beyond the control of the parties. Any suspension or cancellation of deliveries under copper sales contracts that are not replaced by delivery under new contracts or sales on the spot market would reduce the amount of Export Receivables available to secure the Notes and could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company.

  Prices of Copper/Cyclicality of Industry

     The copper market is highly cyclical and the Company's business, financial condition, results of operations and prospects depend to a large degree on the international prices for copper established by the LME. Such prices have historically fluctuated widely and are affected by numerous factors beyond the Company's control, including the overall demand for and worldwide supply of copper, the availability and price of competing commodities, international economic trends, currency exchange fluctuations, expectations of inflation, actions of commodity markets participants, consumption and demand patterns and political events in major producing countries. See "Overview of Copper Market". The Company believes that it is currently ranked among the lowest cost, private sector copper producers. There can be no assurance, however, that the Company will continue to be one of the lowest cost copper producers and that competition from lower cost producers will not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company.

     Depending on metal markets and other conditions, the Company may enter into forward sales or purchase put options or establish synthetic put options to reduce the risk of copper price declines on its anticipated future production. From time to time, the Company has hedged a portion of its copper production, and subject to market conditions, may choose to pursue such opportunities in the future. All hedging activity is reviewed by a senior management committee and reported to the Board of Directors.

     For the full year 1996, the Company sold or exercised put options covering
151.2 million pounds of copper for a pre-tax gain of $11.1 million. Earnings for the first six months included a pre-tax gain of $5.6 million in 1997 and a pre-tax loss of $0.3 million in 1996 from the Company's price protection program. There were no pre-tax gains or losses from price protection in the second quarter of 1997 compared with a pre-tax gain of $0.5 million in the second quarter of 1996. At June 30, 1997, the Company held copper put options, with a strike price of 95 cents, for 94.1 million pounds of fourth quarter 1997 production and 44 million pounds of first quarter 1998 production. The Company has purchased put options covering portions of its copper production in the past and, depending on metal markets and other conditions, may purchase put options or employ other metal price hedging strategies in the future in order to reduce the risk of copper price declines on its anticipated future production. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Metal Hedging and Trading Activity", "Business and
Properties -- Sales of Metals and Hedging".

  Expansion and Modernization Program

     The proceeds of the Offering of Old Notes will be used by the Company, in part, to fund the expansion and modernization program. The expansion and modernization program is being undertaken by the Company in order to enhance the competitive position and financial performance of the Company and to comply with Peruvian environmental regulations applicable to its operations. The Company's modernization plan for the Ilo smelter is designed to avoid significant disruptions in smelter production of blister copper during construction. The modernization project has two phases: installation of a flash furnace and replacement of existing converter operations. During the first phase, which is expected to be completed in 2001, the Company plans to operate two existing reverberatory furnaces until the new flash smelting furnace reaches design rates of production. During the second phase, the Company expects to continue to operate its existing converters until the new units are operating at design capacity. However, there can be no assurance that current production levels will be maintained during the modernization, that there will be no interruptions of production or that the costs of the modernization will not significantly exceed management's current estimates. See "Summary -- The Company -- Expansion and Modernization Program".

     Any failure to complete, or any significant delay in completion of, the smelter modernization could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company, if the Company were required to reduce or cease copper production due to failure to comply with the PAMA. Under the PAMA, the Company has until January 2007 to achieve compliance with environmental controls applicable to the smelter. Although the Company believes that its modernization plan, which calls for completion by the year 2003, provides sufficient time to meet this schedule, there can be no assurance that the smelter modernization will be completed by such date. See "-- Impact of Government Regulation".

     The Company's expansion and modernization program has an estimated capital cost of $1 billion to be spent over approximately six years. Although management expects that cash from existing and future operations and from the issuance of SENs and borrowings under the Credit Facility and from anticipated borrowings in the future will be sufficient to cover the costs of the Company's capital investment plan, there can be no assurance that the Company will not be required to seek additional funds in order to complete its expansion and modernization program. Following the Offering of Old Notes and borrowings under the Credit Facility there can be no assurance that the Company's increased leverage will not have an adverse impact on the Company's liquidity. If additional funds are necessary, there can be no assurance that the Company will be able to obtain the required funds on terms and conditions acceptable to the Company. If such additional financing is unavailable, the Company may have to delay completion of the expansion and modernization program until additional financing or sufficient internally generated funds become available and any such delay could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company.

  Supply and Cost of Fuel Oil and Electricity

     The Company requires substantial amounts of fuel oil and electricity for its operations and energy costs constitute a substantial portion of the Company's cost of production. Although the Company believes that fuel oil and electricity are available to it in adequate quantities at market prices, the availability and prices may be subject to curtailment or change due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, worldwide price levels and market conditions. During the 1970s and 1980s, the Company's ability to import fuel oil was restricted by government policies. The Company was required to purchase fuel oil domestically from a government-owned oil producer at prices substantially above those prevailing in the world market. The Company has recently sold its power facility to a wholly owned subsidiary of Tractebel S.A. ("Tractebel"). Tractebel has agreed to provide electricity to meet SPCC's requirements for the next 20 years, including increased requirements as a result of the expansion and modernization program. Under this agreement, the Company's cost of power will increase somewhat from its current level, while the Company will benefit by avoiding significant capital expenditures. The Company believes it will be able to import sufficient fuel oil and, under this agreement, will have sufficient electricity to meet its needs. Nevertheless, a protracted interruption in the supply of fuel oil or electricity, or substantial increases in fuel oil or electricity costs, could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company. See "Business and Properties -- Electrical Power" and "-- Other Facilities and Water Resources".

  Labor Matters

     Approximately 60% of the Company's workforce is represented by labor unions. The Company recently entered into new five-year collective bargaining agreements with its nine labor unions, which replaced the previous three-year contracts. Although management believes its present labor relations are generally good, the Company has, in the past, experienced work stoppages and strikes. Most of these work stoppages have been of only a few days' duration, although the Company has experienced more protracted strikes, including one for approximately 145 days in 1988, but since 1991 only five days have been lost due to work stoppages. There can be no assurance that a work stoppage or strike will not occur prior to expiration of the current labor agreements or during negotiations on new labor agreements (including extensions of the existing labor agreements) or as to the effect of any such work stoppage or strike on the Company's production levels. Work stoppages or other labor-related developments affecting the Company could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company. See "Business and Properties -- Employees".

  Program Collateralized by Substantially All Receivables

     Security for the Notes consists solely of (i) the Export Receivables of SP Limited under export contracts for the sale of copper products outside of Peru,
(ii) the Note Reserve Account and (iii) the Note Collateral Account. On any day, in the absence of a Retention Trigger Event or Debt Service Retention Event, Collections in respect of Export Receivables that are deposited to the Collection Account and the Note Collateral Account will be released to SP Limited.

     Substantially all of SP Limited's export receivables will be pledged to the Collateral Trustee in connection with the Credit Facility and SENs to be issued under the Program. The Notes permit the Collateral Trustee to retain Collections or portions thereof in the Note Collateral Account in the event of certain Trigger Events, Accelerated Amortization Events and Events of Default. In addition, the terms of the Credit Facility permit the Collateral Trustee to retain amounts deposited to the Credit Facility Collateral Account upon the occurrence of certain Blocking Events under the SENs and upon the occurrence and continuance of an Event of Default under the Credit Facility. See "Description of Credit Facility". It is possible under such circumstances that Blocked Collections under the Notes, the Credit Facility and any subsequent SENs series would represent a significant portion of the Company's operating cash flow. Any reduction in cash flow available to the Company to fund its operations on a day-to-day basis could affect its ability to produce copper and meet the delivery requirements of its customers. If the Company's operations were significantly curtailed as a result of reduced cash flow available to fund operations during a Blocking Event, the Company's ability to meet its obligations under sales contracts in respect of Export Receivables securing the Notes during the pendency and after the curing of such Blocking Event would be materially and adversely affected, as would the business, financial condition, results of operations and prospects of the Company.

  Receivables Excluded from the Program

     Certain receivables of SP Limited in respect of export copper sales are excluded from the lien and security interest granted by SP Limited to the Collateral Trustee. Specified export contracts covering up to 40,000 tons annually and securing other debt arrangements of SP Limited are excluded. Also, SP Limited may exclude, on an annual basis, additional export contracts providing for sales of copper up to an aggregate annual amount equal to the sum of (i) 10% of Net Certified Export Sales and (ii) Excess Certified Export Sales (as defined herein), if any, in such calendar year, with proportionate adjustments for exclusions occurring after commencement of the calendar year. See "Description of Notes -- Excluded Receivables".

  Effects of U.S. Bankruptcy Law

     The principal collateral for the Notes is the percentage security interest in favor of the Collateral Trustee for the benefit of the holders of Notes in the Export Contracts and Export Receivables to be generated in the future from time to time. The amount of Export Receivables in existence at any time in which the Notes will have a percentage security interest will only represent a small portion of the Program Amount. In addition, under Section 552 of the United States Bankruptcy Code (the "Bankruptcy Code"), assets that are acquired by a debtor in a U.S. bankruptcy proceeding after the commencement of bankruptcy proceedings are not subject to a security interest created by such debtor before such commencement unless such assets constitute "proceeds, product, offspring, or profits of such property," in which case such assets would be subject to the security interest except to the extent that the bankruptcy court, after notice and a hearing and based on the equities of the case, orders otherwise. As a result, even if Export Receivables continue to be generated after the commencement of U.S. bankruptcy proceedings involving SP Limited, it is unlikely that such Export Receivables will be subject to the security interest in favor of the Collateral Trustee on behalf of holders of Notes or any other Secured Party.

     Under the terms of the Amended and Restated Collateral Trust Agreement, the Collateral Trustee would have the right, and would be required in certain circumstances, to sell the Collateral in order to pay the principal of, and accrued interest on, the Notes and debt held by other Secured Parties. However, upon the commencement of bankruptcy proceedings in which SP Limited is a debtor, the Collateral Trustee will be stayed from foreclosing upon and selling the Collateral. Even if the Collateral Trustee were able to exercise its remedies, in light of the foregoing discussion of the scope of the security interest, it is likely the proceeds allocable to the Notes from the sale of the Collateral would not be sufficient to pay the aggregate outstanding principal balance of the Notes plus accrued interest. In any plan of reorganization or liquidation under the Bankruptcy Code, secured creditors are entitled to receive their collateral or other consideration that provides the equivalent thereof. However, the Trustee's claim on behalf of the holders of Notes, to the extent not covered by the Collateral, would be unsecured and would rank pari passu in priority of payment with all other senior unsecured creditors of the Company (subject to certain statutory preferences) and the amount, if any, recoverable in respect of such claim, as with other unsecured debt obligations of SP Limited, would depend upon the outcome of the U.S. bankruptcy proceeding.

  Enforceability of Judgments under Peruvian Law

     Substantially all of the assets of SP Limited are located in Peru and are held by the Branch in Peru. In the event that the holders were to obtain a judgment in the United States against SP Limited or SPCC and seek to enforce such judgment in Peru, the holders' ability to enforce the judgment in Peru would be subject to Peruvian laws regarding enforcement of foreign judgments. In general, Peruvian law provides that a judgment of a competent court outside of Peru rendered against SP Limited or SPCC in connection with an action arising out of or relating to the Notes or the other Transaction Documents (as defined herein), would be recognized and could be enforced against the assets of the Branch in Peru, subject to the following statutory limitations set forth in the Peruvian civil code: (i) the judgment must not resolve matters for which exclusive jurisdiction of Peruvian courts applies (i.e., disputes relating to real estate located in Peru); (ii) the competence of the foreign court which issued the judgment must be recognized by Peruvian conflict of laws rules; (iii) the party against whom the judgment was obtained must have been properly served in connection with the foreign proceedings; (iv) the judgment of the foreign court must be a final judgment, not subject to any further appeal; (v) no pending proceedings may exist in Peru among the same parties and on the same subject; (vi) the judgment by the foreign court cannot be in violation of public policy; and (vii) the foreign court must grant reciprocal treatment to judgments issued by Peruvian courts.

     Moreover, there can be no assurance that a judgment rendered against SP Limited or SPCC in the United States in a bankruptcy-related action would be enforceable against the assets of the Branch in Peru or that a Peruvian court would not assert jurisdiction in a bankruptcy proceeding relating to SP Limited.

  Guarantee by SPCC

     SPCC is a holding company with no independent operations and no significant assets other than its ownership of the capital stock of SP Limited. It will, therefore, be dependent upon the receipt of dividends or other distributions from SP Limited to fund any obligations that it incurs, including obligations under the

Guarantee. Accordingly, if SP Limited should at any time be unable to make distributions to SPCC, SPCC's ability to meet its obligations under the Guarantee would be materially and adversely affected.

  Impact of Government Regulation

     The Company's activities in Peru are dependent on concessions previously granted by the government with respect to the Company's mining rights and compliance by the Company with certain agreements entered into with the Peruvian government. The concessions are in full force and effect under applicable Peruvian laws and the Company is in compliance with all material terms and requirements applicable to the concessions and is not under any condition, occurrence or event that would cause the revocation, cancellation, lapsing, expiration or termination thereof. The Company may, from time to time, let lapse, revoke, cancel or terminate concessions that are not material to the conduct of its business. The principal concessions include the mining and processing concessions at Toquepala and Cuajone, the processing concessions for the smelter and refinery and the mining and processing concessions for the SX/EW facility. The concessions each have an indefinite term, subject to payment of concession fees which totaled $183,300 in 1996.

     The Peruvian government has recently adopted environmental regulations requiring various industrial companies operating in Peru to enter into agreements with the government, pursuant to which they will undertake programs to reduce, control or eliminate emission generations and/or waste discharges. The Company's PAMA was approved by the Peruvian government in January 1997. See "-- Expansion and Modernization Program", "Business and Properties" and "Regulatory Framework -- Regulations, Permitting and Environmental Matters". The Company has also entered into agreements from time to time with the Peruvian government relating to taxes, exchange controls, repatriation of earnings and investments and other matters which affect its business, financial condition and results of operations. No assurance can be given that the Peruvian government will not in the future demand changes to the terms and conditions of any of these agreements, including the PAMA, or impose other conditions that may adversely affect the Company's financial condition or results of operations.

     The Company's exploration, mining, milling, smelting and refining activities are also subject to Peruvian laws and regulations which change from time to time. Matters subject to regulation include, but are not limited to, concession fees, transportation, production, reclamation, export, taxation, labor standards, mine safety and occupational health. Although the Company believes that it is in substantial compliance with all applicable laws, the effect of any future regulatory changes on the Company's operations cannot presently be determined. See "Regulatory Framework -- Regulations, Permitting and Environmental Matters".

FACTORS RELATING TO PERU

  Political and Economic Situation

     During the past 30 years, Peru has experienced political instability under both civilian and military governments. These governments have pursued various policies, including frequent intervention in the economy and social structure. Past governments have imposed controls on prices, exchange rates, local and foreign investment and international trade, restricted the ability of companies to dismiss employees, expropriated private sector assets and prohibited the remittance of profits to foreign investors.

     Since the current administration took office in July 1990, the Peruvian government has implemented a broad-based reform of Peru's political system, economy and social conditions, aimed at stabilizing the economy, restructuring the national government by reducing bureaucracy, privatizing state-owned companies, promoting private investment, developing and strengthening free markets, institutionalizing democratic representations, and enacting programs for the strengthening of basic services related to education, health, housing and infrastructure. Congress was dissolved in April 1992 and a democratically elected congressional body was reestablished in November 1992. A new Constitution was enacted and ratified in the fourth quarter of 1993. Under the current administration, inflation as measured by the Peruvian Instituto Nacional de Estadstica e Informatica (INEI) consumer price index has decreased from 7,650% in 1990 to 10.2% in 1995 and was 11.8% for 1996. In addition, the country's gross domestic product ("GDP") in real terms increased by 5.3% in 1993, 12.8% in 1994, 6.9% in 1995 and 2.5% in 1996.

     In April 1995, the incumbent president was reelected to a second five-year term of office with approximately 64% of the vote. Additionally, the administration's political party, the Cambio 90 -- Nueva Mayora, won a majority of the seats in Congress. Notwithstanding the progress achieved in restructuring Peru's political institutions and revitalizing the economy during the administration's first term, there can be no assurance that the current administration or future administrations can sustain such progress. While the Peruvian economy has experienced strong growth in recent years, there can be no assurance that such growth will continue at similar rates in the future or at all. The Company's results of operations and financial condition could also be affected by changes in economic or other policies of the Peruvian government or other political or economic developments in Peru.

  Exchange Controls

     During the 1970s and 1980s, government policies restricted the ability of the Company and its Branch to, among other things, repatriate funds and import products, including oil, from abroad. In addition, currency exchange rates were strictly controlled and all export sales revenues were required to be deposited in Peru's Central Reserve Bank where they were exchanged from U.S. Dollars to the then local currency at less-than-market rates of exchange. These policies generally affected the results of operations of the Company and the Branch similarly. Controls on repatriation of funds limited the ability of the Company's stockholders to receive dividends outside of Peru, but did not limit the ability of holders of Labor Shares to receive distributions of earnings in Peru. The current Peruvian legal framework imposes no restrictions on the ability of a company operating in Peru to transfer foreign currency from Peru to other countries or to convert Peruvian currency into foreign currency or foreign currency into Peruvian currency. Prior to 1991, Peru had restrictive exchange controls and exchange rates. In the 1970s and 1980s, all foreign exchange proceeds were required to be deposited with the Central Reserve Bank of Peru. During this period the Company, under a bilateral agreement with the Central Reserve Bank of Peru, was allowed access to foreign currency derived from its export sales to make debt service payments on its foreign currency obligations. Under this agreement, proceeds from the Company's exports were paid into an account held in trust for the Central Reserve Bank of Peru at Chase Manhattan Bank in New York. Pursuant to irrevocable instructions from the Central Reserve Bank of Peru, the trustee was allowed to transfer funds to the Company's accounts to pay for such items as debt service, imports and dividends. During the period of exchange controls and restricted access to foreign currency, the Company repaid all of its debts on time as scheduled. Notwithstanding the Company's ability to service its debt during previous periods of government exchange controls, there can be no assurance that the Peruvian government will continue its current policy of permitting currency transfers and conversions without restriction or that the Company would be able to timely service its debt obligations were the Peruvian government to reinstitute exchange controls.

  Terrorist Activity

     Peru experienced significant terrorist activity in the 1980s and early 1990s, during which period anti-government groups escalated their acts of violence against the government, the private sector and Peruvian residents. According to Peruvian government estimates, terrorist activity in Peru during the last sixteen years has resulted in an estimated 25,000 deaths and damage to property and the economy is estimated at US$25 billion. The Company's operations have not been directly affected by the terrorist activity.

     There has been substantial progress in suppressing terrorist activity since 1990, in part as a result of the arrest of the leaders and approximately 2,000 members of the two principal terrorist groups. Approximately 6,000 additional persons have agreed to cooperate with the government under an amnesty law. Notwithstanding the success achieved, some incidents of terrorist activity continue to occur, including the hostage incident at the residence of the Japanese Ambassador to Peru, which was resolved earlier this year. There can be no assurance that the progress achieved in combating terrorist activity can be sustained.

  Inflation and Currency Devaluation

     Peru has in the past experienced high levels of inflation. However, the inflation rate in Peru, as measured by the INEI consumer price index, fell from 7,650% in 1990 to 139.2% in 1991, 56.7% in 1992, 39.5% in 1993, 15.4% in 1994
and 10.2% in 1995. In 1996, the inflation rate was 11.8%. Although the Peruvian government's

3stabilization plan has significantly reduced inflation, there can be no assurance that domestic inflation will not increase from its current level. In addition, the Peruvian currency has been devalued numerous times during the last 20 years. The devaluation rate was 4,019.3% in 1990, 83.7% in 1991, 69.1% in 1992, 31.7% in 1993, 1.4% in 1994 and 6.0% in 1995. In 1996, the devaluation rate was 12.1%. A portion of the operating costs of the Company are denominated in Soles and therefore could be significantly affected by the rate of inflation in Peru. If inflation in Peru were to increase without a corresponding devaluation of the Sol, the financial position and results of operations of the Company could be materially and adversely affected.

     The Company generally does not enter into currency hedging arrangements, as substantially all of the Company's sales are denominated in U.S. Dollars.

  Taxation of Non-Peruvian Individuals

     Payments of interest on the Notes to holders that are not (a) corporations, partnerships or trusts organized under the laws of the United States or a State thereof or (b) a corporation or other entity organized or established under the laws of any other jurisdiction outside Peru and that are domiciled outside Peru will be subject to income tax withholding in Peru, currently at a rate of 30%, for which no Additional Amounts will be paid. As a consequence, no Additional Amounts will be payable to individuals or estates. Therefore, such holders could face adverse tax consequences if they purchase the Notes. See
"Taxation -- Peruvian Taxation".

OTHER FACTORS

  Certain Loan Agreement Restrictions

     SP Limited has entered into an agreement with a group of lenders to loan funds under the Credit Facility. Under the Credit Facility, the Company may borrow up to $600 million, including $200 million available under a revolving credit facility. The Credit Facility will be secured with a percentage interest in the Export Contracts and the Export Receivables thereunder. See
"Summary -- Transaction Structure". Under the terms of the Credit Facility, SPCC has covenanted, among other things, to maintain a Consolidated Tangible Net Worth (as defined therein) of $750 million and a debt to capitalization ratio of
 .50 to 1.00. Further, SPCC may not fail, at the end of two consecutive fiscal quarters, to have an EBITDA (earnings before interest, taxes, depreciation and amortization) to interest coverage ratio for the most recent twelve months of at least 1.5 to 1. See "Description of the Credit Facility". The Credit Facility also provides that upon an event of default, rather than remitting the daily Collections deposited to the Credit Facility Collateral Account (as defined therein) to the Company, the Collateral Agent will retain Collections from the percentage of the Export Receivables allocated as security to the Credit Facility for thirty days and, if required thereafter by the Required Lenders (as defined therein), until the event of default has been cured.

     As of June 30, 1997, SP Limited had 94.7 million of debt outstanding under loan agreements with Corporacion Andina de Fomento ("CAF"), Mitsui & Co. Ltd. ("Mitsui") and the Export Import Bank of the United States ("U.S. Eximbank"), as well as $50 million of bonds outstanding in Peru and $150 million of Old Notes, which are expected to be exchanged for New Notes pursuant to the Exchange Offer. In addition, SP Limited had available $600 million under the Credit Facility. See "Description of Credit Facility". On July 31, 1997, SP Limited prepaid the $40.0 million balance outstanding on the Mitsui loan. As security for the CAF loan, SP Limited has pledged certain SX/EW concessions and has granted CAF a mortgage on the SX/EW facility. SP Limited also maintains an escrow account equal to six months' debt service under the CAF loan agreement. A default by SP Limited on the CAF loan could result in CAF's commencing foreclosure proceedings on the SX/EW facility. U.S. Eximbank has a security interest in the receivables under annual copper sales contracts covering 7,700 tons of copper production and in an escrow account equal to six months' debt service under the loan. The CAF loan agreement contains covenants requiring, among other things, maintenance of a ratio of long-term debt to stockholders' equity and minimum stockholders' equity of at least $750 million. The U.S. Eximbank loan agreement contains covenants requiring a minimum ratio of current assets to current liabilities and compliance with a limitation on total long-term liabilities.

     Any reduction of (or commitment to reduce) Asarco's direct or indirect voting interest in the Company to 50% or less would constitute an event of default under certain of the financing agreements including the Credit Facility.

  Voting Rights; Effective Control by Principal Stockholders

     The Company has outstanding two classes of capital stock: the common stock and Class A common stock. The Company's Board of Directors is composed of 15 members. Two directors are elected by the holders of common stock, voting as a separate class; one director is the President of the Company and 13 directors (including the President) are elected by the holders of Class A common stock, voting as a separate class. On all other matters with respect to which the Company's stockholders have voting rights, each share of Common Stock is entitled to one vote and each share of Class A common stock is entitled to five votes. Class A common stockholders and the Company have entered into an agreement (the "Stockholders' Agreement") which, in accordance with the terms of the Company's Restated Certificate of Incorporation provides that the Class A common stockholders are entitled to elect 13 of the 15 directors of the Company. Based on its ownership of Class A common stock and the terms of the Stockholders' Agreement, Asarco nominates and elects a majority of the directors of the Company and determines the outcome of substantially all actions requiring stockholder approval. See "Summary -- The Company -- Principal Stockholders" and "Certain Transactions -- Stockholders' Agreement".

  Absence of Public Market

     The New Notes will be a new issue of securities for which there is currently no public market. The Issuer does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. There can be no assurance that an active trading market for the New Notes will develop. If a trading market develops for the New Notes, future trading prices of such securities will depend on many factors, including prevailing interest rates, the Issuer's results of operations and financial condition and the market for similar securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods shown.

                          SIX MONTHS ENDED
                              JUNE 30,                           YEAR ENDED DECEMBER 31,
                        ---------------------   ---------------------------------------------------------
                          1997        1996        1996        1995        1994        1993        1992
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
Ratio of earnings to
  fixed charges.......      20.26       21.49       19.95       23.35       15.14      123.57      294.51

     The ratio of earnings to fixed charges has been computed by dividing operating income by interest expense.

                                 CAPITALIZATION

     The following table sets forth the capitalization of SPCC as of June 30, 1997.

                                                                                JUNE 30, 1997
                                                                            ----------------------
                                                                            (DOLLARS IN THOUSANDS)
Short-term debt:
  Current portion of long-term debt.......................................        $   23,683
Long-term debt:
  $35 Million Export Financing Credit Agreement, term loan maturing 1996
     through 2001.........................................................            17,500
  $60 Million CAF Credit Facility, term loan maturing 1996 through 2001...            23,550
  $50 Million Mitsui Credit Facility, term loan maturing 1996 through
     2001.................................................................            30,000
  $600 Million Credit Facility, term and revolving loans maturing 2000
     through 2004.........................................................                 0
  $150 Million SENS.......................................................           150,000
  $50 Million Bond Issue..................................................            50,000
          Total long-term debt............................................           271,050
Minority interest of labor shares in the Branch...........................            22,094

Stockholder's equity:
  Common Stock, $0.01 par value, 34,099,167 shares authorized; 14,302,149
     shares outstanding...................................................               143
  Class A Common Stock, $0.01 par value, 65,900,833 shares authorized;
     65,900,833 shares outstanding........................................               659
  Additional paid-in capital..............................................           265,745
  Retained earnings.......................................................           812,242
  Treasury stock at cost, 27,944 shares...................................              (472)
          Total stockholders' equity......................................         1,078,317
          Total capitalization(1).........................................        $1,395,144
          Debt to Capital Ratio...........................................             21.13%

---------------
(1) Total capitalization represents the sum of total long-term debt, minority interest of labor shares in the Branch and total stockholders' equity.

              SELECTED SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following summary financial information of SPCC and its consolidated subsidiaries, as of and for each year in the five years ended December 31, 1996 has been derived from the consolidated financial statements audited by Coopers & Lybrand, L.L.P., independent accountants. The summary financial information as of and for the six months ended June 30, 1997 and June 30, 1996 is unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) have been made to present fairly on a basis consistent with generally accepted accounting principles the condensed consolidated balance sheet and statements of earnings for such periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results for the year ending December 31, 1997. This information is qualified in its entirety by, and should be read in conjunction with, the Consolidated Financial Statements and the related notes thereto included elsewhere and incorporated herein by reference in this Prospectus.

                                           SIX MONTHS ENDED JUNE
                                                    30,                             YEAR ENDED DECEMBER 31,
                                          -----------------------   --------------------------------------------------------
                                             1997         1996         1996         1995        1994       1993       1992
                                          ----------   ----------   ----------   ----------   --------   --------   --------
                                                (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS AND COPPER PRICE)
CONSOLIDATED STATEMENTS OF EARNINGS:
  Net sales.............................     441,008   $  369,577   $  753,032   $  928,840   $701,678   $547,511   $622,033
  Operating costs and expenses(1).......     291,658      233,371      504,267      562,183    559,651    477,326    490,094
  Operating income......................     149,350      136,206      248,765      366,657    142,027     70,185    131,939
  Minority interest of labor shares in
    income of the Branch................       3,418        3,364        5,208       43,558     18,610     11,218     20,510
  Earnings before cumulative effect of
    the change in accounting
    principle...........................     115,416       94,337      180,512      217,754     91,224     29,130     45,638
  Cumulative effect of the change in
    accounting principle................          --           --                                   --    165,092(2)       --
                                          ----------   ----------   ----------   ----------   --------   --------   --------
  Net earnings..........................  $  115,416   $   94,337   $  180,512   $  217,754   $ 91,224   $194,222   $ 45,638
                                          ==========   ==========   ==========   ==========   ========   ========   ========
PER SHARE AMOUNTS(3)
  Earning before cumulative effect of
    the change in accounting
    principle...........................  $     1.44   $     1.18   $     2.25   $     3.31   $   1.39   $   0.45   $   0.69
  Cumulative effect of the change in
    accounting principle................          --           --           --           --         --       2.51         --
  Net earnings..........................        1.44         1.18         2.25         3.31       1.39       2.96       0.69
  Dividends paid........................        0.65         0.95         1.47         1.27       0.33       0.27       0.23
BALANCE SHEET INFORMATION (END OF
  PERIOD):
  Cash and marketable securities........     419,115   $  237,737   $  174,205   $  262,099   $136,333   $ 67,548   $ 83,073
  Working capital.......................     608,816      318,129      297,795      312,476    242,384    184,761    164,587
  Net property..........................     854,632      811,345      855,808      779,368    522,850    390,719    390,187
  Total assets..........................   1,612,814    1,255,757    1,279,849    1,271,701    968,506    727,951    723,253
  Long-term debt........................     271,050      105,397       82,892       76,828    114,118     15,600         --
  Total liabilities and minority
    interest............................     534,497      285,279      264,822      318,214    333,657    162,911    334,435
  Stockholders' equity..................   1,078,317      970,478    1,015,027      953,487    634,849    565,040    388,818
OTHER ITEMS:
  Depreciation, amortization and
    depletion...........................  $   23,107   $   20,670   $   41,623   $   35,952   $ 39,742   $ 34,601   $ 32,491
  Capital expenditures..................      61,354       51,931      120,803      183,041    181,912     31,859     23,063
  Cash dividends........................      52,125       76,204      117,913       83,747     21,415     18,000     15,000
  Ratio of earnings to fixed
    charges(4)..........................       20.26        21.49        19.95        23.35      15.14     123.57     294.51
  Average LME Copper Price (per
    pound)..............................  $     1.12   $     1.14   $     1.04   $     1.33   $   1.05   $   0.87   $   1.04

---------------
(1) Includes provision for workers' participation of $10.9 million, $10.4 million, $18.0 million, $32.2 million, $13.9 million, $8.8 million and $14.1 million in the six months ended June 30, 1997 and 1996 and in years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively.

(2) Represents the cumulative effect, as of January 1, 1993, of adopting Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes".

(3) Per share amounts are presented after giving retroactive effect to a 100 to 1 stock split declared and made on November 4, 1994.

(4) The ratio of earnings to fixed charges has been computed by dividing operating income by interest expense.

                     SELECTED SUMMARY OPERATING INFORMATION

     The following table presents summary production and sales data for the Company for the periods indicated. For more information regarding such data, see "Business and Properties".

                                SIX MONTHS ENDED JUNE
                                         30,                                    YEAR ENDED DECEMBER 31,
                               ------------------------    ------------------------------------------------------------------
                                  1997          1996          1996          1995          1994          1993          1992
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
COPPER MINING OPERATIONS
  Ore Mined (in tons):
    Toquepala mine...........   9,302,000     8,984,000    18,609,000    16,937,000    15,907,000    16,044,000    15,559,000
    Cuajone mine.............  10,499,000    10,321,000    21,249,000    21,378,000    21,785,000    21,409,000    21,471,000
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
         Total...............  19,801,000    19,305,000    39,858,000    38,315,000    37,692,000    37,453,000    37,030,000
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========
  Average Copper Ore Grade:
    Toquepala mine...........        0.74%         0.87%         0.81%         0.86%         0.80%         0.83%         0.85%
    Cuajone mine.............        0.93%         0.95%         0.96%         0.79%         0.84%         0.83%         0.86%
         Weighted Average....        0.84%         0.91%         0.89%         0.82%         0.82%         0.83%         0.86%
COPPER PRODUCTION
  (contained copper in tons):
  Mines
    Toquepala mine...........      60,067        63,780       126,464       128,064       111,797       115,047       113,232
    Cuajone mine.............      83,180        80,922       166,006       145,491       156,037       150,410       157,946
    SX/EW(2).................      24,029        22,658        46,585         5,006            --            --            --
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
         Total...............     167,276       167,360       339,055       278,561       267,834       265,457       271,178
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========
ILO SMELTER (blister copper
  in tons)
  From SPCC concentrates.....     124,984       137,643       294,997       268,761       268,432       265,046       268,407
  From purchased
    concentrates.............      13,700         8,255        21,807        48,467        53,671        47,749        35,482
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
         Total...............     138,684       145,898       316,804       317,228       322,103       312,795       303,889
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========
REFINED COPPER (in tons)(1)
  Cathode production (for
    SPCC)....................     125,715       101,871       219,800       216,207       210,671       198,375       197,059
  SX/EW(2)...................      24,029        22,658        46,585         5,006            --            --            --
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
         Total...............     149,744       124,529       266,385       221,213       210,671       198,375       197,059
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========
SILVER PRODUCTION (troy
  ounces contained in
  blister):
  From SPCC concentrates.....   1,369,147     1,434,195     3,096,506     2,957,670     2,979,199     2,813,242     2,675,094
  From purchased
    concentrates.............     167,573        87,787       192,684       605,244       555,511       444,983       345,686
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
         Total...............   1,536,720     1,521,982     3,289,190     3,562,914     3,534,710     3,258,225     3,020,780
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========
MOLYBDENUM PRODUCTION (in
  tons contained in
  concentrates):.............       2,198         1,913         4,370         4,004         3,060         3,156         3,542
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========
COPPER SALES (in tons):
  Refined....................     150,539       124,849       265,936       223,006       212,388       200,447       191,977
  In blister.................      27,436(3)     40,574        81,209       100,296       114,173       106,223       102,555
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
         Total...............     177,975       165,423       347,145       323,302       326,561       306,670       294,532
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========
COPPER EXPORTS (in tons):
  Refined....................     139,677       123,261       257,151       223,006       212,388       200,447       191,977
  In blister.................      27,436(3)     40,574        80,604       100,296       114,173       106,223       102,555
                               ----------    ----------    ----------    ----------    ----------    ----------    ----------
         Total...............     167,113       163,835       337,755       323,302       326,561       306,670       294,532
                               ==========    ==========    ==========    ==========    ==========    ==========    ==========

---------------
(1) The Ilo refinery was purchased by the Company in May 1994. The data prior to the acquisition reflects cathode production for SPCC on a toll basis.

(2) The SX/EW facility commenced production in November 1995.

(3) In the six months ended June 30, 1997 copper sales and copper exports in blister included 9,977 tons of copper contained in concentrate.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere and incorporated herein by reference in this Prospectus as well as the data set forth in "Selected Consolidated Financial Information".

OVERVIEW

     The Company's business is affected by the factors outlined below which should be considered in reviewing the financial position, results of operations and cash flows of the Company for the periods described herein.

     Inflation and Devaluation of the Peruvian Sol. A portion of the Company's operating costs are denominated in Peruvian Soles. Since the revenues of the Company are primarily denominated in U.S. dollars, when inflation in Peru is not offset by a corresponding devaluation of the Sol, the financial position, results of operations and cash flows of the Company could be adversely affected. The Peruvian economy has improved significantly following the implementation of the government's stabilization and reform plan in 1991. The recent inflation and devaluation rates are as follows:

                                                                           YEARS ENDED DECEMBER
                                                         SIX MONTHS                31,
                                                         ENDED JUNE       ----------------------
                                                          30, 1997        1996     1995     1994
                                                        -------------     ----     ----     ----
    Peruvian Inflation Rate...........................       4.14%        11.8%    10.2%    15.4%
    Sol/Dollar Devaluation Rate.......................       2.04%        12.1%     6.0%     1.4%

     Peruvian Branch. The consolidated financial statements included herein are prepared in U.S. dollars and in accordance with U.S. GAAP. The Branch consists of substantially all of the assets and liabilities of SPCC, associated with its copper operations in the Republic of Peru. The Branch is registered with the Peruvian government as a branch of a foreign mining company. The results of the Branch are consolidated in the financial statements of the Company.

     The Branch maintains its books of account in Soles, prepares financial information in accordance with Peruvian GAAP and reports such information to the Peruvian government on this basis for purposes of calculating its Peruvian income tax liability as well as amounts payable for workers' participation. Since these amounts are determined on the basis of Peruvian GAAP, they cannot be directly derived from the consolidated financial statements of the Company. Peruvian GAAP requires the inclusion in the financial statements of the Branch of the Result of Exposure to Inflation, which seeks to account for the effects of inflation by adjusting the value of non-monetary assets and liabilities and equity by a factor corresponding to wholesale price inflation rates during the period covered by the financial statements. Monetary assets and liabilities are not so adjusted.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996

     The Company reported net earnings of $59.6 million, or $0.74 per share, for the second quarter ended June 30, 1997 compared with net earnings of $45.2 million, or $0.56 per share, for the second quarter of 1996. For the six month period ended June 30, 1997, the Company reported net income of $115.4 million or $1.44 per share, compared with net income of $94.3 million or $1.18 per share in the comparable 1996 period.

     The Company's earnings in the second quarter 1997 increased $14.4 million compared with the comparable 1996 period. Higher sales prices for copper and molybdenum, as well as a reduction in the Company's effective tax rate, primarily due to a reinvestment tax incentive in Peru, contributed to the increase in earnings. As a result of a sharp decline in copper prices in June of 1996, second quarter provisionally priced copper sales were adjusted. The impact of the adjustment in the second quarter 1996 reduced sales by $13.8 million and net earnings by $8.2 million.

     Net earnings for the six months ended June 30, 1997 increased $21.1 million, over the same period in 1996, primarily as a result of 1996 price adjustments to provisionally priced sales, the reduction in the Company's effective tax rate due to the reinvestment tax incentive allowed in Peru and pre-tax gains of $5.6 million recorded in the first quarter of 1997 related to the Company's price protection program.

     Copper mine production decreased 2% in the second quarter of 1997 compared with the second quarter of 1996 to 170.1 million pounds. Ore grades at the Company's Toquepala and Cuajone mines were lower; however, throughput and better recoveries at the Company's concentrators offset much of the effect of the lower grades. Copper mine production for the six month period ended June 30, 1997 was approximately the same as in the comparable 1996 period.

     In the first quarter of 1997, the Government of Peru approved a reinvestment allowance for the Company's program to expand the Cuajone mine. The reinvestment allowance provides the Company with tax incentives in Peru and, as a result, certain U.S. tax credit carryforwards, for which no benefit has previously been recorded, are expected to be realized. The estimated net earnings impact of the reduction in the Company's effective tax rate, as a result of the reinvestment allowance, for the second quarter of 1997 is approximately $4.5 million and $7.7 million for the six months ended June 30, 1997. Pursuant to the reinvestment allowance the Company will receive tax deductions in Peru in amounts equal to the cost of the qualifying property (approximately $245 million). As qualifying property is acquired, the book carrying value of the qualifying property will be reduced to reflect the tax benefit associated with the reinvestment allowance (approximately $73 million). As a result, book depreciation expenses related to the qualifying property will be reduced over its useful life (approximately 15 years).

     In the second quarter the Company placed $150 million of secured export notes. In addition, a $50 million bond offering was sold in the Peruvian market. At June 30, the Company had $419 million of cash and marketable securities and an undrawn committed bank facility of $600 million. These funds are sufficient to assure the financing of the Company's $1 billion expansion program which is proceeding on schedule. Construction contracts for the Cuajone mine expansion have been awarded and site construction commenced in July. Engineering work on the Ilo smelter expansion is also underway.

     Net Sales: Net sales in the second quarter of 1997 were $226.2 million, compared with $173.2 million in the second quarter of 1996. Sales for the six months ended June 30, 1997 were $441.0 million compared with $369.6 million for the comparable 1996 period. The $53.0 million increase in net sales in the second quarter of 1997 is primarily attributable to 1996 price adjustments to provisionally priced sales, higher sales volume and higher copper and molybdenum prices. The increase in sales in the six month period ended June 30, 1997 as compared with the comparable prior year period reflects increased sales volume, adjustments to provisionally priced sales in 1996 and the recognition of a $5.6 million gain on the sale of copper put options covering first quarter 1997 copper sales.

     At June 30, 1997, the Company has recorded sales of 73.6 million pounds of copper, at a provisional price of $1.17 per pound. These sales are subject to final pricing based on average monthly LME copper prices in the third quarter of 1997.

     Prices: Sales prices for the Company's metals are established principally by reference to prices quoted on the London Metal Exchange ("LME"), the New York Commodity Exchange ("COMEX") or published in "Metals Week" for dealer oxide prices for molybdenum products.

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                       -------------------
                                                                        1997        1996
                                                                       -------     -------
    PRICE/VOLUME DATA

    Average Metal Prices
      Copper (per pound-LME).........................................  $  1.12     $  1.14
      Molybdenum (per pound-Metals Week Dealer Oxide)................  $  4.38     $  3.56
      Silver (per ounce-COMEX).......................................  $  4.87     $  5.42

    Sales Volume (in thousands)
      Copper (pounds)................................................  356,000     330,800
      Molybdenum (pounds)(1).........................................    4,488       3,804
      Silver (ounces)................................................    1,495       1,545

---------------
(1) The Company's molybdenum production is sold in concentrate form. The volume represents pounds of molybdenum contained in concentrate.

     Metal Hedging Activities. Depending on the market fundamentals of a metal and other conditions, the Company may purchase put options to reduce or eliminate the risk of metal price declines on a portion of its anticipated future production. Put options purchased by the Company establish a minimum sales price for the production covered by such put options and permit the Company to participate in price increases above the option price. Depending upon market conditions the Company may sell put options it holds or exercise the options at maturity. Gains or losses, net of unamortized acquisition costs are recorded as current liabilities or current assets and are subsequently recognized in the period in which the underlying hedged production is sold.

     Earnings for the six months included a pre-tax gain of $5.6 million in 1997 and a pre-tax loss of $0.3 million in 1996 from the Company's price protection program. There were no pre-tax gains or losses from price protection in the second quarter of 1997 compared with a pre-tax gain of $0.5 million in the second quarter of 1996.

                 COPPER PRICE PROTECTION HELD AT JUNE 30, 1997
                     (IN MILLIONS, EXCEPT PER LB. AMOUNTS)

                                                                                          PERCENT OF
                                                         STRIKE PRICE     UNAMORTIZED     ESTIMATED
                  POUNDS                   PERIOD         PER POUND          COST         PRODUCTION
    ----------------------------------  -------------    ------------     -----------     ----------
    94.1..............................   10/97-12/97        $ 0.95           $ 1.4            54%
    44.0..............................    1/98-3/98         $ 0.95             0.6            28%
                                                                             -----
                                                                             $ 2.0

     Operating Costs and Expenses. Operating costs and expenses were $152.2 million in the second quarter of 1997 compared with $109.1 million for the same period in 1996. For the six month period ended June 30, 1997 operating costs were $291.7 million as compared with $233.4 million in the comparable 1996 period.

     Cost of sales for the three month and six month period ended June 30, 1997 was $119.8 million and $228.3 million, respectively, this compares to $82.2 million and $176.9 million in the comparable 1996 periods. The increase in the second quarter of 1997 is primarily attributable to greater sales of copper produced from purchased concentrates, higher power costs and increased mine stripping at the Toquepala mine. In the second quarter of 1997 the Company sold its power plant to an independent power company in order to avoid substantial capital improvements to meet the power needs of expanded operations, and as a consequence power costs have increased. These factors which increased second quarter 1997 cost of sales also affected the six month period ended June 30, 1997.

     Depreciation expense for the three and six month periods ended June 30, 1997 was $11.6 million and $23.1 million, respectively, compared with $10.3 million and $20.7 million in the comparable periods in 1996. The higher 1997 depreciation reflects additions to property.

     Nonoperating Items. Interest income for the three month and six month periods ended June 30, 1997 was $4.8 million and $7.7 million, respectively, compared to $4.9 million and $11.1 million in the comparable 1996 periods. The decrease in 1997 reflects lower interest rates on invested funds, offset in part in the second quarter of 1997 by $1.1 million interest income received on a federal income tax refund. The increase of $1.6 million in interest expense in the second quarter of 1997 reflects financing fees primarily on new borrowings.

     Taxes on Income. Taxes on income for the three and six month periods ended June 30, 1997 were $15.8 million and $35.6 million, respectively, as compared with $21.8 million and $48.1 million for the respective periods in 1996. The decrease was principally due to a reduction in the Company's effective tax rate as a result of the reinvestment allowance in Peru.

     Minority Interest of Labor Shares: The income statement provision for minority interest of labor shares during the second quarter represents an accrual of approximately 2.5% in 1997 and 3.3% in 1996, of the operating Branch's after-tax earnings, as determined under Peruvian GAAP. The labor share percentage participation in earnings decreased due to the purchase of labor shares by the Company.

     Cash Flows -- Operating Activities: Net cash provided from operating activities for the three month and six month period ended June 30, 1997 was $84.0 million and $144.9 million, respectively as compared with $68.0 million and $81.3 million in the comparable 1996 periods. The increase in the second quarter was primarily a result of higher net earnings. The increase in the six month period was primarily a result of lower payments for prior year's Peruvian income taxes and workers' participation and higher net earnings, partially offset by higher accounts receivable in 1997.

     Cash Flows -- Investing Activities: Investing activities used cash of $199.2 million for the second quarter of 1997 compared with $37.4 million for the second quarter of 1996. The 1997 period included purchases of held-to-maturity investments of $208.8 million consisting of bank time deposits with maturities ranging from three months to one year and proceeds from the sale of property of $41.9 million. In the second quarter of 1997, capital expenditures were $32.3 million compared with $37.4 million in the respective period of 1996.

     In the six month period ended June 30, 1997 and 1996 capital expenditures were $61.4 million and $51.9 million, respectively. Proceeds from sale of held-to-maturity investments in the six month period ended June 30, 1997 and 1996 were $1.0 million and $42.5 million, respectively.

     Cash Flows -- Financing Activities: Financing activities in the second quarter of 1997 included the placement of $200 million of debt. Dividends paid in the second quarter of 1997 were $28.1 million as compared with $24.1 million in the comparable 1996 period. For the six months ended June 30, 1997 and 1996, dividends paid were $52.1 million and $76.2 million, respectively.

     Liquidity and Capital Resources: At June 30, 1997, the Company's debt as a percentage of total capitalization (total debt, minority interests and stockholders' equity) was 21.1%, compared with 9.3% at December 31, 1996. Debt at June 30, 1997 was $294.7 million, compared with $106.6 million at the end of 1996.

     In April 1997, the Company entered into a $600 million seven-year loan facility with a group of international financial institutions. The facility consists of a $400 million term loan and a $200 million revolving credit line. The term loan bears an interest rate of LIBOR plus 1.75%.

     In May, the Company privately placed $150 million of Secured Export Notes in the United States and offshore. These notes which have an average maturity of seven years and a final maturity in 2007 were priced at par with a coupon rate of 7.9%. In addition, in June the Company sold $50 million of bonds, due June 2004 to investors in Peru. The bonds have a fixed interest rate of 8.25%. These funds and the loan facility of $600 million will provide the Company with sufficient resources for its $1 billion expansion program.

     In the second quarter of 1997, the Company paid a dividend to shareholders of $28.1 million or $0.35 per share. On July 30, 1997, the Company declared a quarterly dividend on the common stock of $0.37 per share payable September 2, 1997 to stockholders of record at the close of business on August 15, 1997.

     Dividends by the Company are limited by covenants under the Company's financing agreements. Certain of these dividend restrictions directly apply to SP Limited as the issuer of the debt, however, they also apply to SPCC in consolidation or as the guarantor. The most restrictive of these covenants limits the payment of dividends by SPCC to 50% of consolidated net income.

     Expansion and Modernization Project: In September 1996, the Company announced a two stage project which includes an expansion of the Cuajone mine and an expansion and modernization of its copper smelter at Ilo. The total capital cost for this project is estimated at $1.0 billion, budgeted to be spent over the next six years.

     The Cuajone mine expansion is expected to increase the Company's annual copper production by 130 million pounds and require an estimated capital investment of approximately $245 million. Construction contracts for the expansion have been awarded and site construction commenced in July. Completion of this stage of its expansion program is expected in 1999.

     Engineering for the second stage of the program, the expansion and modernization of the Ilo smelter began in 1997, following completion of preliminary engineering SPCC plans to modernize and increase the capacity of its existing copper smelter at Ilo. The expected cost of the second stage, based on the Company's preliminary engineering studies, is approximately $787 million and is expected to be completed in 2003.

     A future opportunity for a third stage of the expansion and modernization plan, consisting of a second expansion at Cuajone and further expansion of the Ilo smelter capacity will be evaluated at a later date and will depend on the availability of financing and other conditions at the time. A decision to proceed on this stage of the project is not expected before 2000. The Company anticipates that the projects will be funded from a combination of existing cash, internally generated funds and external financing.

     Environmental Matters. The Company has made a significant number of environmental capital expenditures, including, a sulfuric acid plant at the Ilo smelter for partial recapture of sulfur dioxide, completed in 1995 at a cost of $103.0 million; a sewage treatment plant at Ilo, completed in 1994 at a cost of $2.0 million; and a tailings storage facility at Quebrada Honda, which became operational in 1996 and will be completed in 1997 at a cost of approximately $60 million. The Company has also incurred capital costs of $3.0 million for environmental projects as a result of the commitment made in connection with the Ilo refinery acquisition. In addition, in April 1996 the Company began a $35 million expansion of the Ilo sulfuric acid plant. The expansion will increase the capture of sulfur dioxide emissions from the smelter from 18% to 30% and will also increase sulfuric acid production at the smelter to 330,000 tons per year in 1998, the expected year of expanded plant operation. Capital expenditures in connection with these and other environmental projects were approximately $29.8 million in 1996.

     The Company's exploration, mining, milling, smelting and refining activities are subject to Peruvian laws and regulations, including environmental laws and regulations, which change from time to time. The Company's recently approved environmental compliance and management plan, PAMA, sets forth the investment to be made by the Company to comply with Peruvian environmental regulations applicable to its operations. To implement the PAMA, the Company is required to make a minimum annual investment of 1% of net annual sales until compliance is met. The PAMA will require the Company to make significant additional capital expenditures to achieve compliance with the maximum permissible levels for its emission and waste discharges ("MPLs") within a period of five years, except for environmental controls applicable to its smelter operation which must be put in place within ten years. The PAMA contemplates a number of environmental projects, the largest and most capital intensive of which is the planned modernization of the Ilo smelter. Management believes that under current Peruvian law and regulations, compliance with the PAMA will satisfy the MPL requirements pertaining to the Company's operations during the applicable five-or ten-year implementation period. The Company remains, however, subject to other environmental requirements applicable to its operations.

     Impact of New Accounting Standards. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (the "Statement"). The Statement specifies the computation, presentation and disclosure requirements for earnings per share ("EPS"). It will require the Company to present both basic and diluted EPS amounts from income for continuing operations and net income on the face of the income statement. The Company does not expect the impact of this statement to have a material effect on its calculation of EPS. The statement will be effective for financial statements issued for periods ending after December 15, 1997, including interim periods.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income". The Company is currently assessing the impact of this statement, which is effective for fiscal years beginning after December 15, 1997.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     Earnings. The Company reported net earnings for the year 1996 of $180.5 million or $2.25 per share, compared with net earnings of $217.8 million, or $3.31 per share, in 1995 and net earnings of $91.2 million, or $1.39 per share in 1994. Earnings are significantly affected by changes in copper prices. Lower copper prices decreased 1996 net earnings by an estimated $109 million compared with 1995. This decline in earnings due to lower copper prices are somewhat offset by increased production and lower production costs. Sales of copper produced from the Company's mines, including the new SX/EW facility increased significantly in 1996 compared with 1995.

     The improvement in the 1995 earnings over 1994 was primarily due to higher copper and molybdenum prices and reduced operating costs, in part, as a result of the acquisition of the Ilo refinery in May 1994.

     Net earnings in 1996 reflect a reduction in the minority interest of labor shares in the Branch. An exchange of labor shares for common shares was completed in the fourth quarter of 1995 and reduced the interest of labor shares from 17.3% to 3.3.%. At December 31, 1996, the interest of labor shares was 2.8%.

     As a result of ongoing drilling programs at the Company's mines, proven and probable ore reserves increased substantially in 1996. At December 31, 1996, proven and probable ore reserves at Toquepala were 331.6 million tons with an average grade of 0.82% copper, and at Cuajone were 1,400.3 million tons with an average grade of 0.65% copper. In addition, leachable reserves at the two mines were 665 million tons with an average grade of 0.22% copper.

     Net Sales. Net sales in 1996 were $753.0 million compared with $928.8 million in 1995 and $701.7 million in 1994. While copper sales volume was 47.7 million pounds higher in 1996 than in 1995, net sales decreased by $175.8 million, principally due to lower copper prices. Copper sales volume was 6.5 million pounds lower in 1995 than in 1994 primarily due to slightly lower smelter production in 1995 and a reduction in inventory levels in 1994. The resulting decrease in copper sales volume was more than offset by higher copper and molybdenum prices and higher molybdenum volume in 1995.

     Prices. Sales prices for the Company's metals are established principally by reference to prices quoted on the LME, COMEX or published in "Metals Week" for dealer oxide prices for molybdenum products. See "Overview of Copper Market".

PRICE/VOLUME DATA

                                                           1996         1995         1994
                                                         --------     --------     --------
    AVERAGE METAL PRICES
      Copper (per pound -- LME)........................  $   1.04     $   1.33     $   1.05
      Molybdenum (per pound)...........................      3.61         7.42         4.50
      Silver (per ounce -- COMEX)......................      5.18         5.18         5.28
    SALES VOLUME (IN THOUSANDS)
      Copper (pounds)..................................   694,290      646,604      653,122
      Molybdenum (pounds)(1)...........................     8,813        8,402        5,698
      Silver (ounces)..................................     3,110        3,761        3,184

---------------
(1) The Company's molybdenum production is sold in concentrate form. Volume represents pounds of molybdenum contained in concentrate.

     Financial Instruments. Depending on the market fundamentals of a metal and other conditions, the Company may purchase put options to reduce or eliminate the risk of metal price declines below the options strike price on a portion of its anticipated future production. Put options purchased by the Company establish a minimum sales price for the production covered by such put options and permit the Company to participate in price increases above the option price. The cost of options is amortized on a straight-line basis during the period in which the options are exercisable. Depending upon market conditions the Company may either sell options it holds or exercise the options at maturity. Gains or losses, net of unamortized acquisition costs, are recognized in the period in which the underlying production is sold and are reported as a component of the underlying transaction.

     For the full year 1996, the Company realized pre-tax gains of $16.7 million as a result of its copper price protection program, of which $11.1 million was recognized in 1996. The remaining $5.6 million will be recognized in the first quarter of 1997 when the underlying production is sold. Copper put options with a cost of $1.2 million expired during the first six months of 1996. The recognized pre-tax gains (losses) of the Company's metal hedging activities, net of transaction costs were $9.9 million $(2.1) million and $(1.8) million in 1996, 1995 and 1994, respectively.

     Operating Costs and Expenses. Operating costs and expenses were $504.3 million in 1996 compared with $562.2 million in 1995 and $559.7 million in 1994. Cost of sales decreased to $389.6 million in 1996 from $439.4 million in 1995. While the volume of all copper sold increased by 47.7 million pounds in 1996 as compared with 1995, cost of sales decreased by $49.8 million. The cost of sales decrease was principally attributable to a reduction in sales of copper produced from purchased concentrates of 61.3 million pounds, and an increase of 109.0 million pounds in sales of copper produced from Company mines, of which 83.1 million pounds represented increased production from the new low-cost SX/EW facility. The unit cost of purchased concentrates in 1995 was considerably higher, as a result of market prices. Cost of sales decreased from $454.0 million in 1994 to $439.4 million in 1995, principally reflecting the savings derived from operating the Ilo refinery, purchased in May 1994, partially offset by higher sales volumes of by-products and the higher cost of purchased concentrates.

     Administrative and other expenses were $50.0 million in 1996 compared with $52.7 million in 1995 and $48.1 million in 1994.

     Depreciation, amortization and depletion expense was $41.6 million in 1996 compared with $36.0 million in 1995 and $39.7 million in 1994. The increase in 1996 includes the depreciation expense on major additions to property in late 1995. Increased ore reserves had the effect of reducing depreciation, amortization and depletion expense by $6.1 million in 1995. The increase in ore reserves in 1996 had no material impact on 1996 depreciation expense.

     The provision for workers participation was $18.0 million in 1996 compared with $32.2 million in 1995 and $13.9 million in 1994. The decrease in 1996 was due to lower pre-tax profits of the Branch, and the 1995 increase reflects higher profits. Peruvian law provides that workers in mining companies participate in 8% of pre-tax profits. Such participations are paid in the following year.

     Non-Operating Items. Interest income was $18.3 million in 1996 compared with $14.8 million in 1995 and $6.5 million for 1994. The increases in 1996 and 1995 reflected higher interest rates and higher invested cash balances. Interest income is expected to decrease as available cash is used to fund the Company's expansion program. Other income was $11.4 million in 1996 compared with $12.8 million in 1995 and $23.2 million in 1994. 1995 and 1994 include pre-tax gains on sales of investments of $1.3 million and $18.4 million, respectively. Exchange gains included in other income are $6.7 million, $6.0 million and $1.6 million for the years 1996, 1995 and 1994, respectively. Interest expense was $12.5 million in 1996 compared with $13.9 million in 1995 and $7.8 million for 1994. Interest expense in 1995 included the write-off of $2.0 million of previously capitalized loan fees related to the pre-payment of $77 million of the Company's long-term debt.

     Taxes on Income. Taxes on income were $80.2 million, $119.1 million and $54.1 million for 1996, 1995 and 1994, respectively, and include $74.9 million, $114.5 million and $46.8 million for Peruvian income taxes and $5.3 million, $4.6 million and $7.3 million, respectively, for U.S. federal and state taxes. U.S. income taxes are primarily attributable to investment income as well as limitations on use of foreign tax credits in determining the alternative minimum tax.

     The Company obtains income tax credits in Peru for value-added taxes ("VAT") paid in connection with the purchase of capital equipment and other goods and services employed in its operations and records these payments as a prepaid expense. Under current Peruvian law, the Company is entitled to credit the amount of such VAT against its Peruvian income tax liability or receive a refund.

     Minority Interest of Labor Shares. The minority interest of labor shares of the Branch was $5.2 million in 1996 compared with $43.6 million in 1995 and $18.6 million in 1994. The income statement provision for minority interest of labor shares represents an accrual of 3.1%, 17.3% and 17.5% for 1996, 1995 and 1994, respectively, of the Branch's after-tax earnings as determined under Peruvian GAAP.

     The reduction in the minority interest of labor shares principally reflects the effect of the exchange of SPCC common stock for labor shares completed in the fourth quarter of 1995.

     Cash Flows -- Operating Activities. Net cash flow from operating activities was $158.8 million in 1996, compared with $330.4 million for 1995 and $134.9 million in 1994. The decrease in operating cash flow in 1996 was a result of higher Peruvian income taxes paid in 1996, principally relating to the final tax payment for 1995 and lower cash earnings. The increase in operating cash flow in 1995 reflects higher cash earnings and changes in working capital.

     Cash Flows -- Investing Activities. Net cash used for investing activities was $79.3 million in 1996 as compared with $119.5 million in 1995 and $138.8 million in 1994. Capital expenditures in 1996 were $120.8 million as compared with $183.0 million in 1995 and $181.9 million in 1994. In 1996, $19.4 million was spent to complete the Quebrada Honda tailings project, through the starter dam phase. In addition, $27.2 million was spent on new large capacity shovels and haul trucks for the mines. In 1995, the Company spent $36 million for completion of the sulfuric acid plant at the Ilo smelter and $77 million for completion of the Toquepala SX/EW plant. In 1995, $61.1 million was transferred from a restricted account and used to support the capital spending.

     In May 1994, the Company purchased the Ilo refinery from a Peruvian government-owned entity for $65 million in cash and a commitment to make an additional $20.2 million of capital improvements over three years. The Company had substantially completed this commitment at December 31, 1996. The acquisition of the refinery has allowed the Company to integrate its operation from the mining and smelting of copper to the production of refined copper and to reduce its cash costs of operations.

     In 1994, the Company realized proceeds of $50.3 million from the sale of investments. Investments in marketable securities include a net redemption in 1996 and 1995 of $41.5 million and $0.5 million, respectively, as compared with a net investment in marketable securities of $7.2 million in 1994.

     Cash Flows -- Financing Activities. Financing activities used cash of $127.6 million in 1996 as compared with $86.1 million in 1995 and cash provided of $64.7 million in 1994. The 1996 amount includes purchase of labor shares and treasury stock of $8.3 million, net borrowings of $2.6 million as compared with net repayment of borrowings of $13.3 million in 1995 and net proceeds from borrowing of $90.3 million in 1994. The 1995 amount includes proceeds from a subscription of labor shares of $10.9 million. Distributions to the labor share minority interest were $4.1 million in 1996. Dividends paid in 1996 were $117.9 million as compared with $83.7 million in 1995 and $21.4 million in 1994. On February 4, 1997 a dividend of $0.30 a share, totaling $24.1 million was declared, payable March 3, 1997.

     The information set forth below under "-- Liquidity and Capital Resources"; "Exchange Offer for Labor Shares"; "Dividends and Capital Stock"; "Environmental Matters"; "Accounting Matters" and "Subsequent Events" has been derived from SPCC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. For updates with respect to certain of the information in these sections, see the corresponding sections under "-- Results of Operations for the Six Months Ended June 30, 1997 and June 30, 1996".

LIQUIDITY AND CAPITAL RESOURCES

     1991 Agreement. In December 1991, the Company and the Government of Peru signed an agreement (the "1991 Agreement") resolving all open issues concerning the conclusion of the investment recovery contract which governed the development and operation of the Cuajone mine. Under the 1991 Agreement, the Company agreed to undertake an investment program over the five years, 1992-1996, and the Peruvian Government agreed not to discriminate against the Company in comparison with treatment given to other mining companies. As part of this agreement, in 1991 the Company transferred $55.0 million from its accounts in New York to an interest-bearing account with the Central Reserve Bank of Peru, to be withdrawn by the Company at its discretion solely for application to the investment program. In March 1995, these funds, aggregating $61.1 million, including accumulated interest, were transferred to the Branch as a capital contribution and used for the capital spending program. In conjunction with the transfer, labor shareholders contributed $10.9 million to the capital of the Branch.

     At December 31, 1996, the Company had expended $443.6 million under the agreed five-year program and has met its obligations under the 1991 Agreement.

     Financing. In January 1996, the Company borrowed $47 million, the remaining commitment available under a $50 million loan from Mitsui at a rate of LIBOR plus 2.87%. In addition, in November 1996, the Company prepaid $12.9 million, the remaining loan balance from two Peruvian commercial banks. At December 31, 1996 the Company had outstanding borrowings under its long-term loan agreements of $106.6 million. There were no amounts available under these facilities at December 31, 1996. The loans are payable in semi-annual installments through 2001 and bear interest based on LIBOR, except for a 6.43% fixed-rate loan from the U.S. Eximbank. The December 31, 1996 balance on this loan was $26.3 million.

     The financing agreements contain covenants which limit the payment of dividends to stockholders. Under the most restrictive loan, the Company may not pay a dividend if the aggregate amount of all dividend payments with respect to any fiscal quarter is greater than 50% of Net Income (as defined therein) of the Company for such fiscal quarter. However, this agreement permits dividends with respect to the final quarter of each fiscal year to the extent that total dividends for such fiscal year do not exceed 50% of the first $50 million of earnings plus 100% of earnings in excess of $50 million for such fiscal year. These dividend restrictions directly apply to SP Limited as the issuer of the debt. However, on consolidation they also apply to SPCC. Net assets of SP Limited unavailable for the payment of dividends to SPCC totaled $821 million at December 31, 1996.

     The financing agreements are collateralized by pledges of receivables from 34,200 tons of copper per year and liens on certain product inventory, fixed assets and mining concessions. In addition, certain of the agreements require the Company to maintain a minimum stockholders' equity of $750 million, specified ratios of debt to equity, current assets to current liabilities and an interest coverage test. Any reduction of Asarco's voting interest in the Company to less than a majority would constitute an event of default under one of the financing agreements. The Company is in compliance with the various loan covenants at December 31, 1996. Included in other assets are $11.3 million held in escrow accounts as required by the Company's loan agreements. The funds will be released from escrow as scheduled loan repayments are made.

     At December 31, 1996, the Company's debt as a percentage of total capitalization was 9.3% as compared with 8.8% at December 31, 1995. Debt at December 31, 1996 was $106.6 million, compared with $93.9 million at the end of 1995.

     Cash Position and Requirements. At December 31, 1996, the Company's cash and cash equivalents and marketable securities amount to $174.2 million as compared with $262.1 million at December 31, 1995.

     Expansion and Modernization Project. In September 1996, the Company announced a project including an expansion of the Cuajone mine and an expansion and modernization of its copper smelter at Ilo. Commencement of the project will begin once financing has been arranged. The Company is in the process of arranging financing for the program. In January 1997, the Company received preliminary commitments from a group of six financial institutions for a loan facility of $600 million with a final maturity of 7 years. The commitment and terms of the financing are subject to final documentation which is expected to be completed in early 1997. Upon closing of this financing, the Company expects to commence the modernization and expansion project. Additional financing for the project also is being sought from other sources. The Cuajone mine expansion which will expand the annual copper production by 130 million pounds represents the first stage of the project. Engineering for the second stage of the program, the modernization of the Ilo smelter has begun. Following completion of the preliminary engineering and securing of the financing, SPCC plans to modernize its existing copper smelter at Ilo to meet current international environmental guidelines and to increase capacity. Total capital cost for the first two stages of the project is estimated at $1.0 billion, budgeted to be spent over the next six years.

     Stage I, the expansion of the Cuajone mine, is expected to require a capital investment of approximately $245 million and is expected to be completed in early 1999. Stage II, the expansion and modernization of the Ilo smelter, is expected to cost approximately $787 million, based on the Company's preliminary engineering studies, and is expected to be completed in 2003.

     A future opportunity for a third stage of the expansion and modernization plan, consisting of a second expansion at Cuajone and further expansion of the Ilo smelter capacity will be evaluated at a later date and will depend on the availability of financing and other conditions at the time. A decision to proceed on this stage of the project is not expected before 2000. The Company expects that the projects will be funded from a combination of existing cash, internally generated funds and external financing.

EXCHANGE OFFER FOR LABOR SHARES

     In November 1995, the Company offered to exchange newly issued common stock for any and all of the outstanding labor shares of the Peruvian Branch.

     The exchange offer expired on December 29, 1995, with 80.8% of outstanding labor shares exchanged for 11,480,093 shares of common stock. The common stock has been listed on the New York Stock Exchange and the Lima Stock Exchange since January 5, 1996.

     In conjunction with the exchange of labor shares, the founding common stockholders of the Company exchanged their shares for Class A common shares.

     The exchange of common stock for labor shares has been accounted for as a purchase of a minority interest. The value of the common stock issued in the exchange (based on the average per share trading value for the three business days ended January 9, 1996) plus issuance costs exceeded the carrying value of the minority interests acquired by $82.0 million, net of tax. The increase in value was assigned to metal inventory and to proven and probable sulfide and leachable ore reserves and mineralized material.

DIVIDENDS AND CAPITAL STOCK

     The Company paid dividends to stockholders of $117.9 million, or $1.47 per share, in 1996, $83.7 million or $1.27 per share, in 1995 and $21.4 million, or $0.33 per share in 1994.

     At the end of 1996 and 1995, the authorized and outstanding capital stock of the Company consisted of 66,550,833 and 68,750,833 shares of Class A common stock, par value $0.01 per share, respectively; and 33,449,167 and 31,249,167 authorized shares of common stock, par value $0.01 per share, respectively, of which

13,633,674 shares were outstanding at December 31, 1996 and 11,479,667 shares were outstanding at December 31, 1995. At the end of 1994, 76,251,193 shares of old common stock were issued of which 65,717,493 shares were outstanding.

ENVIRONMENTAL MATTERS

     As part of the 1991 Agreement, the Company made a significant number of environmental capital expenditures, including a sulfuric acid plant at the Ilo smelter for partial recapture of sulfur dioxide, completed in 1995 at a cost of $103.0 million; a sewage treatment plant at Ilo, completed in 1994 at a cost of $2.0 million; and a tailings storage facility at Quebrada Honda, which became operational in 1996 at a cost of $40.8 million. The Company has also incurred capital costs of $3.0 million for environmental projects as a result of the commitment made in connection with the Ilo refinery acquisition. In addition, in April 1996 the Company began a $35.0 million expansion of the Ilo sulfuric acid plant. The expansion will increase the capture of sulfur dioxide emissions from the smelter from 18% to 30% and will also increase sulfuric acid production at the smelter to 330,000 tons per year in 1998, the expected year of expanded plant operation. Capital expenditures in connection with these and other environmental projects were approximately $29.8 million in 1996.

     The Company's exploration, mining, milling, smelting and refining activities are subject to Peruvian laws and regulations, including environmental laws and regulations, which change from time to time. The Company recently approved an environmental compliance and management plan, PAMA, which sets forth the investments to be made by the Company to comply with current Peruvian environmental regulations applicable to its operations. To implement the PAMA, the Company is required to make a minimum annual investment of 1% of net annual sales until compliance is met. The PAMA will require the Company to make significant additional capital expenditures to achieve compliance with the maximum permissible levels for its MPLs within a period of five years, except for environmental controls applicable to its smelter operation which must be put in place within ten years. The PAMA contemplates a number of environmental projects, the largest and most capital intensive of which is the planned modernization of the Ilo smelter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Expansion and Modernization Project". Management believes that under current Peruvian law and regulations, compliance with the PAMA will satisfy the MPL requirements pertaining to the Company's operations during the applicable five or ten year implementation period. The Company remains, however, subject to other environmental requirements applicable to its operations.

ACCOUNTING MATTERS

     The American Institute of Certified Public Accountants issued Statement of Position 96-1, "Environmental Remediation Liabilities" ("SOP 96-1") in October 1996. SOP 96-1 provides authoritative guidance on specific accounting issues in connection with recognizing, measuring and disclosing environmental remediation liabilities. Application of SOP 96-1 in the fourth quarter of 1996 had no effect on the Company's financial statements.

SUBSEQUENT EVENT

     On February 21, 1997, the Company entered into agreements with a wholly owned subsidiary of Tractebel, for the sale of a new turbine at its Ilo power plant and a 20-year power purchase agreement for its copper operations in Peru. In April 1997, the Company completed the sale of its existing power plant assets to Tractebel.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on                , 1997; provided, however, that if the Issuer,
in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $150,000,000 aggregate principal amount of the Old Notes were outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by the Trustee. The Issuer's obligations to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

     The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent (as defined below) and notice of such extension to the holders as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuer. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange offer specified below under "Certain Conditions to the Exchange Offer". The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Issuer intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Issuer of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Citibank, N.A. (the "Exchange Agent") at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT RE-

QUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of such Old Notes and the certificates for New Notes to be issued in exchange therefor are to be issued (or any untendered amount of Old Notes are to be reissued) to the registered holder or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     Each holder participating in the Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Exchange Offer (i) any New Notes received by such holder will be acquired in the ordinary course of business, (ii) such holder will have no arrangements or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act, (iii) such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the New Notes and (v) if such holder is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer

Facility pursuant to the book-entry transfer procedures described below, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfers into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from             , payable on the 30th day
of each month (or the 28th day of February), accruing from the Interest Date. Interest on each New Note will accrue from the latter of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange to occur on a date after the record date for the next succeeding interest payment date and prior to such interest payment date, the date of such interest payment date.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Old Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuer may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any note of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, the Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

     The foregoing condition is for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its sole discretion. The failure by the Issuer at any time to exercise the foregoing rights shall not be deemed to be a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part, or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

     Citibank, N.A. has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

                                  Deliver To:
                                 CITIBANK, N.A.

          By Hand:                        By Mail:                  By Overnight Carrier:
       Citibank, N.A.                  Citibank, N.A.                  Citibank, N.A.
                                      c/o Citicorp Data               c/o Citicorp Data
   Corporate Trust Window            Distribution, Inc.              Distribution, Inc.
 111 Wall Street, 5th Floor             P.O. Box 7072                  404 Sette Drive
  New York, New York 10043        Paramus, New Jersey 07653       Paramus, New Jersey 07652

              Facsimile for Eligible Institutions: (201) 262-3240
                      To confirm fax only: (800) 422-2077

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Issuer and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Issuer will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer and are estimated in the aggregate to be $225,000.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer to be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon and, except in certain limited circumstances, will no longer have any registration rights with respect to the Old Notes. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not intend to register the Old Notes under the Securities Act. The Issuer believes that, based upon interpretations contained in letters issued to third parties by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each holder thereof (other than a broker-dealer, as set forth below, and any such holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder

(i) could not rely on the applicable interpretation of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution". In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuer does not currently intend to take any action to register or qualify the New Notes for resale in any jurisdiction.

                            BUSINESS AND PROPERTIES

     The operations of the Company involve the mining, milling and flotation of copper ore to produce copper concentrates, the smelting of copper concentrates to produce blister copper and the refining of blister copper to produce cathode copper. Silver, molybdenum and small amounts of other metals are also contained in copper ore as by-products. Silver is sold as an element of blister copper or is recovered in the refining process. Molybdenum is recovered from copper concentrate in a molybdenum by-product plant.

COPPER PRODUCTION PROCESS

     Operations. The process of producing copper begins at the mine pit. Waste rock and copper bearing ore are first drilled and blasted and then loaded onto diesel-electric trucks by electric shovels. Waste is hauled to dump areas. Copper ore is deposited in rail cars and transported to the crushing circuit where gyratory crushers break the ore into sizes no larger than 3/4 inch. The ore is then transported to the rod and ball mills which grind it to the consistency of powder. This finely ground ore is agitated in a water and chemical solution and pumped as a slurry to the flotation separator. The solution is then aerated, causing a froth which carries the copper minerals to the surface but not the waste rock. The froth is skimmed off and filtered to produce copper concentrates. The waste rock, called tailings, is sent to the tailings storage facility. The copper concentrates (which contain a copper grade of approximately 26% to 28%) are then shipped by rail to the smelter.

     At the smelter, the concentrates are blended with fluxes. The concentrates are then fed into reverberatory furnaces or a Teniente converter where they are melted, producing "matte" and "slag". Matte from the reverberatory furnaces contains approximately 35% copper, and matte from the Teniente converter contains approximately 73% copper. Slag is a residue of the smelting process containing iron and other impurities. The matte is transferred by ladles to the converters and is oxidized in two steps. First, the iron sulfides in the matte are oxidized with silica, producing slag that is returned to the reverberatory furnaces. Second, the copper in the matte sulfide is oxidized to produce blister copper. The blister copper contains approximately 98.5% copper. Some of the blister copper is sold to customers. The remainder is transferred to the Ilo refinery.

     After additional treatment in the anode furnace, the copper is cast into 880-pound anodes and then moved to the refinery's electrolytic tank house. Anode copper is approximately 99.0% copper. In the electrolytic refinery, anodes are suspended in tanks containing sulfuric acid and copper sulfate. An electrical current is passed through the anodes and chemical solution to deposit clean copper on pure copper plates. The resulting refined copper cathodes are 99.99% copper. Silver and small amounts of other metals contained in the anodes settle on the bottom of the tank and are separately recovered.

     The Company is also producing copper cathodes at low cost using solvent extraction/electrowinning technology at its SX/EW facility. In the SX/EW process, ore is leached with sulfuric acid to extract the contained copper. At Toquepala, the leachable material includes 495 million tons of previously mined sulfides, oxides and waste rock which will be leached in place on existing dumps and an additional 155 million tons of sulfides which will be mined over the next 15 years. At Cuajone, the leachable material includes 15 million tons of previously mined oxides which will be crushed and placed on pads for heap leaching. The dilute acid-copper solution from the leaching operation is agitated vigorously with a solvent containing chemical additives that attract copper ions. Because the solvent is lighter than water, it rises to the top, carrying the copper with it. The solvent is then skimmed off and agitated with an acid solution which releases the copper from the solvent. The resulting acid-copper solution is transferred to electrowinning tanks where the copper is plated out on cathodes, as in electrolytic refining. The SX/EW process produces copper cathodes ready for shipment and sale without any milling, concentrating or smelting of the ore.

TOQUEPALA MINE

     The Toquepala mine is a porphyry copper deposit located at an altitude of 10,000 feet on the western flank of the Andes near the Peruvian-Chilean border. The ore body has been known since the early part of the nineteenth century, but the economic feasibility of mining this ore body was not proven until 1952. Construction and mine development began in 1956 and Toquepala has been in production since 1960.

     The Toquepala copper deposit occurs within the same northwest-trending copper belt that is the host of the Cuajone deposit. The geology of the Toquepala deposit consists of diorite bodies and adjacent volcanic rocks that are intruded by stocks and dikes of dacite porphyry composition. This intrusive activity was followed by a period of intense hydrothermal alteration and mineralization accompanied by the formation of breccia pipes.

     There have been several phases of copper mineralization associated with successive periods of brecciation and hydrothermal activity. The result was disseminated sulfide minerals being deposited in the altered rocks. There is no close relationship between rock type and intensity of mineralization, although the highest copper grades occur in the ore breccia regardless of the rock types that make up the fragments in the breccia.

     Within the breccia column, there are zones of relatively homogeneous, high-grade copper mineralization. However, a north-south trending zone within the breccia, known as the "jumbled zone", contains high but erratic copper values. Predicting grades in this "jumbled zone" is difficult.

     At December 31, 1996 proven and probable ore reserves were approximately 332 million tons at an average copper grade of 0.82%. Over the remaining life of the mine, the waste-to-ore ratio is estimated to be 0.9 to 1 although the actual ratio varies depending on the location of the ore within the mine.

     The Toquepala pit currently measures about 1.2 miles in diameter at its surface perimeter and about 1,300 feet in depth. Operations are conducted in three eight-hour shifts per day, six days per week. Blast hole drilling is accomplished with five rotary drills. Over 95% of explosives consumption is in the form of ammonium nitrate. The mine has 4 shovels of 15 yard capacity, one shovel of 56 yard capacity and 20 trucks of 120-ton capacity and five 240-ton capacity trucks. Toquepala also utilizes some rail haulage. The mine is planned in sequential 35-meter wide push-backs, which is a standard porphyry copper mining method. Roads are designed at 8% grades and 25 meter widths.

     Acquisition of new equipment and technology has been underway at Toquepala to improve operations since 1991. The Toquepala concentrator was built in 1956-1958 to process 30,000 tons of ore per day and expanded to 43,500 tons per day. Ore crushing capacity was increased in 1996, and the original 600 small flotation cells were replaced with 20 large cells, each with 1,500 cubic feet capacity. The mill incorporates electronic process controls and two ball mills recently added in 1995 and 1996. Secondary and tertiary crushers have been upgraded. In 1996, 478,400 tons of concentrate were produced, containing 126,464 tons of copper. In 1995, 481,600 tons of concentrate were produced, containing 128,064 tons of copper.

     A molybdenum recovery plant was constructed in 1962. The plant produced concentrate containing 4.5 and 3.7 million pounds of molybdenum in 1996 and 1995, respectively. In 1996, Toquepala produced approximately 1.4 million ounces of silver contained in copper concentrates which are sold in copper blister or recovered in the refining process and subsequently sold. In 1995, Toquepala produced approximately 1.6 million ounces of silver contained in copper concentrates.

     In addition to an open pit mine, crushers and concentrator, the Toquepala mine includes maintenance facilities capable of repairing equipment currently in use. The equipment used at Toquepala is generally in good condition. Toquepala is connected to Cuajone and Ilo by rail and by road and power is supplied from a power plant at Ilo via a 66-mile transmission line.

     Set forth below are certain operating data for the periods indicated for the Toquepala mine.

                               SIX MONTHS ENDED
                                   JUNE 30,                             YEAR ENDED DECEMBER 31,
                            ----------------------  ---------------------------------------------------------------
                               1997        1996        1996         1995         1994         1993         1992
                            ----------  ----------  -----------  -----------  -----------  -----------  -----------
MINING OPERATIONS:
Ore mined (in tons)........  9,302,000   8,984,000   18,609,000   16,937,000   15,907,000   16,044,000   15,559,000
Average copper grade.......       0.74%       0.87%        0.81%        0.86%        0.80%        0.83%        0.85%
PRODUCTION:
Copper (in tons) contained
  in concentrates..........     60,067      63,780      126,464      128,064      111,797      115,047      113,232
Silver (in troy ounces)....    624,485     669,171    1,493,529    1,556,417    1,400,561    1,400,561    1,190,726
Molybdenum contained in
  concentrates (in
  pounds)..................  2,858,000   1,568,000    4,483,431    3,674,399    3,057,568    2,570,606    3,616,242

SX/EW FACILITY

     Since the 1960s, the Company has stored low grade material at its properties that is capable of being processed into cathode copper through an SX/EW process. Of the 665 million tons of stored material averaging 0.22% copper, at the two mines, 650 million tons of this material are stored at Toquepala. The SX/EW facility commenced operations in late 1995. In 1996, the facility produced 46,585 tons of copper cathode at a cash cost below $0.35 cents per pound.

     Set forth below are certain operating data for the periods indicated for the SX/EW facility.

                                                           SIX MONTHS
                                                             ENDED              YEAR ENDED
                                                            JUNE 30.           DECEMBER 31,
                                                       ------------------    -----------------
                                                        1997       1996       1996       1995
                                                       -------    -------    -------    ------
    Copper (in tons).................................  24,029     22,658     46,585     5,006

CUAJONE MINE

     The Cuajone mine is located 15 miles northwest of the Toquepala mine and is also a porphyry copper deposit. Construction and development began in 1969 and the mine has been in production since 1976.

     The Cuajone porphyry copper deposit consists of mineralized stocks of latite porphyry and intrusive andesite which cut volcanic rocks of andesitic and rhyolitic composition. A central breccia body consists of altered and mineralized fragments of volcanic and intrusive rocks, contained in a relatively fresh latite porphyry matrix.

     The dominant fracturing found within the pre-ore and intrusive rocks is a stockwork cross-fracturing caused by the intrusion of the latite stock. Superimposed on this stockwork fracturing is the intense faulting, fracturing and shearing along the northwest-southeast direction. The zone of economic copper mineralization at Cuajone is typified by its regular shape, homogeneity of grade, and simple mineralogy. Only the central breccia zone, with its inclusions of barren latite porphyry, represents major zones of internal waste.

     At December 31, 1996, current proven and probable ore reserves were approximately 1,400 million tons of sulfide ore averaging 0.65% copper. The average waste-to-ore ratio is estimated to be 1.3 to 1, although the actual ratio varies depending on the location of the ore within the mine.

     The mine is currently roughly circular, about 1.2 miles in diameter, and is generally about 1,600 feet deep. Operations are conducted in three eight-hour shifts per day, six days per week. Blast hole drilling is accomplished with four rotary drills.

     Loading is carried out by a fleet of mine shovels ranging in size from 15 to 56-cubic yards capacity. Use of truck and rail transport combines the flexibility and grade-climbing abilities of trucks with the long-haul efficiency of rail. There are twelve 240-ton trucks and six 120-ton trucks in the mine. As part of the capital spending program, a large shovel with a 42-cubic yard capacity was purchased for the mine in 1994 to work with the 240-ton haul trucks. Recently, the Company purchased a new 56-cubic yard shovel. It is about the size of a three-story building and makes three passes to load a truck for the haul to the rail line. The mine is planned and operated in sequential 35-meter wide push-backs. Roads are currently at 8% and 10% gradients and are 25 meters wide.

     Ore from the mine is transported by rail to the Cuajone mill and concentrator, located four miles from the mine. The concentrator's original capacity of 48,000 tons per day was increased in 1995 to its current capacity of 64,000 tons per day.

     In 1996, 613,722 tons of concentrates were produced, containing 166,006 tons of copper. In 1995, 535,046 tons of concentrates were produced, containing 145,491 tons of copper.

     Molybdenum is a significant by-product at Cuajone. The distribution of molybdenite differs from that of copper in that the molybdenum distribution is erratic in terms of grade, though concentrations of high-grade molybdenum are found in the northeast and southwest sides of the ore zone. A molybdenum recovery plant was built in 1980. Production was 4.3 million pounds of molybdenum in concentrates annually in 1996 and 1995.

     In 1996, Cuajone produced approximately 1.7 million ounces of silver contained in copper concentrates, and sold in copper blister or recovered in the refining process. During 1995, 1.4 million ounces of silver contained in copper concentrates were produced.

     In addition to an open pit mine, crushers and concentrator, the Cuajone mine includes facilities for maintaining mining and milling equipment. The equipment used at Cuajone is generally in good condition. Cuajone is connected to Toquepala and Ilo by rail and by road and power is supplied from a power plant at Ilo via a 53-mile transmission line.

     Set forth below are certain operating data for the periods indicated for the Cuajone mine.

                            SIX MONTHS ENDED JUNE
                                     30,                                YEAR ENDED DECEMBER 31,
                           -----------------------   --------------------------------------------------------------
                              1997         1996         1996         1995         1994         1993         1992
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
MINING OPERATIONS:
Ore mined (in tons)......  10,499,000   10,321,000   21,249,000   21,378,000   21,785,000   21,409,000   21,471,000
Average copper grade.....        0.93%        0.95%        0.96%        0.79%        0.84%        0.83%        0.86%
PRODUCTION:
Copper contained in
  concentrates (in
  tons)..................      83,180       80,922      166,006      145,491      156,037      150,410      157,946
Silver (in troy
  ounces)................     744,662      765,024    1,602,977    1,401,253    1,578,638    1,412,979    1,484,368
Molybdenum contained in
  concentrates (in
  pounds)................   1,539,000    2,259,000    4,256,808    4,334,215    3,061,821    3,741,738    3,467,786

ILO SMELTER

     The Company's Ilo smelter began operations in 1960. It is located approximately 10 miles north of the port town of Ilo and is accessible by road. The smelter was expanded in 1977 to accommodate production from the Cuajone mine. At the time of the expansion, two new reverberatory furnaces and three converters were added. In 1996, the smelter processed over one million tons of concentrate for the fifth successive year. The smelter is of conventional design and uses two reverberatory furnaces to produce a copper matte which is then blown in seven Pierce-Smith converters to produce copper metal. The smelter currently has a nominal blister copper production capacity of 320,000 tons per year. In 1996, blister copper production was 316,804 tons which was produced from 294,997 tons of copper in concentrates from the Toquepala and Cuajone mines and 21,807 tons of purchased copper in concentrates. In 1995, blister copper production was 317,228 tons, of which 268,761 tons was produced from Toquepala and Cuajone copper in concentrates, and 48,467 tons was produced from purchased copper in concentrates. In 1995, the Company installed a Teniente converter to replace a reverberatory furnace and an oxygen plant to supply oxygen-enriched air to the new converter.

     In 1995, the Company installed a sulfuric acid plant capable of producing 200,000 tons of sulfuric acid per year from partial capture of air emissions of sulfur dioxide at the Ilo smelter. In 1996, the Company produced

214,000 tons of sulfuric acid. The Company uses a portion of the sulfuric acid in its SX/EW operation and sells the remainder on the open market.

     The following table sets forth the amount of blister copper produced at the Ilo smelter for the periods indicated.

                                                       BLISTER COPPER PRODUCTION
                                  -------------------------------------------------------------------
                                  SIX MONTHS ENDED
                                      JUNE 30,                    YEAR ENDED DECEMBER 31,
                                  -----------------   -----------------------------------------------
                                   1997      1996      1996      1995      1994      1993      1992
                                  -------   -------   -------   -------   -------   -------   -------
                                                               (IN TONS)
From SPCC concentrates..........  124,984   137,643   294,997   268,761   268,432   265,046   268,407
From purchased concentrates.....   13,700     8,255    21,807    48,467    53,671    47,749    35,482
                                  --------  --------  --------  --------  --------  --------  --------
          Total smelter
            production..........  138,684   145,898   316,804   317,228   322,103   312,795   303,889

ILO REFINERY

     The Ilo refinery is located 4 miles north of Ilo and was constructed in 1975. The refinery is connected to the Ilo smelter by 6 miles of rail lines. Recently, the Company completed an expansion of the refinery, which increased annual capacity to 247,000 tons of copper, all of which is supplied by the Company's smelter.

     The refinery consists of an anode plant, an electrolytic plant and a precious metals refinery. There are also a number of ancillary installations, including a desalination plant and a small diesel powered electric generating station. The refinery produces high quality (Grade A) copper cathode which has a registered trademark on the LME. The refinery also produces gold, silver, selenium and nickel sulfate as by-products.

     In May 1994, the Company acquired the Ilo refinery from a government-owned entity through a process of competitive bidding in connection with the privatization of the Ilo refinery. Substantially all of the revenues of the Ilo refinery prior to its acquisition by the Company were toll-refining fees under a contract between the government-owned entity and the Company, the terms of which were determined by such entity. The Company was required by law to supply all of the requirements of the refinery, as determined by the government-owned entity, before the Company could ship to other customers. Because the refinery was government-owned, access to the financial results of the Ilo refinery prior to May 1994 is limited and the Company has tried to obtain and has not been successful in obtaining any reliable financial information regarding such operations. Revenues of the Company have not been increased due to the acquisition since the Company's sales continue to represent the invoiced value of refined copper, however, the Company's refining costs have been reduced.

     The Company's costs of operating the Ilo refinery are less than the refining fee that the Company was previously required to pay for the refining of its blister copper into copper cathodes. The acquisition of the Ilo refinery has allowed the Company to integrate its operations from the mining of copper ore through production of refined copper and to reduce its cash costs.

     The following table sets forth the amount of SPCC copper refined at the Ilo refinery for the periods indicated.

                        SIX MONTHS ENDED
                            JUNE 30,                          YEAR ENDED DECEMBER 31,
                      --------------------    --------------------------------------------------------
                        1997        1996        1996        1995        1994        1993        1992
                      --------    --------    --------    --------    --------    --------    --------
Tons of copper....     125,715     101,871     219,800     216,207     210,671     198,375     197,059

EXPANSION AND MODERNIZATION PROGRAM

     In September 1996, the Company announced its plan for the expansion of the Cuajone copper mine and commencement of engineering studies for the modernization and expansion of its copper smelter at Ilo. The Cuajone mine expansion represents the beginning of a multi-year expansion and modernization plan.

     Stage I, the expansion of the Cuajone mine, is expected to require a capital investment of approximately $245 million (including cost escalation) and is expected to be completed in early 1999. The expansion is designed to increase ore production at Cuajone by 50% to 96,000 tons per day from the current 64,000 tons per day and to increase copper production by the Company by 130 million pounds annually or 19%. The project will include upgrading Cuajone's ore conveying system and installing an additional secondary and tertiary crushing line, two ball mills, additional flotation capacity and an additional tailings thickener. The Company also expects to purchase one new 56-cubic yard shovel and 11 new 240-ton haul trucks.

     Stage II, the modernization of the Ilo smelter, is expected to cost approximately $787 million (including cost escalation and contingencies) based on the Company's engineering studies, and to be completed in 2003. The Company is undertaking the smelter project in order to increase smelter production capacity and to modernize the smelter in accordance with the PAMA. See "Regulatory Framework -- Regulations, Permitting and Environmental Matters". The modernization of the Ilo smelter will be completed in phases. A new smelting furnace utilizing flash furnace technology and associated support and environmental control facilities will be installed by 2001, which would increase the capture of sulfur dioxide emissions to 70%. The converter operations will be modernized by installing either flash technology or conventional Peirce-Smith converter technology. This choice of converter technology is expected to be made before 2000 and new converter operations are planned to be in service by 2003. The time frame allowed to select the converter technology will allow the Company to evaluate the operation by others of the new flash converting technology. The Company's modernization plan for the Ilo smelter is designed to avoid significant disruptions in smelter production of blister copper during construction and startup. Plans call for the smelter to continue to operate its existing furnaces and converters until the new installations prove capable of operating reliably at designed rates. Upon completion of the smelter modernization, management expects that 95% or more of smelter sulfur emissions will be captured.

ELECTRICAL POWER

     Electrical power for the Company's operating facilities is generated by a thermal electric plant owned and operated by a subsidiary of Tractebel and located adjacent to the Ilo smelter. Power generation capacity is currently 110 megawatts. In addition, the Company has 30 megawatts of power generation capacity from waste heat boilers in the smelter and two small hydro-generating installations at Cuajone. In July 1997, the installation of a new gas turbine owned by the subsidiary of Tractebel was completed. This new turbine will increase capacity to approximately 180 megawatts. Power is distributed over a 139-mile, closed loop transmission circuit. The power generation plant consumes approximately two million barrels of Number 6 fuel oil per year. Fuel is purchased from a variety of sources on a spot purchase basis and there are no government related restrictions on purchase sources. There have been no significant reductions or interruptions of any operations because of energy shortages.

     In February 1997, the Company entered into agreements with Tractebel for the sale of the new turbine at the power plant and a 20-year power purchase agreement for its copper operations in Peru. In April 1997, the Company sold its power generation facilities at Ilo, Peru. The power purchase agreement contains provisions obligating Tractebel to construct additional capacity upon notice to meet the Company's increased electricity requirements from the planned expansion and modernization. The parties also entered into an agreement for the sharing of certain services between the power plant and the Company's smelter at Ilo. Under this agreement, the Company's cost of power will increase somewhat from its current level, while the Company will benefit by avoiding significant capital expenditures that would be required to meet the needs of the expanded operations.

OTHER FACILITIES AND WATER RESOURCES

     The Company owns and operates a standard gauge railroad connecting the mines at Cuajone and Toquepala with the smelting and refining facilities at Ilo which is used to transport industrial machinery and copper concentrates. The rail line is over 134 miles in length and includes 16 miles of tunnels between Toquepala and Cuajone. The Company's rail equipment includes 32 locomotives and approximately 600 rail cars and self-propelled utility cars.

     The Company owns and operates port facilities in Ilo, where it receives supplies and equipment and from where it ships refined and blister copper.

     The Company provides housing for approximately 4,000 employees and their families at townsites in Toquepala, Cuajone and Ilo. The Company also provides a full range of social services including modern hospitals and schools for employees and their families.

     Water sources for operations at Toquepala and Cuajone are in the high sierra at elevations of approximately 13,000 feet. SPCC has government water concessions for well fields at Huaitiri and Titijones and surface water rights from Lake Suches. Water flows from the fields through a distribution system to reservoirs at Pampa de Vaca and Vina Blanca and on to Toquepala and Cuajone. Water is used primarily for milling operations and population support. Average water consumption for operations at Toquepala and Cuajone is 16,000 gallons per minute.

     The Company operates desalination plants at Ilo capable of producing 1,000 gallons per minute of water for industrial and domestic use.

RESERVES

     The Company calculates its ore reserves by methods generally applied within the mining industry and in accordance with the regulation of the Commission. All mineral reserves are estimated quantities of proven and probable ore that under present and anticipated conditions may be economically mined and processed by the extraction of their mineral content.

     The term "proven reserves" means ore reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling; and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well established. The term "probable reserves" means ore reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

     The following table lists the Company's proven and probable sulfide ore reserves as well as the average grade of such ore:

                                                                           ORE RESERVES AT
                                                                          DECEMBER 31, 1996
                                                                          -----------------
    TOQUEPALA MINE(1):
      Ore reserves (in millions of tons):...............................          332
      Grade-copper......................................................         0.82%
      Grade-molybdenum..................................................        0.039%

    CUAJONE MINE(2):
      Ore reserves (in millions of tons):...............................        1,400
      Grade-copper......................................................         0.65%
      Grade-molybdenum..................................................        0.023%

---------------
(1) The average mill recovery rate at Toquepala in 1996 was 84.2%. The grade of copper at Toquepala adjusted for the copper equivalent value of the molybdenum and silver content using the Company's realized price for copper, silver and molybdenum oxide for 1996 would be 0.91% copper.

(2) The average mill recovery rate at Cuajone in 1996 was 81.7%. The grade of copper at Cuajone adjusted for the copper equivalent value of the molybdenum and silver content using the Company's realized price for copper, silver and molybdenum oxide for 1996 would be 0.72% copper.

     The Company also has leachable reserves at Toquepala and Cuajone. The following table lists the Company's leachable reserves and the average grade of the leachable material:

                                                                          LEACHABLE RESERVES
                                                                         AT DECEMBER 31, 1996
                                                                         --------------------
    TOQUEPALA MINE:
      Ore reserves (in millions of tons):..............................           650
      Grade-copper.....................................................          0.20%
    CUAJONE MINE:
      Ore reserves (in millions of tons):..............................            15
      Grade-copper.....................................................          0.98%

     In addition, results of drilling at Toquepala and Cuajone have identified mineralized material consisting of 200 million tons grading 0.71% copper at Toquepala and 180 million tons grading 0.56% copper at Cuajone. This mineralized material will not qualify as proven and probable reserves until such time as a final and comprehensive economic and technical feasibility study has been completed demonstrating that such additional material can be economically mined.

PRODUCTION COSTS OF COPPER

     Presented below is a table summarizing the Company's production costs for copper sold during each period indicated below. The Company's production costs for copper sold include all operating, administrative and overhead costs net of margin realized on the sale of copper produced from purchased concentrates. Also included as freight, refining and other sales costs are certain costs representing allowances or costs incurred on the sale of blister copper that are reported as deductions from net sales or in cost of products sold on the financial statements. By-product credits include the net realized value of silver and molybdenum sales. This calculation excludes the effects of exchange gains or losses, workers' participation, interest income and expenses and other income or expense.

                                                   SIX MONTHS
                                                      ENDED
                                                    JUNE 30,            YEAR ENDED DECEMBER 31,
                                                  -------------     --------------------------------
                                                  1997     1996     1996     1995      1994     1993
                                                  ----     ----     ----     -----     ----     ----
                                                                (PER POUND OF COPPER)
Cost of products sold.........................    52.1c    45.3c    47.6c     49.7c    54.2c    47.7c
Freight, refining fees and allowances and
  other sales costs...........................     5.1      5.1      5.1       5.9     10.5     15.3
By-product credits............................    (6.7)    (5.3)    (5.7)    (11.6)    (6.3)    (5.1)
Administrative expenses.......................     7.5      7.0      6.9       8.3      8.0      9.0
                                                  ----     ----     ----      ----     ----     ----
  Total cash cost of products sold............    58.0     52.1     53.9      52.3     66.4     66.9
  Depreciation, amortization and depletion....     7.5      6.6      6.9       6.6      7.3      6.8
                                                  ----     ----     ----      ----     ----     ----
     Total....................................    65.5c    58.7c    60.8c     58.9c    73.7c    73.7c
                                                  ====     ====     ====      ====     ====     ====

SALES OF METALS AND HEDGING

     In 1994, SPCC entered into two long-term copper sales contracts for periods of seven and ten years covering approximately 72,750 tons of copper. Substantially all of the remaining copper produced by the Company is sold under annual contracts. For annual and long-term contracts, pricing is based on prevailing monthly average copper prices quoted on the LME for a quotational period, generally being the month of, the month prior, or the month following the scheduled month of shipment or delivery according to the terms of the contract. To the extent not sold under annual or long term contracts, copper may be sold on commodity exchanges or on a spot sale basis to merchants and consumers.

     The Company's smelter currently has a nominal capacity of 300,000 tons of blister copper per year while the Ilo refinery has the capacity to refine approximately 247,000 tons of copper cathodes. Therefore, the Company sells approximately one-fifth of its copper to other refiners in the form of blister. Blister copper is typically sold by reference to the LME market price of copper at the time of shipment less a refining allowance that the Company negotiates with its customers on an annual basis. During the past several years, the amount of the refining allowance has varied widely from time to time depending on world market conditions for blister copper at such time.

     Silver is sold under annual contracts or in spot sales and molybdenum is sold in concentrate form to roasting plants and merchants and other refiners under annual contracts. Sales prices are based on prevailing monthly averages of molybdenum dealer oxide high/low prices as quoted in "Metals Week" for a quotational period generally being the month of, the month prior to, or the month following the scheduled month of shipment or delivery according to the terms of the contract.

     Depending on metal markets and other conditions, the Company may enter into forward sales, purchase put options or establish synthetic put options to reduce or eliminate the risk of copper price declines on its anticipated future production. Put options purchased by the Company establish a minimum price for the production covered by such put options and permit the Company to participate in price increases above the strike price of such put options. Forward sales establish a selling price for future production at the time they are entered into, thereby eliminating the risk of declining prices but also eliminating potential gains on price increases if not bought back. Synthetic put options are established by entering into a forward sale and purchasing a call option for the same quantity of the relevant metal and for the time period relating to such forward sale. The forward sale establishes a minimum price that will be realized, while the call option permits the Company to participate in price increases.

EMPLOYEES

     At June 30, 1997 the Company employed approximately 4,800 persons, approximately 60% of whom were covered by labor agreements with nine labor unions. During 1994 and 1995, the Company reduced its workforce by some 1,100 employees as part of a cost reduction effort. In connection with its purchase of the Ilo refinery in May 1994, the Company added approximately 475 employees to its workforce, of whom 300 were represented by two unions. The Company experienced significant work stoppages prior to 1991; thereafter the Company experienced no work stoppages in 1991 and 1993 and only limited work stoppages in 1992. The Company experienced only one work stoppage in 1994, a three-day strike at the smelter, which was declared illegal by the Ministry of Labor. No work stoppages occurred during 1995 and 1996.

     The Company has completed negotiations for new five-year labor agreements with all nine of its unions as of December 31, 1996. Management believes the new agreements allow for more flexible work practices and increases in productivity. In addition, the Company continues to sign individual one-year no strike agreements with its employees.

     SPCC's employees largely reside in the town sites of Toquepala, Cuajone and Ilo and more than 5,100 houses and apartments have been built by the Company for its employees. This housing together with maintenance and utility services (including water and electricity) are provided without cost to the majority of SPCC's employees. These town site communities include educational and medical facilities, churches, social clubs, shopping, banking and other needed services.

     SPCC supports an on-site school system for almost 4,000 of its employees' children. Textbooks, uniforms, transportation and school supplies are provided free of charge. Educational subsidies are also made to approximately 1,700 students attending private schools and universities outside the Company's operating areas. SPCC maintains a total of 19 separate school facilities. Adult education is sponsored in all three areas and includes continuing technical training for workers in their areas of specialty and adult academic programs.

     Health care is provided free of charge to employees and family members at three hospitals in Toquepala, Cuajone and Ilo.

LEGAL PROCEEDINGS

     In February 1993, the Mayor of Tacna brought a lawsuit against SP Limited seeking $100 million in damages from alleged harmful deposition of tailings, slag and smelter emissions. On May 3, 1996, the Superior

Court of Tacna, Peru affirmed the lower court's dismissal. In May 1996, the plaintiff appealed, and the case presently is before the Peruvian Supreme Court. There is generally no further right of appeal; however, the Peruvian Supreme Court may grant discretionary review on limited issues in exceptional cases.

     In April 1996, SP Limited was served with a complaint filed in Peru by approximately 800 former employees challenging the accounting of the Company's Peruvian Branch and its allocation of financial results to the Mining Community, the former legal entity representing workers in Peruvian mining companies, in the 1970s. The complaint seeks the delivery of a substantial number of labor shares of the Peruvian Branch plus dividends and contains similar allegations to those made in a prior lawsuit dismissed in September 1995. Subsequently, 127 additional former employees filed a similar lawsuit. During the second quarter of 1997, SP Limited was served with an adverse opinion by the lower court. Peruvian outside counsel has informed SP Limited that the lower court decision is not supported by facts or the law and that the possibility that it will not be reversed or nullified by Peruvian courts following appeal is remote. An appeal was filed during the second quarter of 1997.

     SP Limited, Asarco, other present and former corporate shareholders of SP Limited and certain other companies are defendants in a lawsuit in federal district court in Corpus Christi, Texas brought in September 1995 by 698 Peruvian plaintiffs seeking damages for personal injury and property damage allegedly caused by the operations of SP Limited in Peru. On May 19, 1997, the appellate court affirmed the district court's orders dismissing the complaint and from an earlier order of that court denying plaintiffs' motion to remand the case to state court. The time for filing a petition for certiorari with the Supreme Court of the United States has expired with no petition having been filed. The case is therefore concluded.

     It is the opinion of management that the outcome of the legal proceedings mentioned, as well as other miscellaneous litigation and proceedings now pending, will not materially adversely affect the financial position or results of operations of the Company and its consolidated subsidiaries. However, it is possible that the outcome of the legal proceedings mentioned could have a material effect on quarterly or annual operating results, when they are resolved in future periods.

SUBSIDIARIES AND JOINT VENTURES

     The Company owns 99.5% of Fomenta S.A., a construction company and 99.99% of Recursos e Inversiones Andinas S.A., a holding company and office supply distributor. In addition, certain of the Company's exploration and development activities are carried out through Compania Minera Los Tolmos, S.A. in association with other Peruvian companies. The Company conducts much of its purchasing and logistical operations through its wholly-owned subsidiary, Logistics Services Incorporated. The Company does not believe the subsidiaries or joint ventures to be material to its business. Furthermore the Company believes the services these entities provide could be obtained from third parties at reasonable cost.

COMPETITION

     The Company believes that competition in the copper market is based upon price, quality of product and timing of delivery. The Company competes with other mining companies and private individuals in connection with the acquisition of mining claims and mineral leases and in connection with the recruitment and retention of qualified employees.

SECURITY

     SPCC's operations and headquarters are in two distinct regions of Peru. Mining, smelting and refining operations are in the southern part of Peru and the headquarters of the Branch are in the capital city of Lima. Terrorist activity has not had an adverse impact on the Company's operations.

                           OVERVIEW OF COPPER MARKET

     Copper is an internationally traded commodity the price of which is effectively established on terminal markets including the LME and COMEX. The following table sets forth quarterly average prices for refined copper since 1993 on the LME.

                            AVERAGE COPPER PRICE(1)
                                   ($/POUND)

    1994
    First Quarter...............................................................  $0.846
    Second Quarter..............................................................   0.972
    Third Quarter...............................................................   1.114
    Fourth Quarter..............................................................   1.259

    1995
    First Quarter...............................................................  $1.332
    Second Quarter..............................................................   1.311
    Third Quarter...............................................................   1.365
    Fourth Quarter..............................................................   1.318

    1996
    First Quarter...............................................................  $1.167
    Second Quarter..............................................................   1.123
    Third Quarter...............................................................   0.897
    Fourth Quarter..............................................................   0.977

    1997
    First Quarter...............................................................  $1.098
    Second Quarter..............................................................  $1.137
    Third Quarter (through August 15)...........................................  $1.091

---------------
(1) Source: LME, Monthly Average Settlement.

     Historically, the price of copper has been affected primarily by levels of production and consumption, prevailing trends of inventory levels and, to a lesser degree, inventory carrying costs (primarily interest rates), international exchange rates and the actions of participants in the commodity markets. These factors have been of varying importance in influencing the prevailing price of copper and often have had divergent impacts on such price.

     The primary uses of copper are in the building and construction industry, electrical and electronic products and, to a lesser extent, industrial machinery and equipment, consumer and general products and transportation. The consumption of copper for these purposes is affected by various factors, including trends in the world economy and market competition with other metals and materials.

     The following table sets forth western world refined copper production (excluding imports to the western world), consumption, inventories and average annual prices for the past five years. Inventories shown are stocks of refined copper held by western world refiners, consumers and those carried on the LME and the COMEX.

                                                             YEAR ENDED DECEMBER 31
                                               ---------------------------------------------------
                                                1996        1995       1994       1993       1992
                                               -------     ------     ------     ------     ------
                                                  (THOUSANDS OF TONS EXCEPT FOR AVERAGE PRICE)
Production(1)..............................     11,072     10,278      9,915     10,054      9,916
Consumption(1).............................     11,757     11,412     11,257     10,314     10,038
Inventories (at end of period)(1)..........        547        771        897      1,230        918
Average price (per pound)(2)...............    $  1.04     $ 1.33     $ 1.05     $ 0.87     $ 1.04

---------------
(1) Source: World Bureau of Metal Statistics

(2) Source: LME, Monthly Average Settlement

     Refined copper inventories held by consumers, refiners and commodity exchanges at December 31, 1996, as reported by the World Bureau of Metal Statistics, were 547,000 tons, consisting of 189,000 tons held by consumers, 231,000 tons at western world refiners and 166,000 tons held in warehouses of commodity exchanges in New York and London.

                       DESCRIPTION OF EXPORT RECEIVABLES

EXPORT RECEIVABLES

  Sales Process

     SP Limited sells substantially all of its copper production directly to customers pursuant to Dollar-denominated annual and long-term sales contracts. The majority of its copper production is sold to customers in Europe, Asia and the United States. In general, SP Limited seeks each year to sell 100% of its forecast mine production pursuant to long-term or annual sales contracts. Any excess is generally sold on a spot basis to entities with whom SP Limited has commercial relationships.

     SP Limited's principal copper customers include Union Miniere, Mitsui, Pechiney Group, BICC Group, Asarco, Cerro Sales Corporation, MG Metal & Commodity Co. Ltd., Delta Enfield Metals, Ltd., AB Electrokoppar and Colata Continua Italiana SpA. These customers are expected to account for approximately 60% of SP Limited's total sales in 1997. SP Limited has a long-term commitment to sell 46,300 tons of copper annually to Union Miniere. This contract expires in 2003. SP Limited also has a long-term commitment to sell 26,500 tons of copper annually to Mitsui, which expires in 2000. The receivables under the Mitsui copper sales contract are Excluded Receivables.

     The remaining 40% of SP Limited's total sales that is not accounted for by the customers described above is accounted for by other customers around the world. SP Limited has long-standing relationships with the majority of its customers and relatively stable sales volumes to its customers.

     SP Limited anticipates that approximately 6% of its copper sales in 1997 will be to domestic purchasers. In 1996, approximately 2% of copper sales were sold domestically.

     SP Limited's electrolytic copper cathodes are registered on the LME. All of SP Limited's copper sales, including domestic sales, are denominated in U.S. dollars (except in certain limited circumstances), and use LME prices as a reference. Domestic sales are denominated in U.S. dollars, but are payable in Soles at the prevailing exchange rate. Most customers receive shipments on a monthly basis at a constant volume throughout the year. As a result, there is little seasonality in SP Limited's sales volumes.

     SP Limited generally invoices its customers for copper sales on the basis of market prices for refined metals and the amounts of metal contained in unrefined products. Provisional invoices are issued upon shipment to customers. Adjusted final invoices are issued following determination of the average LME price for the month of final pricing as established by the contract, which is generally the month following delivery of the copper. In the case of blister copper sales, the invoice reflects a deduction for third party refining charges. Copper is shipped from the port of Ilo and title and risk of loss of the shipment pass to the customer upon the loading of copper onto the ship at Ilo.

     SP Limited's sales contracts provide for cash payment upon delivery of documents, which entitle the customers to take possession of the copper at the port of arrival. Blister copper contracts provide for payment of 90% of the estimated amount due upon delivery of documents, with the remaining 10% due following receipt of final assays to determine the actual amount of contained copper and other metals. Contracts for sales to European customers call for cash payment and delivery of documents upon delivery of copper to the port of arrival. Contracts for sales to Asian customers call for cash payment and delivery of documents twenty days after shipment, which is usually two or more weeks before the copper's arrival at its Asian destination. As an accommodation to certain long-standing customers, SP Limited provides documents prior to payment in accordance with industry practice.

     SP Limited's internal credit group evaluates the creditworthiness of each potential customer by reviewing financial records and external credit reports. SP Limited monitors its outstanding receivables and takes appropriate actions to collect full payment for all of its sales. SP Limited has experienced two uncollected debts during the past fifteen years totaling US$410,000.

MAJOR EXPORT CUSTOMERS

     The following is a brief description of the Company's principal export customers. These customers represent approximately 60% of SPCC's total expected sales in 1997. The remaining 40% of sales is accounted for by other clients around the world. As discussed above, most of these customers receive shipments on a monthly basis. Consequently, SPCC's sales volume is relatively consistent throughout the year. Sales information for 1997 for SPCC's principal export customers is provided in the table following this discussion.

     Union Miniere. Headquartered in Brussels, Belgium, the Union Miniere Group is a subsidiary of Societe Generale de Belgique and is engaged in extractive metallurgy and the refining of non-ferrous metals including lead, copper, gold and silver. Through one of its subsidiaries, Union Miniere is involved in metals sales, trading and brokerage in the futures market. Union Miniere is also affiliated with Sogem and Sogem Afrimet.

     Mitsui. Mitsui is an international trading company handling a wide range of products, including non-ferrous metals.

     Pechiney Group ("Pechiney"). Pechiney, headquartered in France, produces a wide range of metal and chemical products. Within the Pechiney Group, the Company sells mainly to Pechiney World Trade USA ("PWT"), a subsidiary of Pechiney Metals Corporation. PWT, directly and through its subsidiaries, imports and exports non-ferrous metals, aluminum products, stainless steel, carbon materials, industrial machinery, ferro alloys and chemicals.

     BICC Group ("BICC"). BICC manufactures cables and provides construction and engineering services. The cable business is managed through regional operations based in Europe, North America, Australia and Asia-Pacific.

     ASARCO. Headquartered in New York, NY, Asarco is one of the world's largest producers of non-ferrous metals, principally copper, lead, zinc, silver and molybdenum. In addition, Asarco produces construction aggregates and specialty chemicals. Asarco holds 54.1% of the outstanding capital stock of the Company.

     MG Metal & Commodity Co. Ltd. ("MCC"). MCC is a broker and dealer in non-ferrous metals.

     Delta Enfield Metals Ltd. ("Enfield"). Enfield is engaged in the business of copper rolling and extruding, non-ferrous metal recovery and non-ferrous metals extruding and rolling.

     Cerro Sales Corporation ("Cerro Sales"). Cerro Sales sold to MCC the business and most of the assets of Cerro Sales. Metallgesellschaft's MG Handel unit owns approximately 85% of MCC and is a leading worldwide copper merchant, which deals in refined and unrefined copper, scrap copper and other non-ferrous and precious metals. Cerro Sales is a member of COMEX.

     AB Electrokoppar ("Elektrokoppar"). Elektrokoppar is one of the major Scandinavian copper converters and CCR producers. Its shareholders include ABB Norden Holding, Vasteras and Asea Brown Boveri.

     Colata Continua Italiana SpA ("Colata"). Colata's main business line is the continuous casting of copper into various copper products.

                1997 SALES QUOTAS TO PRINCIPAL EXPORT CUSTOMERS
                                  (SHORT TONS)

                                                                               PRODUCTS
                                                                   --------------------------------
                                                                     ILO         SX/EW       BLISTER
                            CUSTOMER                               CATHODES     CATHODES     COPPER
-----------------------------------------------------------------  --------     --------     ------
Union Miniere (Belgium)..........................................     6,600         660      46,300
Mitsui (Japan)...................................................    16,100      20,400
Pechiney Group (France)..........................................    27,800         550
BICC (England)...................................................    18,500       1,300
Asarco (U.S.)....................................................    18,600
MG Metals (England)..............................................    12,600
Enfield (England)................................................    10,400         220
Cerro Sales (U.S.)...............................................     7,550       2,800
Electrokoppar (Sweden)...........................................     9,900
Colata (Italy)...................................................     9,900
                                                                     ------      ------      ------
          Total..................................................   137,950      25,930      46,300
                                                                     ======      ======      ======

                              REGULATORY FRAMEWORK

MINING AND PROCESSING CONCESSIONS

     The Company has concessions from the Peruvian government for its exploration, exploitation, extraction and/or production operations. The concessions are in full force and effect under applicable Peruvian laws and the Company is in compliance with all material terms and requirements applicable to the concessions and is not under any condition, occurrence or event that would cause the revocation, cancellation, lapsing, expiration or termination thereof except that the Company may, from time to time, let lapse, revoke, cancel or terminate concessions that are not material to the conduct of its business. The principal concessions are (i) the mining concessions at Toquepala and Cuajone,
(ii) the processing concessions of the concentrators located at Cuajone and Toquepala and the processing concessions of the smelter and refinery located near Ilo. The concessions have an indefinite term, subject to payment by SPCC of concession fees of up to $2 per hectare annually for the mining concessions and a fee based on nominal capacity for the processing concessions. Fees paid in 1996 were approximately $183,300.

REGULATIONS, PERMITTING AND ENVIRONMENTAL MATTERS

     The Company's rights to mine and process copper and other metals are derived from mining and processing concessions, which terms are indefinite and may be maintained by relatively small periodic payments. In 1969, the military government of Peru required concession holders to develop their concessions in accordance with a timetable or forfeit them. This requirement was discontinued in 1981. There has been no such development requirement under more recent Peruvian governments. The rights and obligations of mining and processing concession holders are currently set forth in the General Mining Law (Single Unified Text, Supreme Decree No. 014-92-EM) that is administered by the Ministry of Energy and Mines. The principal changes in the current

General Mining Law relate to the abolition of governmental monopolies and the expansion of availability and scope of agreements for tax stability and foreign exchange stability.

     The Cuajone mine, the Toquepala mine, the Ilo smelter and the Ilo refinery have all necessary operating permits. All future exploration and development projects require or will require a variety of permits. Although the Company believes the permits for these projects can be obtained in a timely fashion, permitting procedures are complex, time-consuming and subject to potential regulatory delay. The Company does not believe that existing permitting requirements or other environmental protection laws and regulations will have a material adverse effect on its business, financial condition or results of operations. However, the Company cannot be certain that future changes in laws and regulations would not result in significant additional expense, capital expenditures, restrictions or delays associated with the development and operation of the Company's properties. The Company cannot predict whether it will be able to renew its existing permits or whether material changes in existing permit conditions will be imposed. Non-renewal of existing permits or the imposition of additional conditions could have a material adverse effect on the Company's financial condition or result of operations.

     The Company's exploration, mining, milling, smelting and refining activities are subject to Peruvian laws and regulations, including environmental laws and regulations, which change from time to time. The Company's recently approved PAMA sets forth the investment to be made by the Company to comply with Peruvian environmental regulations applicable to its operations. To implement the PAMA, the Company is required to make a minimum annual investment of 1% of net annual sales until compliance is met. The PAMA will require the Company to make significant additional capital expenditures to achieve compliance with the maximum permissible levels for its emission and waste discharges within a period of five years, except for environmental controls applicable to its smelter operation which must be put in place within ten years. Upon completion of the smelter modernization, management expects that 95% or more of smelter emissions will be captured. The PAMA contemplates a number of environmental projects, the largest and most capital intensive of which is the planned modernization of the Ilo smelter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Expansion and Modernization Project". Management believes that under current Peruvian law and regulations, compliance with the PAMA will satisfy the MPL requirements pertaining to the Company's operations during the applicable five or ten year implementation period. The Company remains, however, subject to other environmental requirements applicable to its operations.

     The Company incurred capital expenditures for environmental projects of approximately $29.8 million in 1996. During the first six months of 1997, the Company's capital expenditures in respect of environmental projects (including expenditures under the PAMA) were $13.9 million and it estimates that it will incur expenditures of approximately $19.4 million during the remainder of 1997.

     The development in the future of more stringent environmental protection programs in Peru could impose constraints and additional costs on the Company's operations, which might require the Company to make significant additional capital expenditures.

     Although the Company believes that it is in substantial compliance with all applicable laws, the effect of any future regulatory changes on the Company's operations cannot presently be determined.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the current directors and executive officers of the Company, their ages as of June 30, 1997, and their positions. In each case where an officer's or director's service to SPCC predates the formation of SPCC in September 1995, it includes services rendered by such persons in their former capacities as officers and/or directors of SPCC's predecessor, SP Limited, which is now a wholly-owned operating subsidiary of SPCC.

            NAME               AGE                                 POSITION
-----------------------------  ---     ----------------------------------------------------------------
Richard de J. Osborne(1).....   63     Chairman of the Board and Director
Charles G. Preble(1)(2)(3)...   64     President, Chief Executive Officer and Director
Charles B. Smith(2)..........   59     Executive Vice President and General Manager (Operations, Peru)
Ronald J. O'Keefe(2)(3)......   54     Executive Vice President and Chief Financial Officer
Kevin R. Morano(1)(2)(3).....   44     Vice President and Director
Winston Cundiff, III(2)......   50     Vice President (Human Resources, Peru)
Hans A. Flury(2)(3)..........   46     Vice President (Legal, Peru)
Guillermo D. Payet(2)........   58     Vice President (Finance, Peru)
Eduardo Santistevan(2).......   56     Vice President (Logistics, Peru)
Frank H. Tweddle(2)..........   38     Vice President (Commercial, Peru)
Augustus B.                     57     Secretary, General Counsel and Director
  Kinsolving(2)(3)...........
Brendan M. O'Grady(2)........   53     Comptroller
Thomas J. Findley, Jr.(2)....   49     Treasurer
Amb. Everett E. Briggs.......   63     Director
Jaime Claro..................   61     Director
Francis R. McAllister........   54     Director
John F. McGillicuddy.........   66     Director
Robert J. Muth...............   64     Director
Robert M. Novotny............   48     Director
Robert A. Pritzker(1)........   71     Director
Michael O. Varner............   56     Director
J. Steven Whisler............   42     Director
David B. Woodbury............   57     Director
Douglas C. Yearley(1)........   61     Director

---------------
(1) Member of the Executive Committee.

(2) Officer of SP Limited.

(3) Director of SP Limited.

     For a discussion of certain agreements among the Class A common stockholders relating to the election of directors, see "Certain
Transactions -- Stockholders' Agreement".

     Richard de J. Osborne, Chairman of the Board and Director. Mr. Osborne has been Chairman of the Board since February 1996 and a Director since 1976. He has been Chairman of the Board, Chief Executive Officer and President of Asarco since 1985 and a director of Asarco since 1976. He is also a director of Schering-Plough Corporation, The BFGoodrich Company, Grupo Mexico, S.A. de C.V. and The Tinker Foundation Incorporated.

     Charles G. Preble, President, Chief Executive Officer and Director. Mr. Preble has been President and Chief Executive Officer since 1985 and a director since 1984. He is also a director of InterBanc, Lima.

     Charles B. Smith, Executive Vice President and General Manager (Operations,
Peru). Mr. Smith has been Executive Vice President since 1996. He was Vice President from 1992 to 1996. From 1988 to 1992, he served as Vice President-U.S. Operations for ARCO Coal Company (coal production and marketing). He is a director of Sociedad Nacional de Minera y Petroleo.

     Ronald J. O'Keefe, Executive Vice President and Chief Financial
Officer. Mr. O'Keefe has been Executive Vice President and Chief Financial Officer of the Company since April 1995. Previously, he was Controller of Asarco from 1982 through March 1995.

     Kevin R. Morano, Vice President and Director. Mr. Morano has been Vice President and a director since 1993. He has served as Vice President-Finance and Chief Financial Officer of Asarco since 1993. Prior to that he was general manager of Asarco's Ray Complex from 1991 to 1993. From 1989 to 1991 he served as Asarco's Treasurer. He is an alternate director of Grupo Mexico, S.A. de C.V.

     Winston Cundiff, III, Vice President (Human Resources, Peru). Mr. Cundiff has been Vice President (Human Resources, Peru) since September 1996. From 1995 to August 1996 he served as General Director of Human Resources for the Company. From 1991 to 1994, he served as Director, Human Resources Training and Quality for Liquid Air Corporation.

     Hans A. Flury, Vice President (Legal, Peru). Mr. Flury has been Vice President (Legal, Peru) since 1989. He is a director of Sociedad Nacional de Minera y Petroleo.

     Guillermo D. Payet, Vice President (Finance, Peru). Mr. Payet has been Vice President (Finance, Peru) since 1991. Prior to that, he was Vice President, Finance and Logistics (Peru) from 1987 to 1991.

     Eduardo Santistevan, Vice President (Logistics, Peru). Mr. Santistevan has been Vice President (Logistics, Peru) since 1991. From 1988 to 1990, he served as General Maintenance Superintendent.

     Frank H. Tweddle, Vice President (Commercial, Peru). Mr. Tweddle was elected Vice President on May 1, 1997. From May 1994 to April 1997, Mr. Tweddle was Assistant Director of Marketing for the Company. From 1988 to April 1994 he was Vice President Trading for Minpeco USA.

     Augustus B. Kinsolving, Secretary, General Counsel and Director. Mr. Kinsolving has been Secretary since May 1994, General Counsel since October 1994 and a director since 1989. He has been Vice President of Asarco since 1983, has served as Asarco's General Counsel since 1986 and its Secretary from 1987 to 1995. He is also an alternate director of Grupo Mexico, S.A. de C.V.

     Brendan M. O'Grady, Comptroller. Mr. O'Grady was appointed Comptroller in 1992. Previously, Mr. O'Grady served as Assistant Comptroller from 1981 to 1992.

     Thomas J. Findley, Jr., Treasurer. Mr. Findley has been Treasurer since 1996. He is also Treasurer of Asarco and has served in that position since 1991.

     Ambassador Everett E. Briggs, Director. Ambassador Briggs has been a director since 1996. He has served as President of The Americas Society and the Council of the Americas since October 1993. Prior to that he served as U.S. Ambassador to Portugal from 1990 to 1993. During 1989, he was Special Assistant to the President for National Security Affairs and Senior Director for Latin America and the Caribbean at the National Security Council. He has also served as U.S. Ambassador to Honduras and Panama.

     Jaime Claro, Director. Mr. Claro has been a director since September 1996. He has been President and a director of Cerro Sales Corporation since prior to 1991. Mr. Claro is also Vice Chairman of Cia. Electro Metalurgica S.A. and Quemchi S.A., Chairman of Chilean Line Inc., a director of Cristalerias de Chile S.A. and Navarino S.A., and a director of Sud Americana de Vapores, S.A. and a director of Vina Los Vascos S.A.

     Francis R. McAllister, Director. Mr. McAllister has been a director since 1986 and was Vice President from 1992 to 1993. He has been Executive Vice President, Copper Operations of Asarco since 1993. Prior to that he was Asarco's Executive Vice President and Chief Financial Officer from 1992 to 1993. From 1986 to 1992 he served as Vice President, Finance and Administration and Chief Financial Officer. He has been a director of Asarco since 1988. He is also a director of Grupo Mexico, S.A. de C.V. and of Cleveland Cliffs Inc.

     John F. McGillicuddy, Director. Mr. McGillicuddy has been a director since 1996. He is a director of UAL Corporation, USX Corporation, Kelso & Company, Inc. and Empire Blue Cross and Blue Shield. From December 1991 to December 1993 he was Chairman of the Board and Chief Executive Officer of Chemical Banking Corporation and Chemical Bank. Prior to that, he was Chairman of the Board and Chief Executive Officer of Manufacturers Hanover Trust Company from 1979 to 1991.

     Robert J. Muth, Director. Mr. Muth has been a director since 1984. He has been Vice President, Government and Public Affairs of Asarco since prior to 1991.

     Robert M. Novotny, Director. Mr. Novotny has been a director since 1995. He has been Vice President, Lead, Zinc, Silver and Mineral Operations of Asarco since 1993. From 1990 to 1993 he was Vice President, Operations of Asarco.

     Robert A. Pritzker, Director. Mr. Pritzker has been a director since 1983. He is President and Chief Executive Officer of The Marmon Corporation and has served in that position for over five years. Mr. Pritzker is also President and Chief Executive Officer of The Marmon Group, Inc. and holds executive positions in its more than sixty autonomous member companies. He is a director of Acxiom Corporation.

     Michael O. Varner, Director. Mr. Varner has been a director since 1995. He has been Vice President, Environmental Operations of Asarco since October 1993. Previously, he served as General Manager of Asarco's Western Metals Division from April 1992 to September 1993 and was Director of Asarco's Technical Services Center from 1986 to March 1992.

     J. Steven Whisler, Director. Mr. Whisler has been a director since 1995. He has been Senior Vice President of Phelps Dodge Corporation since 1988 and President of Phelps Dodge Mining Company since 1991. He is a director of Phelps Dodge Corporation, UNOCAL Corporation and Burlington Northern Santa Fe Corporation.

     David B. Woodbury, Director. Mr. Woodbury has been a director since 1996. He has been Vice President, Human Resources of Asarco since March 1993. From 1984 to March 1993, Mr. Woodbury was Vice President, Human Resources of Ferro Corporation, a specialty metals producer.

     Douglas C. Yearley, Director. Mr. Yearley has been a director since 1991. He has been Chairman of the Board and Chief Executive Officer of Phelps Dodge Corporation since 1991. Mr. Yearley is a director of Lockheed Martin Corporation, USX Corporation and J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company of New York.

     The Company's Board of Directors is composed of 15 members. Two directors are elected by the holders of Common Stock, voting as a separate class, and 13 directors are elected by the holders of Class A Common Stock, voting as a separate class, one of whom is the President.

     Certain of the Company's officers are also officers of Asarco. They are compensated by Asarco and receive no compensation from the Company.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

     Asarco provides various support services to the Company. In 1996, these activities were principally related to legal, tax, accounting and treasury support services. Asarco is reimbursed for those support services at cost. The total amount paid by the Company to Asarco in 1996 for such services was $0.8 million for 1996 and $0.3 million for 1995. Additionally, in 1997 the Company paid Asarco a fee of $500,000 for services of Asarco's senior management in connection with the arranging of financings for the Company's expansion and modernization program.

     The Class A common stockholders and/or their affiliates purchase copper products from the Company from time to time at prices determined on an arm's-length basis by reference to the LME market price for copper at such time. The Company expects that its policy of determining prices for related party transactions on an arm's-length basis by reference to the LME market price for copper at the time of any such transaction will be continued. Sales of copper to the Class A common stockholders amounted to $71.8 million for 1996 and $85.0 million for 1995, which are more fully described below.

     Asarco purchased copper products from SPCC in amounts of $46.5 million in 1996 and $46.1 million in 1995. Richard de J. Osborne, Francis R. McAllister, Kevin R. Morano, Augustus B. Kinsolving, Robert J. Muth, Robert M. Novotny, Michael O. Varner and David B. Woodbury are executive officers of Asarco. Each is a director of the Company.

     Cerro Sales, an entity related to Cerro, purchased copper products from the Company during 1996 in the amount of $14.4 million. Their purchases from the Company during 1995 amounted to $23.9 million. Robert A. Pritzker is Chairman of the Board and a director of Cerro Sales and Jaime Claro is a director of Cerro Sales and its President. Messrs. Pritzker and Claro are directors of the Company.

     Phelps Dodge Refining Corporation, an affiliate of Phelps Dodge and Phelps Dodge Corporation, purchased copper products from the Company in the amount of $10.8 million in 1996. In 1995, its purchases amounted to $15.0 million. Douglas
C. Yearley is Chairman of the Board and Chief Executive Officer of Phelps Dodge Corporation. J. Steven Whisler is Senior Vice President of Phelps Dodge Corporation. Messrs. Yearley and Whisler are directors of the Company.

     During 1996, the Company purchased steel castings and grinding balls at an aggregate price of approximately $134,000 from Cia. Electro Metalurgica S.A. ("Electro") and a subsidiary company. In addition, the Company contracted an aggregate of $9.9 million for shipping services to and from Peru by Cia. Sud Americana de Vapores, S.A. ("CSAV"), a company indirectly controlled by Quemchi, S.A. ("Quemchi"). Mr. Jaime Claro is Vice Chairman of Electro and Quemchi, and his direct and indirect family interests in both companies exceed 10%. Mr. Claro is also a director of CSAV and is Chairman of Chilean Line Inc., which is the agent for and is owned by CSAV. Mr. Claro is a director of the Company.

     The Company believes that the foregoing transactions were entered into on arm's-length bases on terms as favorable as could be obtained from other third parties. It is anticipated that in the future the Company will enter into similar transactions with the same parties.

STOCKHOLDERS' AGREEMENT

     Each of the Class A common stockholders, in connection with the exchange offer for labor shares, has entered into the Stockholders' Agreement. The Stockholders' Agreement provides, among other things, that the Class A common stockholders elect 12 of the Company's 15 directors and elect the President of the Company as a thirteenth director. Upon termination of the Stockholders' Agreement, each share of Class A common stock will automatically convert into one share of common stock (voting share for share as a single class on all matters including election of directors), if at any time the number of shares of Class A common stock owned by the Class A common stockholders (or affiliates of the Class A common stockholders) shall be less than 35% of the outstanding shares of Class A common stock and common stock of the Company. In addition, the rights and obligations of each Class A common stockholder under the Stockholders' Agreement will terminate in the event such Class A common stockholder (or its affiliates) shall cease to own shares of Class A common stock.

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

                              DESCRIPTION OF NOTES

     The New Notes will be issued pursuant to an indenture (the "Original Indenture") dated as of May 30, 1997 among the Issuer, the Guarantor and Citibank, N.A., as trustee (the "Trustee"), principal paying agent and registrar and a Supplemental Indenture thereto pertaining to the Notes dated as of May 30, 1997 among the Issuer, the Guarantor and the Trustee (collectively referred to herein as the "Indenture"). The Indenture has been filed as an exhibit to the Registration Statement, of which the Prospectus constitutes a part. The Notes will be direct obligations of SP Limited and its Branch. Payments of interest and principal and Additional Amounts, if any, will be made by SP Limited or its Branch.

     The following summary of certain provisions of the Notes, the Guarantee, the Indenture and the Amended and Restated Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Guarantee, the Indenture, the Supplemental Indenture and the Amended and Restated Collateral Trust Agreement. Wherever particular sections, articles or defined terms of the Indenture are referred to herein, such sections, articles or defined terms shall be as specified in the Indenture. Capitalized terms not otherwise defined below or elsewhere in this Prospectus shall have the respective meanings given to such terms in the Indenture. Copies of the Indenture and the Amended and Restated Collateral Trust Agreement will be available for inspection and copying by the Holders during normal business hours at the offices of the Trustee. The holders will be bound by, and will be deemed to have notice of, all the provisions of the Notes, the Guarantee, the Indenture and the Amended and Restated Collateral Trust Agreement.

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by 180 days following the Issue Date, holders that have complied with their obligations under the Registration Rights Agreement will be entitled, subject to certain exceptions, to special interest at a rate per annum equal to 0.5% of the principal amount of Old Notes held by such holder.

GENERAL

     The Notes will be limited to $150,000,000 aggregate principal amount and will mature on May 30, 2007. The Notes are part of the SENs Program established by SP Limited under the Original Indenture, providing for the issuance of up to $750 million of SENs in series from time to time. Subsequent series of SENS up to an additional $600 million principal amount in the aggregate may be offered but are not being offered pursuant to this Prospectus. The Notes are the direct, unconditional, unsubordinated general obligations of the Issuer and will be secured by the pledge and grant of a continuing lien and security interest from the Issuer to the Collateral Trustee as described under "The Collateral Trust and Security Agreement" below and from the Issuer to the Trustee, in trust for the benefit and security of the holders of Notes in the Note Collateral. Payment of principal and interest on the Notes will be fully and unconditionally guaranteed by SPCC. SP Limited has also entered into the Credit Facility which will rank pari passu with the Notes and will also be guaranteed, on a pari passu basis with the Notes, by SPCC. The Notes will rank pari passu among themselves and each other series of SENs, without any preference of one over the other by reason of priority of date of issuance or otherwise. See "-- The Amended and Restated Collateral Trust Agreement", "-- Guarantee by SPCC" and "Description of Credit Facility".

     Each of the Notes will bear interest at the rate per annum shown on the cover page of this Prospectus. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will be payable monthly, on the 30th day of each month (or the 28th day of February), commencing June 30, 1997 (each, a "Payment Date") to the persons in whose names such Notes are registered at the close of business on the 15th day of such month (unless such day is not a Business Day, in which case the following Business Day). Principal on the Notes will be payable on each Payment Date, commencing June 30, 2000, as described below. The Notes will have a final maturity of May 30, 2007. Unless a Retention Trigger Event or Debt Service Retention Event has occurred and is continuing, the Issuer will make direct payments on the Notes from its own funds. If a Retention Trigger Event or a Debt Service Retention Event has occurred and is continuing, payments on the Notes will be made from funds on deposit in the Note Collateral Account or the Note Reserve Account. Any payment of principal or interest otherwise required to be made in respect of a Note on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the

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

same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

PAYMENTS

     Payments of principal, interest and premium, if any, in respect of each Note will be made by the Trustee or a Paying Agent by Dollar check drawn on a bank in the United States, and mailed to the holder of such Note at its address appearing in the Register; provided, that upon application by the holder of a Note to the Trustee or a Paying Agent not less than 10 days before each Payment Date, such payment shall be made by wire transfer to a Dollar account maintained by the payee with a bank in the United States.

     Interest shall be payable at a rate of 7.90% per annum on the outstanding principal amount of the Notes monthly in arrears on each Payment Date. The principal amount of the Notes will be payable in monthly installments on each Payment Date commencing June 30, 2000, pursuant to a level debt service schedule or such earlier date as may be established by acceleration following either an Accelerated Amortization Event or an Event of Default.

     Unless a Retention Trigger Event or a Debt Service Retention Event has occurred and is continuing, the Issuer will, no later than each Payment Date, deposit with the Paying Agent a sum (in Dollars) sufficient to pay the principal (and premium, if any) and interest due on such Payment Date (collectively, the "Due Amount"), such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act. If a Retention Trigger Event or a Debt Service Retention Event has occurred and is continuing, no later than 10:00 a.m. on the third Business Day prior to each Payment Date, the Trustee will give the Issuer written notice of the amount on deposit in the Note Collateral Account and the Issuer will, no later than the Business Day prior to each Payment Date, deposit in the Note Collateral Account the excess, if any, of the Due Amount for such Payment Date over the amount on deposit in the Note Collateral Account on the Business Day prior to each Payment Date, and the Issuer will promptly notify the Trustee of its action or failure so to act. In the event that the Issuer fails to make the required payments or there are insufficient funds on deposit in the Note Collateral Account to make the required payment, amounts on deposit in the Note Reserve Account will be used to make the payments.

     Whenever in this Prospectus there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Note, such payment shall be deemed to include the payment of Additional Amounts provided for hereunder to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereunder and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

OPTIONAL REDEMPTIONS

     The Issuer may redeem the Notes in whole or in part at any time at a Redemption Price equal to (i) the outstanding principal amount of the Notes so redeemed plus (ii) accrued and unpaid interest to the date of redemption plus
(iii) the Make-Whole Premium; provided that the Note Reserve Account (as defined herein) contains funds in an amount equal to the Required Balance on the date of such redemption after giving effect to all payments to be made on such date. Each such redemption must be in a minimum amount of $5,000,000 (or such lesser amount of the Notes as is then outstanding). Upon any optional redemption of the Notes by the Issuer, the Issuer or the Trustee shall provide notice to each holder of the Notes subject to such optional redemption not less than 30 days nor more than 60 days prior to the scheduled date of such redemption.

OPTIONAL REDEMPTIONS FOR TAX REASONS

     If at any time, the Issuer or Guarantor is or will become obligated for any reason to pay (i) any Additional Amounts in excess of those attributed to the Peruvian Tax of 1% imposed on interest payments to holders of Notes that are not domiciled in Peru for Peruvian tax purposes ("Excess Additional Amounts") or
(ii) a tax in excess of 1% on payments of interest to holders of Notes that are not domiciled in Peru for Peruvian tax purposes directly to the applicable Peruvian taxing authority (an "Interest Tax"; and any such excess Interest Tax, "Excess Interest Tax"), and such obligation cannot be avoided by the Issuer or the Guarantor taking reasonable measures available to it, then, subject to the discussion below, the Notes will be redeemable in whole (or in part, as provided below), at the option of the Issuer or the Guarantor, at any time upon not less than 30 days nor more than 60 days' notice given to the holders in an amount equal to the sum of (i) the principal amount outstanding at the time, plus (ii) accrued interest to the date of prepayment, plus (iii) any Additional Amounts. The Issuer or the Guarantor, as the case may be, will be considered to be obligated to pay such excess Additional Amounts despite the fact that the Issuer or the Guarantor, as the case may be, could have, in lieu of withholding from payments of interest and paying Additional Amounts, paid the tax directly to the applicable Peruvian taxing authority.

     In order to effect a redemption of the Notes for tax reasons, the Issuer shall deliver to the Trustee an opinion of Peruvian outside counsel reasonably acceptable to the Trustee confirming the tax obligation at least 45 days prior to redemption. No notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay such Excess Additional Amounts or Excess Interest Tax in respect of the Notes.

     If the holders of two-thirds or more of the aggregate principal amount of the outstanding Notes waive their rights, if any, to Excess Additional Amounts payable by the Issuer or the Guarantor, then (i) the Issuer or the Guarantor shall not be obligated to pay Excess Additional Amounts to any holders of Notes and (ii) the Issuer or the Guarantor may not redeem the Notes except as otherwise provided pursuant to the Indenture. In the case of an Excess Interest Tax, if the holders of two-thirds or more of the aggregate principal amount of the outstanding Notes agree to receive payments net of Excess Interest Tax, then
(i) payments of interest to all holders will be reduced by the Excess Interest Tax and (ii) the Issuer or the Guarantor may not redeem the Notes except as otherwise provided pursuant to the Indenture.

     Subject to the following paragraph, the Notes may be redeemed in part at the option of the Issuer or the Guarantor if the Issuer or the Guarantor would be obligated to pay Excess Additional Amounts or Excess Interest Tax aggregating at least $1,000,000 per annum. Except as provided in the following paragraph, any partial redemption of Notes for tax reasons shall be limited to no more than the aggregate principal amount of such Notes necessary to be redeemed in order to reduce the Issuer's or the Guarantor's payment of Additional Amounts or Interest Tax in respect of Notes to an amount equal to the Additional Amounts, or Interest Tax, as the case may be, payable with respect to the 1% Peruvian Tax imposed on interest payments on such Notes (calculated without giving effect to such partial redemption).

     If the Issuer or Guarantor is or will become obligated to pay Excess Additional Amounts or Excess Interest Tax only with respect to Notes held by a certain type (or types) of holders (the "Affected Holders"), the Issuer or Guarantor may not effect a redemption for tax reasons of the Notes held by holders who are not Affected Holders, but at the option of the Issuer or Guarantor, the Notes held by Affected Holders may be redeemed for tax reasons. If the Issuer or the Guarantor, as the case may be, seeks to redeem the Notes held by any Affected Holders as provided by this paragraph, such Affected Holders will cooperate with the Issuer or the Guarantor, as the case may be, to effect such a redemption. Furthermore, if the Notes are held in a global Note, the Issuer or the Guarantor, as the case may be, may, to the extent necessary, exchange the Notes for certificated Notes in order to effect a redemption pursuant to this paragraph, provided that the Issuer or the Guarantor, as the case may be, will as promptly as practicable subsequently exchange such certificated Notes for Notes held in a global Note, except for the Notes held by the Affected Holders.

     If any certificated Note is to be redeemed in part as set forth under "Optional Redemption" or "-- Optional Redemption for Tax Reasons", a new certificated Note will be issued for surrender of the original Note. Upon redemption of a portion of any global Note, such global Note will be marked to reflect the appropriate reduction of its principal amount.

RATINGS

     Moody's, Standard & Poor's and Duff & Phelps have assigned the Notes and the SENs Program the securities ratings of "Baa3", "BBB-" and "BBB-", respectively. Each such rating reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of such rating may only be obtained from such rating agency. There is no assurance that any such credit rating will remain in

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

effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency's judgment, circumstances so warrant. Any such lowering, suspension or withdrawal of any rating may have an adverse effect on the market price or marketability of the Notes.

THE AMENDED AND RESTATED COLLATERAL TRUST AND SECURITY AGREEMENT

     In connection with the Program, SP Limited has pledged and granted a continuing lien and security interest in favor of the Collateral Trustee, pursuant to the Collateral Trust and Security Agreement between the Issuer and Deutsche Bank AG, New York Branch, as Collateral Trustee, dated as of May 30, 1997, (the "Amended and Restated Collateral Trust Agreement") in trust for the security and benefit of the Secured Parties, in the Export Contracts and Export Receivables arising from future copper sales by SP Limited to customers located outside of Peru, covering up to a maximum aggregate amount of 320,000 short tons annually. Collections in respect of Export Receivables will be deposited to the Collection Account, a New York segregated trust bank account held by the Collateral Trustee for the benefit of the Secured Parties.

     The individual Secured Parties will not have a separate security interest in any specific Export Contract or Export Receivable but, through the Collateral Trustee, will have an undivided percentage security interest in the Collateral as a whole on the terms and conditions of the Amended and Restated Collateral Trust Agreement, consisting of (i) in the case of the holders of any series of SENs, a percentage of the Collateral, including the right to receive a percentage of all Collections, in each case equal to the SENs Total Collateral Percentage for such series, (ii) in the case of the lenders and the agents for the Credit Facility, a percentage of the Collateral, including the right to receive a percentage of the Collections, in each case equal to the Credit Facility Total Collateral Percentage, and (iii) in the case of any Additional Secured Obligations, a percentage of the Collateral, including the right to receive a percentage of Collections, in each case equal to the Designated Total Collateral Percentage for such Additional Secured Obligations.

     Initially, (i) the holders of each series of SENs shall have rights in the Collateral equal to the SENs Basic Collateral Percentage for such series, (ii) the lenders shall have rights in the Collateral equal to the Credit Facility Basic Collateral Percentage, and (iii) the holders of any Additional Secured Obligations shall have rights in the Collateral equal to the Designated Basic Collateral Percentage for such Additional Secured Obligations. The Issuer may designate an additional percentage interest in the Collateral for the benefit of the holders of any series of SENs, the lenders or the holders of Additional Secured Obligations, as the case may be; provided that after giving effect to such designation, the sum of (a) the SENs Total Collateral Percentage, (b) the Credit Facility Total Collateral Percentage and (c) the aggregate Designated Total Collateral Percentages for all Additional Secured Obligations shall not exceed 100%. The Issuer, subject to certain conditions, may eliminate any Additional Percentages that have been designated as described above.

     To the extent that the aggregate percentage interest of all Secured Parties is less than 100%, the Issuer will be entitled to receive the remaining percentage of Collections on a daily basis in all circumstances, whether or not a default or any other event has occurred.

  Second Amended and Restated Collateral Trust Agreement

     The Issuer and the Collateral Trustee have entered into a new Amended and Restated Collateral Trust Agreement dated as of July 15, 1997 and effective as
of             (the "Second Amended and Restated Collateral Trust Agreement"),
which is identical to the Amended and Restated Collateral Trust Agreement, except that (i) the Collateral Trustee is directed to transfer funds on deposit in the Collection Account at 3:00 P.M. on each Business Day rather than at 9:00 A.M. on each Business Day, (ii) the Collateral Trustee is authorized to make overnight investments of funds on deposit in the Collection Account in investments that are authorized under the Indenture and (iii) the Amended and Restated Collateral Trust Agreement may be amended without the consent of the holders of the Notes in circumstances which would not require the consent of the holders of the Notes under the Indenture, so long as the interests of the holders are not adversely affected in any material respect.

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

     By tendering their Old Notes, each holder participating in the Exchange Offer will be deemed to have consented, under the Registration Rights Agreement and the Amended and Restated Collateral Trust Agreement, to the changes made in the Second Amended and Restated Collateral Trust Agreement.

  Representations and Warranties

     The Issuer represented and warranted to the Collateral Trustee on the date of the execution of the Amended and Restated Collateral Trust Agreement that (i) assuming compliance by the Collateral Trustee with the terms thereof, the Amended and Restated Collateral Trust Agreement creates a valid and binding lien in favor of the Collateral Trustee in the Collection Account and all cash deposited therein, prior to all other liens except Permitted Liens (as defined in the Amended and Restated Collateral Trust Agreement); (ii) the Amended and Restated Collateral Trust Agreement creates a valid and binding lien and security interest in favor of the Collateral Trustee in the Export Contracts and Export Receivables, prior to all other Liens except Permitted Liens (as defined in the Amended and Restated Collateral Trust Agreement); (iii) each Export Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Issuer, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and (iv) all obligations of the Issuer under the Amended and Restated Collateral Trust Agreement are obligations of the Branch and such obligations, and the security interest created under the Amended and Restated Collateral Trust Agreement are enforceable against the Branch, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

  Export Receivables and Export Contracts

     In connection with the granting of a security interest in the Export Contracts and the Export Receivables to the Collateral Trustee, SP Limited will
(i) notify in writing each of its Export Customers (as defined in the Amended and Restated Collateral Trust Agreement) that is a party to a contract in respect of Export Receivables and (ii) authorize and direct in writing each such customer to pay all amounts owed by it under or in respect of the Export Receivables directly into the Collection Account. SP Limited will request each Export Customer party to an Export Contract to execute an Acknowledgment to pay in accordance with such notice. SP Limited has filed UCC-1 financing statements with respect to the Collateral.

  Excluded Receivables

     Excluded from the lien and security interest granted by the Issuer in the Amended and Restated Collateral Trust Agreement are specified export contracts (Excluded Export Contracts) covering up to 40,000 tons annually which secure other debt arrangements of the Issuer. The Issuer may exclude, on an annual basis, additional export contracts providing for sales of copper up to an aggregate annual amount (expressed in short tons) equal to the sum of (I) 10% of Net Certified Export Sales (as defined below) and (II) the Excess Certified Export Sales (as defined below) if any, in each case for such calendar year; provided that the maximum amount of copper to be sold under contracts which may be so excluded after the commencement of a calendar year shall be reduced by a fraction, the numerator of which is the number of days elapsed since the beginning of such calendar year and the denominator of which is 365; and provided further that the Issuer shall not be permitted to exclude contracts pursuant to clause (x) above in an amount that would cause the Program Amount to be reduced (as described in the following paragraph) below an amount equal to the sum of (i) the Outstanding Principal Amount at such time and (ii) the product of (a) the Designated Total Collateral Percentage for Additional Secured Obligations then outstanding times (b) the Program Amount then in effect. The "Net Certified Export Sales", for any calendar year, is equal to (A) the lesser of (i) 320,000 short tons and (ii) the budgeted level of sales of copper by the Issuer to be sold to customers located outside of Peru, as certified by the Issuer (the "Certified Export Sales") for such calendar year minus (B) the aggregate annual amount of short tons of copper to be sold under Excluded Export Contracts. "Excess Certified Export Sales" means the excess, if any, of the Certified Export Sales for such calendar year over the sum of (i) 320,000 short tons and (2) the annual amount of short tons of copper in respect of Excluded Export Contracts for such calendar year.

     If the Issuer identifies additional Excluded Export Contracts as described above in clause I, the Program Amount shall be reduced, during the period in which such contracts are so excluded, by an amount equal to the product of (x) the Program Amount prior to such reduction and (y) a fraction, the numerator of which is equal to the annual amount of copper sales arising under such Excluded Export Contracts (expressed in short tons) and the denominator of which is equal to the Net Certified Export Sales.

  Export Sales

     On or prior to January 15 of each calendar year, the Issuer shall deliver to the Collateral Trustee and the Trustee a certificate of a responsible officer (the "Annual Sales Certificate") certifying for such calendar year (i) the budgeted amount of short tons of copper to be sold to customers located within Peru (which shall not include sales effected through any Peruvian Governmental Authority to customers located outside Peru) ("Domestic Sales"), (ii) the Certified Export Sales for such year and (iii) the aggregate budgeted amount of short tons of copper to be sold pursuant to Excluded Export Contracts (the sum of clauses (i), (ii) and (iii) (the "Total Sales"). If, in any calendar year when the Certified Export Sales are less than 320,000 short tons, the ratio of Domestic Sales to Total Sales, expressed as a percentage (the "Domestic Percentage") exceeds 20% (such percentage, to the extent exceeding 20%, shall hereinafter be referred to as the "Excess Domestic Percentage"), then the Program Amount in effect for such year shall be reduced for such year by an amount equal to the product of the Excess Domestic Percentage and the Program Amount which would otherwise have been in effect on the first day of such year (after giving effect to the application of Section 2.02 of the Amended and Restated Collateral Trust Agreement). If during any calendar year the Issuer becomes aware that the Domestic Percentage will be increased as a result of an increase in Domestic Sales in excess of the budgeted amount set forth on the Annual Sales Certificate previously delivered for such calendar year (calculated on a pro rata basis for the portion of the calendar year remaining) and the Domestic Percentage will, as a result thereof, exceed 20% (or increase further above 20%), then, within five Business Days of becoming so aware, the Issuer shall deliver to the Collateral Trustee a certificate of a responsible officer in replacement for the Annual Sales Certificate previously delivered and the Program Amount shall be recalculated as set forth in the preceding sentence on a pro rata basis for the remainder of the calendar year; provided, however, that for purposes of this sentence the increase in Domestic Sales shall be deemed to equal the amount by which the increase in the Domestic Sales exceeds the increase, if any, in the amount of the Total Sales, each as set forth in the Annual Sales Certificate previously delivered for such calendar year.

  Collection Account

     As described above, all Collections on the Export Receivables will be deposited on a daily basis in the Collection Account. On a daily basis, the Collateral Trustee will allocate the Collections in accordance with the applicable total collateral percentage to (i) the SENs Collateral Account for each series of SENs, (ii) the Credit Facility Collateral Account, (iii) to such accounts, if any, established in connection with any Additional Secured Obligations, and (iv) to accounts designated by the Issuer in each case in accordance with such party's respective interests in the Collections on that day. Without the consent of the other Secured Parties, the Issuer may designate a percentage in the Collateral to secure any Additional Secured Obligations, provided, however that after giving effect to such designation, the sum of (a) the SENs Total Collateral Percentage, (b) the Credit Facility Total Collateral Percentage and (c) the aggregate Designated Total Collateral Percentages of all Additional Secured Obligations shall not exceed 100%.

  Remedies Subject to Intercreditor Arrangements

     No Realization Event with respect to the Collateral (as defined in the Amended and Restated Collateral Trust Agreement) or the direction of Collections to any account other than the Collection Account may be effected by the Collateral Trustee or by or on behalf of any Secured Party except in accordance with the intercreditor arrangements set forth in the Amended and Restated Collateral Trust Agreement. The Required Secured Parties shall not effect any Realization Event with respect to the Collateral or direct the Collections to an account other

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

than the Collection Account unless (a) any Senior Secured Obligations shall have been declared due and payable prior to the stated maturity thereof in accordance with the related agreement (an "Acceleration Event") or (b) there shall have occurred and be continuing an event of default with respect to a Senior Secured Obligation resulting from (i) a failure to make a payment of principal or interest and such event of default shall remain unremedied for a period of at least 5 days (a "Payment Event of Default") or (ii) a bankruptcy proceeding or similar event shall be commenced by or against the Issuer, the Guarantor or the Branch (a "Bankruptcy Event of Default").

  Subordination

     Pursuant to the Amended and Restated Collateral Trust Agreement, the Issuer may grant a subordinated interest in the Collateral for the benefit of certain parties providing credit enhancement in connection with the Senior Secured Obligations. So long as any Senior Secured Obligations have not been paid in full, no Subordinated Creditor (as defined in the Amended and Restated Collateral Trust Agreement) will exercise any remedies with respect to the Collateral, institute any foreclosure proceedings or object to any foreclosure action brought by any holder of Senior Secured Obligations. The holders of the Senior Secured Obligations have the rights to exercise rights and remedies with respect to the Collateral in accordance with the Amended and Restated Collateral Trust Agreements.

THE INDENTURE

  Accounts

     Note Collateral Account. Concurrently with the execution and delivery of the Indenture, the Trustee shall establish the Note Collateral Account, a segregated trust account denominated in Dollars, created and maintained by the Trustee and entitled the "Citibank, N.A. Southern Peru Limited Note Collateral Trust Account" into which monies will be deposited and from which monies will be withdrawn as provided in the Indenture and the Amended and Restated Collateral Trust Agreement. As described above, on each Business Day, the Collateral Trustee will transfer a percentage of the funds on deposit in the Collection Account equal to the Note Total Collateral Percentage to the Note Collateral Account.

     On each Business Day the Trustee will apply the funds deposited in the Note Collateral Account in the following order of priority:

          first, an amount equal to the fees and expenses of the Trustee payable under the Indenture which are due and owing on such Business Day shall be paid to the Trustee;

          second, if the amount on deposit on such Business Day in the Note Reserve Account (after giving effect to all transfers to be made on such day) is less than an amount equal to the aggregate Scheduled Debt Service for the Notes with respect to the three next succeeding Payment Dates (the "Required Balance"), an amount equal to the amount necessary to cause the amount on deposit in the Note Reserve Account to equal the Required Balance; and

          third, (i) so long as no Retention Trigger Event or Debt Service Retention Event has occurred and is continuing, the remainder of such funds will be transferred to the Issuer; or (ii) if a Retention Trigger Event or Debt Service Retention Event has occurred and is continuing, an amount equal to the amount of such funds as is necessary to cause the amount on deposit in the Note Collateral Account to equal the past due interest and principal on the Notes and interest and principal due on the Notes on the immediately succeeding Payment Date shall remain on deposit in the Note Collateral Account until applied in accordance with the third paragraph of "Payments" above; and the remainder of such funds in the Note Collateral Account, if any (the "Excess Collections"), shall be transferred to the Issuer so long as a Trigger Event requiring the Trustee to block Excess Collections or an Event of Default which results in the acceleration of the maturity of the Notes shall not have occurred.

     If at 11:00 a.m. (New York City time) on a Payment Date, the Note Collateral Account does not have on deposit or the Paying Agent has not received from the Issuer immediately available funds in Dollars sufficient to make the payments required to be made on such Payment Date, the Trustee shall transfer from the Note Reserve

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

Account (or make a draw under a Qualified Letter of Credit) to the Note Collateral Account or the Paying Agent on such Payment Date immediately available funds in Dollars in an amount which, when added to the amounts of immediately available funds in Dollars held in the Note Collateral Account or held by such Paying Agent, will be sufficient to enable the Trustee or the Paying Agent to make such required payments on such Payment Date. If any amounts are transferred from the Note Reserve Account pursuant to the immediately preceding sentence, the Issuer shall, no later than the next Business Day after receipt of notice from the Trustee that such amounts were transferred, deposit immediately available funds in Dollars in the Note Reserve Account in an amount sufficient to cause the amount on deposit in the Note Reserve Account at such time to be equal to the Required Balance at such time.

     During the occurrence and continuance of a Retention Trigger Event, an Accelerated Amortization Event or a Debt Service Retention Event, on each Payment Date the Trustee will apply the amounts credited to the Note Collateral Account in the following order of priority:

          first, to the payment of interest on the Notes which is past due;

          second, to the payment of scheduled payments of interest on the Notes then due and payable;

          third, to the payment of any principal of the Notes which is then past due;

          fourth, to the payment of scheduled payments of principal of the Notes then due and payable; and

          fifth to the payment of the amount of principal of the Notes, if any, required to be prepaid pursuant to the provisions described in "Accelerated Amortization Event; Application of Funds" together with any Make-Whole Premium due on the amount of such prepayment.

     Note Reserve Account. Concurrently with the execution and delivery of the Supplemental Indenture, the Trustee shall establish a segregated note reserve trust account denominated in Dollars (the "Note Reserve Account") into which monies will be deposited and from which monies will be withdrawn as provided herein and in the Indenture.

     In the event that on any Payment Date there are insufficient funds to make the scheduled principal and interest payment for any reason, the Trustee will use funds in the Note Reserve Account to make up such payment. The Note Reserve Account will be funded initially by the Issuer at the time of the closing of the offering of the Old Notes in an amount equal to $2,962,500 (the "Initial Deposit"). The Note Reserve Account will thereafter be funded with (i) amounts to be transferred from the Note Collateral Account pursuant to clause (ii) under the second paragraph of " -- Note Collateral Account" and (ii) amounts transferred to the Trustee from the Issuer specifically for deposit into the Note Reserve Account so that funds on deposit in the Note Reserve Account will be at least equal to the Required Balance. The Trustee shall transfer funds from the Note Reserve Account to the Note Collateral Account as provided under the third paragraph of " -- Note Collateral Account".

     Upon the Notes becoming or being declared due and payable, all amounts on deposit in the Note Reserve Account shall be applied in accordance with the provisions described under "Events of Default".

     The Issuer may deliver, or cause to be delivered, to the Trustee a Qualified Letter of Credit in satisfaction of its obligations to fund the Note Reserve Account and the amount available to be drawn under such letter of credit shall be deemed to constitute funds on deposit in Note Reserve Account.

  Statements; Investment of Funds

     On or before the tenth day of each calendar month the Trustee shall provide the Issuer with a written statement of the balances in, amount deposited in and application of amounts withdrawn from the Note Collateral Account and the Note Reserve Account at the end of the immediately preceding calendar month. To the extent not applied, funds remaining on deposit in the Note Collateral Account or the Note Reserve Account shall be invested by the Trustee, as specified in investment instructions given by the Issuer in Eligible Investments, provided that after the occurrence and during the continuance of a Trigger Event or an Event of Default, such investments shall be invested by the Trustee in Eligible Investments selected by the Trustee. All investments of amounts on deposit in the Note Collateral Account shall mature on the next Payment Date for the Notes and all

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

amounts invested in the Note Reserve Account shall have maturities such that an amount at least equal to the Scheduled Debt Service due on the next Payment Date for the Notes shall mature on such Payment Date.

  Payments of Additional Amounts

     All payments in respect of the Notes, including, without limitation, payments of principal, interest, and premium, if any, shall be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, levies, or other governmental charges of whatever nature (collectively "Taxes") now or hereafter imposed or established by or on behalf of Peru or any political subdivision thereof or taxing authority therein (any such tax, a "Peruvian Tax"), unless the Issuer is required to withhold or deduct a Peruvian Tax by law (or, if the Issuer may by law elect to withhold or deduct a Peruvian Tax or to pay such Peruvian Tax directly, the Issuer has elected to withhold such Peruvian Tax). In the event any Peruvian Taxes are so imposed or established, the Issuer shall pay such Additional Amounts as may be necessary in order that the net amounts receivable by the holders after any withholding or deduction in respect of such Peruvian Tax shall equal the respective amounts of principal, interest and premium, if any, which would have been receivable in respect of the Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable (i) to, or on behalf of, a holder who is not (a) a corporation, partnership or trust organized under the laws of the United States or a State thereof or (b) a corporation or other entity organized or established under the laws of any other jurisdiction outside Peru, (ii) to, or on behalf of, a holder for or on account of any such Peruvian Taxes that have been imposed by reason of the holder (or a fiduciary or settlor of, or possessor of a power over, such holder, if such holder is an estate or a trust), having some present or former connection with Peru, any political subdivision of Peru or any territory or possession of Peru or area subject to its jurisdiction other than the mere holding or owning of such Note or the receipt of principal or interest or premium, if any, in respect thereof, including, without limitation, such holder (or such fiduciary, settlor or possessor of power over) being or having been a citizen or resident thereof, or being or having been present therein, or being or having been engaged in trade or business therein, or having had a permanent establishment therein, (iii) to, or on behalf of, a holder for or on account of any such Peruvian Taxes that would not have been imposed but for the presentation by the holder of a Note for payment (where presentation is required) on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last date of such period of 30 days, (iv) with respect to any estate, inheritance, gift, sales, transfer, asset or personal property tax or any similar tax, assessment or governmental charge, (v) to, or on behalf of, a holder for or on account of any such Peruvian Taxes which are actually paid otherwise than by withholding or deduction from payments on or in respect of any Note, (vi) to, or on behalf of, a holder of any Note to the extent that such holder is liable for such Peruvian Taxes that would not have been imposed but for the failure of such holder to comply with any certification, identification, information, documentation or other reporting requirements if (a) such compliance is required by Peruvian law, regulation or administrative practice or any applicable treaty as a precondition to relief or exemption from, or reduction in the rate of, deduction or withholding of, such Peruvian Taxes, (b) at least 30 days prior to the first Payment Date with respect to which such requirements shall apply, the Issuer notifies or causes the Paying Agent to notify all holders of the Notes or their nominees that such holders will be required to comply with such requirements and (c) such requirements are not materially more onerous to such holders (in form, in procedure or in the substance of information disclosed) than comparable information or other reporting requirements imposed under United States tax law, regulation and administrative practice (such as IRS Forms 1001, W-8 and W-9),
(vii) to, or on behalf of, a holder for or on account of any such Peruvian Taxes imposed because the holder is a significant stockholder of the Issuer or the Guarantor, or (viii) with respect to any combination of items (i), (ii), (iii),
(iv), (v), (vi) and (vii) above. Furthermore, no Additional Amounts shall be paid with respect to any payment on a Note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder.

     If the holders of two-thirds or more of the aggregate principal amount of the outstanding Notes waive their rights to Additional Amounts or agree to receive payments net of Interest Tax payable by the Issuer or the

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

Guarantor at a rate exceeding 1% then (i) the Issuer shall not be obligated to pay excess Additional Amounts, or payments of interest to holders will be reduced by the excess Interest Tax and (ii) the Issuer may not redeem the Notes except as otherwise provided in the Indenture. See "-- Optional Redemptions for Tax Reasons" and "Taxation -- Peruvian Taxation".

  Guarantee by SPCC

     The Guarantor will unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest on the Notes including all Additional Amounts payable, when and as the same shall become due and payable, whether at maturity, upon redemption, by declaration of acceleration or otherwise. Holders of Notes need not exhaust their recourse against the Issuer prior to proceeding against the Guarantor. The Guarantee will be a direct senior obligation of the Guarantor which will rank pari passu with the guarantee by SPCC of borrowings under the Credit Facility.

  Covenants

     Under the terms of the Notes, the Issuer and/or the Guarantor, as the case may be, will covenant and agree that as long as any of the Notes remain outstanding:

     Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of, interest and Additional Amounts, if any, and premium, if any, on the Notes in accordance with the terms of the Notes and the Indenture.

     Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, New York City, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served.

     Consolidated Tangible Net Worth. The Guarantor shall not permit or cause its Consolidated Tangible Net Worth at any time to be less than US$750,000,000.

     Capitalization Ratio. The Guarantor shall not permit or cause its Capitalization Ratio at any time to be greater than 0.50 to 1.00.

     Compliance with Laws and PAMA. Each of the Issuer and the Guarantor shall comply with all requirements of law (other than Environmental Laws, as defined in the Indenture) except where (i) the failure to comply therewith would not result in a Material Adverse Effect or (ii) the need to comply is being contested in good faith by appropriate proceedings.

     Each of the Issuer and the Guarantor shall comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, authorizations, approvals, notifications, registrations or permits required by applicable environmental laws, except where (i) the failure to do so would not result in a Material Adverse Effect or (ii) the need to comply therewith is being contested in good faith by appropriate proceedings.

     Conduct of Business and Maintenance of Existence. Each of the Issuer and the Guarantor shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and maintain all material rights, privileges, concessions and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to the covenants described under " -- Merger, Consolidation, etc." and as set forth in the Indenture and except to the extent that the failure to maintain any such rights, privileges, concessions and franchises would not, individually or in the aggregate, result in a Material Adverse Effect.

     Maintenance of Property; Insurance. Each of the Issuer and the Guarantor shall keep all material property necessary for the conduct of its business in good working order and condition (ordinary wear and tear excepted); shall maintain such insurance with respect to its general business and properties with financially sound and reputable insurance companies (including captive or affiliated insurance companies) or, to the extent consistent with prudent business practice, through programs of self insurance, as the Issuer and the Guarantor shall

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

determine to be adequate (taking into account both the commercial availability and cost of such insurance); and shall furnish to the Trustee, upon written request, full information as to the insurance carried.

     Limitation on Certain Sales of Assets. Neither the Issuer nor the Guarantor shall convey, sell, lease, assign, transfer or otherwise dispose of
(a) any Principal Property to any party (other than to the Guarantor or the Issuer, as the case may be, provided that no Principal Property may be conveyed, sold, assigned, transferred or otherwise disposed of to the Guarantor, unless the Guarantor shall have executed and delivered such amendments and supplements to the Transaction Documents and such other agreements and documents as the Trustee may reasonably require in connection with the assumption by the Guarantor of all or a portion of the obligations of the Issuer (including in respect of Liens on any Export Receivables generated by the operation of such Principal Property) under the Indenture and the other Transaction Documents with respect to such Principal Property (all such amendments, supplements and other agreements and documents to be in form and substance satisfactory to the Trustee)), if such asset disposition would have a Material Adverse Effect or (b) except as otherwise permitted under the Amended and Restated Collateral Trust Agreement, any Export Receivables.

     Merger, Consolidation, etc. Neither the Issuer nor the Guarantor shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets (including, in the case of the Guarantor, the capital stock of the Issuer) except that (a) so long as no Default, Potential Trigger Event, Trigger Event or Event of Default would result therefrom, the Guarantor and the Issuer may merge, consolidate or amalgamate with or into each other, provided that, if the Guarantor is the surviving entity in such merger consolidation or amalgamation, the Guarantor shall have complied with the applicable requirements of clause (b)(ii) below, and (b) the Guarantor or the Issuer may merge, consolidate or amalgamate with another Person if (i) no Default, Potential Trigger Event, Trigger Event or Event of Default shall have then occurred and be continuing or would result therefrom, (ii) the Guarantor or the Issuer, as the case may be, is the surviving entity in such consolidation or merger, or, if such other Person is the surviving entity in such consolidation or merger, such other Person (the "Successor Corporation") shall (A) be organized under the laws of the United States of America or any State thereof and shall expressly assume by a supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee by the Successor Corporation the due and punctual payment of the principal of, premium, if any, and interest and Additional Amounts, if any, on all of the SENs according to their terms, and, in the case of a Successor Corporation to the Issuer, the due and punctual performance of all of the covenants and obligations of the Issuer under the SENs and the Indenture, and in the case of a Successor Corporation to the Guarantor, the due and punctual performance of all of the covenants and obligations of the Guarantor under the Guarantees and the Indenture and (B) the Successor Corporation, if any, succeeds to and becomes substituted for the Issuer or the Guarantor, as the case may be, with the same effect as if it had been named in the SENs as the Issuer or in the Guarantees as the Guarantor and (iii) the Trustee shall have received a certificate of a responsible officer of the Guarantor or the Issuer, as the case may be, to the effect that each of the conditions set forth in clauses (i) and (ii) above have been satisfied.

     Liens

     (i) Neither the Issuer nor the Guarantor shall create, incur, assume, or permit to exist any Liens on any Principal Property, except for Permitted Liens.

     (ii) Neither the Issuer nor the Guarantor shall create, incur, assume or permit to exist any Liens on the Export Receivables, other than Liens in favor of the Collateral Trustee pursuant to the Amended and Restated Collateral Trust Agreement and Liens of the type set forth in clauses (iii), (viii) and (ix) of the definition of "Permitted Liens".

     (iii) Neither the Issuer nor the Guarantor shall create, incur, assume or permit to exist any Liens on its copper inventory, other than (a) liens securing working capital financings or similar obligations (provided that the aggregate principal amount of Debt secured by such Lien shall not exceed $100 million) and
(b) Liens of the type set forth in clauses (iii), (viii) and (ix) of the definition of "Permitted Liens".

     Maintenance of Books and Records. The Guarantor shall maintain books, accounts and records in accordance with U.S. GAAP and the applicable rules and regulations of the Commission.

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

     Designation and Termination of Designation of Additional Percentages under the Amended and Restated Collateral Trust Agreement. At any time after the occurrence and during the continuation of a Trigger Event, Default or Event of Default with respect to the Notes, the Issuer shall not designate any Additional Percentage for the benefit of any Secured Parties (other than for the Notes) unless the Issuer shall designate a ratable (calculated on the basis of the Basic Collateral Percentages of the Secured Parties) Additional Percentage for the benefit of the Notes pursuant to such Section. See " -- The Collateral Trust and Security Agreement".

     If the Issuer shall designate any Additional Percentage for the benefit of the Notes, the Issuer shall not notify the Collateral Trustee that such Additional Percentage shall no longer be designated for the benefit of the Notes unless (a) at least five Business Days prior to the delivery of such notice, the Issuer shall have delivered a certificate of a responsible officer to the Trustee and the Collateral Trustee demonstrating that, as of the last day of the immediately preceding month, the ratio of (x) aggregate Collections transferred to the Note Collateral Account during the three month period ending on such day to (y) the sum of all scheduled payments of principal of, and interest (including Additional Amounts) on, the Notes for such three month period (calculated after giving effect to the removal of such additional percentage) would have been at least 3.00 to 1.00, and such a certificate of a responsible officer shall include a certification of such calculations and (b) no Event of Default shall have then occurred and be continuing.

  Limitation on Additional Debt Secured by Export Receivables

     Neither the Issuer nor the Guarantor shall issue any Debt secured by Export Receivables which would cause the aggregate outstanding principal amount of Debt issued after the Issue Date secured by Export Receivables to exceed $750 million (not including the aggregate principal amount of Debt secured by Export Receivables arising under Export Contracts covering an aggregate annual amount up to 10,000 short tons of copper) unless prior to the issuance of such Debt each of the rating agencies then rating the Notes confirms that such issuance shall not cause a downgrading in their respective then current ratings of the Notes.

  Reports; Notices

     The Issuer and the Guarantor will provide the following documents to the
Trustee:

          (1) within 30 days after the Issuer and the Guarantor are required to file the same with the Commission, copies of the annual reports and other information pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer and the Guarantor are not required to file information pursuant to either of such Sections, then they shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (whether or not the Notes are so listed);

          (2) any additional information, documents and reports with respect to compliance by the Issuer and the Guarantor with the conditions and covenants of the Indenture as may be required from time to time by the rules and regulations of the Commission, but only to the extent the same are not satisfied by delivery of the certificate required by clause (5) below;

          (3) any summaries of any information, documents and reports, if any, required to be filed by the Issuer and the Guarantor pursuant to paragraphs
     (1) and (2) above as may be required by rules and regulations prescribed from time to time by the Commission and the Issuer and the Guarantor will transmit or cause the Trustee to transmit such summaries to the holders;

          (4) written notice of the occurrence of any Trigger Event, Accelerated Amortization Event or Event of Default or any event which after notice or lapse of time or both would become a Trigger Event, Accelerated Amortization Event or Event of Default and a description of the nature and period of existence thereof and the action, if any, the Issuer is taking or proposes to take with respect thereto within five Business Days of a Responsible Officer of the Issuer becoming aware of any such event; and

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

          (5) concurrently with the delivery of quarterly and annual financial statements referred to in (1) above, a certificate of a responsible officer of the Guarantor (i) stating that, to the best of such responsible officers' knowledge, during such period (A) neither the Guarantor nor the Issuer has changed its name, its principal place of business or its chief executive office without complying with the requirements of this Indenture and the Transaction Documents with respect thereto and (B) no Default, Potential Trigger Event, Trigger Event or Event of Default has occurred which is then continuing except as specified in such certificate and (ii) setting forth in reasonable detail the calculations required to determine compliance with the financial covenants described above under " -- Consolidated Tangible Net Worth" and " -- Capitalization Ratio".

     Immediately after (and in no event later than 90 days after) the Trustee obtains actual knowledge of the occurrence of any Potential Trigger Event, Trigger Event, Accelerated Amortization Event or Default with respect to the Notes, the Trustee will transmit notice of such event to the holders of the Notes; provided, however, that except in the case of a default in the payment of principal, interest or Additional Amounts on the Notes, the Trustee may withhold giving such notice if it is in the interest of the holders. Immediately upon receipt of notice (and no later than 15 days after such receipt of notice) of a Trigger Event (other than a Trigger Event which becomes a Blocking Event without any action by the holders) the Trustee shall either call a meeting of the holders or solicit votes of the holders for purposes of deciding whether the Trustee will retain Blocked Collections as described under "-- Trigger Events" below; provided that the Issuer may call such a meeting or solicit votes on its own in the time period set forth above.

  Trigger Events

     Each of the following events will be trigger events pursuant to the Indenture ("Trigger Events"):

          (i) as of the last day of any month falling at least three months after the Issue Date for the Old Notes, the ratio (the "Three Month Ratio") of (x) aggregate Collections transferred to the Note Collateral Account during the three calendar months ending on such date to (y) the sum of all scheduled payments of principal of, and interest (including Additional Amounts) on, such Notes for the three calendar months ending on such date shall be less than the Three Month Debt Service Coverage Ratio;

          (ii) as of the last day of any month falling at least six months after the Issue Date for the Old Notes, the ratio (the "Six Month Ratio") of (x) aggregate Collections transferred to the Note Collateral Account during the six calendar months ending on such date to (y) the sum of all scheduled payments of principal of, and interest (including Additional Amounts) on, such Notes for the six calendar months ending on such date shall be less than the applicable Six Month Debt Service Coverage Ratio;

          (iii) an Event of Default described in clauses (i) or (xi) of "Events of Default" shall have occurred and be continuing;

          (iv) the Guarantor shall fail to comply with the financial covenants described under " -- Consolidated Tangible Net Worth" and
     " -- Capitalization Ratio";

          (v) the Guarantor or the Issuer shall fail to comply with the covenants described under " -- Limitation on Certain Sales of Assets" and " -- Merger, Consolidation, etc.";

          (vi) the Guarantor or the Issuer shall fail to comply with the covenant described under "Covenants -- Liens" and such failure shall continue unremedied (a) for a period of 10 days, if the Issuer or the Guarantor shall create, incur or assume any Lien in violation of such covenant, or (b) for a period of 45 days, if the Issuer or the Guarantor shall permit to exist any Liens in violation of such covenant, in each case after the earlier of (x) the date a Company Notice shall have been given or
     (y) the date a responsible officer of the Issuer shall have acquired actual knowledge of such failure;

          (vii) any Event of Default described under clause (viii) of "Events of Default" shall have occurred and be continuing;

          (viii) the Collateral Trustee ceases for any reason to have a perfected first priority security interest in the Collateral, other than Liens of the type set forth in clauses (iii), (viii) and (ix) of the definition of "Permitted Liens", or the Trustee ceases for any reason to have a perfected first priority security interest in

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

     the Note Collateral, other than Liens in favor of the Collateral Trustee pursuant to the Amended and Restated Collateral Trust Agreement and Liens of the type set forth in clauses (iii), (viii) and (ix) of the definition of "Permitted Liens", and any such cessation is not cured, or Adequate Substitute Collateral (as described below) is not provided, within 5 days after the earlier of (x) the date a Company Notice shall have been given or
     (y) the date a responsible officer of the Issuer shall have acquired actual knowledge of such default; the requirement to provide "Adequate Substitute Collateral" shall be deemed satisfied if (i) the Issuer designates, in accordance with Section 2.04 of the Amended and Restated Collateral Trust Agreement, an Additional Percentage interest in the Export Receivables for the benefit of the Notes (thereby increasing the Note Total Collateral Percentage) equal to such percentage as may be necessary to ensure that the Notes will maintain the same interest (on a contracted tonnage basis) in the Export Receivables (calculated without including the Export Receivables as to which priority or perfection has ceased) as Notes would have had but for the cessation of perfection or priority or (ii) the Issuer shall provide such other additional collateral to the holders as may be in an amount and form satisfactory to holders of 51% or more of the aggregate principal amount of the outstanding Notes;

          (ix) an Event of Default described in clause (x) of "Events of Default" shall have occurred and be continuing;

          (x) On any date the Collateral Trustee shall fail to have received fully executed Acknowledgments from the Issuer's customers party to Export Contracts representing customers obligated to purchase at least 80% of the aggregate amount of the copper measured on a tonnage basis, subject to all such Export Contracts on such date and such failure shall continue for a period of 180 days (as measured on the same basis during such 180 day period except the foregoing calculation on each day during such period shall be made based on the contracts in effect on such day).

          (xi) Any Governmental Authority of the Republic of Peru shall have enacted any rule, regulation or law or taken any other action which imposes restrictions on the free access to foreign exchange affecting SPCC, SP Limited or the Branch or which prohibits the payment of Export Receivables into the Collection Account and such rule, regulation, law or action shall have a Material Adverse Effect.

     A Trigger Event may be rescinded or waived by the affirmative vote of holders of 51% or more of the aggregate principal amount of the Outstanding Notes.

     Blocked Collections. Upon the occurrence and during the continuance of any of the Trigger Events specified in clauses (i), (ii) or (iii) above, the Trustee on each Business Day shall retain in the Note Collateral Account the applicable Blocked Percentage of the Excess Collections on such Business Day (the "Blocked Collections") as additional collateral.

     Upon the occurrence and during the continuance of any of the Trigger Events specified in clauses (iv), (v), (vi), (vii), (ix), (x) or (xi) above, the Trustee, if so directed by holders of 51% or more of the aggregate principal amount of the outstanding Notes, shall retain the Blocked Collections in the Note Collateral Account as additional collateral for the Notes. Upon the occurrence and during the continuance of any Trigger Event specified in clause
(viii) above, the Trustee may and, if directed by holders of 51% or more of the aggregate principal amount of the Outstanding Notes, shall, retain the Blocked Collections in the Note Collateral Account as additional collateral.

     Cure of Trigger Events. Except as otherwise provided in this paragraph, a Trigger Event shall be deemed cured and not continuing if the event giving rise to such Trigger Event is no longer continuing and the Issuer or the Guarantor has provided the Trustee with a certificate of a responsible officer to such effect. A Trigger Event under clause (i) or (ii) above shall be deemed cured and not continuing if on the last day of any month (x) the Three Month Ratio for the Notes with respect to the immediately preceding period of three months is at least equal to the applicable Three Month Debt Service Coverage Ratio and (y) the Six Month Ratio for the Notes with respect to the immediately preceding period of six months is at least equal to the applicable Six Month Debt Service Coverage Ratio and the Issuer or the Guarantor has provided the Trustee with a certificate of a responsible officer to such effect. A Trigger Event specified in clause (iv) above shall be deemed cured on the later of (x) the last day of a period of six months during which Blocked Collections are retained in the Note

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

Collateral Account if on such day such Note Collateral Account contains an amount at least equal to the principal and interest due for the next six Payment Dates under the Notes (the "Six Month Debt Reserve Amount") and (y) the day on which the Note Collateral Account contains at least the Six Month Debt Reserve Amount and the Issuer or the Guarantor has provided the Trustee with a certificate of a responsible officer to such effect; provided that in the case of a Trigger Event specified in clause (iv) above, if the holders have elected the action set forth in clause (ii) or (iii) of " -- Application or Release of Funds" below, a Trigger Event shall be deemed to be continuing and not cured until the Guarantor is in compliance with the covenants described under "-- Consolidated Tangible Net Worth" or " -- Capitalization Ratio".

     Application or Release of Funds. Within 20 days of the day on which a Trigger Event under clause (iv) above is deemed cured, the Trustee shall call a meeting of holders of the Notes at which the holders of 51% or more of the aggregate principal amount of the outstanding Notes shall direct the Trustee as follows: (i) to apply the Six Month Debt Reserve Amount to the ratable prepayment of the Notes at the redemption price or (ii) to declare that such Trigger Event constitutes an Accelerated Amortization Event or (iii) to declare that such Trigger Event constitutes an Event of Default or (iv) to release all Blocked Collections in the Note Collateral Account to the Issuer. Following the application or release of funds under clause (i) or (iv) of the preceding sentence, no further breaches of the covenants described under " -- Consolidated Tangible Net Worth" and " -- Capitalization Ratio" shall form the basis of another Trigger Event until such time as the Consolidated Tangible Net Worth of the Guarantor is at least equal to US$875,000,000 or the Capitalization Ratio of the Guarantor is no greater than 50% following the breach of the covenant that gave rise to the Trigger Event, as the case may be. On the date on which a Trigger Event is cured as specified in " -- Cure of Trigger Events" (other than a Trigger Event set forth in clause (iv) of "Trigger Events" in which case the provisions of this paragraph shall apply) the amounts of Blocked Collections in the Note Collateral Account shall be paid to the Issuer.

     Accelerated Amortization Event; Application of Funds. If (1) a Trigger Event set forth in clauses (i) or (ii) of "Trigger Events" shall occur and not be cured within 12 months of the occurrence thereof, an accelerated amortization event shall automatically occur or (2) a Trigger Event as set forth in clause
(vii) of "Trigger Events" shall occur and be continuing and holders of 51% or more of the aggregate principal amount of the outstanding Notes have affirmatively voted (in a vote conducted separately from the vote taken to direct the Trustee to retain Blocked Collections pursuant to clause (ii) of " -- Blocked Collections") to declare that such event constitutes an accelerated amortization event (in each case, together with any Accelerated Amortization Event declared pursuant to clause (ii) of " -- Application or Release of Funds," an "Accelerated Amortization Event"), on each Payment Date following the occurrence and continuance of an Accelerated Amortization Event, the Issuer or the Guarantor shall be obligated to redeem the Notes, together with a Make-Whole Premium on the amount redeemed, in an amount equal to the amount on deposit in the Note Collateral Account on the day immediately preceding such Payment Date, after giving effect to the payments set forth in clauses (i) and (ii) of "Note Collateral Account" and clauses (i) through (iv) of "Application of Funds", minus the amount of the Make-Whole Premium with respect to such redemption. An Accelerated Amortization Event with respect to the Notes may be rescinded or waived by affirmative vote of the holders of 51% or more of the aggregate principal amount of the outstanding Notes. Following the cure of the Trigger Event which gave rise to such Accelerated Amortization Event, the resulting Accelerated Amortization Event shall be deemed cured and there shall be no further redemption of Notes resulting from such Trigger Event.

  Events of Default

     Each of the following will be Events of Default:

          (i) default in the payment of any principal or premium, if any, due on the Notes, whether at maturity, redemption or otherwise, or default by the Issuer in the payment of any interest or any Additional Amounts due on any Note within five business days of its scheduled payment date; or

          (ii) default in the performance or breach by the Guarantor of the covenants described under "-- Consolidated Tangible Net Worth" and
     " -- Capitalization Ratio", and such default is declared an Event of Default by the holders of at least 51% of the aggregate principal amount of the outstanding Notes; or

          (iii) default by the Issuer or the Guarantor in the performance or observance of (a) the covenant described under "-- Limitation on Certain Sales of Assets" or (b) the covenant described under " -- Merger, Consolidation, etc."; or

          (iv) default in the performance or breach by the Issuer or the Guarantor of: (a) any covenant set forth under " -- Compliance with Laws and PAMA", " -- Conduct of Business and Maintenance of Existence",
     " -- Reports; Notices", or " -- Maintenance of Property; Insurance", and such failure shall continue unremedied for a period of 45 days following the date a Company Notice shall have been given (except that in the case of a failure to comply with the covenant set forth in paragraph 4 under " -- Reports; Notices" as a result of a failure to deliver notices of Trigger Events, Accelerated Amortization Events, Events of Defaults or Defaults, such failure need only continue for a period of 10 days after the earlier of (x) the date a Company Notice shall have been given or (y) the date a responsible officer of the Issuer shall have acquired actual knowledge of such default); (b) the covenant set forth under " -- Liens" and such failure shall continue unremedied (A) for a period of 10 days, if the Issuer shall create, incur or assume any Lien in violation of such covenant, or (B) for a period of 45 days, if the Issuer shall permit to exist any Lien in violation of such covenant, in each case after the earlier of (x) the date a Company Notice shall have been given or (y) the date a responsible officer of the Issuer shall have acquired actual knowledge of such default; (c) the covenant described under " -- Preservation of Security Interest" and such failure shall continue unremedied (A) for a period of 15 days, with respect to the failure to take any action required to be taken within the United States, or (B) for a period of 45 days, with respect to the failure to take any action required to be taken outside of the United States, after the earlier of (x) the date a Company Notice shall have been given or (y) the date a responsible officer of the Issuer shall have acquired actual knowledge of such default; or (d) any other term, covenant or obligation of the Issuer or the Guarantor in the Amended and Restated Collateral Trust Agreement, the Indenture, the Notes and the Guarantee endorsed thereon not otherwise expressly defined as an Event of Default in (i), (ii), (iii), or (iv)(a)(b) or (c) above for a period of more than 60 days after the earlier of (x) the date a Company Notice shall have been given or (y) the date a responsible officer of the Issuer shall have acquired actual knowledge of such default; or

          (v) any of the representations and warranties of the Issuer or the Guarantor in any Transaction Document to which it is a party is untrue or incorrect in any material respect on the date when made or deemed made and shall not have been remedied within 45 days after a Company Notice shall have been given; or

          (vi) (a) there shall be commenced against the Guarantor, the Issuer or any of their respective Material Subsidiaries, or the Branch, any case, proceeding or other action of a nature referred to in clause (vii)(a) below which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days, or (b) there shall be commenced against the Guarantor, the Issuer or any of their Material Subsidiaries (as defined in the Indenture), or the Branch, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (c) the Guarantor, the Issuer or any of their respective Material Subsidiaries, or the Branch, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a) or (b) above; or (d) the Guarantor, the Issuer or any of their respective Material Subsidiaries, or the Branch, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (vii) the Guarantor, the Issuer or any of their respective Material Subsidiaries, or the Branch, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Guarantor, the Issuer or any of their respective Material Subsidiaries, or the Branch, shall make a general assignment for the benefit of its creditors; or

          (viii) the Issuer or the Guarantor shall fail to deliver notice and an acknowledgment to any customers located outside of Peru under Export Contracts for the purchase of copper if such failure is attributable to an intention by the Issuer or the Guarantor to avoid the security arrangements described therein and in the Amended and Restated Collateral Trust Agreement and such failure shall continue unremedied for a period of 10 days after the earlier of (x) the date a Company Notice shall have been given or (y) the date a responsible officer of the Issuer shall have acquired actual knowledge of such default; or

          (ix) the Collateral Trustee ceases for any reason to have a perfected first priority security interest in the Collateral, other than Liens of the type set forth in clauses (iii), (viii) and (ix) of the definition of "Permitted Liens", or the Trustee ceases for any reason to have a perfected first priority security interest in the Note Collateral, other than Liens of the type set forth in clauses (iii), (viii) and (ix) of the definition of "Permitted Liens", and any such cessation is not cured, or Adequate Substitute Collateral (as defined in clause (viii) of "Trigger Events") is not provided, within 30 days after the earlier of (x) the date a Company Notice shall have been given or (y) the date a responsible officer of the Issuer shall have acquired actual knowledge of such default; or

          (x) the Issuer or the Guarantor shall (a) default in the payment of the principal of or interest on, any note, bond, or other instrument evidencing Debt aggregating (without duplication) $30 million in excess, other than the Notes, issued, assumed or guaranteed by it, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto, or (b) default in the observance of any other terms and conditions relating to any such Debt, if the effect of such default is to cause such Debt to become due prior to its stated maturity other than as a result of a Mandatory Prepayment Event; or

          (xi) any Governmental Authority of the Republic of Peru shall have condemned, nationalized, seized, or otherwise expropriated (for a period greater than 60 days) all or substantially all of the property of the Issuer or the Guarantor; or

          (xii) it becomes unlawful for the Issuer or the Guarantor to perform any of its obligations under the Indenture, the Notes or the Guarantee endorsed thereon, if the failure to so perform would result in a Material Adverse Effect; the Notes, or the Guarantee endorsed thereon, cease to be valid, binding and enforceable in accordance with their terms or the binding effect or enforceability thereof shall be contested by the Issuer or the Guarantor; or the Issuer or the Guarantor shall deny in writing or by public announcement that it has any further liability or obligation thereunder or in respect thereof.

  Remedies

     If such Event of Default (other than an Event of Default specified in subparagraph (vi) and (vii) above) occurs and is continuing then and in every such case the holders of not less than 51% in aggregate principal amount of the outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer, the Guarantor and to the Trustee, and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable; provided, however, that if any of the foregoing Events of Default constituted a Trigger Event, the holders of the Notes shall conduct a vote (separate from the vote taken to direct the Trustee to retain Blocked Collections, unless no vote was taken in connection with a Trigger Event described in clause (ix) of " -- Trigger Events") to so declare the Notes due and payable. If an Event of Default specified in subparagraph (vi) or (vii) above occurs, the principal of and any accrued interest on all the Notes then outstanding shall become immediately due and payable, and without presentment, demand, protest or notice of any kind all of which are hereby expressly waived by the Issuer. In addition, immediately upon the Notes becoming or being declared due and payable, 100% of all Collections deposited in the Note Collateral Account shall be retained therein and applied as described below.

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

     The remedies described above are without prejudice to the rights of each individual holder to initiate an action against the Issuer or the Guarantor for the payment of any principal, premium, if any, Additional Amounts and/or interest past due on any Notes.

     Any money collected by the Trustee on behalf of holders of Notes after the occurrence of an Event of Default as described above shall be applied in the following order:

          First: To the payment of all amounts due the Trustee pursuant to the Indenture;

          Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          Third: The balance, if any, to the persons entitled thereto.

  Representations and Warranties

     In addition to the representations and warranties as to the Collateral contained in the Amended and Restated Collateral Trust Agreement, the Issuer and the Guarantor will each represent and warrant (as to itself) as of the issue date of the Notes with respect to the following matters: due organization; corporate authority; due execution and delivery of the Transaction Documents; no contravention of laws or material contractual obligations; receipt of necessary consents; no material litigation except as disclosed; financial statements; payment of taxes; compliance with environmental laws; rights to use or operate the Principal Properties.

REPLACEMENT OF NOTES

     If any Notes shall at any time become mutilated, defaced, destroyed, stolen or lost, such Notes may be replaced at the cost of the applicant at the specified office of the Trustee, upon provision of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Issuer may require. Mutilated or defaced Notes must be surrendered before replacements will be issued.

DEFEASANCE

     The Issuer may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain agencies in respect of Notes. The Issuer may at any time terminate its obligations under certain covenants set forth in the Indenture, and any omission to comply with such obligations shall not constitute a Default with respect to the Notes issued under the Indenture ("covenant defeasance"). In order to exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money or U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, and interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of an opinion as to certain tax matters.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture, will upon the Issuer's request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes and except as otherwise specially provided in the Indenture), and the Trustee will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when either (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent) have been delivered to the Trustee for cancellation; or (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year and the Issuer or the Guarantor in the case of any of the preceding clauses (i), (ii) or (iii) has irrevocably

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

deposited or caused to be irrevocably deposited with the Trustee an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and Additional Amounts, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or date of redemption, as the case may be.

MODIFICATION AND WAIVER

     With the consent of the holders of not less than 51% in principal amount of the outstanding Notes the Issuer and the Guarantor may enter into Supplemental Indentures to modify the rights of the holders of the Notes; provided, however, that no Supplemental Indenture shall, without the consent of the holder of each outstanding Note, (i) change the stated maturity of the principal of or any installment of interest on any Notes; (ii) reduce the principal amount of, premium, if any, or interest on any Notes including discharge of repayment of principal of, premium, if any, or interest on any Notes; (iii) reduce the percentage in principal amount of outstanding Notes the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or defaults thereunder; (iv) change in the percentage rules established for holders which are entitled to request the calling of a holders' meeting, adopting resolutions at meetings of holders or regarding the quorum necessary to constitute a meeting; (v) modify the percentage in principal amount of outstanding Notes necessary to waive a past Event of Default or any modification of the provision described in this paragraph (except to increase any such percentage); (vi) change the place of payment of principal of, or premium or interest on, any Notes; (vii) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof or any redemption date or repayment date therefor; or (viii) change the requirement to pay Additional Amounts. Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Notes will be conclusive and binding on all holders, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes. The holders of the Notes will receive prior notice (as described under " -- Reports; Notices") of any proposed amendment to the Notes or the Indenture described in this paragraph.

     After an amendment described in the preceding paragraph becomes effective, the Company is required to mail to the holders of Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will impair or affect the validity of the amendment.

     The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     The Issuer, the Guarantor and the Trustee may, without the consent of any holders, amend or supplement the Indenture as follows: to provide for the assumption by another person of the obligations of the Issuer and the Guarantor contained in the Indenture, the SENs, or in the Guarantee; to add to the covenants of the Issuer or the Guarantor for the benefit of the holders of all or any series of SENs; to surrender any right or power conferred upon the Issuer or the Guarantor in the Indenture; to add any additional Trigger Events, Accelerated Amortization Events or Events of Default; to secure the SENs or the Guarantees; to establish the form or terms of SENs and the applicable accounts of such SENs or of the related Guarantee as permitted by the Indenture; to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; to close the Indenture with respect to the authentication and delivery of additional series of SENs, to cure any ambiguity; to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided such action shall not adversely affect the interests of the holders of the Notes or SENs of any other series in any material respect; to comply with requirements of the Commission in order to effect or maintain the qualification under the TIA; or to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the notes or any other series of SENs pursuant to the Indenture; provided that any such action shall not adversely affect the interests of the Holders of the Notes or any other series of SENs in any material respect.

NOTICES

     All notices regarding the Notes will be deemed to have been sufficiently given (unless otherwise herein expressly provided), if in writing and mailed, first-class postage prepaid to each such holder affected by such event, at his address as it appears in the Notes Register. In any case where notice to holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders of Notes given as provided. Any notice mailed to a holder in the manner herein provided shall be conclusively deemed to have been received by such holder whether or not such holder actually receives such notice.

MEETINGS OF HOLDERS

     The Trustee shall call, upon the request of the holders of at least 10% in aggregate principal amount of the Notes at the time outstanding, or the Issuer, the Guarantor or the Trustee, at its discretion, may call a meeting of the holders at any time and from time to time, in each case to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes to be made, given or taken by the holders. The meetings shall be held at such time and at such place as the Trustee shall determine. If a meeting is being held pursuant to a request of holders, the agenda for the meeting shall be as determined in the request and such meeting shall be conveyed within 40 days from the date such request is received by the Trustee, the Issuer or the Guarantor, as the case may be. Notice of any meeting of holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than 10 days nor more than 30 days prior to the date fixed for the meeting in the manner provided above under "Notices".

     Any holder may attend the meeting in person or by proxy. The quorum at any meeting called to adopt a resolution will be persons holding or representing at least 51% in aggregate principal amount of the Notes at the time outstanding; provided, however, that at any such reconvened meeting adjourned for lack of the requisite quorum, the quorum will be persons holding or representing 30% in aggregate principal amount of the Notes at the time outstanding. Notwithstanding the foregoing, any resolution with respect to any action to be taken by holders of Notes requiring the affirmative vote of holders of at least 51% in aggregate principal amount of the Notes at the time outstanding may be taken only by the affirmative vote of the holders of Notes holding at least such required percentage of aggregate outstanding principal amount of Notes.

TRUSTEE

     The Indenture contains provisions for the indemnification of the Trustee other than for losses, liability, damages, claims and expenses incurred due to negligence or bad faith. The obligations of the Trustee to any holder of a Note are subject to such immunities and rights as are set forth in the Indenture.

     The Issuer, the Guarantor and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its affiliates may hold Notes in their own respective names.

     The Issuer (i) may remove the Trustee in certain circumstances set forth in the Indenture and (ii) may, at its discretion, remove the Trustee at any time, provided that in the case of a removal pursuant to clause (ii) the appointment of a successor trustee with respect to the Notes will not be effective until the Issuer has provided notice to the holders of Notes and solicits a vote of such holders and the holders of 51% or more of the aggregate principal amount of the outstanding Notes do not vote against the removal of the Trustee.

GOVERNING LAW

     All matters in respect of the Indenture, the Notes, the Guarantee, the Trustee and the Amended and Restated Collateral Trust Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

     The Issuer and the Guarantor consent under the Indenture to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City,

New York, United States, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the SENs. The Issuer and the Guarantor irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the SENs in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantor and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or the Guarantor in the manner provided by the Indenture.

     Each of the Issuer and the Guarantor will appoint an agent in New York City for service of process if the Issuer or the Guarantor ceases to have a place of business in New York City and agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture, the SENs or the Guarantees against the Issuer or the Guarantor in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon such process agent, whom the Issuer and the Guarantor each appoint as its authorized agent for service of process. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon such person, as the authorized agent of the Issuer or the Guarantor for service of process, and written notice of such service to the Issuer or the Guarantor, shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor.

CURRENCY INDEMNITY

     To the fullest extent permitted by applicable law, the obligation of the Issuer and the Guarantor in respect of any amount due under the Indenture with respect to the Notes shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in Dollars that the Person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which that Person receives that payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the Issuer or the Guarantor shall pay such additional amounts, in Dollars, as may be necessary to compensate for the shortfall and if the Dollars so purchased exceed the amount originally due, such excess shall be remitted to the Issuer or the Guarantor, as the case may be. Any obligation of the Issuer and the Guarantor not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided therein, shall continue in full force and effect.

CERTAIN DEFINITIONS

     The following is a summary of certain defined terms used in the Indenture and the Amended and Restated Collateral Trust Agreement. Reference is made to those documents for the full definition of all such terms as well as other capitalized terms used herein for which no definition is provided.

     "Acknowledgments" means written acknowledgments from customers under annual Export Contracts pursuant to which such customers, among other things, acknowledge the liens created pursuant to the terms of the Amended and Restated Collateral Trust Agreement and agree to pay any amounts owing for copper delivered under such contracts over to the Collateral Trustee for deposit in the Collection Account.

     "Additional Percentage" means, for any date, such additional percentage interest in the Export Receivables and in the Collections therefrom to be transferred from the Collection Account to the Note Collateral Account, as may be designated by the Issuer in writing to the Collateral Trustee and the Trustee pursuant to Section 2.04 of the Collateral Trust and Security Agreement.

     "Additional Secured Obligations" means any debt issued by the Issuer or loan made to the Issuer, after March 31, 1997 but prior to the termination of the Amended and Restated Collateral Trust Agreement, secured by a security interest in the Collateral pursuant to the Amended and Restated Collateral Trust Agreement; provided

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

that the SENs Secured Obligations and Credit Facility Secured Obligations may not be designated as "Additional Secured Obligations" pursuant to the Amended and Restated Collateral Trust Agreement.

     "Blocked Percentage" means, on any date of determination (except as may be otherwise set forth in the Supplemental Indenture), (a) if the Outstanding Principal Amount is less than US$300 million, 100%; (b) if the Outstanding Principal Amount is at least US$300 million but not in excess of US$500 million, 75%; and (c) if the Outstanding Principal Amount is more than US$500 million, 50%.

     "Blocking Event" means any Trigger Event which results in the retention of Collections in the Note Collateral Account.

     "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or executive order to be closed in New York City or Lima.

     "Capitalization Ratio" means, at any date of determination, the ratio of
(i) Consolidated Net Debt at such date of determination to (ii) the sum of (a) Consolidated Net Debt at such date of determination plus (b) Consolidated Net Worth at such date of determination plus (c) Minority Interests at such date of determination.

     "Collections" means all collections and other proceeds received in respect of the Export Contracts and Export Receivables (including as a result of the exercise of any remedies under the Amended and Restated Collateral Trust Agreement).

     "Commitment Termination Date" means the date on which the lenders' commitments under the Credit Facility shall terminate.

     "Company Notice" means the giving of written notice by (i) the Trustee to the Issuer and the Guarantor or (ii) by the holders of at least 10% of the aggregate principal amount of the outstanding Notes to the Trustee, the Issuer and the Guarantor specifying a default or break under the Indenture and stating that such notice is a "Notice of Default."

     "Consolidated Net Debt" means, at any date of determination, (a) all Debt of the Guarantor and its Subsidiaries at such date of determination minus (b) the aggregate amount of cash on deposit in funded escrow accounts at such date of determination in which a Lien has been granted to secure the repayment of any such Debt.

     "Consolidated Net Worth" means, at any date of determination, all items which would, in accordance with U.S. GAAP, be included under shareholders' equity on a consolidated balance sheet of the Guarantor and its Subsidiaries at such date of determination adjusted to exclude the effects of (i) any non-cash, nonrecurring charges, (ii) any non-cash extraordinary charges and (iii) any other non-cash charges required as a result of a change after March 31, 1997 of accounting principles or in the application thereof under U.S. GAAP in the year of such charge or in the year of adoption of any such change and without giving effect to the future effects of such charge or change. In the case of clauses
(i) and (ii), "non-cash" refers to the portion of the charge which, at the time of the charge, will not be required to be paid prior to the final maturity of any outstanding SEN.

     "Consolidated Tangible Net Worth" means, at any date of determination, Consolidated Net Worth at such date of determination after deducting therefrom the sum of deferred charges, goodwill, trademarks and other intangibles of the Guarantor and its Subsidiaries reflected on the consolidated balance sheet of the Guarantor at such date of determination.

     "Copper" means anode copper, blister copper, cathodes, copper concentrates, electrolytic cathodes, and electrowon cathodes.

     "Credit Facility Basic Collateral Percentage" means, at any time, the percentage equivalent of a fraction, the numerator of which shall be the aggregate principal amount of loans outstanding under the Credit Facility at such time and the denominator of which shall be the Program Amount then in effect; provided that, from the Commitment Termination Date until the payment in full of all Credit Facility Secured Obligations, the numerator of such fraction shall be (a) the aggregate principal amount of loans outstanding under the Credit Facility Agreement on the Commitment Termination Date minus (b) the aggregate principal amount of such loans that

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

have been permanently optionally prepaid or permanently mandatorily prepaid as a result of the issuance of all series of SENs or Additional Secured Obligations (to the extent that the sum of the aggregate principal amount so prepaid plus the aggregate principal amount of all scheduled principal payments (after giving effect to any reduction in such scheduled payments as a result of such prepayment) made prior to such time exceeds the aggregate principal payments originally scheduled to have been made by such time) subsequent to the Commitment Termination Date.

     "Credit Facility Secured Obligations" means the collective reference to the unpaid principal of and interest on the loans under the Credit Facility and all other obligations and liabilities of the Issuer (including, without limitation, interest accruing at the then applicable rate provided in the Credit Facility after the maturity of such loans and interest accruing at the then applicable rate provided in the Credit Facility after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, the Collateral Agent, any other Credit Facility Agent or any Credit Facility Lender (such as defined in the Amended and Restated Collateral Trust Agreement), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Facility, the other Loan Documents (as defined in the Credit Facility) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or any other Credit Facility Agent or to the Credit Facility Lenders that are required to be paid by the Issuer pursuant to the terms of any of the foregoing agreements).

     "Credit Facility Total Collateral Percentage" means, at any time, the percentage interest in the Collateral of the Credit Facility Lenders, which shall be equal to the Credit Facility Basic Collateral Percentage at such time plus the Additional Percentage applicable to the Credit Facility, if any, at such time.

     "Debt" means, of any person at any date, without duplication, (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) all obligations of such person under leases of real or personal property which are required to be capitalized, (c) all guarantees or endorsements (other than endorsements for collection or deposit in the ordinary course of business) of such person of Debt of others and (d) all liabilities secured by any Lien on any property owned by such person even though such person has not assumed or otherwise become liable for the payment thereof.

     "Debt Service Retention Event" means, at any date of determination, the Six Month Ratio for the most recently ended six month period is less than 3.0 to 1.0.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Basic Collateral Percentage" means, at any time with respect to any Additional Secured Obligations, the percentage interest in the Collateral of the holders of such Additional Secured Obligations designated by the Issuer pursuant to the Amended and Restated Collateral Trust Agreement in connection with the issuance or incurrence of such Additional Secured Obligations, as such percentage may, subject to the provisions of the Amended and Restated Collateral Trust Agreement, be adjusted from time to time pursuant to the instruments under which such Additional Secured Obligations were issued.

     "Designated Total Collateral Percentage" means, at any time with respect to any Additional Secured Obligations, the Designated Basic Collateral Percentage for such Additional Secured Obligations at such time plus the Additional Percentage applicable to such Additional Secured Obligations, if any, at such time.

     "Excess Collections" has the meaning set forth in "Accounts -- Note Collateral Account".

     "Excluded Export Contracts" means agreements relating to sales of Copper (which is produced at any of the Principal Properties or the SX/EW facility from copper mined or leached at any of the Principal Properties or from purchased copper) by the Issuer, SPCC or any direct or indirect Subsidiary of either to customers located outside Peru which are, from time to time, identified on a certificate of a responsible officer of the Issuer, or in

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

Exhibit 2.02 to the Collateral Trust and Security Agreement, in each case in accordance with, and subject to the limitations set forth in, "The Amended and Restated Collateral Trust Agreement -- Excluded Export Contracts".

     "Excluded Export Receivables" means Receivables arising from Excluded Export Contracts.

     "Export Contract" means any agreement, other than Excluded Export Contracts, relating to sales of Copper (which is produced at any of the Principal Properties or the SX/EW facility from copper mined or leached at any of the Principal Properties or from purchased copper) by the Issuer, SPCC or any direct or indirect Subsidiary of either to customers located outside Peru.

     "Export Receivables" means all Receivables, other than Excluded Export Receivables, arising from (i) the sale of Copper (which is produced at any of the Principal Properties or the SX/EW facility from copper mined or leached at any of the Principal Properties or from purchased copper) to customers located outside of Peru and (ii) the sale of Copper (which is produced at any of the Principal Properties or the SX/EW facility from copper mined or leached at any of the Principal Properties or from purchased copper) to customers located outside of Peru which are effected through any Peruvian Governmental Authority, including without limitation, in each case, all Receivables arising under Export Contracts.

     "Governmental Authority" means any nation or government, any state, regional or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Initial Deposit" means $2,962,500.

     "Lien" means any mortgage, pledge, hypothecation, assignment, lien (statutory or other), charge or other security interest of any kind.

     "Make-Whole Premium" means the amount, determined as of the Business Day prior to the Applicable Date (as defined below) of the Notes (or the portion thereof) to be redeemed or prepaid, as the case may be, equal to the amount (but not less than zero) obtained by subtracting (a) the sum of the unpaid principal amount of such Notes (or the portion thereof) being redeemed or prepaid and the amount of interest thereon accrued to such date of redemption, from (b) the sum of the Current Values (as defined below) of all amounts of principal and interest on such Notes (or the portion thereof) being redeemed or prepaid that would otherwise have become due after the date of such determination if such Notes were not being redeemed (each such amount of principal or interest being referred to herein as an "Amount Payable"). The "Current Value" of any Amount Payable means such Amount Payable discounted (on a monthly basis) to its present value on the date of determination, in accordance with the following formula:

                        Current Value = Amount Payable .
                                        --------------
                                           (1 + d/12)n

where "d" is in the sum of (i) 75 basis points plus (ii) the Treasury Yield (as defined below) per annum expressed as a decimal and "n" is an exponent (which need not be an integer) equal to the number of monthly periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of twelve 30-day months in a 360-day year) between the date of such determination and the due date of the Amount Payable. The "Treasury Yield" shall be determined by reference to the yields for U.S. Treasury securities as indicated (currently on page "500" thereof) on the Telerate Screen for actively traded U.S. Treasury securities at approximately 10:00 a.m. (New York City time) on the Business Day next preceding such Applicable Date or, if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, by reference to the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to such Applicable Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data acceptable to the Trustee), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining weighted average life of the outstanding principal amount of such Notes (the "Remaining Life"), computed by dividing (A) the sum of all remaining principal payments on such Notes into (B) the total of the products obtained by multiplying (1) the amount of each remaining principal payment on such Notes by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date as of which such computation is made and the due date of each remaining principal payment on such Notes. If the Remaining Life is not equal to the

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

constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of (x) the actively traded U.S. Treasury security with the average life closest to and greater than the Remaining Life and (y) the actively traded U.S. Treasury security with the average life closest to and less than the Remaining Life, except that if the Remaining Life is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Yield shall be computed to the fifth decimal place (one-thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point). "Applicable Date" means (i) with respect to any redemption of the Notes, the Business Day preceding the day on which the notice of redemption is given pursuant to Section 1304 and (ii) with respect to any prepayment resulting from an Accelerated Amortization Event, the Business Day preceding the date of such prepayment.

     "Mandatory Prepayment Event" means any event (other than an event of default or similar event) which requires the Issuer to make any mandatory prepayment (including, without limitation, as a result of an accelerated amortization event) in respect of the principal of any loans made pursuant to the Credit Facility or Additional Secured Obligations (other than regularly scheduled payments of principal) or to make any mandatory redemption, defeasance or purchase of any such loans or Additional Secured Obligations.

     "Material Adverse Effect" means a material adverse effect on (a) the ability of the Issuer or the Guarantor, as the case may be, to meet its obligations to pay interest on, principal of, or any premium on, the Notes or any other payment obligation under the Indenture or (b) the validity or enforceability of the Indenture or any of the other Transaction Documents.

     "Minority Interests" means, at any date of determination, all amounts reflected in respect of minority interests, in accordance with U.S. GAAP, on the consolidated balance sheet of the Guarantor and its Subsidiaries at such date of determination.

     "Notice of Default of Amended and Restated Collateral Trust Agreement" means a written notice delivered to the Collateral Trustee by (i) the holders of 51% or more of the outstanding principal amount of any series of SENs or (ii) the Required Lenders (as defined under the Credit Facility) or (iii) the holders of the requisite percentage of any Additional Secured Obligations (which are not held by the Issuer or any affiliate thereof) for taking actions or giving directions, following events of default, in each case stating that an event of default has occurred under the applicable agreement and specifying such notice as a "Notice of Default" under the Amended and Restated Collateral Trust Agreement.

     "Outstanding Principal Amount" means (a) on any date of determination prior to the Commitment Termination Date, the sum of (x) (i) the aggregate original principal amount of all SENs which have been issued prior to such date (other than any series, together with any related subordinated secured obligations, which have been paid in full prior to such date of determination) minus (ii) the aggregate principal amount of such SENs which have been permanently optionally redeemed as of such date (such (i) minus (ii) hereinafter referred to as the "SENs Amount") and (y) the aggregate principal amount of loans outstanding under the Credit Facility, and (b) on any date of determination thereafter, the sum of
(x) the SENs Amount on such date of determination and (y) (i) the aggregate principal amount of loans outstanding under the Credit Facility on the Commitment Termination Date minus (ii) the aggregate principal amount of such loans permanently optionally prepaid or permanently mandatorily prepaid as a result of the issuance of SENs or Additional Secured Obligations subsequent to such date; provided that from and after the date that the loans under the Credit Facility, together with all related subordinated secured obligations, have been repaid in full, the amount under this clause (y) shall be equal to zero.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or Additional Amounts, if any, or interest on or premium, if any, on any SENs on behalf of the Company.

     "Payment Date" means the 30th day of each month (or the 28th day of February), or if such day is not a Business Day, the next Business Day.

     "Permitted Liens" means (i) Liens existing on the date of the Indenture;
(ii) Liens securing loans from or guaranteed or insured by export credit, governmental, bilateral or multilateral agencies; (iii) Liens for taxes, assessments, governmental charges, other governmental obligations or levies or statutory Liens for sums not yet due or being contested in good faith; (iv) Liens to secure the purchase price of property or assets acquired by the

Issuer or the Guarantor or any of their Subsidiaries after the date of the Indenture, or to secure Debt incurred solely to finance the acquisition of property or assets acquired by the Guarantor or the Issuer or any of their Subsidiaries after the date of the Indenture; provided, however, that such Lien is limited to the property or assets financed, secures Debt in an amount not in excess of the purchase price of such property or assets, and is created within 180 days of the acquisition of such property or assets; (v) any Lien on any property or assets of an entity that becomes a Subsidiary of the Guarantor or the Issuer, or on any property or assets acquired by the Guarantor, the Issuer or any of their Subsidiaries that exists prior to such entity becoming a Subsidiary or such acquisition and that was not created in contemplation thereof; (vi) any Lien created to secure Debt incurred to finance the cost (including capitalized interest) of construction, acquisition, improvement or development of specific property or assets; provided that such Lien is restricted solely to the specific property or assets constructed or acquired or the specific improvement or development and secures Debt in an amount not in excess of the financed cost of such property or assets; (vii) replacements, renewals or extensions of the Liens permitted pursuant to clauses (i) through
(vi) above, so long as (A) the principal amount is not increased over the original principal amount and (B) such Liens do not extend to any additional property or assets; (viii) any Lien incurred in the ordinary course of business in connection with social security, workers' compensation, unemployment insurance and similar types of laws or regulations; (ix) any statutory Lien of a landlord, carrier, warehouseman, mechanic or materialman incurred in the ordinary course of business for a sum not yet due or the payment of which is being contested in good faith; (x) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case incurred in the ordinary course of business; (xi) other Liens securing Debt that in the aggregate at any time does not exceed an amount equal to 10% of (A) the total assets of the Guarantor as reported on the most recent quarterly financial statements of the Guarantor minus (B) the aggregate amount of Debt secured by Liens permitted under clauses (ii) and (vi) above; and (xii) any Lien securing a judgment, unless (A) the judgment it secures shall not have been discharged within 60 days after the entry thereof, or (B) execution of the judgment it secures shall not have been discharged within 60 days after the expiration of any stay thereof pending appeal.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

     "Potential Trigger Event" means any event which is, or after notice or passage of time or both, would be, a Trigger Event other than an event specified in clause (x) of "-- Trigger Events" which occurs prior to the 180th day after the date of the Indenture.

     "Principal Property" means, the collective reference to the Toquepala Mine, the Cuajone Mine, the Ilo Smelter and the Ilo Refinery.

     "Property" means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

     "Qualified Letter of Credit" means an irrevocable letter of credit issued in favor of the Trustee by a depository institution or trust company, which has a credit rating with respect to its short-term U.S. dollar unsecured obligations of at least "A-1" from Standard & Poor's and "P-1" from Moody's and at least "D-1" from Duff & Phelps, if rated by Duff & Phelps, and allowing the Trustee, upon presentation of a sight draft, to make drawings under such letter of credit.

     "Realization Event" means a foreclosure upon all or any portion of the Collateral or a sale or other disposition of all or any portion of the Collateral pursuant to the Amended and Restated Collateral Trust Agreement.

     "Receivable" means the existing or future indebtedness and payment obligations of a Person arising from the sale of Copper and shall include the right to payments of any interest, taxes, finance charges or late charges and other obligations of such Person with respect thereto.

     "Required Balance" means, as of any date, an amount equal to the aggregate Scheduled Debt Service for the Notes with respect to the three next succeeding calendar months.

     "Required Secured Parties" means the collective reference to (i) the Required Lenders (as defined under the Credit Facility) and (ii) the holders of at least 51% of the outstanding principal amount of all series of SENs and (iii) the requisite percentage of holders of any Additional Secured Obligations (which are not held by the

Company or an affiliate thereof) for taking actions or giving directions following events of default, provided that the term "Required Secured Parties" shall not include any class of Secured Parties described in clauses (i), (ii) or
(iii) above if the aggregate outstanding principal amount of all Senior Secured Obligations of such class of Secured Parties constitutes less than 10% of the aggregate outstanding principal amount of all Senior Secured Obligations of all such classes and provided further that following payment in full of all Senior Secured Obligations, "Required Secured Parties" shall mean the holders of at least 51% of the aggregate outstanding principal amount of all subordinated secured obligations then outstanding.

     "Retention Trigger Event" means the occurrence of a Trigger Event specified in clauses (i), (ii), (iii), (iv), (ix) or (xi) of "Trigger Events" or any other Trigger Event which has become a Blocking Event.

     "Scheduled Debt Service" means, as of any date of determination and in relation to any period of time, the sum of all interest and principal payments scheduled to be made by the Issuer for such period of time based on the principal amount of Notes outstanding on such date.

     "Secured Parties" means:

          (i) so long as any lender has any commitment to make loans or other extensions of credit under the Credit Facility or any amount is payable by the Issuer under the Credit Facility, the lenders and the agents under the Credit Facility;

          (ii) so long as any amount is payable by the Issuer under the Indenture or any series of SENs, the Holders of such series of SENs and the Trustee;

          (iii) so long as any amount is payable by the Issuer under the Collateral Trust and Security Agreement, the Collateral Trustee;

          (iv) so long as any amount is payable by the Issuer in respect of any Additional Secured Obligation, the holder or holders of such Additional Secured Obligation; and

          (v) so long as any amount is payable by the Issuer in respect of any subordinated secured obligation, the holder or holders of such subordinated secured obligation.

     "SENs Basic Collateral Percentage" means, on any day, a percentage equal to a fraction, the numerator of which shall be (a) the original principal amount of SENs issued under such series of SENs minus (b) the aggregate principal amount of SENs that have been permanently optionally redeemed (to the extent that the sum of the aggregate principal amount so redeemed plus the aggregate principal amount of all scheduled principal payments (after giving effect to any reduction in such scheduled payments as a result of such redemption) made prior to such time exceeds the aggregate principal payments originally scheduled to have been made by such time) as of such date and the denominator of which shall be the Program Amount then in effect.

     "SENs Collateral" means, with respect to the SENs of any series, the collateral in which a security interest is granted to the Trustee in favor of the holders of such series pursuant to the Supplemental Indenture with respect to the SENs of such series.

     "SENs Collateral Account" means a segregated trust account denominated in Dollars established and maintained by the Trustee for each series of SENs for the benefit of the holders of such series of SENs into which monies will be deposited and from which monies will be withdrawn as provided in the Indenture.

     "SENs Secured Obligations" means any and all of the debts, obligations and liabilities of the Issuer to the holders of SENs of any series or the Trustee provided for or arising under the SENs or the Indenture, whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred (including, without limitation, interest accruing at the then applicable rate provided in a Supplemental Indenture for any series of SENs and interest accruing at the then applicable rate provided in such Supplemental Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) which may arise under, out of, or in connection with the SENs, the Indenture or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Issuer pursuant to the terms of any of the foregoing agreements).

     "SENs Total Collateral Percentage" means, at any time, the percentage interest in the Collateral equal to the sum of all series Total Collateral Percentages for all outstanding series of SENs at such time.

     "Senior Secured Obligations" means the collective reference to the Credit Facility Secured Obligations, the SENs Secured Obligations and the Additional Secured Obligations.

     "Series Total Collateral Percentage" means, at any time with respect to each series of SENs, the percentage interest in the Collateral of the holders of the Notes of such series, which percentage shall be equal to the SENs Basic Collateral Percentage for such series at such time plus the Additional Percentage applicable to such series, if any, at such time.

     "Six Month Debt Reserve Amount" has the meaning set forth in " -- Cure of Trigger Events".

     "Six Month Debt Service Coverage Ratio" means (a) 1.75 to 1.00, with respect to any six month period when the Outstanding Principal Amount is less than or equal to $300 million on the last day of such six month period; (b) 2.00 to 1.00, with respect to any six month period when the Outstanding Principal Amount is greater than $300 million but less than or equal to $500 million on the last day of such six month period; or (c) 2.25 to 1.00, with respect to any six month period when the Outstanding Principal Amount is greater than $500 million on the last day of such six month period.

     "Six Month Ratio" has the meaning set forth in "--Trigger Events".

     "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" herein shall refer to Subsidiaries of SPCC.

     "Three Month Debt Service Coverage Ratio" means (a) 1.5 to 1.00, with respect to any three month period when the Outstanding Principal Amount is less than or equal to $300 million on the last day of such period; (b) 1.75 to 1.00, with respect to any three month period when the Outstanding Principal Amount is greater than $300 million but less than or equal to $500 million on the last day of such period; or (c) 2.00 to 1.00, with respect to any three month period when the Outstanding Principal Amount is greater than $500 million on the last day of such period.

     "Three Month Ratio" has the meaning set forth in "-- Trigger Events".

     "Total Collateral Percentage" means any of the SENs Total Collateral Percentage, the Credit Facility Total Collateral Percentage and the Designated Total Collateral Percentage.

     "Transaction Documents" means the Amended and Restated Collateral Trust Agreement, the Indenture, including the Supplemental Indenture, the Notes and the Guarantee endorsed thereon and any other document or agreement pursuant to which a Lien is granted on any Collateral in connection with the Amended and Restated Collateral Trust Agreement, the Indenture and the Supplemental Indenture.

     "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any SEN on behalf of the Company.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the Indenture was executed, except, as provided in
Section 1005 of the Original Indenture, if the TIA is amended hereafter, to the extent required, TIA means the TIA as so amended.

CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL NOTES

     The descriptions of the operations and procedures of The Depository Trust Company ("DTC") that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or its Participants (as defined below) directly to discuss these matters.

     DTC has advised the Issuer as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for institutions that have accounts with DTC or its nominee ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through Participants.

     The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global New Notes"). The Global New Notes will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC, or its nominee, in each case, for credit to an account of a direct or indirect Participant in DTC as described below.

     Upon issuance of a Global New Note, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the New Notes represented by such Global New Note to the accounts of Participants. The accounts to be credited will be designated by the Initial Purchaser. Ownership of beneficial interests in such Global New Note will be limited to Participants or persons that may hold beneficial interests through Participants. Ownership of beneficial interests in such Global New Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to Participants' interests) and such Participants (with respect to the owners of beneficial interests held through Participants in such Global New Note, including Euroclear and Cedel).

     So long as DTC, or its nominee, is the registered holder and owner of such Global New Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the New Notes represented by such Global New Note for all purposes of such New Notes and for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global New Note will not be entitled to have the New Notes represented by such Global New Note registered in their names, will not receive or be entitled to receive delivery of New Notes in certificated form and will not be considered to be the owners or holders thereof under the Indenture or such Global New Note.

EXCHANGES OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     Beneficial interests in a Global Note will be exchangeable or transferable, as the case may be, for New Notes in certificated form (collectively, the "Certificated New Notes") if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global New Note, or (ii) DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days, (iii) a Trigger Event, Accelerated Amortization Event or Event of Default has occurred and is continuing with respect to such Notes or (iv) such exchange is necessary as provided under "Description of Notes -- Optional Redemption for Tax Reasons". Upon the occurrence of any of the events described in the preceding sentence, the Issuer will cause the appropriate Certificated New Notes to be delivered to the owners of beneficial interests in the Global New Note. Persons exchanging interests in a Global New Note for Certificated New Notes will be required to provide the Trustee with written instruction and other information required by the Issuer and the Trustee to complete, execute and deliver such Certificated New Notes. In all cases, Certificated New Notes delivered in exchange for any Global New Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC.

     Certificated Notes will not be eligible for clearing and settlement through Euroclear, Cedel or DTC.

                REGISTRATION RIGHTS AGREEMENT; SPECIAL INTEREST

     The following description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement.

     Holders of New Notes are not entitled to any registration rights with respect to the New Notes. Holders of Old Notes are entitled to certain registration rights under the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, SP Limited and SPCC have agreed to file with the Commission and have declared effective on or prior to November 26, 1997 a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to the Exchange Offer. The Issuer also agreed that, after the effectiveness of the Exchange Offer Registration Statement, it would, subject to certain conditions, offer to the holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for New Notes, which will be subject to restrictions on transferability. In the event that applicable interpretations of the staff of the Commission do not permit the Issuer to effect the Exchange Offer ("Commission Blockage") or do not permit any holder of Old Notes, subject to certain limitations, to participate in such Exchange Offer, the Issuer has agreed to file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the applicable Old Notes. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement.

     The Registration Rights Agreement provides that the Issuer will use its reasonable best efforts to have the Exchange Offer Registration Statement (and, if applicable, a Shelf Registration Statement) declared effective under the Securities Act by the 180th day after the Issue Date. If neither the Exchange Offer is consummated nor, if required in lieu thereof, the Shelf Registration Statement is declared effective by December 30, 1997 (unless there exists a Commission Blockage) (such event, a "Registration Default"), the Company will be required to pay to each Holder of Old Notes, accruing from the date of the first such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default) to the date such Registration Default has been cured, special interest ("Special Interest") at a rate per annum equal to 0.5% of the principal amount of the Old Notes held by such holder. All accrued Special Interest will be paid by the Company in arrears on each monthly Payment Date in the same manner as regular monthly interest. Following the cure of all Registration Defaults, the accrual of Special Interest will cease, provided that if a registration statement or Shelf Registration Statement referred to above has not been declared effective by the second anniversary of the Issue Date, Special Interest will accrue until the Notes are repaid.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. Under the Registration Rights Agreement, the Company is required to allow participating broker-dealers and other persons, if any, subject to such prospectus delivery requirements to use this Prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes; provided however that the Company is only required to use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 90 days following the closing of the Exchange Offer.

     Each holder who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including that (i) it is not an "affiliate", as defined in Rule 405 under the Securities Act of the Company or if it is an "affiliate", such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the New Notes and (iii) if such Holder is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other ordinary course trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes, (iv) any New Notes to be received by it were acquired in the ordinary course of its business and (v) at the time of consummation of the Exchange Offer, it has no arrangements or understanding with any Person to participate in the distribution of the New Notes in violation of the provisions of the Securities Act.

                         DESCRIPTION OF CREDIT FACILITY

     The following summary of certain provisions of the Credit Facility is qualified in its entirety by reference to the Credit and Guarantee Agreement dated as of March 31, 1997, as amended by the First Amendment thereto, dated as of July 14, 1997.

     On March 31, 1997, the Company entered into a definitive credit agreement for the Credit Facility with a syndicate of banks to provide up to $400 million in term loans and $200 million in revolving loans. Under the terms of the Credit Facility, the $400 million term loan portion will be available for drawdown for a period of four years, and will be amortized in equal quarterly installments over the following three years. The $200 million revolving loan portion will be available for a period of four years on a fully revolving basis and will be amortized in equal quarterly installments over the following three years. The Credit Facility will be guaranteed on a pari passu basis with the Notes and any other issuances of SENs by SPCC, and will be secured by a security interest in favor of the Collateral Trustee in a percentage of the Export Receivables and the Collections therefrom. The percentage of the Collateral assigned to secure the Credit Facility will be equal to the Credit Facility Basic Collateral Percentage at such time plus the Additional Percentage applicable to the Credit Facility, if any, at such time. The Credit Facility is also secured by interests in the Credit Facility Collateral Account and Credit Facility Reserve Account. In the absence of an event of default under the Credit Facility or the occurrence and continuance of a Blocking Event under the Notes or any subsequent series of SENs, amounts remaining in the Credit Facility Collateral Account after payment of overdue fees and expenses of the Collateral Agent and the Administrative Agent and deposits to the Credit Facility Reserve Account will be released daily to the Company.

     Under the Credit Facility, SPCC has covenanted that it will not permit its Consolidated Tangible Net Worth to be less than $750 million. Also, SPCC will not permit its ratio of debt to equity (as defined in the Credit Facility loan documentation) to exceed 0.50 to 1.00. At the end of any two consecutive fiscal quarters, SPCC will not permit the ratio of EBITDA (earnings before interest, taxes, depreciation and amortization, as defined in the Credit Facility loan documentation) to interest coverage to be less than 1.50 to 1.00 for the most recent four consecutive fiscal quarters. Neither SPCC nor SP Limited will permit the aggregate Collections transferred to the Credit Facility Collateral Account in any fiscal quarter to be less than the product of 1.5 and the scheduled Credit Facility debt service for such fiscal quarter; provided that if aggregate Collections are insufficient to meet the foregoing requirement, SP Limited may
(i) designate an additional percentage security interest in the Export Receivables and the Collections therefrom to be thereafter transferred to the Credit Facility Collateral Account in an amount sufficient to cure any shortfall or (ii) prepay the loans under the Credit Facility.

     The Credit Facility documentation provides that neither SPCC nor SP Limited will permit liens, other than permitted liens (as defined in the Credit Facility loan documentation), to exist on the Principal Properties, the Export Receivables or the copper inventory. In addition, SPCC and SP Limited have agreed that neither will dispose of the Principal Properties and have agreed to a limitation on dividends.

     Events of default under the Credit Facility are: failure to pay principal when due or interest within five business days of the due date, material incorrectness of a representation or warranty when made, covenant default and in certain cases default after notice and applicable grace periods, entry of a non-appealable judgment against SPCC or its Subsidiaries of more than $50 million, commencements of proceedings in bankruptcy by or against SPCC or a Material Subsidiary or the Branch, default in payment, or the acceleration of any indebtedness provided that the aggregate amount of indebtedness outstanding shall be in excess of $30 million (other than the occurrence of an Accelerated Amortization Event under the Notes), expropriation by a Peruvian Governmental Authority of all or substantially all of the assets of SPCC or SP Limited without adequate compensation, failure to deliver notices to customers in respect of Export Receivables with the intent to avoid the security arrangements relating to the Credit Facility, cessation of liens in respect of a material portion of the collateral securing the Credit Facility and the failure of Asarco to hold, directly or indirectly, more than 50% of the voting interests of SPCC and SP Limited.

     Upon the occurrence of an event of default under the Credit Facility, the Required Lenders (representing 66 2/3% of the outstanding principal and commitments under the Credit Facility) may terminate the commitments, accelerate the loans and the Collateral Agent shall retain Blocked Collections in the Credit Facility Collateral Account for a period of 30 days, after which the Collateral Agent shall release such Blocked Collections and cease to retain any further Collections unless directed by the Required Lenders to do so. The term "Blocked

Collections" is defined in the Credit Facility documentation as it is defined in the Notes. See "Description of Notes -- Certain Definitions".

     The Credit Facility also provides that, upon the occurrence of a Blocking Event under the Notes, or any subsequent series of SENs, the Collateral Agent, on behalf of the lenders, will retain Blocked Collections in the Credit Facility Collateral Account during the pendency of such Blocking Event. Upon the cure of the Blocking Event or the release or application, in accordance with the Indenture, of the retained Blocked Collections, the Collateral Agent, so long as no default or event of default under the Credit Facility then exists, will release to the Company any Blocked Collections retained in the Credit Facility Collateral Account and will cease retaining any Blocked Collections in that account as a result of such Blocking Event.

     Upon the issuance of SENs and any other debt in an amount exceeding in the aggregate $150 million, the commitments under the Credit Facility will be reduced by a corresponding amount and/or the Credit Facility loans will be prepaid, with the term loan commitments being reduced first.

     SP Limited has the option to prepay amounts drawn under the Credit Facility at any time in amounts of at least $10 million and to specify whether repayments will be applied to the term loan or the revolving loan portion of the Credit Facility. In the event of a mandatory prepayment of amounts drawn under the Credit Facility, which may arise as a result of either (i) an Accelerated Amortization Event under the Notes or any subsequent series of SENs or (ii) an acceleration of other indebtedness secured by a portion of the Export Receivables, amounts drawn under the Credit Facility will be repaid, and, if necessary, commitments will be reduced, to the extent necessary such that the Outstanding Program Percentage (as defined under the Credit Facility), after giving effect to any mandatory prepayment, is equal to the Outstanding Program Percentage (as defined below) prior to giving effect to such mandatory prepayment. "Outstanding Program Percentage" means, at any time, the percentage which the aggregate principal amount of loans then outstanding under the Credit Facility then constitutes of the sum of the principal amount outstanding under the Credit Facility and all series of SENs and any other indebtedness secured by the Export Receivables.

     Funds drawn down under the Credit Facility will be used by the Company for the expansion and modernization program and for general corporate purposes.

                                 EXCHANGE RATES

     During the last two decades, the Peruvian government has imposed various exchange controls ranging from strict control over exchange rates to market determination of rates. Prior to early 1991, the Peruvian foreign exchange market consisted of multiple exchange rates. Since early 1991, there have been no exchange controls in Peru and all foreign exchange transactions are based on free market exchange rates. Current Peruvian regulations on foreign investment allow foreign investors to receive and repatriate all earnings and investments in Peru. Investors are allowed to purchase foreign currency at free market exchange rates through any member of the Peruvian banking system and transfer such foreign currency outside Peru without restriction.

     A portion of the Company's operating costs are denominated in Soles. Since the revenues of the Company are primarily denominated in Dollars, when inflation in Peru is not offset by a corresponding devaluation of the Sol versus the Dollar, the financial position, results of operations and cash flows of the Company will be affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview". The Company has not in the past entered into, and does not currently contemplate entering into, any foreign exchange hedging arrangements.

     The following table sets forth the high and low month-end rates, the daily average rates and the end-of-period rates for the sale of Soles for U.S. dollars for the periods indicated.

                                 EXCHANGE RATES
                                (SOLES PER US$)

                                                                             DAILY       END OF
              YEAR ENDED DECEMBER 31,             HIGH(1)      LOW(1)      AVERAGE(2)   PERIOD(3)
    -------------------------------------------  ---------    ---------    ---------    ---------
    1992.......................................   S/.1.680     S/.0.950     S/.1.249     S/.1.640
    1993.......................................      2.180        1.640        1.990        2.160
    1994.......................................      2.270        2.050        2.196        2.190
    1995.......................................      2.350        2.180        2.255        2.322
    1996.......................................      2.603        2.322        2.454        2.603
    1997 (through August 15)...................      2.675        2.603        2.651        2.649

---------------
(1) Highest and lowest of the daily closing exchange rates for each year based on the offered rate.

(2) Average of daily exchange rates based on the offered rate.

(3) End of period exchange rates based on the offered rate.

Source: Superintendencia de Banca y Seguros.

     The average of the bid and offered exchange market rates published by the Superintendencia de Banca y Seguros for August 15, 1997 was S/.2.647 per US$1.00.

                             CERTAIN LEGAL MATTERS

  Effects of U.S. Bankruptcy Law

     The principal collateral for the Notes is the percentage security interest in favor of the Collateral Trustee for the benefit of the holders of Notes in the Export Contracts and Export Receivables to be generated in the future from time to time. The amount of Export Receivables in existence at any time in which the Notes will have a percentage security interest will only represent a small portion of the Program Amount. In addition, under Section 552 of the Bankruptcy Code, assets that are acquired by a debtor in a U.S. bankruptcy proceeding after the commencement of bankruptcy proceedings are not subject to a security interest created by such debtor before such commencement unless such assets constitute "proceeds, product, offspring, or profits of such property," in which case such assets would be subject to the security interest except to the extent that the bankruptcy court, after notice and a hearing and based on the equities of the case, orders otherwise. As a result, even if Export Receivables continue to be generated after the commencement of U.S. bankruptcy proceedings involving SP

Limited, it is unlikely that such Export Receivables will be subject to the security interest in favor of the Collateral Trustee on behalf of holders of Notes or any other Secured Party.

     Under the terms of the Amended and Restated Collateral Trust Agreement, the Collateral Trustee would have the right, and would be required in certain circumstances, to sell the Collateral in order to pay the principal of, and accrued interest on, the Notes and debt held by other Secured Parties. However, upon the commencement of bankruptcy proceedings in which SP Limited is a debtor, the Collateral Trustee will be stayed from foreclosing upon and selling the Collateral. Even if the Collateral Trustee were able to exercise its remedies, in light of the foregoing discussion of the scope of the security interest, it is likely the proceeds allocable to the Notes from the sale of the Collateral would not be sufficient to pay the aggregate outstanding principal balance of the Notes plus accrued interest. In any plan of reorganization or liquidation under the Bankruptcy Code, secured creditors are entitled to receive their collateral or other consideration that provides the equivalent thereof. However, the Trustee's claim on behalf of the holders of Notes, to the extent not covered by the Collateral, would be unsecured and would rank pari passu in priority of payment with all other senior unsecured creditors of the Company (subject to certain statutory preferences) and the amount, if any, recoverable in respect of such claim, as with other unsecured debt obligations of SP Limited, would depend upon the outcome of the U.S. bankruptcy proceeding.

  Enforceability of Judgments under Peruvian Law

     Substantially all of the assets of SP Limited are located in Peru and are held by the Branch in Peru. In the event that the holders were to obtain a judgment in the United States against SP Limited or SPCC and seek to enforce such judgment in Peru, the holders' ability to enforce the judgment in Peru would be subject to Peruvian laws regarding enforcement of foreign judgments. In general, Peruvian law provides that a judgment of a competent court outside of Peru rendered against SP Limited or SPCC in connection with an action arising out of or relating to the Notes or the other Transaction Documents, would be recognized and could be enforced against the assets of the Branch in Peru, subject to the following statutory limitations set forth in the Peruvian civil code: (i) the judgment must not resolve matters for which exclusive jurisdiction of Peruvian courts applies (i.e., disputes relating to real estate located in Peru); (ii) the competence of the foreign court which issued the judgment must be recognized by Peruvian conflict of laws rules; (iii) the party against whom the judgment was obtained must have been properly served in connection with the foreign proceedings; (iv) the judgment of the foreign court must be a final judgment, not subject to any further appeal; (v) no pending proceedings may exist in Peru among the same parties and on the same subject; (vi) the judgment by the foreign court cannot be in violation of public policy; and (vii) the foreign court must grant reciprocal treatment to judgments issued by Peruvian courts.

     Moreover, there can be no assurance that a judgment rendered against SP Limited or SPCC in the United States in a bankruptcy-related action would be enforceable against the assets of the Branch in Peru or that a Peruvian court would not assert jurisdiction in any bankruptcy proceeding relating to SP Limited.

                                    TAXATION

UNITED STATES TAXATION

     In the opinion of Davis Polk & Wardwell, tax counsel to the Company, the following summary accurately describes certain principal United States federal income and estate tax consequences of (i) the exchange of Old Notes for New Notes pursuant to the Exchange Offer and (ii) the ownership and disposition of the New Notes, to initial holders that will be exchanging Old Notes for New Notes pursuant to the Exchange Offer and that purchased Old Notes at the first price at which a substantial amount of the Old Notes was sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for money. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. This summary discusses only New Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or certain U.S. expatriates. Persons considering the Exchange Offer should consult their tax advisers with regard to the application of United States federal income and estate tax law to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used herein, the term "United States Holder" means an owner of a New Note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term also includes certain former citizens and long-term residents of the United States.

     As used herein, the term "United States Alien Holder" means an owner of a New Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Tax Consequences of the Exchange Offer

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in any federal income tax consequences to holders. When a holder exchanges an Old Note for a New Note pursuant to the Exchange Offer, the holder will have the same adjusted basis and holding period in the New Note as in the Old Note immediately before the exchange.

Tax Consequences to United States Holders

  Payments of Interest

     Interest paid on a New Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes. Because the Old Notes were issued at par, the New Notes will not generally be treated as bearing original issue discount for federal income tax purposes.

     Interest paid by a United States corporation that meets the requirements of
Section 861(c) of the Code is sourced outside the United States. To meet these requirements, at least 80% of the domestic corporation's gross income from all sources for the three-year period ending with the close of the taxable year preceding the year of the payment of such interest must have been "active foreign business income" for purposes of Section 861(c). Because substantially all of the Company's income is attributable to its operations in Peru, the Company believes that it has met the 80% threshold for the three-year period immediately preceding the Company's current tax year. Although the Company expects to continue to meet the 80% threshold in its current tax year and in the future, there can be no assurance that the Company will meet this threshold throughout the term of the New Notes. If the Company continues to meet the 80% threshold, interest paid on a New Note will constitute foreign source income.

     With respect to amounts of Peruvian tax imposed on interest payments on a New Note, it is likely that no foreign tax credit will be available with respect to such tax to the extent the Company pays the tax directly to the Peruvian tax authority. As the Company currently intends to pay such tax directly (in circumstances where the Company would otherwise be required to withhold and pay Additional Amounts in respect of such tax), it is likely that no foreign tax credit will be available with respect to such tax.

  Sale, Exchange or Retirement of the New Notes

     Upon the sale, exchange or retirement of a New Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the New Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the New Note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above. A United States Holder's adjusted tax basis in a New Note will generally equal the cost of the Old Note to such holder, reduced by any principal payments received by the holder. Gain or loss realized on the sale, exchange or retirement of a New Note will be capital gain or loss.

  Backup Withholding and Information Reporting

     Certain noncorporate United States Holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest on, and the proceeds of disposition of, a New Note. Backup withholding will apply only if the holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. United States Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

  Tax Consequences to United States Alien Holders

     Under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal and interest on the New Notes by the Company or any paying agent to any United States Alien Holder will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (ii) the statement requirement set forth in Section 871(h) or
     Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

          (b) a United States Alien Holder of a New Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in Code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or
     (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the United States.

     Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption from withholding tax described in paragraph (a) above, either the beneficial owner of the New Note, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the New Note on behalf of such beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the New Note is not a United States Holder. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a New Note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is not a United States Holder and provides its name and address, and any Financial Institution holding the New Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the holder (and furnishes the withholding agent with a copy thereof).

     If a United States Alien Holder of a New Note is engaged in a trade or business in the United States, and if interest on the New Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide properly executed Internal Revenue Service Form 4224 (or successor form) to the withholding agent in order to claim an exemption from withholding tax. In addition, if the United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a New Note will be included in the effectively connected earnings and profits of the United States Alien Holder if the interest or gain, as the case may be, is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

     Under Section 2105(b) of the United States federal estate tax law, a New Note or coupon held by an individual who is not a citizen or resident of the United States at the time of his death generally will not be subject to United States federal estate tax as a result of such individual's death, provided that the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of such individual's death, payments with respect to such New Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

  Backup Withholding and Information Reporting

     Under current United States federal income tax law, backup withholding tax and information reporting requirements apply to certain payments of principal, premium and interest made to, and to the proceeds of sale before maturity by, certain noncorporate United States persons. Under current Treasury Regulations, backup withholding will not apply to payments made on a New Note if the certifications required by Sections 871(h) and 881(c) are received, provided in each case that the Company or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

     United States Alien Holders of New Notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a United States Alien Holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

PERUVIAN TAXATION

     In the opinion of Estudio Aurelio Garcia Sayan, Peruvian tax counsel to the Company, the following summary accurately describes certain principal Peruvian income and estate tax consequences of (i) the exchange of Old Notes for New Notes pursuant to the Exchange Offer and (ii) the ownership and disposition of the New Notes, to holders not domiciled in Peru.

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in any Peruvian tax consequences to holders not domiciled in Peru.

     Under Peruvian tax law, payments of interest on a New Note to holders who are "juridical persons" not domiciled in Peru will be subject to income tax in Peru at a rate of 1%, unless the Company, as currently intended, pays such tax directly to the Peruvian taxing authority. For Peruvian income tax purposes, a juridical person not domiciled in Peru will include a corporation, a partnership and a trust organized under the laws of the United States or any State thereof and any corporation or other entity organized or established under the laws of any other jurisdiction outside Peru. To the extent that the Company does not pay this tax of 1% directly to the Peruvian taxing authority, the Company will withhold such tax from payments of interest on the New Note and pay Additional Amounts to holders that are "juridical persons" such that the net amounts receivable by such holders after withholding at a rate of 1% will equal the amounts that would have been receivable in the absence of such withholding, subject to the limitations described in "Description of Notes -- Payments of Additional Amounts". Payments of interest on the New Notes to holders that are not "juridical persons" under Peruvian tax law and that are domiciled outside Peru will be subject to income tax in Peru currently at a rate of 30%. The Company currently intends to treat a holder of a New Note that is organized or established under the laws of a jurisdiction outside Peru as a juridical person, and to pay such 30% income tax by means of withholding with respect to payments to any holder of a New Note whose name indicates that it is not a juridical person. As a consequence, the Company will not pay any Additional Amounts to individuals or estates.

     Interest paid on the New Notes will not be subject to any stamp, sales or similar tax imposed by Peru.

     Capital gains realized by holders not domiciled in Peru on the disposition of New Notes are not subject to tax in Peru.

     There are no Peruvian estate or personal property taxes applicable to the ownership of the New Notes by a holder not domiciled in Peru.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 90 days after the consummation of the Exchange Offer it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. The Issuer will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For period of 90 days after the consummation of the Exchange Offer the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

     The Issuer has agreed in the Registration Rights Agreement to indemnify each broker-dealer reselling New Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the New Notes, including liabilities under the Securities Act, or to contribute to payments that such broker-dealers may be required to make in respect thereof.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon for the Company by Davis Polk & Wardwell, New York, New York.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated balance sheets as of December 31, 1996 and 1995, and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the periods ended June 30, 1997 and 1996, incorporated by reference in this prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997 and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

                        GLOSSARY OF CERTAIN MINING TERMS

     Anode Copper: Blister copper which has undergone further refinement to remove impurities. In an anode furnace, the blister copper is blown with air and natural gas to upgrade its purity to approximately 99.0% copper. It is then cast into keystone-shaped slabs that are shipped to an electrolytic refinery.

     Anode Furnace: A furnace in which blister copper is refined into anode copper.

     Ball Mill: A large rotating cylinder used for grinding ore with metal balls as the grinding medium.

     Bench: The horizontal floor along which mining progresses in a pit. As the pit progresses to lower levels, safety benches are left in the walls to catch any rock falling from above.

     Blister Copper: Copper which has been cast after passing through a converter. Blister copper is approximately 98.5% copper and takes its name from "blisters" that form on the surface.

     Breccia:  A rock made up of highly angular coarse fragments.

     Cathode: Copper cathodes are produced by a refining process. They are sold or melted and cast into cakes, billets, wirebars or rods.

     Concentration: The process by which ore is separated into metal concentrates and reject material through processes such as crushing, grinding and flotation. Concentrates are shipped to a smelter.

     Concentrator:  A plant where concentration takes place.

     Converter: A principal phase of the smelting process, which involves the blowing of oxygen-enriched air through molten metal, causing oxidation and the removal of sulfur and other impurities from the metal.

     Copper Concentrates: A product of the concentrator usually containing 20% to 30% copper. It is the raw material for smelting.

     Crusher (primary, secondary, tertiary): A machine for crushing rock, ore or other material.

     Crushing and Grinding: The processes by which ore is broken into small pieces to prepare it for further processing.

     Dacite: A fine-grained volcanic rock which is similar in composition to andesite, except for a greater abundance of quartz crystals that are frequently visible to the naked eye.

     Development: Activities related to a mineral deposit commencing at the point economically recoverable reserves can reasonably be estimated to exist and generally continuing until commercial production begins.

     Diorite: A dark, coarsely crystalline igneous rock, similar in composition to granite, which is composed principally of silica, alumina, calcium, and iron.

     Electrolytic Cathodes: Copper which has been refined by electrolytic deposition.

     Electrolytic Refining: Copper anodes are placed alternately with refined copper sheets in a tank through which a copper sulfate solution and sulfuric acid are circulated. A low voltage current is then introduced, causing copper to transfer from the anodes to the pure copper sheets, producing 99.9% copper cathodes. Impurities, often containing precious metals, settle to the bottom of the tank.

     Electrowinning: The process of removal of copper from solution by the action of electric currents.

     Electrowon Cathodes: Refined copper recovered from ore by means of electrochemical processes.

     Exploration: Activities associated with ascertaining the existence, location, extent or quality of a mineral deposit.

     Flotation: The process by which minerals attach themselves to the bubbles on an oily froth and rise to the top where they are skimmed off. This process is used primarily for the concentration of sulfide ores.

     Flux: A high grade silica, which reacts with iron oxides formed during smelting and converting stages, creating a molten slag.

     Flotation Cell:  Appliance in which froth flotation of ores is performed.

     Head Grade: An estimate of the total mineral content of the ore being fed into the concentrator.

     Heap Leach: The process by which a mineral can be economically recovered from low grade ore. A weak sulfuric acid solution is percolated through ore, which has been stacked on an impervious liner, to dissolve minerals.

     Hectare:  A land measure equaling 2.471 acres.

     Intrusive Andesite: That portion of a fine-to-medium grained volcanic rock composed principally of silica, alumina, calcium and iron that has intruded or penetrated pre-existing rock formations on its route to the surface.

     Latite: A fine-grained light-colored volcanic igneous rock composed of silica, alumina, calcium, and iron.

     Latite Porphyry: A light-colored igneous rock composed of mineral grains of one or more sizes in a ground mass of uniformly finer grain, which is occasionally associated with porphyry copper deposits.

     Leaching: Extracting a soluble metallic compound from an ore by selectively dissolving it in a suitable solvent.

     Matrix: The finer grain material enclosing or filling the interstices between the larger grains or fragments of a breccia.

     Mill:  A machine used to grind ore to the consistency of powder.

     Milling: A treatment process involving fine grinding of ore followed by extraction of minerals.

     Mine: Mines are the source of mineral-bearing material found near the surface or deep in the ground.

     Mine Area: That portion of the land area encompassing the Company's Toquepala and Cuajone mines on which mining operations are conducted and reserves are located.

     Mineral Deposit or Mineralized Material: A mineralized underground body which has been intersected by a sufficient number of closely-spaced drill holes and/or underground sampling to support sufficient tonnage and ore grade to warrant further exploration or development. Mineral deposits or mineralized materials do not qualify as a commercially minable ore reserves (e.g., Probable (Indicated) Reserves or Proven (Measured) Reserves), as prescribed under standards of the Commission, until a final and comprehensive economic, technical, and legal feasibility study based upon the test results has been concluded.

     Mineralization: A deposit of rock containing one or more minerals for which the economics of recovery have not yet been established.

     Ore: A mineral or aggregate of minerals from which metal can be economically mined or extracted.

     Ore Grade: The average amount of metal expressed as a percentage or in ounces per ton.

     Ounces: Unit of weight. A troy ounce equals 31,103 grams or 1.097 avoirdupois ounces.

     Overburden: The alluvium and rock that must be removed in order to expose an ore deposit.

     Overburden Stripping: The removal of a waste material, required prior to ore mining.

     Oxide Ore: Metalliferous minerals altered by weathering, surface waters, and their conversion, partly or wholly, into oxides, carbonates, or sulfates.

     Porphyry Copper Deposit: A disseminated large-tonnage, low-grade deposit, in which the copper minerals occur as discrete grains and veinlets throughout a large volume of rock.

     Probable (Indicated) Reserves: Reserves for which quantity and grade and/or quality are computed from information similar to that used for Proven (Measured) Reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for Proven (Measured) Reserves, is high enough to assume continuity between points of observation.

     Proven (Measured) Reserves: Reserves for which (i) quantities are computed from dimensions revealed in outcrops, trenches, workings or drill holes and grade and/or quality are computed from the results of detailed sampling and (ii) sites for inspection, sampling and measurement are spaced so closely together and the geologic character is so well defined that the size, shape, depth and mineral content of the reserves are well established.

     Reclamation: The process of restoring mined land to a condition established by applicable law. Reclamation standards vary widely, but usually address ground and surface water, topsoil, final slope gradients, overburden and revegetation.

     Refining:  The purification of crude metallic products.

     Refining Charge: The fees charged by a refinery for purifying crude metallic products.

     Reverberatory Furnace: A furnace with a shallow hearth and a roof which deflects the flame and radiates heat toward the hearth or the surface of the charge.

     Rhyolitic: Of, or relating to, rhyolite, a light colored medium grained volcanic rock chemically similar to granite which is composed principally of silica, alumina, potassium, and sodium with crystals which are frequently embedded in a glassy ground mass.

     Rod Mill: A large rotating cylinder used for grinding ore with metal rods as the grinding medium.

     Smelting: A pyro-metallurgical process of separating metal by fusion from those impurities with which it may be chemically combined or physically mixed.

     Solvent Extraction: A method of separating one or more substances from a mixture, by treating a solution of the mixture with a solvent that will dissolve certain substances and leave others.

     Sulfide Ore: Ore characterized by the inclusion of metal in the crystal structure of a sulfide mineral.

     Tailings: Finely ground rock from which valuable minerals have been extracted by milling.

     Teniente Converter: A horizontal rotary furnace into which matte, concentrates and flux are placed. Oxygen-rich air is blown through to provide sufficient heat to smelt the concentrates. Off-gases are captured and forwarded to the acid plant.

     Tons:  Unit of weight. A short ton (ST) equals 2,000 pounds. A metric ton
(MT) equals 2,204.6 pounds.

     Trend: The arrangement of a group of ore deposits occurring in a linear pattern.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          PAGE
                                                                                          -----
  I.  Report of Independent Accountants.................................................    F-2
      Consolidated Statements of Earnings for the Years Ended December 31, 1996, 1995
        and 1994........................................................................    F-3
      Consolidated Balance Sheet as of December 31, 1996 and 1995.......................    F-4
      Consolidated Statement of Cash Flows for the Years Ended December 31, 1996, 1995
        and 1994........................................................................    F-5
      Consolidated Statements of Changes in Stockholders' Equity for the Years Ended
        December 31, 1996, 1995 and 1994................................................    F-6
      Notes to Consolidated Financial Statements........................................    F-7
 II.  Report of Independent Accountants with respect to Unaudited Condensed Consolidated
        Interim Financial Statements....................................................   F-22
      Unaudited Condensed Consolidated Statements of Earnings for the Six Months Ended
        June 30, 1997 and 1996..........................................................   F-23
      Condensed Consolidated Balance Sheets as of June 30, 1997 (Unaudited) and December
        31, 1996........................................................................   F-24
      Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended
        June 30, 1997 and 1996..........................................................   F-25
      Unaudited Notes to Condensed Consolidated Financial Statements....................   F-26

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Southern Peru Copper Corporation:

     We have audited the accompanying consolidated balance sheets of SOUTHERN PERU COPPER CORPORATION and SUBSIDIARIES as of December 31, 1996 and 1995, and the related consolidated statements of earnings, cash flows, and changes in common stockholders' equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southern Peru Copper Corporation and Subsidiaries, as of December 31, 1996 and 1995, and the consolidated results of their operations, and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
January 28, 1997, except for Note 22,
which is as of February 21, 1997

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF EARNINGS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                               1996         1995         1994
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS
                                                               EXCEPT FOR PER SHARE AMOUNTS)
Net sales:
  Stockholders and affiliates..............................  $ 71,740     $ 85,819     $ 78,386
  Others...................................................   681,292      843,021      623,292
                                                             --------     --------     --------
          Total net sales..................................   753,032      928,840      701,678
Operating costs and expenses:
  Cost of sales............................................   389,577      439,382      453,951
  Administrative and other.................................    49,979       52,687       48,134
  Depreciation, amortization and depletion.................    41,623       35,952       39,742
  Provision for workers' participation.....................    18,025       32,212       13,944
  Exploration..............................................     5,063        1,950        3,880
                                                             --------     --------     --------
          Total operating costs and expenses...............   504,267      562,183      559,651
                                                             --------     --------     --------
Operating income...........................................   248,765      366,657      142,027
Interest income............................................    18,264       14,827        6,521
Interest expense...........................................   (12,467)     (13,904)      (7,779)
Other income...............................................    11,358       12,825       23,204
                                                             --------     --------     --------
Earnings before taxes on income and minority interest
  of labor shares..........................................   265,920      380,405      163,973
Taxes on income............................................    80,200      119,093       54,139
Minority interest of labor shares in income of Peruvian
  Branch...................................................     5,208       43,558       18,610
                                                             --------     --------     --------
Net earnings...............................................  $180,512     $217,754     $ 91,224
                                                             ========     ========     ========
Per common share amounts:
  Net earnings.............................................  $   2.25     $   3.31     $   1.39
  Dividends paid...........................................  $   1.47     $   1.27     $   0.33
  Weighted average number of shares outstanding............    80,195       65,717       65,717

   The accompanying notes are an integral part of these financial statements.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                         AT DECEMBER 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
                                                                       (DOLLARS IN THOUSANDS)
ASSETS
  Current assets:
     Cash and cash equivalents......................................  $  173,205     $  219,646
     Marketable securities..........................................       1,000         42,453
     Accounts receivable:
       Trade:
          Stockholders and affiliates...............................       8,504          8,732
          Other trade...............................................      70,252         80,100
       Other........................................................      10,831         11,631
     Inventories....................................................     118,681        103,635
     Other current assets...........................................      20,637         16,648
                                                                      ----------     ----------
            Total current assets....................................     403,110        482,845
  Net property......................................................     855,808        779,368
  Other assets......................................................      20,931          9,488
                                                                      ----------     ----------
            Total assets............................................  $1,279,849     $1,271,701
                                                                       =========      =========
LIABILITIES
  Current liabilities:
     Current portion of long-term debt..............................  $   23,683     $   17,034
     Accounts payable:
       Trade........................................................      23,740         32,889
       Other........................................................      10,124          8,056
     Other current liabilities......................................      47,768        112,390
                                                                      ----------     ----------
            Total current liabilities...............................     105,315        170,369
                                                                      ----------     ----------
  Long-term debt....................................................      82,892         76,828
  Deferred income taxes.............................................      49,426         39,677
  Other liabilities.................................................       4,806          6,354
                                                                      ----------     ----------
            Total non-current liabilities...........................     137,124        122,859
                                                                      ----------     ----------
  Contingencies.....................................................
Minority interest of labor shares in the Peruvian Branch............      22,383         24,986
                                                                      ----------     ----------
STOCKHOLDERS' EQUITY
  Common stock, par value $0.01; 1996 -- 33,449,167;
     1995 -- 31,249,167 shares authorized; Issued
     1996 -- 13,633,674; 1995 -- 11,479,667.........................         137            115
  Class A Common stock, par value $0.01; Issued and Authorized:
     1996 -- 66,550,833; 1995 -- 68,750,833.........................         666            688
  Additional paid-in capital........................................     265,745        265,738
  Retained earnings.................................................     749,267        686,946
  Treasury stock, at cost, 46,419 shares at December 31, 1996.......        (788)            --
                                                                      ----------     ----------
            Total Stockholders' equity..............................   1,015,027        953,487
                                                                      ----------     ----------
            Total Liabilities, Minority Interest and Stockholders'
               equity...............................................  $1,279,849     $1,271,701
                                                                       =========      =========

   The accompanying notes are an integral part of these financial statements.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                 1996        1995        1994
                                                               ---------   ---------   ---------
                                                                    (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
  Net earnings.............................................    $ 180,512   $ 217,754   $  91,224
  Adjustments to reconcile net earnings to net cash
     provided from operating activities:
     Depreciation, amortization and depletion..............       41,623      35,952      39,742
     Provision for deferred income taxes...................       12,043       3,168      (2,342)
     Minority interest of labor shares.....................        5,208      43,558      18,610
     Net (gain) loss on sale of investments and property...          110       2,473     (17,876)
  Cash provided from (used for) operating assets and
     liabilities:
     Accounts receivable...................................       10,498      (1,939)    (47,787)
     Inventories...........................................      (15,046)      7,992       3,502
     Accounts payable and accrued liabilities..............      (52,023)     19,667      49,400
     Other operating assets and liabilities................      (17,444)      7,699       2,040
     Foreign currency transaction gain.....................       (6,707)     (5,950)     (1,619)
                                                               ---------   ---------   ---------
          Net cash provided from operating activities......      158,774     330,374     134,894
                                                               ---------   ---------   ---------
INVESTING ACTIVITIES
  Capital expenditures.....................................     (120,803)   (183,041)   (181,912)
  Release of restricted cash...............................           --      60,450          --
  Purchase of held-to-maturity investments.................           --     (76,333)    (82,461)
  Proceeds from held-to-maturity investments...............       41,453      76,877      75,302
  Sale of investments and property.........................           --       2,596      50,252
                                                               ---------   ---------   ---------
          Net cash used for investing activities...........      (79,350)   (119,451)   (138,819)
                                                               ---------   ---------   ---------
FINANCING ACTIVITIES
  Debt incurred............................................       47,000      62,000     104,176
  Debt repaid..............................................      (34,289)    (86,110)     (1,803)
  Escrow deposits on long-term loans.......................      (10,065)     10,809     (12,026)
  Dividends paid to common stockholders....................     (117,913)    (83,747)    (21,415)
  Distributions to minority interests......................       (4,091)         --          --
  Net treasury stock transactions..........................       (1,155)         --          --
  Purchase of labor share interest.........................       (7,130)         --          --
  Proceeds from labor share subscription...................           --      10,944          --
  Installment payment on purchase of Joint Venture
     interest..............................................           --          --      (4,200)
                                                               ---------   ---------   ---------
          Net cash provided from (used for) financing
            activities.....................................     (127,643)    (86,104)     64,732
                                                               ---------   ---------   ---------
Effect of exchange rate changes on cash....................        1,778       1,491         819
                                                               ---------   ---------   ---------
          Net increase (decrease) in cash and cash
            equivalents....................................      (46,441)    126,310      61,626
Cash and cash equivalents, beginning of year...............      219,646      93,336      31,710
                                                               ---------   ---------   ---------
Cash and cash equivalents, end of year.....................    $ 173,205   $ 219,646   $  93,336
                                                               =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                   1996        1995       1994
                                                                ----------   --------   --------
                                                                     (DOLLARS IN THOUSANDS)
Common stock:
  Southern Peru Copper Corporation (formerly Southern Peru
     Copper Holding Company):
     Common Stock:
       Balance at beginning of year...........................  $      115
          Issuance of 11,480,093 shares.......................          --   $    115
          Conversion from Class A to Common Stock, 2,200,000
            shares............................................          22         --
                                                                   -------   --------
     Balance at end of year...................................         137        115
                                                                   -------   --------
     Class A Common Stock:
       Balance at beginning of year...........................         688
          Issuance of 68,750,833 shares.......................          --        688
          Conversion to Common Stock, 2,200,000 shares........         (22)        --
                                                                   -------   --------
       Balance at end of year.................................         666        688
                                                                   -------   --------
     Southern Peru Limited:
       Balance at beginning of year, 76,251,193 shares........                    763   $    763
          Retirement of treasury stock, 10,533,700 shares.....                   (106)        --
          Exchange for shares of Southern Peru Copper
            Corporation, 65,717,493 shares....................                   (657)        --
                                                                             --------   --------
       Balance at end of year.................................                     --        763
                                                                             --------   --------
Additional paid-in capital:
  Southern Peru Copper Corporation:
     Balance at beginning of year.............................     265,738
       Additional paid-in capital on shares issued............          --     81,222
       Market value of shares issued in exchange for labor
          shares..............................................          --    184,516
       Additional paid-in capital on treasury shares issued...           7         --
                                                                   -------   --------
     Balance at end of year...................................     265,745    265,738
                                                                   -------   --------
  Southern Peru Limited:
     Balance at beginning of year.............................                122,477    122,477
       Retirement of treasury stock...........................                (41,224)        --
       Exchange to shares of Southern Peru Copper
          Corporation.........................................                (81,253)        --
                                                                             --------   --------
     Balance at end of year...................................                     --    122,477
                                                                             --------   --------
Treasury Stock:
  Southern Peru Copper Corporation:
     Balance at beginning of year.............................          --
       Purchased..............................................      (1,155)
       Used for corporate purposes............................         367
                                                                   -------
     Balance at end of year...................................        (788)
                                                                   -------
  Southern Peru Limited:
     Balance at beginning of year, 10,533,700 shares..........                (60,000)   (60,000)
       Retirement of 10,533,700 shares of treasury stock......                 60,000         --
                                                                             --------   --------
     Balance at end of year...................................                     --    (60,000)
                                                                             --------   --------
Retained earnings:
  Balance at beginning of year................................     686,946    571,609    501,800
     Net earnings.............................................     180,512    217,754     91,224
     Dividends paid...........................................    (117,913)   (83,747)   (21,415)
     Stock awards.............................................        (278)        --         --
     Retirement of treasury stock.............................          --    (18,670)        --
                                                                   -------   --------   --------
  Balance at end of year......................................     749,267    686,946    571,609
                                                                   -------   --------   --------
          Total stockholders' equity..........................  $1,015,027   $953,487   $634,849
                                                                   =======   ========   ========

   The accompanying notes are an integral part of these financial statements.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation:

     The consolidated financial statements of Southern Peru Copper Corporation and subsidiaries (the "Company") include the accounts of its significant subsidiaries in which the Company has voting control, and are prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). Certain reclassifications have been made in the financial statements from amounts previously reported to conform to the current year's presentation.

     Use of estimates:

     The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition:

     Substantially all of the Company's copper is sold under annual contracts. Sales are recognized when title passes. Pricing is based on prevailing monthly average London Metal Exchange ("LME") copper prices for a quotational period, generally being the month of, the month prior or the month following the actual or contractual month of shipment or delivery according to the terms of the contracts. Price estimates used for provisionally priced sales are based on prices in effect at the time of shipment or period end prices, if lower, and these estimates are subject to change during the settlement period. The Company sells copper in blister and refined form at industry standard commercial terms. Net sales include, principally the invoiced value of copper, silver, molybdenum and, in 1996, gains from the sale or settlement of copper put options.

     Cash equivalents and marketable securities:

     The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Marketable securities include liquid investments with a maturity, when purchased, of more than three months and are carried at cost, which approximates market value.

     Inventories:

     Metal inventories are carried at the lower of average cost or market. Costs incurred in the production of metal inventories exclude general and administrative costs. Supplies inventories are carried at cost less a reserve for obsolescence.

     Property:

     Assets are stated at cost or net realizable value. During 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets, certain identifiable intangibles and goodwill related to those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The impairment loss on such assets, as well as long-lived assets and certain identifiable intangibles to be disposed of, is measured as the amount by which the carrying value of the assets exceeds the fair value of the assets. Application of the statement had no impact in 1996 or 1995. The Company evaluates the carrying value of assets based on undiscounted future cash flows considering expected metal prices based on historical metal prices and price trends.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Buildings and equipment are depreciated on the straight-line method over estimated lives from 5 to 40 years, or the estimated life of the mine if shorter. The cost of major mine development programs at existing mines, the cost of bringing new mineral properties into production and the cost of mineral lands are capitalized and charged to earnings on the units-of-production method using proven and probable ore reserves.

     Maintenance, repairs, normal development costs at existing mines and gains or losses on assets retired or sold are reflected in earnings as incurred. The cost of renewals is capitalized and the property unit being replaced is retired. The cost of betterments is capitalized. General and administrative costs attributed to mining, exploration and development are expensed as incurred.

     Financial Instruments:

     Depending on the market fundamentals of a metal and other conditions, the Company may purchase put options to reduce or eliminate the risk of metal price declines below the option strike price on a portion of its anticipated future production. The cost of options is amortized on a straight-line basis during the period in which the options are exercisable. Gains or losses from the sale or exercise of options, net of unamortized acquisition costs, are recognized in the period in which the underlying production is sold and are reported as a component of the underlying transaction.

     Exploration:

     Tangible and intangible costs incurred in the search for mineral properties are charged against earnings when incurred.

2. EXCHANGE OFFER

     Southern Peru Copper Holding Company, (the "Holding Company"), was incorporated on September 7, 1995, pursuant to the General Corporation Law of the State of Delaware for the purpose of conducting an exchange offer of its common stock, par value $0.01 per share, for any and all labor shares of the Peruvian Branch (the "Branch") of Southern Peru Copper Corporation (the "Operating Company"). In connection with the exchange offer, the Operating Company changed its name to Southern Peru Limited ("SP Limited") and the Holding Company changed its name to Southern Peru Copper Corporation (the "Company").

     The Holding Company offered to exchange one share of its common stock for four S-1 labor shares and one share of common stock for five S-2 labor shares. The exchange offer expired on December 29, 1995, with 80.8% of the labor shares tendered which reduced the interest of labor shares from 17.3% to 3.3%. At December 31, 1996, the interest of labor shares was 2.8%. The common stock is listed on the New York Stock Exchange and the Lima Stock Exchange and trading commenced January 5, 1996.

     In addition, the stockholders of SP Limited exchanged 65,717,493 of their common stock for 68,750,833 Class A common stock in the Company.

     With the completion of the exchange offer, the Company has outstanding two classes of common stock; the common stock exchanged for labor shares and Class A common stock which at December 31, 1996 represent 17% and 83% of the common equity of the Company, respectively. Holders of common stock are entitled to one vote per share and holders of Class A common stock are entitled to five votes per share except for the election of directors and as required by law.

     The exchange of common stock for labor shares was accounted for a purchase of a minority interest. The value of the common stock issued in the exchange (based on the average per share trading value for the three business days ended January 9, 1996) plus issuance costs exceeded the carrying value of the minority interests acquired by $82.0 million, net of income taxes. The increase in value was assigned to proven and probable sulfide

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

2. EXCHANGE OFFER -- (CONTINUED)
and leachable ore reserves and mineralized material which is being amortized based on production, and to metal inventory.

     The following table provides the comparative unaudited proforma 1995 earnings information, as if the exchange offer was completed on January 1, 1995.

                                                                                1995
                                                                     --------------------------
                                                                                    (UNAUDITED)
                                                                     HISTORICAL      PROFORMA
                                                                     ----------     -----------
                                                                        (IN MILLIONS, EXCEPT
                                                                          PER SHARE DATA)
    Net sales......................................................    $928.8         $ 928.8
                                                                     ----------     -----------
    Earnings before taxes on income and minority interest of labor
      shares.......................................................     380.4           370.7(a)
    Taxes on income................................................     119.1           118.9(b)
    Minority interest of labor shares in Peruvian Branch...........      43.5             7.7(c)
                                                                     ----------     -----------
    Net earnings...................................................    $217.8         $ 244.1
                                                                      =======       =========
    Net earnings per share.........................................    $ 3.31         $  3.04
    Cash dividends paid per share..................................    $ 1.27         $  1.04
    Weighted average number of shares outstanding..................      65.7            80.2

---------------
(a) The market value of the common stock issued for labor shares tendered pursuant to the exchange offer was in excess of the book value of the minority interest of such labor shares. This excess was assigned to proven and probable mineral reserves, mineralized material and to metal inventory. Proforma earnings reflect the amortization of the excess of market value over book value which was assigned to mineral reserves and mineralized material, based on actual copper production and a charge to cost of products sold of the excess amount which would have been assigned to metal inventory at January 1, 1995.

(b) Reflects the reduction of the deferred income taxes related to the amortization of excess of the market value of common stock issued for labor shares tendered pursuant to the exchange offer over the book value of the minority interest of such labor shares.

(c) Reflects the reduction of the minority interest of the labor shares tendered pursuant to the exchange offer.

3. IMPACT OF NEW ACCOUNTING STATEMENT

     The American Institute of Certified Public Accountants issued Statement of Position 96-1, "Environmental Remediation Liabilities" ("SOP 96-1") in October 1996. SOP 96-1 provides authoritative guidance on specific accounting issues in connection with recognizing, measuring and disclosing environmental remediation liabilities. Application of SOP 96-1 in the fourth quarter of 1996 had no effect on the Company's financial statements.

4. FOREIGN EXCHANGE

     The functional currency of the Company is the U.S. dollar. The Company's sales, cash, trade receivables, fixed asset additions, trade payables and debt are primarily dollar-denominated. A portion of the operating costs of the Company is denominated in Peruvian soles.

     Gains resulting from foreign currency transactions are included in "Other income" and amounted to $6.7 million, $6.0 million and $1.6 million in 1996, 1995 and 1994, respectively.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

5. INVESTMENTS

     In 1995, Fomenta S.A., a wholly owned Peruvian subsidiary, sold its 28.5% interest in Metalurgica Peruana S.A., ("MEPSA"), for $1.4 million. The sale of MEPSA, carried at cost, resulted in a pre-tax gain of $1.3 million.

     During 1994, the Company sold three investments for $50.3 million. The sale of these investments, primarily indirect interests in other Peruvian mining companies, carried at cost, resulted in a pre-tax gain of $18.4 million.

6. ACQUISITION

     On May 31, 1994, the Company purchased the Peruvian government owned Minero Peru Ilo refinery for $65.0 million in cash. The purchase price was primarily allocated to supplies inventory ($14.9 million) and fixed assets ($51.2 million) based on their fair values. The Company also committed to make an additional $20.2 million of capital improvements over three years. The Company had substantially completed this commitment at December 31, 1996. Prior to the acquisition, the Company was required to toll-refine copper under a contract with Minero Peru. The costs of operating the refinery have been included in the consolidated operating results since the date of acquisition.

7. TAXES ON INCOME

THE COMPONENTS OF THE PROVISION FOR TAXES ON INCOME ARE AS FOLLOWS:

                 FOR THE YEARS ENDED DECEMBER 31,                1996       1995      1994
                                                                 -----     ------     -----
                                                                   (DOLLARS IN MILLIONS)
    U.S. Federal and state.....................................  $ 5.3     $  4.6     $ 7.3
    Foreign:
      Current..................................................   62.9      111.3      49.1
      Deferred.................................................   12.0        3.2      (2.3)
                                                                 -----     ------     -----
    Foreign....................................................   74.9      114.5      46.8
                                                                 -----     ------     -----
         Total provision for income taxes......................  $80.2     $119.1     $54.1
                                                                 =====     ======     =====

     Total taxes paid were $123.4 million, $80.1 million and $42.4 million in 1996, 1995 and 1994, respectively.

     Reconciliation of the statutory income tax rate to the effective income tax rate is as follows:

                  FOR THE YEARS ENDED DECEMBER 31,                 1996      1995      1994
                                                                   -----     -----     -----
    Peruvian income tax at maximum statutory rates...............   30.0%     30.0%     30.0%
    U.S. income tax as statutory rate............................   35.0      35.0      35.0
    Utilization of foreign tax credits...........................  (25.3)    (27.9)    (14.1)
    Percentage depletion.........................................  (9.0)     (6.6)     (12.5)
    Income not deductible (not taxable) in Peru..................  (1.8)       0.1       2.2
    Effect of labor shares.......................................     --        --     (4.0)
    Other........................................................    1.3       0.7     (3.6)
                                                                   -----     -----     -----
      Effective income tax rate..................................   30.2%     31.3%     33.0%
                                                                   =====     =====     =====

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

7. TAXES ON INCOME -- (CONTINUED)
     Temporary differences and carryforwards which give rise to deferred tax assets, liabilities and related valuation allowances are as follows:

                              AT DECEMBER 31,                             1996       1995
                                                                         ------     ------
                                                                            (DOLLARS IN
                                                                             MILLIONS)
    DEFERRED TAX ASSETS (LIABILITIES)
    Current:
      Accounts receivable..............................................  $  0.5     $  1.5
      Inventories......................................................     0.1        0.1
                                                                         ------     ------
         Net deferred tax assets.......................................     0.6        1.6
                                                                         ------     ------
    Non-current:
      Foreign tax credit carryforwards.................................    69.4       80.8
      Alternative minimum tax ("AMT") credit carryforwards.............     6.8        5.8
      Property, plant and equipment....................................   (48.7)     (38.8)
      Other............................................................    (0.7)      (0.9)
      Valuation allowance for deferred tax assets......................   (76.2)     (86.6)
                                                                         ------     ------
         Net deferred tax liabilities..................................   (49.4)     (39.7)
                                                                         ------     ------
    Total net deferred tax liabilities.................................  $(48.8)    $(38.1)
                                                                         ======     ======

     At December 31, 1996, the foreign tax credit carryforward available to reduce possible future U.S. income taxes amounted to $69.4 million which expires as follows: $16.8 million in 1998, $13.6 million in 1999 and $39.0 million in 2001.

     The Company has not recorded the benefit of foreign tax credit carryforwards because of both the expiration dates and the rules governing the order in which such credits are utilized. The Company also has not recorded a benefit for the AMT credits, which are not available to reduce AMT. Because of limitations on both percentage depletion and foreign tax credits under the AMT, the Company expects an AMT liability for the foreseeable future. Thus, while such credits do not expire, it is unlikely they will be utilized. Accordingly, a valuation allowance has been established for the full amount of the foreign tax credit carryforward and the AMT credit carryforward. The decrease in the valuation allowance of $10.4 million from 1995 to 1996 is attributable to the expiration of foreign tax credits in 1996.

     Peruvian value added taxes paid are recorded as prepaid expenses and are utilized to pay Peruvian income taxes or are refunded by the Peruvian tax department. The carrying value of these Peruvian tax credits approximates their market value.

8. NET SALES

     Net sales were to the following customers:

                FOR THE YEARS ENDED DECEMBER 31,                1996       1995       1994
                                                               ------     ------     ------
                                                                  (DOLLARS IN MILLIONS)
    S.A. Sogem, N.V. (under a long-term supply contract, see
      below).................................................  $ 58.9     $120.8     $ 81.8
    Japanese Group (a group of Japanese customers who
      purchased under a single sales contract)...............      --        7.1       78.6
    Others (none of which are individually 10% or more of
      annual sales)..........................................   694.1      800.9      541.3
                                                               ------     ------     ------
      Net Sales..............................................  $753.0     $928.8     $701.7
                                                               ======     ======     ======

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

8. NET SALES -- (CONTINUED)
     At December 31, 1996, the Company has recorded sales of 68.2 million pounds of copper at a provisional price of $1.02 per pound. These sales are subject to final pricing based on the average monthly LME copper price in the month of final settlement which will occur principally in the first quarter of 1997.

     Under the terms of a sales contract with Mistui & Co. Ltd. ("Mitsui"), the Company is required to supply Mitsui, at its option, up to 26,455 tons of copper cathodes annually for a seven-year period from January 1, 1994 through December 31, 2000. Pricing of the cathodes is based upon the LME monthly average settlement price plus a producer premium for refined copper cathodes which is agreed upon annually based on world market terms.

     Under the terms of a sales contract with Union Miniere, the Company is required to supply Union Miniere through its agent, S.A. Sogem N.V., with 46,300 tons of blister copper annually for a ten-year period from January 1, 1994, through December 31, 2003. The price of the copper contained in blister supplied under the contract is determined based on the LME monthly average settlement price less a refining allowance, which is agreed upon annually based on world market terms.

9. FINANCIAL INSTRUMENTS

     Depending on the market fundamentals of a metal and other conditions, the Company may purchase put options to reduce or eliminate the risk of metal price declines below the option strike price on a portion of its anticipated future production. Put options purchased by the Company establish a minimum sales price for the production covered by such put options and permit the Company to participate in price increases above the option price. The cost of options is amortized on a straight-line basis during the period in which the options are exercisable. Depending upon market conditions the Company may either sell options it holds or exercise the options at maturity. Gains or losses, net of unamortized acquisition costs are recognized in the period in which the underlying production is sold and are reported as a component of the underlying transaction.

     For the full year 1996, the Company realized pre-tax gains of $16.7 million as a result of its copper price protection program, of which $11.1 million was recognized in 1996. The remaining $5.6 million will be recognized in the first quarter of 1997 when the underlying production is sold. Copper put options with a cost of $1.2 million expired during the first six months of 1996. The recognized pre-tax gains (losses) of the Company's metal hedging activities, net of transaction costs were $9.9 million, $(2.1) million and $(1.8) million in 1996, 1995 and 1994, respectively.

     The estimated fair values of the Company's financial instruments are:

                                                           1996                    1995
                                                    -------------------     -------------------
                                                    CARRYING      FAIR      CARRYING      FAIR
                   AT DECEMBER 31,                   VALUE       VALUE       VALUE       VALUE
                                                    --------     ------     --------     ------
                                                               (DOLLARS IN MILLIONS)
    Assets:
      Cash and cash equivalents...................   $173.2      $173.2      $219.6      $219.6
      Marketable securities -- Held to Maturity...      1.0         1.0        42.5        42.5
      Put Options.................................       --          --         3.2         1.6
    Liabilities:
      Long-term Debt..............................   $106.6      $102.3      $ 93.9      $ 87.8

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and cash equivalents -- The carrying amount approximates fair value because of the short maturity of those instruments.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

9. FINANCIAL INSTRUMENTS -- (CONTINUED)
     Marketable securities -- The carrying amount and fair value are reported at amortized cost since these securities are to be held to maturity.

     Put options -- Fair value is an estimate based on relevant market information such as: volatility of similar options, futures prices and the contracted strike price.

     Long-term debt -- The fair market value is based on the quoted market prices for the same or similar issues or the carrying value is used where a market price is unavailable.

10. WORKERS' PARTICIPATION

     Provisions for workers' participation are calculated at 8% of pre-tax Branch earnings as required by Peruvian law. The amount is calculated under Peruvian GAAP and cannot, therefore, be directly derived from the consolidated financial statements which are prepared in accordance with U.S. GAAP. This participation is expensed during the year. The Company distributes the accrued participation to workers following the final results for the year.

11. MINORITY INTEREST OF LABOR SHARES

     The minority interest of the labor shares is based on the earnings of the Company's Peruvian Branch. The amount is calculated under Peruvian GAAP and cannot therefore be directly derived from the consolidated financial statements which are prepared in accordance with U.S. GAAP.

     Under Peruvian law, the holders of the labor shares are entitled to preemptive rights, which require the Branch to offer holders the right to purchase a sufficient number of shares to maintain their existing ownership percentage of the Branch whenever the Company invests additional capital in the Branch. In March 1995, the Company invested $61.1 million in the Branch as a capital contribution to Branch equity (see note 20). Labor shareholders subscribed to 3.4 million new shares, with a contribution of $10.9 million, representing 84.2% of the total possible subscription. Since full subscription rights were not exercised, labor share participation in the Branch decreased from 17.4% to 17.31%.

     On November 29, 1995, the Company announced an offer to exchange the common stock of the Company for any and all of the labor shares of the Branch. The offer expired on December 29, 1995, and 46.6 million labor shares or 80.8% of the total, were exchanged for common stock decreasing the labor share participation from 17.3% to 3.3%.

     During 1996, the Company acquired approximately 1.8 million labor shares representing a 0.5% interest in the Branch at a total cost of $7.1 million. The carrying value of minority interest was reduced by $4.4 million and the excess paid over carrying value of $2.7 million was assigned to proven and probably sulfide and leachable ore reserves and mineralized material and is being amortized based on production. As a result of the acquisition, the remaining labor shareholders hold a 2.8% interest in the Branch at December 31, 1996 and are entitled to participate in 2.8% of the distributions of the Branch. The 2.8% share of the Branch's after-tax earnings attributable to the labor shares is recorded as a minority interest in the Company's financial statements.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

12. INVENTORIES

                              AT DECEMBER 31,                             1996       1995
                                                                         ------     ------
                                                                            (DOLLARS IN
                                                                             MILLIONS)
    Metals:
      Finished goods...................................................  $  2.4     $  2.0
      Work-in-process..................................................    47.1       33.1
      Supplies, net of reserves........................................    69.2       68.5
                                                                         ------     ------
              Total inventories........................................  $118.7     $103.6
                                                                         ======     ======

13. PROPERTY

                            AT DECEMBER 31,                             1996         1995
                                                                      --------     --------
                                                                      (DOLLARS IN MILLIONS)
    Buildings and equipment.........................................  $1,503.3     $1,391.7
    Mineral Land....................................................     235.3        237.9
    Land, other than mineral........................................       0.9          0.9
                                                                      --------     --------
         Total property.............................................   1,739.5      1,630.5
    Accumulated depreciation........................................     883.7        851.1
                                                                      --------     --------
              Net property..........................................  $  855.8     $  779.4
                                                                      ========     ========

14. OTHER CURRENT LIABILITIES

                            AT DECEMBER 31,                             1996         1995
                                                                        -----       ------
                                                                           (DOLLARS IN
                                                                            MILLIONS)
    Taxes on income.................................................    $ 8.9       $ 59.7
    Provision for workers' participation............................     16.7         31.1
    Accrued severance pay, current portion..........................      3.1          3.7
    Salaries and wages..............................................      8.1          8.0
    Other...........................................................     11.0          9.9
                                                                        -----       ------
              Total other current liabilities.......................    $47.8       $112.4
                                                                        =====       ======

15. DEBT AND AVAILABLE CREDIT FACILITIES

                            AT DECEMBER 31,                              1996        1995
                                                                        ------       -----
                                                                           (DOLLARS IN
                                                                            MILLIONS)
    LONG-TERM DEBT CONSISTS OF:
    EXIM Bank credit agreement, interest at 6.43%, principal due
      1996-2001.....................................................    $ 26.3       $32.1
    CAF credit agreement, interest at an average of 9.1% as of
      December 31, 1996, principal due 1996-2001....................      35.3        43.2
    Mitsui credit agreement, interest at LIBOR + 2.87%, principal
      due 1996-2001.................................................      45.0         3.2
    Term loans, interest at prime + 3.00%...........................        --        15.4
                                                                        ------       -----
         Total debt.................................................     106.6        93.9
    Less, current portion...........................................      23.7        17.1
                                                                        ------       -----
              Total long-term debt..................................    $ 82.9       $76.8
                                                                        ======       =====

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

15. DEBT AND AVAILABLE CREDIT FACILITIES -- (CONTINUED)
     The fair market value of long-term debt was $102.3 million at December 31, 1996 and $87.8 million at December 31, 1995, and was determined using discounted cash flow analysis on the fixed-rate debt. The fair market value of the variable-rate debt approximates its carrying amount.

     Aggregate maturities of the borrowings outstanding at December 31, 1996, are as follows (in millions):

                1997................................................  $ 23.7
                1998................................................    23.7
                1999................................................    23.7
                2000................................................    23.7
                2001................................................    11.8
                                                                      ------
                          Total.....................................  $106.6
                                                                      ======

     At December 31, 1996, there were no unused and available lines of credit available to the Company under its long-term loan facilities.

     Under the most restrictive covenant of the Company's loan agreements, additional indebtedness of $752 million would have been permitted at December 31, 1996.

     Interest paid for borrowings (including amounts capitalized of $1.8 million and $1.6 million in 1995 and 1994, respectively) was $10.8 million, $14.4 million and $10.5 million in 1996, 1995 and 1994, respectively.

     Fees paid for loan agreements were $1.6 million and $3.5 million in 1995 and 1994, respectively, and are amortized over the respective terms of the loans. On July 21, 1995, the Company prepaid substantially all of the outstanding balance related to a $115.0 million facility resulting in a charge to interest expense of $2.0 million for unamortized loan fees.

     The financing agreements contained covenants which limit the payment of dividends to stockholders. Under the most restrictive loan, the Company may not pay a dividend if the aggregate amount of all dividend payments with respect to any fiscal quarter is greater than 50% of net income (as defined therein) of the Company for such fiscal quarter. However, this agreement permits dividends with respect to the final quarter of each fiscal year to the extent that total dividends for such fiscal year do not exceed 50% of the first $50 million of earnings plus 100% of earnings in excess of $50 million for such fiscal year. These dividend restrictions directly apply to SP Limited as the issuer of the debt. However, on consolidation they also apply to SPCC. Net assets of SP Limited unavailable for the payment of dividends to SPCC totaled $821 million at December 31, 1996.

     The financing agreements are collateralized by pledges of receivables from 34,200 tons of copper per year and liens on certain product inventory, fixed assets and mining concessions. In addition, certain of the agreements require the Company to maintain a minimum stockholders' equity of $750 million, specified ratios of debt to equity, current assets to current liabilities and an interest coverage test. Any reduction of ASARCO Incorporated's ("Asarco") voting interest in the Company to less than a majority would constitute an event of default under of the financing agreements. The Company is in compliance with the various loan covenants at December 31, 1996. Included in Other Assets are $11.3 million held in escrow accounts as required by the Company's loan agreements. The funds will be released from escrow as scheduled loan repayments are made.

16. BENEFIT PLANS

     The Company has two noncontributory, defined benefit pension plans covering salaried employees in the United States and certain employees in Peru. Benefits are based on salary and years of service. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

16. BENEFIT PLANS -- (CONTINUED)
may determine to be appropriate. Plan assets are primarily invested in immediate participation guarantee contracts, mutual funds, stock index funds and money market instruments. Effective January 1, 1997 one of the Company's pension plans, which provides benefits to non-U.S. expatriate employees, was amended to cease future benefit accruals. Accordingly, those participants became eligible for future benefits under the Company's other pension plan.

     Net pension costs consist of:

                  FOR THE YEARS ENDED DECEMBER 31,                 1996      1995      1994
                                                                   -----     -----     -----
                                                                     (DOLLARS IN MILLIONS)
    Service cost.................................................  $ 0.5     $ 0.3     $ 0.5
    Interest cost on projected benefit obligation................    0.5       0.4       0.4
    Actual return on plan assets.................................   (0.6)     (0.4)      0.4
    Other items..................................................    0.4       0.3      (0.5)
                                                                    ----      ----      ----
    Net pension cost.............................................  $ 0.8     $ 0.6     $ 0.8
                                                                    ====      ====      ====

     The funded status of the plans using the projected unit credit method is:

                              AT DECEMBER 31,                            1996        1995
                                                                         -----       -----
                                                                            (DOLLARS IN
                                                                             MILLIONS)
    Assets and obligations:
      Vested benefit obligation........................................  $ 5.3       $ 5.2
      Nonvested benefits...............................................    0.5         0.5
                                                                         -----       -----
         Accumulated benefit obligation................................    5.8         5.7
    Plan assets at fair value..........................................    5.0         4.4
                                                                         -----       -----
    Plan assets less than accumulated benefit obligation...............    0.8         1.3
                                                                         =====       =====
    Projected benefit obligation (PBO).................................    7.2         7.1
    Plan assets at fair value..........................................    5.0         4.4
                                                                         -----       -----
      Plan assets less than PBO........................................    2.2         2.7
    Minimum liability..................................................    0.5         1.4
    Prior service cost.................................................    0.1         0.1
    Initial net plan obligation........................................   (2.1)       (2.3)
    Effect of changes in assumptions and actuarial gains and losses....    0.2        (0.5)
                                                                         -----       -----
      Pension liability reflected on consolidated balance sheet........  $ 0.9       $ 1.4
                                                                         =====       =====

     The actuarial computations are based upon a discount rate on benefit obligations of 7%, an expected long-term rate of return on plan assets of 8% and expected annual salary increases of 4%.

     Postretirement Benefits:

     The postretirement health care plan for retired salaried employees eligible for Medicare was adopted by the Company on May 1, 1996. Secondary coverage under the Company's plan is available for all retired salaried employees who are permanently residing in the United States and who contribute amounts as defined by the plan.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

16. BENEFIT PLANS -- (CONTINUED)
     Net periodic postretirement benefit costs include the following:

                       FOR THE YEAR ENDED DECEMBER 31,              1996
                                                                ------------
                                                                (DOLLARS IN
                                                                 MILLIONS)
                Service and interest cost.....................      $0.1
                Amortization of prior service cost............       0.1
                                                                   -----
                Net periodic postretirement benefit cost......      $0.2
                                                                   =====

     The following sets forth the plan's status reconciled with amounts reported in the Consolidated Balance Sheet:

                               AT DECEMBER 31,                          1996
                                                                    ------------
                                                                    (DOLLARS IN
                                                                     MILLIONS)
            Accumulated postretirement benefit obligation ("APBO")
              Retirees............................................     $  0.2
              Fully eligible active plan participants.............        0.1
              Other plan participants.............................        0.6
                                                                        -----
            Total APBO............................................        0.9
            Item not yet recognized in earnings:
              Prior service cost..................................       (0.7)
                                                                        -----
            Postretirement benefit obligation.....................     $  0.2
                                                                        =====

     The annual assumed rate of increase in the per capita cost of covered benefits (i.e. health cost trend rate) is 6% for 1997 and is assumed to decrease gradually to 5% by 1999 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation at December 31, 1996 by $0.1 million and would have no material effect on the net periodic postretirement benefit costs for 1996. The discount rate used in determining the accumulated postretirement benefit obligation was 7% at December 31, 1996. The plan is unfunded.

17. STOCKHOLDERS' EQUITY

     Common Stock:

     The stockholders of the Company at December 31, 1996 were:

                                                                                  PERCENT OF
                                                                 OUTSTANDING     TOTAL NUMBER
                                                                   SHARES         OF SHARES
                                                                 -----------     ------------
    Class A Common Shares:
      ASARCO Incorporated......................................   43,348,949         54.06%
      Cerro Trading Company, Inc...............................   12,028,088         15.00
      Phelps Dodge Overseas Capital Corporation................   11,173,796         13.94
                                                                  ----------        ------
                                                                  66,550,833         83.00%
    Common Shares..............................................   13,633,674         17.00%
                                                                  ----------        ------
              Total............................................   80,184,507        100.00%
                                                                  ==========        ======

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

17. STOCKHOLDERS' EQUITY -- (CONTINUED)
     On February 27, 1996, Cerro Trading Company, Inc. transferred 2,200,000 Class A common stock shares to The Pritzker Family Philanthropic Fund. In accordance with the Company's Certificate of Incorporation these shares were automatically converted into common stock of the Company.

     Stock Options:

     The Company has two stockholder approved plans, a Stock Incentive Plan and a Directors Stock Award Plan. The Stock Incentive Plan provides for the granting of nonqualified or incentive stock options, as defined under the Internal Revenue Code of 1986, as amended, as well as for the award of restricted stock and bonuses payable in stock. The price at which options may be granted under the Stock Incentive Plan shall not be less than 100% of the fair market value of the common stock on the date of grant in the case of incentive stock options, or 50% in the case of other options. In general, options are not exercisable for six months and expire after 10 years from the date of grant.

     Options granted may provide for Stock Appreciation Rights ("SAR"). An SAR permits an optionee, in lieu of exercising the option, to receive from the Company payment of an amount equal to the difference between the market value of the stock on the date of election of the SAR and the purchase price of the stock under the terms of the option.

     The authorized number of shares under the Stock Incentive Plan is 1,000,000 of which 300,000 may be awarded as restricted stock. At December 31, 1996, 927,110 shares are available for future grants under this plan.

     The Directors Stock Award Plan provides that directors who are not compensated as employees of the Company will be automatically awarded 200 shares of common stock upon election and 200 additional shares following each annual meeting of stockholders thereafter. 100,000 shares have been reserved for awards under the Directors Plan. At December 31, 1996, 5,800 shares have been awarded under this plan.

     The Company has elected the disclosure only requirements of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized for the Stock Incentive Plan. Had compensation cost for the Company's Stock Incentive Plan been determined based on the fair value at the grant date for awards in 1996 consistent with the provisions of SFAS No. 123, the effect on the Company's net earnings and earnings per share would have been immaterial.

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1996: dividend yield of 6.57%; expected volatility of 28.4%; risk-free interest rate of 6.17%; and expected life of 6.9 years.

18. RELATED PARTIES

     Asarco, a stockholder of the Company, provides principally legal, tax, treasury and administrative support services to the Company. The amounts paid to Asarco for these services were $0.8 million, $0.3 million and $0.2 million in 1996, 1995, and 1994, respectively.

19. CONCENTRATION OF RISK

     The Company operates two copper mines, a smelter and two refineries in Peru and substantially all of its assets are located there. There can be no assurances that the Company's operations and assets that are subject to the jurisdiction of the government of Peru may not adversely be affected by future actions by such government. Substantially all of the sales of the Company's products are exported from Peru to customers principally in Europe, the Pacific Rim and the United States.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

19. CONCENTRATION OF RISK -- (CONTINUED)
     Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, marketable securities and trade accounts receivable.

     The Company invests or maintains available cash with various high quality banks, principally in the U.S., Canada and Peru, or in commercial paper of highly rated companies. As part of its cash management process, the Company regularly monitors the relative credit standing of these institutions, and by policy, limits the amount of credit exposure to any one institution. At December 31, 1996, the Company had invested 40.9% of its cash equivalents and marketable securities with Peruvian banks, of which 21.7% of this amount was invested with one institution.

     During the normal course of business, the Company provides credit to its customers. Although the receivables resulting from these transactions are not collateralized, the Company has not experienced significant problems with the collection of receivables.

     The largest ten trade receivable balances accounted for 56.6% of the trade accounts receivable at December 31, 1996 of which one customer represented 11.5%.

20. COMMITMENTS AND CONTINGENCIES

     Cuajone Investment Recovery:

     In December 1991, the Company and the Government of Peru signed an agreement the ("1991 Agreement") resolving all open issues concerning the conclusion of the investment recovery contract which governed the development and operation of the Cuajone mine. The Company agreed to undertake an investment program over the five years, 1992-1996, and the Peruvian Government agreed not to discriminate against the Company in comparison with treatment given to other mining companies. As part of the 1991 Agreement, in 1991 the Company transferred $55.0 million from its accounts in New York to an interest-bearing account with the Central Reserve Bank of Peru, to be withdrawn by the Company at its discretion solely for application to the investment program. In March 1995, these funds, aggregating $61.1 million, including accumulated interest, were transferred to the Branch as a capital contribution and used for the capital spending program. In conjunction with the transfer, labor shareholders contributed $10.9 million to the capital of the Branch.

     At December 31, 1996, the Company had expended $443.6 million under the five-year capital program agreed to with the Peruvian Government and has met its obligations under the agreement.

     Environmental:

     As part of the 1991 Agreement, the Company has made a significant number of environmental capital expenditures, including, a sulfuric acid plant at the Ilo smelter for partial recapture of emissions of sulfur dioxide, completed in 1995 at a cost of $103.0 million, a sewage treatment plant at Ilo, completed in 1994 at a cost of $2.0 million, and a tailings storage facility at Quebrada Honda, which was completed in 1996 at a cost of $40.8 million. The Company also has incurred capital costs of $3.0 million for environmental projects committed with the Ilo refinery acquisition. In addition, in April 1996 the Company began a $35 million expansion of the Ilo sulfuric acid plant. The expansion will increase the capture of sulfur dioxide emissions from the smelter from 18% to 30% and will also increase sulfuric acid production at the smelter to 330,000 tons per year in 1998, the expected year of expanded plant operation. Capital expenditures in connection with these and other environmental projects were approximately $29.8 million in 1996.

     The Company's exploration, mining, milling, smelting and refining activities are subject to Peruvian laws and regulations, including environmental laws and regulations, which change from time to time. The Company's recently approved environmental compliance and management plan, PAMA, sets forth the investment to be made by the Company to comply with current Peruvian environmental regulations applicable to its operations. To

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

20. COMMITMENTS AND CONTINGENCIES -- (CONTINUED) implement the PAMA, the Company is required to make a minimum annual investment of 1% of net annual sales until compliance is met. The PAMA will require the Company to make significant additional capital expenditures to achieve compliance with the maximum permissible levels for its emission and waste discharges ("MPLs") within a period of five years, except for environmental controls applicable to its smelter operation which must be put in place within 10 years. The PAMA contemplates a number of environmental projects, the largest and most capital intensive of which is the planned modernization of the Ilo smelter. Management believes that under current Peruvian law and regulations, compliance with the PAMA will satisfy the MPL requirements pertaining to the Company's operations during the applicable five- or 10-year implementation period. The Company remains, however, subject to other environmental requirements applicable to its operations.

     Litigation:

     In February 1993, the Mayor of Tacna brought a lawsuit against SP Limited seeking $100 million in damages from alleged harmful deposition of tailings, slag and smelter emissions. On May 3, 1996, the Superior Court of Tacna, Peru affirmed the lower court's dismissal. In May 1996, the plaintiff appealed and the case presently is before the Peruvian Supreme Court. There is generally no further right of appeal, however, the Peruvian Supreme Court may grant discretionary review on limited issues in exceptional cases.

     In April 1996, SP Limited was served with a complaint filed in Peru by approximately 800 former employees challenging the accounting of the Company's Peruvian Branch and its allocation of financial results to the Mining Community, the former legal entity representing workers in Peruvian mining companies, in the 1970's. The complaint seeks the delivery of a substantial number of labor shares of the Peruvian Branch plus dividends and contains similar allegations to those made in a prior lawsuit dismissed in September 1995. In August 1996, 64 additional former employees filed a similar lawsuit. SP Limited, other present and former corporate shareholders of SP Limited and certain other companies are defendants in a lawsuit in federal district court in Corpus Christi, Texas brought in September 1995 by 698 Peruvian plaintiffs seeking damages for personal injury and property damage allegedly caused by the operations of SP Limited in Peru. Plaintiffs have appealed from the district court order dismissing the complaint and from an earlier order of that court denying plaintiffs' motion to remand the case to state court. Oral arguments were heard in December 1996 and the appellate court's decision is pending.

     It is the opinion of management that the outcome of the legal proceedings mentioned, as well as other miscellaneous litigation and proceedings now pending, will not materially adversely affect the financial position of the Company and its consolidated subsidiaries. However, it is possible that litigation matters could have a material effect on quarterly or annual operating results, when they are resolved in future periods.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

21. SUMMARIZED FINANCIAL INFORMATION OF SIGNIFICANT SUBSIDIARY

     The condensed consolidated financial information for Southern Peru Limited, a wholly owned subsidiary of Southern Peru Copper Corporation, included in the consolidated financial statements of the Company, is summarized below:

               FOR THE YEARS ENDED DECEMBER 31,               1996        1995        1994
                                                             -------     -------     -------
                                                                  (DOLLARS IN MILLIONS)
    STATEMENT OF EARNINGS AND CASH FLOW
    Earnings:
      Net Sales............................................  $ 753.0     $ 928.8     $ 701.7
      Operating income.....................................    248.8       366.7       142.0
      Net earnings.........................................  $ 180.5     $ 217.8     $  91.2
    Cash Flow:
      Operating activities.................................  $ 158.8     $ 330.4     $ 134.9
      Investing activities.................................    (79.3)     (119.5)     (138.8)
      Financing activities.................................   (127.6)      (86.1)       64.7

                             AT DECEMBER 31,                             1996        1995
                                                                       --------     ------
                                                                           (DOLLARS IN
                                                                            MILLIONS)
    BALANCE SHEET
    Current assets...................................................  $  403.1     $482.8
    Non current assets...............................................     876.7      788.9
    Current liabilities..............................................     105.3      170.4
    Noncurrent liabilities...........................................     137.1      122.9
    Minority interest................................................      22.4       25.0
    Stockholders' equity.............................................   1,015.0      953.5

     Southern Peru Limited, a wholly owned subsidiary of Southern Peru Copper Corporation, holds all the operating assets and liabilities of the Company and does not hold any other operating assets. Accordingly, the effect of the exchange offer described in note 2 has been reflected in the summary financial information presented above.

22. SUBSEQUENT EVENT

     On February 21, 1997, the Company entered into agreements with Powerfin Peru S.A., a wholly owned subsidiary of Tractebel S.A. ("Tractebel") for the sale of a new turbine at its Ilo power plant and a twenty year power purchase agreement for its copper operations in Peru. Negotiations are being finalized covering the sale of the Company's existing power plant assets. Closing of the transaction is subject to obtaining necessary Peruvian government approvals.

               REPORT OF INDEPENDENT ACCOUNTANTS WITH RESPECT TO
         UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

To the Board of Directors and Stockholders of Southern Peru Copper Corporation:

     We have reviewed the condensed consolidated balance sheet of SOUTHERN PERU COPPER CORPORATION and SUBSIDIARIES as of June 30, 1997 and the condensed consolidated statements of earnings and cash flows for the three month and six month periods ended June 30, 1997 and 1996. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

     We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1996, and the related consolidated statements of income, retained earnings, and cash flows for the year then ended (not presented herein); and in our report dated January 28, 1997 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1996, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
July 21, 1997

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                         1997           1996
                                                                       --------       --------
                                                                           (IN THOUSANDS,
                                                                          EXCEPT PER SHARE
                                                                              AMOUNTS)
Net sales:
  Stockholders and affiliates........................................  $ 38,415       $ 31,248
  Others.............................................................   402,593        338,329
                                                                       --------       --------
          Total net sales............................................   441,008        369,577
                                                                       --------       --------
Operating costs and expenses:
  Cost of sales......................................................   228,296        176,855
  Administrative and other expenses..................................    26,668         24,254
  Depreciation, amortization and depletion...........................    23,107         20,670
  Provision for workers' participation...............................    10,875         10,445
  Exploration expense................................................     2,712          1,147
                                                                       --------       --------
          Total operating costs and expenses.........................   291,658        233,371
                                                                       --------       --------
  Operating income...................................................   149,350        136,206

Interest income......................................................     7,679         11,070
Other income.........................................................     4,660          4,855
Interest expense.....................................................    (7,268)        (6,337)
                                                                       --------       --------
Earnings before taxes on income and minority interest of labor          154,421
  shares.............................................................                  145,794
Taxes on income......................................................    35,587         48,093
                                                                       --------       --------
Earnings before minority interest of labor shares....................   118,834         97,701
Minority interest of labor shares....................................     3,418          3,364
                                                                       --------       --------
Net earnings.........................................................  $115,416       $ 94,337
                                                                       ========       ========
Per common share amounts:
  Net earnings(a)....................................................  $   1.44       $   1.18
  Dividends paid.....................................................  $   0.65       $   0.95
  Weighted average number of shares outstanding......................    80,197         80,204

---------------
(a) The effect of the calculation of net earnings per common share of the Company's Common Stock equivalents (shares under option) was insignificant.

   The accompanying notes are an integral part of these financial statements.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                     AT JUNE 30, 1997 AND DECEMBER 31, 1996

                                                                         1997            1996
                                                                      -----------     ----------
                                                                      (UNAUDITED)
                                                                            (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.........................................  $   210,323     $  173,205
  Marketable securities.............................................      208,792          1,000
  Accounts receivable, net..........................................      101,140         89,587
  Inventories.......................................................      121,391        118,681
  Prepaid taxes.....................................................       81,300         14,019
  Other current assets..............................................        6,128          6,618
                                                                       ----------     ----------
     Total current assets...........................................      729,074        403,110
Net property........................................................      854,632        855,808
Other assets........................................................       29,108         20,931
                                                                       ----------     ----------
          Total Assets..............................................  $ 1,612,814     $1,279,849
                                                                       ==========     ==========
LIABILITIES
Current liabilities:
  Current portion of long-term debt.................................  $    23,683     $   23,683
  Accounts payable..................................................       52,190         33,864
  Accrued liabilities...............................................       44,385         47,768
                                                                       ----------     ----------
     Total current liabilities......................................      120,258        105,315
                                                                       ----------     ----------
Long-term debt......................................................      271,050         82,892
Deferred credits....................................................       69,780             --
Deferred income taxes...............................................       47,363         49,426
Other liabilities and reserves......................................        3,952          4,806
                                                                       ----------     ----------
     Total non-current liabilities..................................      392,145        137,124
                                                                       ----------     ----------
Minority interest of labor shares...................................       22,094         22,383
                                                                       ----------     ----------
STOCKHOLDERS' EQUITY
Common stock, par value $0.01(a)....................................          143            137
Class A common stock, par value $0.01(b)............................          659            666
Additional paid-in capital..........................................      265,745        265,745
Retained earnings...................................................      812,242        749,267
Treasury stock at cost (c)..........................................         (472)          (788)
                                                                       ----------     ----------
          Total stockholders' equity................................    1,078,317      1,015,027
                                                                       ----------     ----------
          Total Liabilities, Minority Interest and Stockholders'
            Equity..................................................  $ 1,612,814     $1,279,849
                                                                       ==========     ==========
(a) Common shares: Authorized.......................................       34,099         33,449
                      Outstanding...................................       14,302         13,634
(b) Class A common shares Authorized & Outstanding..................       65,901         66,551
(c) Treasury stock common shares....................................           28             46

   The accompanying notes are an integral part of these financial statements.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                           1997         1996
                                                                         --------     --------
                                                                            (IN THOUSANDS)
OPERATING ACTIVITIES
  Net earnings.........................................................  $115,416     $ 94,337
  Adjustments to reconcile net earnings to net cash provided from operating activities:
     Depreciation, amortization and depletion..........................    23,107       20,670
     Provision for deferred income taxes...............................    (1,955)       2,216
     Minority interest of labor shares.................................     3,417        3,364
     Net loss on sale of investments and property......................       268          286
     Cash provided from (used for) operating assets and liabilities:
       Accounts receivable.............................................   (11,594)      37,635
       Inventories.....................................................    (2,710)      (4,830)
       Accounts payable and accrued liabilities........................    16,674      (52,898)
       Other operating assets and liabilities..........................     3,342      (17,073)
       Foreign currency transaction gain...............................    (1,035)      (2,428)
                                                                         --------     --------
          Net cash provided from operating activities..................   144,930       81,279
                                                                         --------     --------
INVESTING ACTIVITIES
  Capital expenditures.................................................   (61,354)     (51,931)
  Purchases of held-to-maturity investments............................  (208,792)          --
  Proceeds from held-to-maturity investments...........................     1,000       42,453
  Proceeds from the sale of investments and property...................    41,885           --
                                                                         --------     --------
          Net cash used for investing activities.......................  (227,261)      (9,478)
                                                                         --------     --------
FINANCING ACTIVITIES
  Dividends paid.......................................................   (52,125)     (76,204)
  Proceeds from borrowings.............................................   200,000       47,000
  Repayment of borrowings..............................................   (11,842)      (8,531)
  Escrow deposits and finance fees on long-term loans..................   (11,878)     (10,152)
  Purchase of labor share interest.....................................    (4,606)      (2,681)
  Distributions to minority interests..................................    (1,303)      (2,703)
  Net treasury stock transactions......................................        --       (1,155)
                                                                         --------     --------
          Net cash provided for (used for) financing activities........   118,246      (54,426)
                                                                         --------     --------
Effect of exchange rate changes on cash................................     1,203          716
                                                                         --------     --------
Net increase in cash and cash equivalents..............................    37,118       18,091
Cash and cash equivalents, beginning of period.........................   173,205      219,646
                                                                         --------     --------
Cash and cash equivalents, end of period...............................  $210,323     $237,737
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

A. In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's financial position as of June 30, 1997 and the results of operations and cash flows for the six months ended June 30, 1997 and 1996. This financial data has been subjected to a limited review by Coopers & Lybrand L.L.P., the Company's independent accountants. The results of operations for the six month period are not necessarily indicative of the results to be expected for the full year. The year end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The accompanying unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 1996 annual report on Form 10-K.

B. In the first quarter of 1997, the Government of Peru approved a reinvestment allowance for the Company's program to expand the Cuajone mine. The reinvestment allowance provides the Company with tax incentives in Peru and, as a result, certain U.S. tax credit carryforwards, for which no benefit has previously been recorded, are expected to be realized. The estimated net earnings impact of the reduction in the Company's effective tax rate, as a result of the reinvestment allowance, for the six months ended June 30, 1997 is approximately $7.7 million. Pursuant to the reinvestment allowance the Company will receive tax deductions in Peru in amounts equal to the cost of the qualifying property (approximately $245 million). As qualifying property is acquired, the financial statement carrying value of the qualifying property will be reduced to reflect the tax benefit associated with the reinvestment allowance (approximately $73 million). As a result, financial statement depreciation expense related to the qualifying property will be reduced over its useful life (approximately 15 years).

C. INVENTORIES WERE AS FOLLOWS:

                                                               AT JUNE 30,      AT DECEMBER 31,
                                                                  1997               1996
                                                              -------------     ---------------
                                                                        (IN MILLIONS)
    Metals at lower of average cost or market:
      Finished goods........................................     $   1.4            $   2.4
      Work-in-process.......................................        48.8               47.1
    Supplies at average cost, net of reserves...............        71.2               69.2
                                                                  ------             ------
    Total inventories.......................................     $ 121.4            $ 118.7
                                                                  ======             ======

D. METAL HEDGING ACTIVITIES:

     Depending on the market fundamentals of a metal and other conditions, the Company may purchase put options to reduce or eliminate the risk of metal price declines on a portion of its anticipated future production. Put options purchased by the Company establish a minimum sales price for the production covered by such put options and permit the Company to participate in price increases above the option price. Depending upon market conditions the Company may sell put options it holds or exercise the options at maturity. Gains or losses, net of unamortized acquisition costs are recorded as current liabilities or current assets and are subsequently recognized in the period in which the underlying hedged production is sold.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

D. METAL HEDGING ACTIVITIES -- (CONTINUED)
     Earnings for the first six months included a pre-tax gain of $5.6 million in 1997 and a pre-tax loss of $0.3 million in 1996 from the Company's price protection program. There were no pre-tax gains or losses from price protection in the second quarter of 1997 compared with a pre-tax gain of $0.5 in the second quarter of 1996.

                 COPPER PRICE PROTECTION HELD AT JUNE 30, 1997
                     (IN MILLIONS, EXCEPT PER LB. AMOUNTS)

                                                                                           PERCENT OF
                                                          STRIKE PRICE     UNAMORTIZED     ESTIMATED
                  POUNDS                     PERIOD        PER POUND          COST         PRODUCTION
    -----------------------------------   ------------    ------------     -----------     ----------
    94.1...............................   10/97-12/97        $ 0.95           $ 1.4            54%
    44.0...............................    1/98-3/98         $ 0.95             0.6            28%
                                                                              $ 2.0

     At June 30, 1997, the Company has recorded sales of 73.6 million pounds of copper, at a provisional price of $1.17 per pound. These sales are subject to final pricing based on the average monthly LME copper price, principally in the third quarter of 1997.

E. On May 22, 1997, the Company sold $150 million of Secured Export Notes through a Rule 144A and Regulation S offering with registration rights. The notes mature in 2007 and were priced at par with a coupon rate of 7.90%. On June 24, 1997, the Company sold $50 million of 8.25% bonds due June 2004. The debt was issued through Southern Peru Limited, a wholly owned subsidiary of the Company. Early in the second quarter, the Company also entered into a $600 million, seven year backstop loan facility with a group of international financial institutions. The proceeds of the aforementioned borrowings will be used to finance the Company's $1 billion expansion and modernization program at its Cuajone copper mine and Ilo smelter.

F. COMMITMENTS AND CONTINGENCIES:

     Litigation

     In February 1993, the Mayor of Tacna, Peru, brought a lawsuit against SP Limited seeking $100 million in damages from alleged harmful deposition of tailings, slag and smelter emissions. On May 3, 1996, the Superior Court of Tacna, Peru affirmed the lower court's dismissal. In May 1996, the plaintiff appealed and the case presently is before the Peruvian Supreme Court. There is generally no further right of appeal, however, the Peruvian Supreme Court may grant discretionary review on limited issues in exceptional cases.

     In April 1996, SP Limited was served with a complaint filed in Peru by approximately 800 former employees challenging the accounting of the Company's Peruvian Branch and its allocation of financial results to the Mining Community, the former legal entity representing workers in Peruvian mining companies, in the 1970's. The complaint seeks the delivery of a substantial number of labor shares of the Peruvian Branch plus dividends and contains similar allegations to those made in a prior lawsuit dismissed in September 1995. As of March 31, 1997, 127 additional former employees filed a similar lawsuit. During the second quarter of 1997, SP Limited was served with an adverse opinion by the lower court. Peruvian outside counsel has informed SP Limited that the lower court decision is not supported by facts or law and that the possibility that it will not be reversed or nullified by Peruvian Courts following appeal is remote. An appeal was filed during the second quarter of 1997.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

G. SUMMARIZED FINANCIAL INFORMATION OF SIGNIFICANT SUBSIDIARY:

     Southern Peru Limited: Southern Peru Limited is a wholly owned subsidiary of Southern Peru Copper Corporation. Southern Peru Limited holds all the operating assets and liabilities of the Company.

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                        ------------------
                                                                         1997        1996
                                                                        -------     ------
                                                                          (IN MILLIONS)
    STATEMENT OF EARNINGS AND CASH FLOW
    Earnings:
      Net sales.......................................................  $ 441.0     $369.6
      Operating income................................................    149.4      136.2
      Net earnings....................................................  $ 115.4     $ 94.3
    Cash flow:
      Operating activities............................................  $ 143.6     $ 78.6
      Investing activities............................................   (227.3)      (9.5)
      Financing activities............................................  $ 119.5     $(51.7)

                                                               AT JUNE 30,      AT DECEMBER 31,
                                                                   1997              1996
                                                               ------------     ---------------
                                                                        (IN MILLIONS)
    BALANCE SHEET
    Current assets...........................................    $  729.1          $   403.1
    Noncurrent assets........................................       883.7              876.7
    Current liabilities......................................       120.3              105.3
    Noncurrent liabilities...................................       392.1              137.1
    Minority interest........................................        22.1               22.4
    Stockholders' equity.....................................     1,078.3            1,015.0

H. On April 18, 1997, the Company completed the sale of its Ilo power plant to a subsidiary of Tractebel S.A. ("Tractebel"), for $41.9 million. In connection with the sale, a twenty-year power purchase agreement was also completed, under which Tractebel will provide the Company with its power needs for the next twenty years. Under the agreement, the Company's cost of power will increase somewhat from its current level, while the Company will benefit by avoiding significant capital expenditures that would be required to meet the needs of expanded operations.

I. IMPACT OF NEW ACCOUNTING STANDARD:

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 128, "Earnings Per Share" (the "Statement"). The Statement specifies the computation, presentation and disclosure requirements for earnings per share ("EPS"). It will require the Company to present both basic and diluted EPS amounts for income from continuing operations and net income on the face of the income statement. The Company does not expect the impact of this statement to have a material effect on its calculation of EPS. The statement will be effective for financial statements issued for periods ending after December 15, 1997, including interim periods.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income". The Company is currently assessing the impact of this statement, which is effective for fiscal years beginning after December 15, 1997.

               SOUTHERN PERU COPPER CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

J. SUBSEQUENT EVENTS:

     On July 31, 1997, the Company prepaid the remaining $40.0 million balance on a variable rate loan from Mitsui & Co., Ltd. The payment will result in a charge of $0.4 million for unamortized loan fees.

                                                                         ANNEX A

                              THE REPUBLIC OF PERU

     The information in this Annex A is based upon material obtained from public sources, including publications and materials from participants in the Peruvian securities markets and financial sector. The information is believed to be accurate but has not been independently verified by SP Limited, SPCC, the Initial Purchasers, or any of their respective advisors.

TERRITORY AND POPULATION

     The Republic of Peru, with a total area of 1.3 million square kilometers, is the third largest country in South America. It borders with the Pacific ocean to the West, Ecuador and Colombia to the North, Brazil to the East, and Bolivia and Chile to the South. The Amazon jungle extends throughout a large part of the territory, and another considerable portion is occupied by the Andes mountains. The total estimated population is 25.5 million as of December 1995, which makes Peru the fourth most populous country in South America. As of 1995, 29.9% of Peruvians lived in rural areas, while 70.1% resided in urban areas, with close to 7 million people living in Peru's capital, Lima, and its vicinity. Lima is located on the central coast, next to the port of Callao. One third of the Peruvian labor force is based in the Lima area, where the country's economic activity is concentrated. A large percentage of the Peruvian workforce labors in low productivity informal activities. In 1994, the literacy rate was 87.2%. Although Spanish is the official language of Peru and is spoken by the great majority of the population, Quechua, Aymara, and other indigenous languages are also spoken extensively in some areas.

RECENT HISTORY

     Between 1960 and 1990, two political parties, Accion Popular ("AP") and Alianza Popular Revolucionaria Americana ("APRA"), dominated Peruvian politics. AP governed Peru from 1963-68, and again from 1980-85. In 1968, democracy was interrupted by a left wing military coup. Many foreign firms were nationalized, and government intervention in the economy increased dramatically until the late 1970s, when the economic situation deteriorated rapidly. A new constitution was passed in 1979. In that year, a major terrorist movement began a campaign of violence against the government and citizens of Peru, followed in 1983 by a second terrorist group. In 1985, a young APRA leader was elected president for a five-year term. Amid massive state intervention and growing violence, the economy deteriorated rapidly beginning in 1988.

     The 1990 Presidential election displaced traditional parties with the election of the current president, a political outsider who won the presidency as an independent candidate. The current government dramatically changed the economic environment by embracing free market policies and made substantial progress in suppressing terrorist activity, including the arrest (and imprisonment for life) of the leaders and principal lieutenants of both terrorist groups in 1992.

     In 1992, Congress was dissolved and the election of a new congressional body that would be responsible for the drafting of a new Constitution took place. The new Peruvian Constitution was approved by a public referendum on October 31, 1993, became effective on December 31, 1993, and remains the charter governing Peru today.

GOVERNMENT AND POLITICAL SYSTEM

     Under the new Constitution, the executive power rests with the president, under whom there are two vice-presidents. The legislature consists of a unicameral congressional body, composed of 120 representatives who are elected nationally. The president and representatives are each elected for concurring five-year terms. The judicial power rests with the Supreme Court, whose members are appointed by the Consejo Nacional de la Magistratura, a committee consisting of members of various public institutions. In addition to this structure at the national level, there are provincial and district municipalities that are governed by mayors who are elected for terms that currently stand at three years but will be extended to four and then five years in the following two elections.

     In April 1995, the incumbent was elected to a second five-year term with 64% of the vote. The administration's political party, the Cambio 90-Nueva Mayora also obtained a majority vote in the Congressional election and currently holds a majority in Congress. Since taking office again in July 1995, the current administration has continued to implement political and economic reforms.

THE PERUVIAN ECONOMY

     In the last years of the previous administration, Peru's economy deteriorated dramatically. Inflation reached 1,772% in 1988 and 2,775% in 1989. Price increases exceeded 100% per month in July of 1990. GDP declined rapidly during the same period (-8.8% in 1988 and -11.6% in 1989), and by the middle of 1990, national production had fallen to the levels of the mid-1970s, while per capita GDP fell to the levels of the early 1960s. Peru was also isolated from the international financial system as a result of its failure to service its foreign debt, including debt due to the International Monetary Fund ("IMF") and the World Bank. In addition, by mid-1990, tax revenues had collapsed to 5.9% of GDP, price and wage controls were widespread, multiple exchange rates and capital controls were in place, and a complex web of high tariffs, import prohibitions and quotas existed. All public utilities were in state hands, as were large parts of banking, mining, oil and fishing activities.

     Shortly after taking office in July 1990, the current government launched an economic stabilization and restructuring program. The government eliminated all price controls, substantially reduced wage controls, eliminated restrictions on capital flows, freed the exchange rate, liberalized imports, controlled monetary expansion and instituted emergency taxes to reduce the fiscal deficit. Further, the government established an agenda to reform and reduce government institutions (including drastic deregulation), instituted a wide-ranging privatization plan, and sought to re-establish relations with the international financial community.

     The results of this stabilization and restructuring program have been dramatic. Inflation fell from a high of 7,650% in 1990 to 39.5% in 1993, 15.4% in 1994 and 10.2% in 1995. In 1996, the inflation rate was 11.8%. GDP in real terms grew by 5.3% in 1993, 12.8% in 1994, 6.9% in 1995 and 2.5% in 1996. Direct
foreign investment grew from US$1.5 billion in 1992 to US$27 billion in 1996. Private sector investment grew from 12.3% of GDP in 1990 to 17.6% of GDP in 1994, 19.7% of GDP in 1995 and 18.5% in 1996.

  Government Finances

     An important achievement of Peru's economic reform has been the improvement of the fiscal deficit. The fiscal deficit dropped from 6.1% of the country's GDP in 1989 to a 2.9% surplus in 1994, a 0.6% deficit in 1995, and a 1.1% surplus in 1996. The main factor driving this reduction has been the increase in government current revenues from 9.2% of GDP in 1989 to 13.0% of GDP in 1994, 13.7% in 1995 and 14.1% in 1996. Revenues from privatization have also bolstered government finances, representing an additional 4.7% of GDP in 1994, 1.6% of GDP in 1995 and 4.2% of GDP in 1996. Since 1990, neither the government nor the public sector has received financing, directly or indirectly, from the Central Bank.

     The present administration has implemented an extensive program to improve the Peruvian tax and tax collection system. After the emergency tax measures of 1990, a substantial simplification of the tax system was established. A complex and inefficient tax system was replaced with four broad-based taxes: an 18% value added tax, a 30% general corporate income tax (with a minimum asset-based tax), a two-tier (15% and 25%) import tariff structure, and a selective tax levied on fuels, alcoholic beverages, and a small number of other products. In addition, the government has imposed strict sanctions for tax evasion and has begun cross-referencing tax information with the assistance of a project sponsored by the IMF. Tax authority has been restructured and is operating with simpler and more efficient procedures and a better information system.

  The Privatization Program

     The present administration's economic reform also aimed at terminating the state's direct participation in entrepreneurial activities. The privatization program already has generated US$5 billion in proceeds. The largest privatization to date occurred in February 1994, when a consortium consisting of Telefonica de Espana and affiliates of Banco Wiese and Grana y Montero S.A. won the bidding to obtain a 35% controlling stake in each of Peru's two state-controlled telecommunications companies, CPT and ENTEL. The acquisition price was US$2.2 billion. The government further divested its interest in these companies, now merged into Telefonica del Peru, through a US$1.2 billion global offering in July 1996.

     Other important privatizations have taken place. In July 1994, the electricity distribution system of Lima, EDELNOR and EDELSUR (now Luz del Sur), was privatized. The government sold 60% of the shares of these two companies for US$389 million. In that same month, Interbanc, one of the state-owned commercial banks, was sold for US$51 million. In October 1994, the Tintaya copper mine was sold for US$218 million in cash and US$55 million of Peruvian debt. In November 1994, the Cajamarquilla zinc refinery was sold for US$153 million in cash and US$40 million in Peruvian debt. In May 1995, the government sold 60% of Banco Continental for US$196.7 million in cash and US$60 million of Peruvian debt. On October 1995, 60% of EDEGEL, a power generation company, was sold for US$424.4 million in cash and US$100 million of Peruvian debt. In February 1996, the Siderperu steel plant was sold for US$167 million in cash and US$26 million of Peruvian debt. In May 1996, 60% of the La Pampilla oil refinery was sold for US$180 million. Concession rights for two oil fields operated by Petroperu have been sold for a total US$344 million. Other privatizations during 1996 included several fish meal plants for US$38 million, mining concessions for US$29 million (Centromin's project Antamina bought by Inmet Mining Co. & Rio Algom Ltd., has an investment commitment of US$2.5 billion) and electricity generators and distributors for US$543 million (includes Empresa de Generacion Electrica Nor Peru sold for US$228 million plus an investment commitment of US$42 million). Over 50 smaller privatizations have taken place, including the sale of an iron mine, an airline, fish meal plants, a hotel chain, gas stations, four cement plants, mining concessions and small mines, and several small electricity generators and distributors.

     During 1997, Electro Sur Medio S.A. was sold for US$26 million plus a similar amount in committed investment; other small companies, including a radio station and a paper mill, were sold for US$32 million. In April an interest in Centromin's La Oroya metallurgical complex was sold to Industrias Penoles de Mexico, for US$185 million. Other privatizations scheduled for 1997 include the remaining electricity generation and distribution companies in Lima and the rest of the country (including the 1,012MW Mantaro hydroelectric power plant), as well as the Talara oil refinery and CENTROMIN, a mining conglomerate.

     The Peruvian state has retained minority holdings in some companies that have recently been privatized, such as EDEGEL, EDELNOR and Banco Continental. These retained shares will be transferred to private investors through offerings in the local and international capital markets. A central objective of this program is to promote broad-based ownership of these companies in Peru.

  Balance of Payments

     The Peruvian trade balance dropped from a surplus of US$399 million in 1990 to a deficit of US$2.0 billion in 1996 as a result of trade liberalization, economic growth, and the real appreciation of the local currency. Imports increased from US$2.9 billion in 1990 to US$7.9 billion in 1996. Exports also grew substantially, from US$3.3 billion in 1990 to US$5.9 billion in 1996. The current account registered a deficit of US$4.2 billion in 1995 and US$2.6 billion in 1996 (compared with a deficit of US$1.1 million in 1990) due essentially to the increase in the trade deficit. The capital account, on the other hand, had a surplus of US$3.2 billion in 1995 and was break-even in 1996 (compared with a deficit of US$588 million in 1990) mainly due to direct foreign investment, capital repatriation and portfolio investment flows. Foreign reserves increased by 16.1% from US$5.7 billion in December 1994 to US$6.6 billion in December 1995 and by 13% to US$8.5 billion in December 1996.

     Peruvian exports are relatively diversified, although mining products represented 43.2% of total exports in 1994, 46.8% in 1995 and 45.0% in 1996. In 1996, copper represented 17.8% of total exports, gold 9.8%, zinc 6.8%, lead 4.7%, and oil and petroleum derivatives 6.0%. Other important traditional products include fishmeal, which represented 14.1% of 1996 exports, and coffee, which accounted for 3.8% of 1996 exports. The main non-traditional exports are textiles, agricultural products, iron and steel products, and fresh and canned seafood. In 1995 and 1996, non-traditional products represented 25.8% and 27.6% of total exports, respectively. Peru's most important export markets are the European Community (28.8%), the United States (21.2%) and Japan (10.2%). The Andean Pact nations as a whole represent approximately 10% of exports.

     Imports rose 37.9% in 1995 and 1.7% in 1996, with the private sector accounting for over 83% of imports. In 1996, 23.4% of imports were consumption goods (of which half were consumer durables), 41.0% were intermediate goods (three quarters of which were raw materials for industries), and 30.7% were capital goods. As a result of the increase in investment, capital goods imports showed high growth rates in 1994 and 1995, but recorded a contraction of 0.5% in 1996. The largest part of Peruvian imports come from the United States (30.1%), followed by the European Community (13.0%), the Andean Pact (12.6%) and Japan (6.8%).

  External Debt

     An important element of the current administration's economic program was the effort to re-establish ties with the international financial community. On September 12, 1991, the IMF approved the Peruvian government's economic stabilization program. The arrears obligations were effectively rescheduled based on a Rights Accumulation Program ("RAP") designed by the IMF for Peru. A similar arrangement was implemented with the World Bank. These programs set quarterly macroeconomic targets to be met by the government and gave Peru the right to receive future loans. The Peruvian government met all the goals of the RAP and in March 1993 paid its arrears obligations with the IMF and World Bank, effectively rolling over a total of US$1.8 billion in loans and receiving new loans of US$600 million.

     In March 1993, the Peruvian government reached an agreement with the IMF for a three year Extended Fund Credit Facility (EFF). Upon compliance with annual and quarterly macroeconomic goals, the Peruvian government would have access to IMF financing. Although the financing facilities were not actually needed or used, the Peruvian government complied with every quarterly goal throughout the three-year duration of the program. In May 1993, the Peruvian government completed negotiations with the Paris Club member governments, reducing Peru's annual debt payments for the 1993-1995 period from US$1 billion to approximately US$400 million. In addition, interest rates were reduced, development aid debt was rescheduled for 20 years, and all other credits were rescheduled for 15 years. Peru also received commitments for over US$910 million in concessionary credit and donations from the donor countries and multilateral institutions.

     In May 1996, a new agreement with the IMF was reached for a three-year EFF, covering the 1996-98 period. This new agreement provided the basis for negotiations with the Paris Club and the closing of the Brady Plan debt restructuring program. In July 1996, Peru negotiated a new agreement with respect to the remaining debt with the Paris Club. This debt which, as of March 1996, totaled US$9,422 million was rescheduled over 23 years.

     The Peruvian government also took steps toward resuming negotiations with commercial banks in respect of Peruvian public sector loans. In November 1992, as a first step toward resuming negotiations with commercial banks, Peru issued a Tolling Declaration by which Peru agreed not to assert any defense based on a statute of limitations, laches or the passage of time in suits in various foreign courts brought by commercial banks in respect of Peruvian public sector loans. In response to the issuance of the Tolling Declaration and in anticipation of the resolution of bilateral issues involving certain bank lenders, as well as certain other issues, the Bank Advisory Committee ("BAC") for Peru expressed its willingness to seek the dismissal without prejudice of various lawsuits initiated against various public sector borrowers if substantially all such pending litigation were to be simultaneously dismissed. Substantially all such litigation was subsequently dismissed.

     In November 1996, the Peruvian government and the BAC executed an agreement on Peru's Brady Plan debt restructuring program, which closed in the first quarter of 1997. Pursuant to Peru's Brady Plan, US$4.4 billion in principal is to be exchanged for (i) dollar-denominated discount bonds (45% discount) with a bullet maturity of 30 years and a floating interest rate of LIBOR (the London inter-bank offered rate) plus 0.8125% per annum, (ii) dollar-denominated par bonds with a bullet maturity of 30 years and fixed interest rates increasing from 3% per annum initially to 5% per annum in the twenty-sixth year, (iii) dollar-denominated front-loaded interest reduction bonds with a maturity of 20 years, amortizing after eight years following issuance, with fixed interest rates increasing from 3.25% per annum initially to 5% per annum in the tenth year and a floating interest rate of LIBOR plus 0.8125% per annum in the eleventh through twentieth years or (iv) cash pursuant to a Dutch auction buyback in which Peru has agreed to repurchase at least US$1.3 billion of principal and all associated interest. All past due interest associated with such US$4.4 billion in principal is to be exchanged for (i) dollar-denominated past due interest bonds with a maturity of 20 years, which begin amortizing five years after issuance and bear interest at fixed rates increasing from 4% per annum initially to 5% per annum in the tenth year and bear interest at a floating rate per annum in the eleventh through twentieth years and (ii) a pro rata portion of a US$225 million cash payment to be made by Peru. In addition to the collateralization of the principal amount of both the par and discount bonds with US Treasury bonds, interest payments for both the par and discount bonds are to be collateralized in an amount equal to six months of interest on a rolling basis. Interest payments for the front-loaded interest reduction bonds are to be collateralized in an amount equal to six months of interest for the first ten years on a rolling basis.

     Peru's total foreign debt as of December 1996 was US$33.4 billion, equivalent to 53.3% of 1996 GDP. These figures include past due interest generated by the lack of servicing of Peru's commercial bank debt. The majority of the debt is owed by the public sector and most of this is owed to Paris Club governments and multilateral financial organizations. Most of the existing debt was originally contracted in the 1970s and early 1980s and ceased to be adequately serviced during the 1980s, before resumption of servicing of most of it during the Fujimori administration.

     The following table is a summary of Peru's foreign debt structure as of December 31, 1996 (in millions).

                                           TOTAL         PUBLIC        PRIVATE
          YEAR              TOTAL        LONG-TERM      LONG-TERM     LONG-TERM     SHORT-TERM
    -----------------    -----------    -----------    -----------    ----------    ----------
    1996.............    US$ 33,428     US$ 27,815     US$ 25,340     US$ 1,471     US$ 5,613

---------------
Source: Central Bank. "Public Long-term" includes Central Bank.

  Gross Domestic Product

     After in effect remaining stagnant for approximately 15 years, Peru's GDP began growing strongly in 1993. The following table sets forth Peru's GDP and its rate of growth for 1992 through 1996.

                                          1992       1993       1994        1995        1996
                                         ------     ------     -------     -------     -------
    PRODUCTION
    Nominal GDP (S/million)............  52,170     80,010     109,887     132,362     153,512
    Real GDP growth(%).................    (1.4)       6.4        13.1         6.9         2.5

---------------
Source: INEI

     Private sector investment has been the fastest growing component of GDP in the last years, as both local and foreign business sought to take advantage of the opportunities created by the Fujimori administration's economic policy and the increasing stability of the economy. The following table provides the composition of Peruvian aggregate demand and GDP between 1992 and 1996.

                                                 1992      1993      1994      1995      1996
                                                 -----     -----     -----     -----     -----
    Aggregate Demand...........................  102.2     102.8     102.9     104.9     104.5
    Private Sector Consumption.................     79      77.7      73.6      72.4        75
    Public Sector Consumption..................    6.6       6.6       7.3       8.3       7.6
    Private Sector Investment..................   13.3      15.1      18.1      20.1      18.5
    Public Sector Investment...................    3.1       3.4       3.9       4.1       3.4
    Gross Domestic Products....................    100     100.0     100.0     100.0       100
    Exports....................................   10.8      10.7      11.4      11.6        12
    Imports....................................     13     (13.5)    (14.3)    (16.5)    (16.4)

---------------
Source: Central Bank.

     The composition of Peru's GDP by productive sectors has not changed substantially in the last thirty years, with the exception of an increase in the participation of electricity, communications, water and construction as the population with access to basic services and housing has increased. The leading sectors of the Peruvian economy continue to be manufacturing (including mineral, petroleum, and fishmeal processing), commerce and other services, and agriculture. Other formal services (transportation, banking, communications, etc.) and informal activities (mostly in service sectors) also comprise a substantial part of GDP. The following table provides a breakdown of GDP by sector for 1996 (estimated).

                                                                              1996
                                                                           ----------
                                                                           (% OF GDP)
        Manufacturing....................................................     22.6
        Commerce and other services(1)...................................     14.1
        Agriculture, livestock, and forestry.............................     12.9
        Construction.....................................................      8.8
        Mining...........................................................      9.1
        Electricity and water............................................      1.5
        Fishing..........................................................      1.3
        Other............................................................     29.7

---------------
Sources: INEI

(1) Includes, among others, restaurants and hotels.

  Monetary Policy

     Monetary policy is managed by the Central Bank, the Board members of which are appointed by Congress and the Executive for five year periods, and may not be removed. The Central Bank's sole mandate is to attain monetary stability. Exchange rate policy is set by the Central Bank. The local currency is the Sol.

     Since 1991, the Central Bank has sought to increase the money supply in line with the requirements set by economic growth and by the need to remonetize the economy after the 1988-1990 hyperinflation. Monetary policy has succeeded in reducing inflation dramatically in the last few years, while allowing for GDP growth. The main mechanism for increasing the money supply during the last few years has been Central Bank's purchase of foreign currency in the free foreign exchange market. There are no limits or controls on capital inflows or outflows, and the exchange rate has been essentially freely floating since 1991. Central Bank intervention is usually restricted to limiting a further real appreciation of the local currency by purchasing dollars.

     The Central Bank also sets reserve requirements for banks, with the current level being 9% for local currency deposits and 45% for foreign currency deposits. The latter reflects an interest in reducing risks associated with capital outflows and an effort to reduce further appreciation pressures on the local currency. Approximately 66% of all loans and deposits in the commercial banking system are expressed in US dollars, although this ratio is declining gradually as the remonetization process has advanced. Interest rates for both local and foreign currency are freely set in the market.

     The hyperinflation of the 1980s forced the country to change its currency twice in the past decade. In February 1985, the Peruvian currency was changed from "soles" to intis (1 inti = 1,000 soles). In September 1991, the "nuevos soles" were introduced (1 "nuevo sol" = 1 million intis). In 1996, the devaluation of the nuevo sol against the US dollar was approximately 12.1% as compared to an inflation rate for the period of 11%. The following table provides the end of period exchange rates, devaluation rates, and inflation rates, as measured by the IPC, from 1992 to 1996.

                                                       EXCHANGE
                                                       RATE(1)      DEVALUATION %     INFLATION %
                                                       --------     -------------     -----------
    1992.............................................    1.63            69.8             56.7
    1993.............................................    2.15            31.9             39.5
    1994.............................................    2.18             1.4             15.4
    1995.............................................    2.31             6.0             10.2
    1996.............................................    2.59            12.0             11.8

---------------

(1) Nuevos Soles per US Dollar.

  The Financial System

     The Peruvian financial system is comprised of the Central Bank (Banco Central de Reserva), Banco de la Nacion (the State's financial agent), and more than twenty commercial banks and finance companies. In addition to the Central Bank's role, the Banking Superintendency (Superintendencia de Banca y Seguros, or SBS) oversees and regulates banking and insurance activities in the country. The SBS has broad powers to assure compliance with the regulations it sets forth regarding minimum capital, adequate provisioning, and limits on concentration of credit risk (including related party transactions) by financial intermediaries. Capital adequacy ratios are determined on the basis of criteria that are stricter than the Basel accords and credit risks are assessed on a system-wide basis so that creditors with non-performing loans in one bank are automatically considered non-performing (for provisioning purposes) for the system. Peruvian regulation allows for multiple banking, and most large banks offer a broad range of financial services. The four largest commercial banks account for approximately 70% of all loans and deposits.

     In the last years, the financial system has seen rapid growth as a result of economic growth, the recomposition of the banking system, the remonetization process, and large capital flows into the country. Between 1992 and 1996, total commercial bank loans, expressed in current soles, grew by approximately 48.6%. The last years have also seen the appearance of new banks and bank acquisitions by foreign groups (including the privatization of two banks). The quality of the banking system's loan portfolio has also improved substantially since 1992. The ratio of past due loans to total loans for commercial banks fell from over 13.0% in 1992 to 9.3% in 1993, 7.0% in 1994 and 4.8% in 1995. Due to reduced economic growth, the ratio has increased to 5.4% in 1996.

------------------------------------------------------
  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SP LIMITED OR SPCC SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Documents By
  Reference...........................     2
Presentation of Financial
  Information.........................     4
Summary...............................     5
Risk Factors..........................    23
Ratio of Earnings to Fixed Charges....    31
Capitalization........................    32
Selected Summary Consolidated
  Financial Information...............    33
Selected Summary Operating
  Information.........................    34
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    35
The Exchange Offer....................    46
Business and Properties...............    52
Overview of Copper Market.............    62
Description of Export Receivables.....    63
Regulatory Framework..................    65
Management............................    67
Certain Transactions..................    70
Description of the Notes..............    71
Registration Rights Agreement; Special
  Interest............................   100
Description of Credit Facility........   101
Exchange Rates........................   103
Certain Legal Matters.................   103
Taxation..............................   105
Plan of Distribution..................   108
Legal Matters.........................   109
Experts...............................   109
Glossary of Certain Mining Terms......   110
Index to Consolidated Financial
  Statements..........................   F-1
The Republic of Peru..................   A-1

                               ------------------

     UNTIL           , 1997 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS
EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------

------------------------------------------------------

                     SOUTHERN PERU COPPER CORPORATION LOGO

                                  $150,000,000
             7.90% SERIES A SECURED EXPORT EXCHANGE NOTES DUE 2007

                Payment of Principal and Interest Guaranteed by
                                 SOUTHERN PERU
                               COPPER CORPORATION
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the issuance and distribution of the securities being registered hereby are estimated (except for the Securities and Exchange Commission ("SEC") registration filing fees, which is the actual amount) as follows:

        SEC registration fee..............................................  $ 45,455
        Accounting fees and expenses......................................    25,000
        Legal fees and expenses...........................................    75,000
        Printing and engraving expenses...................................    50,000
        Exchange Agent fees and expenses..................................    10,000
        Miscellaneous.....................................................    19,545
                                                                            --------
             Total........................................................  $225,000
                                                                            ========

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 11 of Southern Peru Limited's By-Laws provides that Southern Peru Limited shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which Southern Peru Limited owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of Southern Peru Limited, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under Southern Peru Limited's By-Laws, agreement, vote of stockholders, or otherwise. Southern Peru Limited shall have the right to intervene in and to defend all such actions, suits or proceedings brought against any such director or officer or former director or officer or person. Whenever in this paragraph a director or officer or former director or officer or a person is referred to, such reference shall be inclusive of his heirs, executors and administrators.

     The Certificate of Incorporation of Southern Peru Copper Corporation provides for indemnification of its directors and officers to the fullest extent permitted by Delaware law. Southern Peru Copper Corporation's By-Laws provide mandatory indemnification rights to any officer or director of Southern Peru Copper Corporation who, by reason of the fact that he or she is an officer or director of Southern Peru Copper Corporation, is involved in a legal proceeding of any nature. Such indemnification rights will include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of Delaware law. The By-Laws of Southern Peru Copper

Corporation provide that Southern Peru Copper Corporation may arrange for insurance covering such liabilities and expenses arising from actions or omissions of a director or officer in his capacity as a Corporate Agent as is obtainable and is reasonable and appropriate in cost and amount.

     The Company has various insurance policies, which became effective April 15, 1996, insuring directors and officers against liabilities they may incur, including liabilities under the Securities Act of 1933, as amended. The policies provide coverage for claims not reimbursed by the Company up to an aggregate limit of $75 million without deductible. For claims which are reimbursed by the Company, the policies provide coverage up to $75 million with a deductible of $1 million. These policies remain in effect.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

   EXHIBIT
    NUMBER                                        DESCRIPTION
--------------  --------------------------------------------------------------------------------
 3.1(a)         Certificate of Incorporation of Southern Peru Limited, filed December 12, 1952.
 3.1(a)(i)      Certificate of Amendment of Southern Peru Limited, filed August 18, 1955.
 3.1(a)(ii)     Certificate of Amendment of Southern Peru Limited, filed February 2, 1966.
 3.1(a)(iii)    Certificate of Amendment of Southern Peru Limited, filed June 12, 1972.
 3.1(a)(iv)     Certificate of Amendment of Southern Peru Limited, filed February 25, 1976.
 3.1(a)(v)      Certificate of Designation of Southern Peru Limited, filed March 15, 1976.
 3.1(a)(vi)     Certificate of Amendment of Southern Peru Limited, filed August 4, 1981.
 3.1(a)(vii)    Certificate of Amendment of Southern Peru Limited, filed November 4, 1994.
 3.1(a)(viii)   Certificate of Amendment of Southern Peru Limited, filed December 29, 1995.
 3.1(a)(ix)     Certificate of Amendment of Southern Peru Limited, filed April 19, 1996.
 3.1(b)(i)      Restated Certificate of Incorporation of Southern Peru Copper Corporation, filed
                December 29, 1995. (Filed as Exhibit 3.1 to the Company's 1995 Annual Report on
                Form 10-K and incorporated herein by reference)
 3.1(b)(ii)     Certificate of Decrease of Southern Peru Copper Corporation, filed February 29,
                1996.
                (Filed as Exhibit 3.2 to the Company's 1995 Annual Report on Form 10-K and
                incorporated herein by reference)
 3.1(b)(iii)    Certificate of Increase of Southern Peru Copper Corporation, filed February 29,
                1996. (Filed as Exhibit 3.3 to the Company's 1995 Annual Report on Form 10-K and
                incorporated herein by reference)
 3.1(b)(iv)     Certificate of Increase of Southern Peru Copper Corporation, filed March 24,
                1997. (Filed as Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for
                the quarter ended March 31, 1997 and incorporated herein by reference.)
 3.1(b)(v)      Certificate of Decrease of Southern Peru Copper Corporation, filed March 24,
                1997. (Filed as Exhibit 3.6 to the Company's Quarterly Report on Form 10-Q for
                the quarter ended March 31, 1997 and incorporated herein by reference.)
 3.2(a)         By-Laws of Southern Peru Limited.
 3.2(b)         By-Laws of Southern Peru Copper Corporation, as last amended on February 9,
                1996. (Filed as Exhibit 3.4 to the Company's 1995 Annual Report on Form 10-K and
                incorporated herein by reference)
 4.1(a)         Indenture, dated as of May 30, 1997, among Southern Peru Limited, Southern Peru
                Copper Corporation, as guarantor, and Citibank, N.A., as Trustee.
 4.1(b)         Supplemental Indenture, dated as of May 30, 1997, among Southern Peru Limited,
                Southern Peru Copper Corporation, as guarantor, and Citibank, N.A., as Trustee.
 4.1(c)         Form of Amended and Restated Collateral Trust Agreement, dated as of July 15,
                1997, between Southern Peru Limited and Deutsche Bank AG, New York Branch, as
                collateral trustee.

   EXHIBIT
    NUMBER                                        DESCRIPTION
--------------  --------------------------------------------------------------------------------
 4.1(d)         Form of New Note.
 5              Opinion and Consent of Davis Polk & Wardwell regarding the validity of the New
                Notes being registered.
 8.1            Opinion of Davis Polk & Wardwell regarding certain tax matters.
 8.2            Opinion of Estudio Aurelio Garcia Sayan regarding certain tax matters.
10.1            Form of Agreement Among Certain Stockholders of the Company. (Filed as Exhibit
                10.1 to the Company's Registration Statement on Form S-4, as amended by
                Amendments No. 1 and 2 thereto, File No. 33-97790 (the "SPCC Form S-4"), and incorporated herein by reference)
10.2            Tax Stability Agreement, dated August 8, 1994, between the Government of Peru and the Company regarding SX/EW facility (and English translation). (Filed as
                Exhibit 10.3 to the SPCC Form S-4 and incorporated herein by reference)
10.3            Incentive Compensation Plan of the Company. (Filed as Exhibit 10.11 to the SPCC
                Form S-4 and incorporated herein by reference)
10.4            Supplemental Retirement Plan of the Company. (Filed as Exhibit 10.12 to the SPCC
                Form S-4 and incorporated herein by reference)
10.5            Stock Incentive Plan of the Company. (Filed as an Exhibit to Southern Peru
                Copper Corporation's Registration Statement on Form S-8 dated March 25, 1996
                (Registration No. 33-32736) and incorporated herein by reference)
10.6            Form of Directors Stock Award Plan of Southern Peru Copper Corporation. (Filed
                as Exhibit 10.16 to the SPCC Form S-4 and incorporated herein by reference)
10.7            Form of Deferred Fee Plan for Directors. (Filed as Exhibit 10.8 to Southern Peru
                Copper Corporation's 1995 Annual Report on Form 10-K and incorporated herein by reference)
10.8            Form of Agreement Accepting Membership in the Plan, containing text of
                Retirement Plan and Trust for Selected Employees. (Filed as Exhibit 10.17 to the
                SPCC Form S-4 and incorporated herein by reference)
10.9            Credit Agreement dated as of March 31, 1997 among Southern Peru Limited, as
                Borrower, Southern Peru Copper Corporation, as Guarantor, the several banks and other financial institutions from time to time parties to the Credit Agreement,
                Morgan Guaranty Trust Company of New York, as Administrative Agent, The Chase
                Manhattan Bank, as Documentation Agent, Citicorp Securities, Inc., as
                Syndication Agent, and Deutsche Bank AG, New York Branch, as Security and
                Collateral Agent.
10.10           First Amendment to the Credit Agreement dated July 14, 1997.
12              Statement re Computation of Ratios.
15              Letter re Unaudited Interim Financial Information.
21              Subsidiaries of Southern Peru Copper Corporation.
23.1            Consent of Independent Accountants.
23.2            Consents of Davis Polk & Wardwell (see exhibits 5 and 8.1).
24              Powers of Attorney (included on the signature pages to the Registration
                Statement.)
25              Statement of eligibility of Citibank, N.A. on Form T-1.
99.1            Form of Letter of Transmittal.
99.2            Form of Notice of Guaranteed Delivery.
99.3            Instruction to Registered Holder and/or Book-entry transfer of Participant.
99.4            Form of Letter to Client.
99.5            Form of Letter to Registered Holders and Depository Trust Company Participants

ITEM 22.  UNDERTAKINGS
     The undersigned registrants hereby undertake:

     (1) (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (a) to include any prospectus required by Section (10)(a)(3) of the Securities Act of 1933; (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (4) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The undersigned registrants hereby undertake that: (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of August, 1997.

                                          SOUTHERN PERU COPPER CORPORATION

                                          By: /s/ CHARLES G. PREBLE
                                            ------------------------------------
                                          Name: Charles G. Preble
                                          Title:   Director, President and Chief
                                                   Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Kevin R. Morano and Augustus B. Kinsolving and each one of them, his attorneys-in-fact each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                         TITLE
-----------------------------------------------   -------------------------------------------

           /s/ RICHARD DE J. OSBORNE              Director, Chairman of the Board
-----------------------------------------------
             Richard de J. Osborne

             /s/ CHARLES G. PREBLE                Director, President and Chief Executive
-----------------------------------------------   Officer (principal executive officer)
               Charles G. Preble
             /s/ RONALD J. O'KEEFE                Executive Vice President and Chief
-----------------------------------------------   Financial Officer (principal financial
               Ronald J. O'Keefe                  officer)

            /s/ BRENDAN M. O'GRADY                Comptroller (principal accounting officer)
-----------------------------------------------
              Brendan M. O'Grady

          /s/ AUGUSTUS B. KINSOLVING              Director
-----------------------------------------------
            Augustus B. Kinsolving

              /s/ KEVIN R. MORANO                 Director
-----------------------------------------------
                Kevin R. Morano

          /s/ AMB. EVERETT E. BRIGGS              Director
-----------------------------------------------
            Amb. Everett E. Briggs

                /s/ JAIME CLARO                   Director
-----------------------------------------------
                  Jaime Claro

           /s/ FRANCIS R. MCALLISTER              Director
-----------------------------------------------
             Francis R. McAllister

                   SIGNATURE                                         TITLE
-----------------------------------------------   -------------------------------------------


           /s/ JOHN F. MCGILLICUDDY               Director
-----------------------------------------------
             John F. McGillicuddy

              /s/ ROBERT J. MUTH                  Director
-----------------------------------------------
                Robert J. Muth

             /s/ ROBERT M. NOVOTNY                Director
-----------------------------------------------
               Robert M. Novotny

            /s/ ROBERT A. PRITZKER                Director
-----------------------------------------------
              Robert A. Pritzker

             /s/ MICHAEL O. VARNER                Director
-----------------------------------------------
               Michael O. Varner

             /s/ J. STEVEN WHISLER                Director
-----------------------------------------------
               J. Steven Whisler

             /s/ DAVID B. WOODBURY                Director
-----------------------------------------------
               David B. Woodbury

            /s/ DOUGLAS C. YEARLEY                Director
-----------------------------------------------
              Douglas C. Yearley

Dated: August 25, 1997

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of August, 1997.

                                          SOUTHERN PERU LIMITED

                                          By: /s/ CHARLES G. PREBLE
                                            ------------------------------------
                                            Name: Charles G. Preble
                                            Title:  Director, President
                                                and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Kevin R. Morano and Augustus B. Kinsolving and each one of them, his attorneys-in-fact each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                         TITLE
-----------------------------------------------   -------------------------------------------


             /s/ CHARLES G. PREBLE                Director, President and Chief Executive
-----------------------------------------------   Officer (principal executive officer)
               Charles G. Preble
             /s/ RONALD J. O'KEEFE                Director, Executive Vice President and
-----------------------------------------------   Chief Financial Officer (principal
               Ronald J. O'Keefe                  financial officer)

            /s/ BRENDAN M. O'GRADY                Comptroller (principal accounting officer)
-----------------------------------------------
              Brendan M. O'Grady

          /s/ AUGUSTUS B. KINSOLVING              Director
-----------------------------------------------
            Augustus B. Kinsolving

              /s/ KEVIN R. MORANO                 Director
-----------------------------------------------
                Kevin R. Morano

               /s/ HANS A. FLURY                  Director
-----------------------------------------------
                 Hans A. Flury

Dated: August 25, 1997

                                     INDEX

                                                                                       SEQUENTIALLY
   EXHIBIT                                                                               NUMBERED
    NUMBER                                   DESCRIPTION                                   PAGE
--------------  ---------------------------------------------------------------------  ------------
 3.1(a)         Certificate of Incorporation of Southern Peru Limited, filed December
                12, 1952.
 3.1(a)(i)      Certificate of Amendment of Southern Peru Limited, filed August 18,
                1955.
 3.1(a)(ii)     Certificate of Amendment of Southern Peru Limited, filed February 2,
                1966.
 3.1(a)(iii)    Certificate of Amendment of Southern Peru Limited, filed June 12,
                1972.
 3.1(a)(iv)     Certificate of Amendment of Southern Peru Limited, filed February 25,
                1976.
 3.1(a)(v)      Certificate of Designation of Southern Peru Limited, filed March 15,
                1976.
 3.1(a)(vi)     Certificate of Amendment of Southern Peru Limited, filed August 4,
                1981.
 3.1(a)(vii)    Certificate of Amendment of Southern Peru Limited, filed November 4,
                1994.
 3.1(a)(viii)   Certificate of Amendment of Southern Peru Limited, filed December 29,
                1995.
 3.1(a)(ix)     Certificate of Amendment of Southern Peru Limited, filed April 19,
                1996.
 3.1(b)(i)      Restated Certificate of Incorporation of Southern Peru Copper
                Corporation, filed December 29, 1995. (Filed as Exhibit 3.1 to the
                Company's 1995 Annual Report on Form 10-K and incorporated herein by reference)
 3.1(b)(ii)     Certificate of Decrease of Southern Peru Copper Corporation, filed
                February 29, 1996. (Filed as Exhibit 3.2 to the Company's 1995 Annual
                Report on Form 10-K and incorporated herein by reference)
 3.1(b)(iii)    Certificate of Increase of Southern Peru Copper Corporation, filed
                February 29, 1996. (Filed as Exhibit 3.3 to the Company's 1995 Annual
                Report on Form 10-K and incorporated herein by reference)
 3.1(b)(iv)     Certificate of Increase of Southern Peru Copper Corporation, filed
                March 24, 1997. (Filed as Exhibit 3.5 to the Company's Quarterly
                Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.)
 3.1(b)(v)      Certificate of Decrease of Southern Peru Copper Corporation, filed
                March 24, 1997. (Filed as Exhibit 3.6 to the Company's Quarterly
                Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.)
 3.2(a)         By-Laws of Southern Peru Limited.
 3.2(b)         By-Laws of Southern Peru Copper Corporation, as last amended on
                February 9, 1996. (Filed as Exhibit 3.4 to the Company's 1995 Annual
                Report on Form 10-K and incorporated herein by reference)
 4.1(a)         Indenture, dated as of May 30, 1997, among Southern Peru Limited,
                Southern Peru Copper Corporation, as guarantor, and Citibank, N.A., as Trustee.
 4.1(b)         Supplemental Indenture, dated as of May 30, 1997, among Southern Peru
                Limited, Southern Peru Copper Corporation, as guarantor, and
                Citibank, N.A., as Trustee.
 4.1(c)         Form of Amended and Restated Collateral Trust Agreement, dated as of
                July 15, 1997, between Southern Peru Limited and Deutsche Bank AG,
                New York Branch, as collateral trustee.
 4.1(d)         Form of New Note.
 5              Opinion and Consent of Davis Polk & Wardwell regarding the validity of the New Notes being registered.
 8.1            Opinion of Davis Polk & Wardwell regarding certain tax matters.
 8.2            Opinion of Estudio Aurelio Garcia Sayan regarding certain tax matters.

                                                                                       SEQUENTIALLY
   EXHIBIT                                                                               NUMBERED
    NUMBER                                   DESCRIPTION                                   PAGE
--------------  ---------------------------------------------------------------------  ------------
10.1            Form of Agreement Among Certain Stockholders of the Company. (Filed
                as Exhibit 10.1 to the Company's Registration Statement on Form S-4,
                as amended by Amendments No. 1 and 2 thereto, File No. 33-97790 (the
                "SPCC Form S-4"), and incorporated herein by reference)
10.2            Tax Stability Agreement, dated August 8, 1994, between the Government of Peru and the Company regarding SX/EW facility (and English translation). (Filed as Exhibit 10.3 to the SPCC Form S-4 and
                incorporated herein by reference)
10.3            Incentive Compensation Plan of the Company. (Filed as Exhibit 10.11
                to the SPCC Form S-4 and incorporated herein by reference)
10.4            Supplemental Retirement Plan of the Company. (Filed as Exhibit 10.12
                to the Company's Form S-4 and incorporated herein by reference)
10.5            Stock Incentive Plan of the Company. (Filed as an Exhibit to Southern
                Peru Copper Corporation's Registration Statement on Form S-8 dated
                March 25, 1996 (Registration No. 33-32736) and incorporated herein by reference)
10.6            Form of Directors Stock Award Plan of Southern Peru Copper
                Corporation. (Filed as Exhibit 10.16 to the Company's Form S-4 and
                incorporated herein by reference)
10.7            Form of Deferred Fee Plan for Directors. (Filed as Exhibit 10.8 to
                Southern Peru Copper Corporation's 1995 Annual Report on Form 10-K
                and incorporated herein by reference)
10.8            Form of Agreement Accepting Membership in the Plan, containing text of Retirement Plan and Trust for Selected Employees. (Filed as
                Exhibit 10.17 to the SPCC Form S-4 and incorporated herein by reference)
10.9            Credit Agreement dated March 31, 1997 among Southern Peru Limited, as
                Borrower, Southern Peru Copper Corporation, as Guarantor, the several banks and other financial institutions from time to time parties to the Credit Agreement, Morgan Guaranty Trust Company of New York, as
                Administrative Agent, The Chase Manhattan Bank, as Documentation
                Agent, Citicorp Securities, Inc., as Syndication Agent, and Deutsche
                Bank AG, New York Branch, as Security and Collateral Agent.
10.10           First Amendment to the Credit Agreement dated July 14, 1997.
12              Statement re Computation of Ratios.
15              Letter re Unaudited Interim Financial Information.
21              Subsidiaries of Southern Peru Copper Corporation.
23.1            Consent of Independent Accountants.
23.2            Consents of Davis Polk & Wardwell (see exhibits 5 and 8.1).
24              Powers of Attorney (included on the signature pages to the
                Registration Statement.)
25              Statement of eligibility of Citibank, N.A. on Form T-1.
99.1            Form of Letter of Transmittal.
99.2            Form of Notice of Guaranteed Delivery.
99.3            Instruction to Registered Holder and/or Book-entry transfer of
                Participant.
99.4            Form of Letter to Client.
99.5            Form of Letter to Registered Holders and Depository Trust Company
                Participants